Filed pursuant to Rule 424(h)

Registration Statement Nos. 333-261470 and 333-261470-12

The information in this prospectus is not complete and may be changed. The securities offered hereby may not be sold prior to the time a final prospectus is completed. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 10, 2024

$774,010,000

World Omni Select Auto Trust 2024-A
Issuing Entity

(CIK: 0002026491)

$135,000,000 Class A-1 Asset-Backed Notes, Series 2024-A
$285,250,000 Class A-2 Asset-Backed Notes, Series 2024-A

$190,180,000 Class A-3 Asset-Backed Notes, Series 2024-A
$36,710,000 Class B Asset-Backed Notes, Series 2024-A
$57,050,000 Class C Asset-Backed Notes, Series 2024-A
$39,900,000 Class D Asset-Backed Notes, Series 2024-A(1)
  $29,920,000 Class E Asset-Backed Notes, Series 2024-A(1)

World Omni Auto Receivables LLC
Depositor

(CIK: 0001083199)

World Omni Financial Corp.
Servicer and Sponsor

(CIK: 0001004150)

The following classes of World Omni Select Auto Trust 2024-A Notes will be issued:

2024-A Asset-Backed Notes	Class A-1 Notes	Class A-2 Notes(2)		Class A-3 Notes	Class B Notes	Class C Notes	Class D Notes(1)	Class E Notes(1)
		Class A-2a Notes	Class A-2b Notes
Principal Amount	$135,000,000	$285,250,000 (aggregate)		$190,180,000	$36,710,000	$57,050,000	$39,900,000	$29,920,000
Interest Rate	●%	●%	SOFR Rate plus ●%(3)	●%	●%	●%	-	-
Payment Dates	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly
Initial Payment Date	August 15, 2024	August 15, 2024	August 15, 2024	August 15, 2024	August 15, 2024	August 15, 2024	August 15, 2024	August 15, 2024
Final Scheduled Payment Date	August 15, 2025	February 15, 2028	February 15, 2028	February 15, 2030	June 17, 2030	June 17, 2030	July 15, 2031	August 15, 2031
Price to Public	●%	●%	●%	●%	●%	●%	-	-
Underwriting Discount	●%	●%	●%	●%	●%	●%	-	-
Proceeds to Depositor	$●	$●	$●	$●	$●	$●	-	-

You should carefully consider the risk factors beginning on page 15 in this prospectus.

The Notes are obligations of the Issuing Entity, World Omni Select Auto Trust 2024-A, and are backed only by the assets of the Issuing Entity. The Notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

(1)	The Class D Notes and the Class E Notes will initially be retained by the Depositor or one or more affiliates thereof on the Closing Date and are not being offered by this prospectus. In addition, all or a portion of one or more other classes of the Notes may also initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. We refer to the Class D Notes, the Class E Notes and any other Notes initially retained by the Depositor or one or more of its affiliates as the “Retained Notes.” The Notes other than the Retained Notes are referred to herein as the “Offered Notes.”

(2)	The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described above. However, the Benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the Benchmark and the applicable spread may change, see “Summary of Terms—The Notes,” “—Interest” and “Description of the Notes — Payments of Interest” in this prospectus. The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes. The Depositor expects that the principal amount of any Class A-2b Notes will not exceed $213,940,000.

(3)	If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%. See “Summary of Terms—The Notes,” “—Interest” and “Description of the Notes — Payments of Interest” in this prospectus.

Before deducting expenses of $1,100,000 payable by the Depositor, proceeds to the Depositor are estimated to be $●.

The Notes are payable solely from the assets of the Issuing Entity, which consist primarily of a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. See “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each Payment Date out of Available Funds.

Credit Enhancement

•          A reserve account with an initial balance of $3,989,730.31.

•          Overcollateralization, to the extent built through the application of excess interest, up to a target level.

•          Excess interest on the Receivables.

•          The Class B Notes are subordinated to the Class A Notes. The Class C Notes are subordinated to the Class A Notes and the Class B Notes. The Class D Notes are subordinated to the Class A Notes, the Class B Notes and the Class C Notes. The Class E Notes are subordinated to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

We will not list the Notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Offered Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds on or about July 24, 2024.

Joint Bookrunners of the Class A Notes

Wells Fargo Securities	Mizuho	MUFG

Co-Manager of the Class A Notes

Truist Securities

Underwriters of the Class B Notes and the Class C Notes

Wells Fargo Securities	Mizuho	MUFG

The date of this Prospectus is July ●, 2024

Important Notice about Information Presented in this Prospectus

You should rely only on the information contained in this prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus is accurate only as of the date stated on the cover hereof. We are not offering the Notes in any jurisdiction where the offer is not permitted.

This prospectus begins with two introductory sections describing the Notes and the Issuing Entity in abbreviated form:

•	Summary of Terms, which gives a brief introduction of the key features of the Notes and a description of the Receivables; and

•	Risk Factors, which describes risks that apply to the Notes issued by the Issuing Entity.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The “Table of Contents” in this prospectus identifies the pages where these sections are located.

You can find definitions of the capitalized terms used in this prospectus in the “Glossary of Terms to the Prospectus” which appears at the end of this prospectus.

To understand the structure of, and risks related to, these Notes, you must carefully read this prospectus in its entirety.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or the Notes, see “Incorporation of Certain Information By Reference” in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to World Omni Auto Receivables LLC.

i

NOTICE TO INVESTORS: UNITED KINGDOM

IN THE UNITED KINGDOM (THE “UK”), THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS WITHIN ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), (II) FALL WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (III) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE OFFERED NOTES ARE OR WILL BE AVAILABLE TO PERSONS IN THE UK OTHER THAN RELEVANT PERSONS AND ANY PERSON IN THE UK THAT IS NOT A RELEVANT PERSON MUST NOT RELY ON OR ACT ON ANY INFORMATION IN THIS PROSPECTUS. IN THE UK, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) (AS AMENDED, THE “UK PROSPECTUS REGULATION”).

THE OFFERED NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK. FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FSMA AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (SUCH RULES AND REGULATIONS, AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE UK PROSPECTUS REGULATION.

CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

ANY PERSON OFFERING, SELLING OR RECOMMENDING ANY OFFERED NOTES (A “DISTRIBUTOR”) THAT IS SUBJECT TO THE FINANCIAL CONDUCT AUTHORITY (“FCA”) HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED NOTES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

NOTICE TO INVESTORS: CANADA

THE OFFERED NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF Regulation (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS Regulation”).

The OFFERED NOTES are not intended To be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any EU retail investor in THE European Economic Area (THE “EEA”). For these purposes, aN “EU retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (AS AMENDED), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in ARTICLE 2 OF the EU Prospectus Regulation.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the OFFERED NOTES or otherwise making them available to EU retail investors in the EEA has been prepared and therefore offering or selling the OFFERED NOTES or otherwise making them available to any EU retail investor in the EEA may be unlawful under the EU PRIIPS Regulation.

ANY PERSON OFFERING, SELLING OR RECOMMENDING ANY OFFERED NOTES (A “DISTRIBUTOR”) THAT IS SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED NOTES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). none of the issuing entity NOR ANY underwriter MAKES

ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

CERTAIN VOLCKER RULE CONSIDERATIONS

The Issuing Entity is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In determining that the Issuing Entity is not required to be registered as an investment company, the Issuing Entity will be relying on the exemption provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus	i
NOTICE TO INVESTORS: UNITED KINGDOM	ii
NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA	iii
CERTAIN VOLCKER RULE CONSIDERATIONS	iv
TRANSACTION STRUCTURE AND PARTIES	ix
SUMMARY OF TERMS	1
Parties and Dates	1
The Notes	1
The Receivables	6
Credit Enhancement	8
Tax Status	9
ERISA Considerations	10
Ratings of the Notes	10
Eligibility of the Class A-1 Notes for Purchase by Money Market Funds	10
Certificates	10
U.S. Credit Risk Retention	10
EU and UK Risk Retention	11
SUMMARY OF RISK FACTORS	13
RISK FACTORS	15
Risks relating to the Notes and the structure of the transaction	15
Limited Assets of the Issuing Entity Could Result in Losses on the Notes	15
You Must Rely for Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments on Your Notes	15
Class B Notes, Class C Notes, Class D Notes and Class E Notes Are Subject to Greater Risk Because of Subordination of those Classes	15
Holders of the Class B Notes, Class C Notes, Class D Notes and Class E Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	16
Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Notes	17
The Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default	17
Proceeds of the Sale of Receivables May Not Be Sufficient to Pay Your Notes in Full; Failure to Pay Principal on Your Notes Will Not Constitute an Event of Default Until Maturity	18
The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date,

Which May Reduce the Liquidity of Your Class A Notes, Class B Notes or Class C Notes, as applicable, and Subsequent Sales of any Such Retained Notes May Adversely Affect Their Market Price and Your Voting Power	18
Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing	18
The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise	18
A Decrease in SOFR Rates Would Reduce the Rate of Interest on the Class A-2b Notes	19
Uncertainty About SOFR May Adversely Affect the Offered Notes	19
Effects of the Administration of SOFR and a Benchmark Transition Event May Adversely Affect the Offered Notes	20
Risks relating to the Receivables, the related financed vehicles and the Obligors	22
Market Factors May Reduce the Value of Used Vehicles, Which May Result in Losses	22
You May Experience Reduced Returns and Delays on Your Notes Resulting from Changes in Delinquency Levels and Losses	22
You May Experience Reduced Returns and Delays on Your Notes Resulting from a Vehicle Recall	22
The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Principal Balance of the Financing on Those Financed Vehicles, Which May Result in Losses	23
Prepayments on Receivables Will Cause Prepayments on Your Notes	23
Redemption Upon Optional Purchase	24
A Securitized Pool That Includes a Substantial Portion of Receivables With FICO® Scores Below 650 Will Have Higher Default Rates Than a Pool of Receivables of Obligors with FICO® Scores above 650	24
Credit Scores and Historical Loss Experience May Not Accurately Predict the Likelihood of Delinquencies, Defaults and Losses on the Pool of Receivables	25
Risks relating to the transaction parties	25
A Bankruptcy of the Depositor or the Servicer Could Delay or Limit Payments to You	25

v

Consolidation or Disregard of Sale Following a Bankruptcy of World Omni Financial Corp. May Cause Delays in Payments or Losses on Your Investment	26
Adverse Consequences of the Termination of the Toyota Distribution Agreement	26
Commingling by the Servicer May Result in Delays and Reductions in Payments on Your Notes	27
A Security Breach or a Cyber-Attack Affecting World Omni Financial Corp. Could Adversely Affect World Omni Financial Corp.’s Business, Results of Operations and Financial Condition, Which Could Have an Adverse Effect on Your Notes	27
Risks relating to economic conditions and other external factors	28
The Adverse Events Arising from Epidemics and Other Wide-Spread Public Health Events May Result in Losses or Delays in Payment on Your Notes	28
The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment	29
You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions	30
The Return on Your Notes May Be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn	30
Climate Change Could Have an Adverse Effect on World Omni Financial Corp.’s Business and May, Directly or Indirectly, Cause Losses on Your Notes	31
Risks relating to certain regulatory and material legal aspects of the Receivables	32
Requirements for Certain European Union and United Kingdom Regulated Investors	32
Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni Financial Corp., the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on Your Notes	41
Existing Legislation and Future Regulatory Reforms Could Have an Adverse Effect on World Omni Financial Corp.’s Business and Operating Results	46
Receivables That Fail to Comply with Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment	46

The Return on Your Notes Could Be Reduced by Shortfalls Due to Military Action	47
Interests of Other Persons in the Receivables and Financed Vehicles Could Be Superior to the Issuing Entity’s Interest, Which May Result in Reduced Payments on Your Notes	47
If the Servicer Does Not Maintain Control of the Receivables Evidenced by Electronic Contracts, the Issuing Entity May Not Have A Perfected Security Interest in Those Receivables	48
general risks relating to the transaction	50
The Offered Notes Are Not Suitable Investments for All Investors	50
Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale	50
Because the Offered Notes are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly	51
You May Suffer Delays in Payments as a Result of the Manner in Which Principal and Interest of the Offered Notes is Paid	51
Combination or “Layering” of Multiple Risk Factors May Significantly Increase the Risk of Loss on the Offered Notes	51
WORLD OMNI FINANCIAL CORP.	52
WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS	54
Underwriting	54
Risk-Based Pricing	56
Electronic Contracts and Electronic Contracting	56
Insurance	58
Customer Service	58
Corporate Responsibility	58
THE DEPOSITOR	60
THE ISSUING ENTITY	61
Capitalization of the Issuing Entity	61
The Owner Trustee	62
The Indenture Trustee	62
The Trust Property	64
ASSET REPRESENTATIONS REVIEWER	65
THE RECEIVABLES POOL	67
The Receivables	67
Asset-Level Data	82
Pool Underwriting	82
Review of Pool Assets	82
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES	85
STATIC POOL INFORMATION ABOUT CERTAIN PREVIOUS VINTAGE

APPENDIX B: STATIC POOL INFORMATION ABOUT RECEIVABLES IN CERTAIN PREVIOUS SECURITIZED POOLS	B-1

TRANSACTION STRUCTURE AND PARTIES(1)

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus for a further description.

World Omni Financial Corp.
step 1
receivables
World Omni Auto Receivables LLC
step 3
offered notes
Underwriters
step 2
receivables
notes and certificates
offered notes
step 4
Indenture Trustee
Owner Trustee
World Omni Select Auto Trust 2024-A
Asset Representations Reviewer
Noteholders

(1)	The Class D Notes and the Class E Notes will initially be retained by the Depositor or one or more affiliates thereof on the Closing Date and are not being offered by this prospectus. In addition, all or a portion of one or more other classes of Notes may also initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. The Depositor will also initially retain the certificates of the Issuing Entity.

SUMMARY OF TERMS

The following summary is a concise description of the main terms of the Notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the Notes following this summary. Capitalized terms used in this summary, if not defined when first used, will have the meanings ascribed thereto in “Glossary of Terms to the Prospectus.”

Parties and Dates

Issuing Entity

The Issuing Entity of the Notes is World Omni Select Auto Trust 2024-A, also referred to herein as the “Issuing Entity.”

Depositor

World Omni Auto Receivables LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the executive office of the Depositor is:

250 Jim Moran Blvd.
Deerfield Beach, Florida 33442
(954) 429-2200

Servicer and Sponsor

World Omni Financial Corp., a Florida corporation and an indirect wholly-owned subsidiary of JM Family Enterprises, Inc. World Omni Financial Corp. was established in 1981 and provides financial services to Toyota dealers in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and has operated under the “Southeast Toyota Finance” name since 1996.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area, and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc., a California corporation, that commenced in 1968 and has been subsequently renewed through October 2024.

Indenture Trustee

U.S. Bank Trust Company, National Association.

Account Bank

U.S. Bank National Association.

Owner Trustee

Wilmington Trust, National Association.

Asset Representations Reviewer

Clayton Fixed Income Services LLC.

Cutoff Date

The close of business on July 2, 2024.

The information presented in this prospectus relates to the pool of Receivables as of the Cutoff Date.

The aggregate starting principal balance of the Receivables included in the pool will be $797,946,062.88. The Issuing Entity will be entitled to all payments received after the Cutoff Date with respect to the pool of Receivables.

Closing Date

On or about July 24, 2024.

The Notes

World Omni Select Auto Trust 2024-A will issue the following Notes:

Class A-1 ●% Fixed Rate Asset-Backed Notes in the aggregate initial principal amount of $135,000,000;

Class A-2 Asset-Backed Notes, in the aggregate initial principal amount of $285,250,000, which may be comprised of $● Class A-2a ●% Fixed Rate Asset-Backed Notes and $● Class A-2b SOFR Rate plus ●% Floating Rate Asset-Backed Notes;

Class A-3 ●% Fixed Rate Asset-Backed Notes in the aggregate initial principal amount of $190,180,000;

Class B ●% Fixed Rate Asset-Backed Notes in the aggregate initial principal amount of $36,710,000;

Class C ●% Fixed Rate Asset-Backed Notes in the aggregate initial principal amount of $57,050,000;

Class D Asset-Backed Notes in the aggregate initial principal amount of $39,900,000; and

Class E Asset-Backed Notes in the aggregate initial principal amount of $29,920,000.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described on the cover page of this prospectus. However, the Benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the Benchmark and the applicable spread may change, see “Description of the Notes—Payments of Interest” in this prospectus.

We refer to the Class A-2a Notes and the Class A-2b Notes collectively in this prospectus as the “Class A-2 Notes.” The allocation of the initial principal amount of the Class A-2 Notes between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes offered hereunder. The Depositor expects that the initial principal amount of any Class A-2b Notes will not exceed $213,940,000. See "Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing.”

The Class A-1 Notes, the Class A-2 Notes, and the Class A-3 Notes are referred to in this prospectus collectively as the “Class A Notes.”  The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are referred to in this prospectus collectively as the “Notes.”

The Depositor will make the determination regarding the aggregate initial principal amount of the Notes (including with regard to any Class A-2a Notes and any Class A-2b Notes) based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Risks Associated With

Unknown Aggregate Initial Principal Amount of the Notes Prior to Pricing.”

The Class D Notes and the Class E Notes will initially be retained by the Depositor or one or more affiliates thereof on the Closing Date and are not being offered by this prospectus. In addition, all or a portion of one or more other classes of Notes may also initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. We refer to the Class D Notes and the Class E Notes and any other Notes initially retained by the Depositor or one or more of its affiliates as the “Retained Notes.” The Notes other than the Retained Notes are referred to herein as the “Offered Notes.” The Depositor will also retain the certificates of the Issuing Entity. On or after the Closing Date, the Depositor or any such affiliate may sell any such Retained Notes or certificates, subject to certain limitations described in “U.S. Credit Risk Retention” and “EU and UK Risk Retention.”

The aggregate initial principal amount of the Class A Notes will be $610,430,000, the aggregate initial principal amount of the Class B Notes will be $36,710,000, the aggregate initial principal amount of the Class C Notes will be $57,050,000, the aggregate initial principal amount of the Class D Notes will be $39,900,000, and the aggregate initial principal amount of the Class E Notes will be $29,920,000. The Offered Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, and the Retained Notes will be issued in minimum denominations of $250,000 and integral multiples of $1,000. The Offered Notes will be issued in book-entry form only, through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe. The Retained Notes will initially be issued in physical form only. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. We expect that delivery of the Offered Notes will be made on the Closing Date.

Payment Dates

The Issuing Entity will make payments on the Notes on the 15th day of each month, except that when the 15th day is not a business day, the Issuing Entity will make payments on the Notes on the next business day. We refer to such date as a “Payment Date.” The initial Payment Date will be August 15, 2024.

The Final Scheduled Payment Date for each class of Notes is listed below. The Depositor expects that each class of Notes will be paid in full prior to its Final Scheduled Payment Date.

Class A-1 Notes	August 15, 2025
Class A-2 Notes	February 15, 2028
Class A-3 Notes	February 15, 2030
Class B Notes	June 17, 2030
Class C Notes	June 17, 2030
Class D Notes	July 15, 2031
Class E Notes	August 15, 2031

Interest

On each Payment Date, the Indenture Trustee will remit to the holders of record of each class of Notes as of the close of business on the related record date interest at the respective per annum interest rate applicable to that class of Notes on the outstanding principal amount of that class of Notes as of the close of business on the preceding Payment Date. For Notes issued in book-entry form, the record date for a particular Payment Date will be the business day immediately preceding that Payment Date.

Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous Payment Date to but excluding the related Payment Date, except for the initial interest accrual period, which period will be from and including the Closing Date to but excluding the initial Payment Date) and a 360-day year.

This means that the interest due on the Class A-1 Notes and the Class A-2b Notes on each Payment Date will be the product of:

•	the aggregate outstanding principal amount of the Class A-1 Notes or the Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date divided by 360.

If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

The Class D Notes and the Class E Notes will not bear an interest rate, and therefore interest will not accrue or be paid with respect to the Class D Notes and the Class E Notes. Interest on the Class A-2a, Class A-3, Class B and Class C Notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of Notes on each Payment Date will be the product of:

•	the aggregate outstanding principal amount of the related class of Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial Payment Date, 21, assuming a Closing Date of July 24, 2024) divided by 360.

Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes and the Class C Notes, and the Class A Notes and the Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the Notes are declared to be due and payable after the occurrence of an event of default, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. We refer you to “Description of the Notes—Payments of Interest” in this prospectus.

Principal

On each Payment Date, from the amounts allocated to the holders of the Notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7), (8), (9) and (11) under “—Priority of Payments” below, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full; then

(2) to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, until they are paid in full; then

(3) to the Class A-3 Notes until they are paid in full; then

(4) to the Class B Notes until they are paid in full; then

(5) to the Class C Notes until they are paid in full; then

(6) to the Class D Notes until they are paid in full; and then

(7) to the Class E Notes until they are paid in full.

If the Notes are declared to be due and payable following the occurrence of an event of default, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until they are paid in full; then

(2) to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full; then

(3) to the holders of the Class B Notes until they are paid in full; then

(4) to the holders of the Class C Notes until they are paid in full; then

(5) to the holders of the Class D Notes until they are paid in full; and then

(6) to the holders of the Class E Notes until they are paid in full.

All outstanding principal amounts and interest with respect to a class of Notes will be payable in full on its Final Scheduled Payment Date. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus.

Redemption Upon Optional Purchase

The Servicer may, at its option, cause a redemption of the outstanding Notes by purchasing all the Receivables as set forth below. The Servicer may only do this on any Payment Date following the last day of any Collection Period during which the aggregate principal balance of the Receivables is 10.00% or less of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity. The redemption price of the Notes shall equal the aggregate then-outstanding principal amount of the Notes plus accrued and unpaid interest thereon to but excluding the date of redemption, and the purchase price for the Receivables shall not be less than the redemption price.

Priority of Payments

On each Payment Date prior to the occurrence of an event of default which has resulted in the acceleration of the Notes, any funds available for distribution from the Receivables, funds in excess of the amount required to be on deposit in the reserve account and other specified amounts constituting Available Funds, if any, in each case, with respect to that Payment Date, after the deduction of servicing fees and unpaid servicing fees, paid to or retained by the Servicer, will be distributed in the following amounts and order of priority:

(1) to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer and not previously paid by the Servicer, up to a maximum amount of $150,000 per calendar year;

(2) interest on the Class A Notes;

(3) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of the Receivables as of the last day of the related Collection Period;

(4) interest on the Class B Notes;

(5) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of Receivables as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clause (3) above;

(6) interest on the Class C Notes;

(7) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of Receivables as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clauses (3) and (5) above;

(8) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of Receivables as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clauses (3), (5) and (7) above;

(9) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of Receivables as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clauses (3), (5), (7) and (8) above;

(10) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount;

(11) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of the Receivables as of the last day of the related Collection Period less the Overcollateralization Target Amount for that Payment Date, less (c) any amounts allocated to pay principal of the Notes under clauses (3), (5), (7), (8) and (9) above;

(12) to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer to the extent not paid in clause (1) above; and

(13) the remainder, if any, as distributions to the certificateholders.

In the event that Available Funds are not sufficient to make the full amount of payments required by clauses (1) through (9) above, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, withdraw funds from the reserve account and apply those funds to complete the distributions required by those clauses in the priority specified above.

In the event that the Notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order of priority:

(1) to the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the Servicer or the Administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2) interest on the Class A Notes;

(3) principal of the Class A-1 Notes, until paid in full, and then principal of the Class A-2 Notes, and Class A-3 Notes, pro rata, until paid in full;

(4) interest on the Class B Notes;

(5) principal of the Class B Notes, until paid in full;

(6) interest on the Class C Notes;

(7) principal of the Class C Notes, until paid in full;

(8) principal of the Class D Notes, until paid in full;

(9) principal of the Class E Notes, until paid in full; and

(10) the remainder, if any, as distributions to the certificateholders.

We refer you to “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus. We also refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus and “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each Payment Date out of Available Funds.

 Events of Default; Priority and Acceleration

Each of the following shall be an event of default under the indenture:

•	a default for five business days or more in the payment of any interest, as applicable, on any Note of the Controlling Securities;

•	a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable, to the extent funds are available therefor, and on the related Final Scheduled Payment Date or redemption date;

•	a material default in the observance or performance of any covenant or agreement of the Issuing Entity, subject to notice or cure provisions;

•	any representation or warranty made by the Issuing Entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, both voluntary and involuntary.

The amount of principal required to be paid to Noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of Notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the Final Scheduled Payment Date for that class of Notes or the redemption date.

Upon any event of default, the Indenture Trustee or a majority of the holders of Controlling Securities may immediately declare the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable.

If the Notes are accelerated, the priority of payments will change. For further detail, we refer you to “Description of the Trust Documents— Distributions—Payments to Noteholders” in this prospectus.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the Controlling Securities. As a result, holders of each class of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of Noteholders, see “Description of the Trust Documents—Indenture” and “Description of the Trust

Documents—Voting Rights; Controlling Securities” in this prospectus. Upon payment in full of the Class A Notes, the Class B Notes will be the Controlling Securities, upon payment in full of the Class A Notes and the Class B Notes, the Class C Notes will be the Controlling Securities, upon payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class D Notes will be the Controlling Securities, and, upon payment in full of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the Class E Notes will be the Controlling Securities. See “Holders of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur” in this prospectus. Notes held by the Depositor or any affiliate thereof will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any related trust document.

Servicing

After the sale of the Receivables to the Issuing Entity, World Omni Financial Corp. will continue to service the Receivables. World Omni Financial Corp.’s responsibilities as Servicer will include collection of payments, selling or otherwise disposing of Defaulted Receivables and monitoring the performance of the Receivables. In return for World Omni Financial Corp.’s services, the Issuing Entity will pay a fee to World Omni Financial Corp. on each Payment Date out of collections received by the Issuing Entity, which generally will be 1/12th of 1.25% of the aggregate principal balance of Receivables as of the first day of the related Collection Period. However, the servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated to compensate for the length of the initial Collection Period not equaling one month. We refer you to “Description of the Trust Documents—Servicing Compensation” in this prospectus.

The Receivables

The primary assets of the Issuing Entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. We refer to these contracts as “Receivables.” The Issuing Entity will be entitled to receive all payments received after the Cutoff Date with respect to the Receivables.

We refer to the principal balance of a Receivable as of the Cutoff Date as the “starting principal balance” of that Receivable and the principal balance of a Receivable as of the date it was originated as the “original principal balance” of that Receivable.

The pool of Receivables selected for this transaction is comprised of Receivables secured by (i) Toyota-branded vehicles with original terms to maturity of less than 76 months, and FICO® score at the time of origination between and including 1 and 649, (ii) used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination and (iii) new Toyota-branded vehicles with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination.

There is no requirement or ability to add or remove Receivables from the pool other than the right of the Issuing Entity to cause World Omni Financial Corp. to repurchase Receivables upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repurchase of any such affected Receivables as described under “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

The assets of the Issuing Entity will also include monies on deposit in specific accounts, including the reserve account, other property and the proceeds thereof. See “The Issuing Entity—The Trust Property” in this prospectus for additional information regarding the assets of the Issuing Entity.

The Receivables held by the Issuing Entity will be sold by World Omni Financial Corp. to World Omni Auto Receivables LLC, and then by World Omni Auto Receivables LLC to the Issuing Entity. The Issuing Entity will grant a security interest in the Receivables and other specified trust property to the Indenture Trustee for the benefit of the Noteholders.

As of the Cutoff Date, the Receivables in the pool had the following general characteristics:

Aggregate Starting Principal Balance	$797,946,062.88
Weighted Average Contract Rate(1)	10.80%
Range of Contract Rates	0.00% to 20.00%
Weighted Average Remaining Term to Maturity(1)	66.43 months
Weighted Average Original Term to Maturity(1)	74.47 months
Weighted Average FICO® score(1)(2)(3)(4)	655
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(2)(3)(4)(5)	570 to 802
Weighted Average Maximum FICO® score(1)(3)(4)(6)	680
Percent of Aggregate Starting Principal Balance that is Toyota	96.25%
Percent of Aggregate Starting Principal Balance that is non-Toyota	3.75%
Percent of Aggregate Starting Principal Balance that is new	90.67%
Percent of Aggregate Starting Principal Balance that is used	9.33%
Percent of Aggregate Starting Principal Balance with Original Terms to Maturity of 76-78 Months	25.20%
Latest Scheduled Maturity Date	December 7, 2030

(1) Weighted based on the aggregate starting principal balance of the Receivables.

(2) FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(3) FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4) FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.'s account servicing system. Of the 26,473 Receivables in the pool of Receivables as of the Cutoff Date, 85 or 0.32% of the aggregate number of Receivables in the pool, are accounts for which FICO® scores are unavailable.

(5) A 90% FICO® score range of 570 to 802 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO® scores between 570 and 802, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 802 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 570.

(6) For Receivables with co-obligors, the FICO® score used to compute the weighted average maximum FICO® score is the greater of the two FICO® scores between the primary applicant and the co-applicant. The greater of the two FICO® scores is used by World Omni Financial Corp. to assign the pricing for each such contract.

For further information about the characteristics of the Receivables in the pool as of the Cutoff Date, see “The Receivables Pool” in this prospectus.

All Receivables acquired by the Issuing Entity must satisfy the eligibility criteria specified under “The Receivables Pool-The Receivables” in this prospectus.

There are no outstanding series or classes of securities that are backed by the pool of Receivables and there are no material direct or contingent claims on or against the Receivables other than those held by the secured parties under the indenture.

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and certain disclosure in this prospectus, including certain asset-level data disclosures incorporated by reference into this prospectus, relating to the Receivables, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects as described under “The Receivables—Review of Pool Assets” in this prospectus.

World Omni Financial Corp. does not consider any of the Receivables in the pool to constitute exceptions to World Omni Financial Corp.’s written underwriting guidelines as described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on the Notes. Credit enhancement may not provide protection against all risks of loss and does not guarantee repayment of the entire principal amount of the Notes and interest thereon. If losses on the Receivables exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant Noteholders will bear their allocable share of such losses, as described in this prospectus. The credit enhancement for the Notes is in the form of a reserve account, subordination, overcollateralization and excess interest.

Reserve Account

On the Closing Date, $3,989,730.31 will be deposited into the reserve account, which is equal to approximately 0.50% of the aggregate starting principal balance of the Receivables. However, on or prior to the Closing Date, the Depositor may, in its sole discretion, increase the amount of the deposit to be made into the reserve account on the Closing Date. Any such increase in the initial deposit into the reserve account will result in a corresponding increase to the amount required to be on deposit in the reserve account on any Payment Date, as described below.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to make the payments in the pre-acceleration priority of payment clauses (1) through (9) under the section entitled “Priority of Payments” above that are not covered by collections on the Receivables. In addition, on the Final Scheduled Payment Date for any class of Notes, if any principal amount of such class of Notes remains outstanding, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to repay such class of Notes in full.

The amount required to be on deposit in the reserve account on any Payment Date is equal to the lesser of (a) 0.50% of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity and (b) the aggregate outstanding principal amount of the Notes on such Payment Date after giving effect to all payments of principal thereof. However, on or prior to the Closing Date, the Depositor may, in its sole discretion, increase such percentage requirement. Any such increase in the percentage requirement will result in a corresponding increase to the amount required to be on deposit in the reserve account on any Payment Date.

Amounts in the reserve account in excess of the required amount for any Payment Date will become part of Available Funds for that Payment Date. The reserve account will be replenished, if necessary, to its required amount with collections on the Receivables remaining after making required payments to the Asset Representations Reviewer and allocations of interest and principal payments on the Notes. Upon the payment in full, or the provision of such payment, of the Notes, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, distribute any remaining funds in the reserve account to the certificateholders.

Subordination of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes, the subordination in priority of payments of the Class C Notes to the Class A Notes and the Class B Notes will provide additional credit enhancement to the Class A Notes and the Class B Notes, the subordination in priority of payments of the Class D Notes to the Class A Notes, the Class B Notes, and the Class C Notes will provide additional credit enhancement to the Class A Notes, the Class B Notes, and the Class C Notes, and the subordination in priority of payments of the Class E Notes to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will provide additional credit enhancement to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. The Class B Notes will be allocated Available Funds only after the Class A Notes have received their applicable portions of Available Funds for a given Payment Date, the Class C Notes will be allocated Available Funds only after the Class A Notes and the Class B Notes have received their applicable portions of Available Funds for a given Payment Date, the Class D Notes will be allocated Available Funds only after the Class A Notes, the Class B Notes, and the Class C Notes have received their applicable portions of Available Funds for a given Payment Date, and the Class E Notes will be allocated Available Funds only after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have received their applicable portions of Available Funds for a given Payment Date. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus.

Losses not covered by any credit enhancement or support will be effectively allocated to the classes of Notes in the reverse order of priority of payments on the Notes, such that losses will be first allocated to the overcollateralization, if any, then to the principal amount of the Class E Notes, then to the principal amount of the Class D Notes, then to the principal amount of the Class C Notes, then to the principal amount of the Class B Notes, and then to the principal amount of the Class A Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the Receivables held by the Issuing Entity exceeds the aggregate outstanding principal amount of the Notes. Overcollateralization as of the Closing Date is expected to be approximately 3.00% of the aggregate starting principal balance of the Receivables.  In addition, the application of funds according to the pre-acceleration priority of payment clause (11) under the section entitled “Priority of Payments” above is designed to increase the level of overcollateralization as of any Payment Date (i) on or prior to the Payment Date on which the Class A-2 Notes are paid in full, to a target amount of 6.00% and (ii) with respect to any Payment Date after the Payment Date on which the Class A-2 Notes are paid in full, to a target amount of 5.50%, in each case, of the aggregate outstanding principal balance of the Receivables as of the end of the related collection period, but not less than 1.00% of the aggregate starting principal balance of the Receivables. The overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on the Receivables, if any.

Excess Interest

The amount paid by obligors in respect of interest on the Receivables is expected to be greater than the amount of the related servicing fee, amounts payable to the Asset Representations Reviewer, and interest on the Notes each month. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Tax Status

Kirkland & Ellis LLP, special U.S. federal tax counsel, is of the opinion that for U.S. federal income tax purposes, the Offered Notes will be characterized as indebtedness, in each case, to the extent such Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes, and the Issuing Entity will not be characterized as an association (or publicly traded partnership), in either case, taxable as a corporation. In accepting an Offered Note, each holder of that Note will be deemed to agree to treat the Note as indebtedness for U.S. federal, state and local income and franchise tax purposes.

We refer you to “Material U.S. Federal Income Tax Consequences” in this prospectus for additional information concerning the application of U.S. federal income tax laws to the Issuing Entity and the Notes and to “State and Local Tax Consequences” in this prospectus for additional information concerning the application of state tax laws to the Issuing Entity and the Offered Notes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Offered Notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material U.S. Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus.

ERISA Considerations

Subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus, the Offered Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of an Offered Note, each investor will be deemed to represent that either (i) it is not and will not be acquiring such Note (or a beneficial interest therein) on behalf of, or with the assets of any Benefit Plan (as defined below) or any plan or arrangement that is subject to Similar Law (as defined below) or (ii) its acquisition and holding of such Note (or a beneficial interest therein) will not constitute or give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any Similar Law.

We refer you to “Certain ERISA Considerations” in this prospectus.

Ratings of the Notes

We expect that the Offered Notes will receive credit ratings from at least two nationally recognized rating agencies hired by the Sponsor to rate the Offered Notes.

The rating agencies hired by the Sponsor have discretion to monitor and adjust the ratings on the Notes.

The Offered Notes may receive an unsolicited rating from a rating agency not hired by the Sponsor that is different from the ratings provided by the rating agencies hired by the Sponsor to rate the Notes. As of the date of this prospectus, we are not aware of any unsolicited ratings on the Offered Notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—General Risks Relating to the Transaction—Withdrawal or Downgrade of the

Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale” in this prospectus for more information.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you are encouraged to consult your counsel before making a purchase.

Certificates

The Issuing Entity will also issue certificates that represent the equity or residual interest in the Issuing Entity and the right to receive amounts that remain after the Issuing Entity makes full payment of interest on and principal of the Notes payable on a given Payment Date, required deposits to the reserve account on that Payment Date and other required payments. The certificates are not being offered by this prospectus. The Depositor will initially retain the certificates in satisfaction of the risk retention obligations of the Sponsor. The Depositor may transfer all or a portion of the certificates to another majority-owned affiliate of the Sponsor on or after the Closing Date. The certificates will not be transferred, financed, pledged or hedged except as permitted under the risk retention regulations. See “U.S. Credit Risk Retention” and “EU and UK Risk Retention” in this prospectus for more information.

U.S. Credit Risk Retention

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), World Omni Financial Corp., as Sponsor, is required to retain, either directly or through a majority-owned affiliate, an economic interest in the credit risk of the Receivables. The Depositor is a wholly-owned affiliate of World Omni Financial Corp. and will retain the required economic interest in the credit risk of the Receivables to satisfy the Sponsor’s requirements under Regulation RR. The Depositor may transfer the required retained interest to another majority-owned affiliate of World Omni Financial Corp. on or after the Closing Date in accordance with Regulation RR.

World Omni Financial Corp. intends to satisfy its obligation to retain credit risk by causing the Depositor, its wholly-owned subsidiary, to retain an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the Closing Date, of all of the Notes and certificates to be issued by the Issuing Entity. The retained eligible horizontal residual interest will take the form of the Issuing Entity’s certificates. The Sponsor expects the Issuing Entity’s certificates and the Notes to have a fair value of between approximately $798,653,652 and $800,872,074 and the Issuing Entity’s certificates to have a fair value of between approximately $40,708,938 and $41,996,328, which is between approximately 5.1% and 5.2% of the fair value, as of the Closing Date, of all of the Notes and certificates to be issued by the Issuing Entity.

The Sponsor will recalculate the fair value of the certificates following the Closing Date to reflect any changes in the methodology or inputs and assumptions described in this prospectus. The Sponsor or the Depositor will disclose in the first investor report filed on Form 10-D following the Closing Date any material differences or changes in the variables used, as well as updated information regarding the fair value of the certificates. For a description of the valuation methodology used to calculate the fair values of the Notes and certificates and of the eligible horizontal residual interest set forth in the preceding paragraphs, see “U.S. Credit Risk Retention” in this prospectus.

The Sponsor does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR and in accordance with both the EU Securitisation Rules and the UK Securitisation Rules. See “U.S. Credit Risk Retention” and “EU and UK Risk Retention” in this prospectus for more information.

EU and UK Risk Retention

On the Closing Date, the Sponsor will covenant and agree, with reference to the EU Securitisation Rules and the UK Securitisation Rules as in effect and applicable on the Closing Date, that it will, as “originator” (as such term is defined for the purposes of each of the EU Securitisation Regulation and the UK Securitisation Regulation) with respect to each Receivable, retain, upon issuance of the Notes and on an ongoing basis, for as long as any Notes remain outstanding, a material net economic interest (the “Retained Interest”) in the securitisation transaction described in this prospectus, in the form specified in paragraph (d) of Article 6(3) of each of the EU Securitisation Regulation and the UK Securitisation Regulation, by holding and continuing to hold all the limited liability company interests in the Depositor (being a special purpose entity and not an operating company), either directly or indirectly through one or more wholly-owned subsidiaries of the Sponsor (each being a special purpose entity and not an operating company), the Depositor in turn retaining the certificates to be issued by the Issuing Entity, such certificates constituting the first loss tranche and representing at least 5% of the aggregate nominal value of the Receivables transferred to the Issuing Entity.

However, the securitisation transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitisation Regulation or Article 7 of the UK Securitisation Regulation (or, in either case, any successor thereto). Further, except as described herein, no party to the transaction described in this prospectus will undertake, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the EU Securitisation Rules or the UK Securitisation Rules, or to take any other action for the purposes of, or in connection with, facilitating or enabling compliance by any person with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements or any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

Each prospective investor in the Offered Notes that is an EU Affected Investor or a UK Affected Investor should independently assess and determine whether, and to what extent, the agreement by World Omni to retain the Retained Interest as described in this prospectus and the information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements and/or any corresponding national measures that may be relevant and/or with any other applicable legal, regulatory or other requirements.

Any failure by an EU Affected Investor to comply with the EU Investor Due Diligence Requirements or by a UK Affected Investor to comply with the UK Investor Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or taken by such investor’s competent authority. The EU Securitisation Rules, the UK Securitisation Rules and any changes to the regulation or regulatory treatment of the Notes for some or all investors may negatively impact the regulatory position of Noteholders or prospective investors and have an adverse impact on the value and liquidity of the Notes. Prospective investors are responsible for and should analyze their own, legal and regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding the scope and application of, and compliance with, the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and any other applicable regulations, and the suitability of the Notes for investment.

See “Risk Factors—Risks Relating to Certain Regulatory and Material Legal Aspects of the Receivables—Requirements for Certain European Union and United Kingdom Regulated Investors” and “EU and UK Risk Retention” in this prospectus for more information.

SUMMARY OF RISK FACTORS

The following summary is a concise description of some of the material risks applicable to this transaction. For this reason, the summary does not contain all the information that may be important to you and does not purport to summarize all the risks applicable to your investment. You should carefully read and consider the risk factors set forth under “Risk Factors,” as well as all other information contained in this prospectus.

Risks Relating to the Notes and the Structure of the Transaction

The Notes are subject to certain risks related to the structure of the transaction and characteristics of the Notes as asset-backed securities which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	the limited pool of trust assets and sources of funds available to make payments on the Notes,

•	subordination of the more junior classes of Notes to the more senior classes of Notes,

•	actions by the “Controlling Securities” that may be adverse to the interests of holders of the other classes of Notes,

•	acceleration of payments on your Notes due to an event of default,

•	retention by the Depositor of one or more classes of Notes,

•	the unknown aggregate initial principal amount of the Notes prior to pricing,

•	the unknown allocation of principal amount between any Class A-2a Notes and any Class A-2b Notes, and

•	uncertainty regarding SOFR.

Risks Relating to the Receivables, the Related Financed Vehicles and the Obligors

The Notes are subject to certain risks related to the performance of the Receivables, other trust property, and financial condition of the obligors which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	insufficient collections due to poor performance of the Receivables pool, deteriorating financial circumstances of individual obligors, or other factors,

•	high amounts of vehicle recalls,

•	depreciation of certain financed vehicles,

•	lower than expected resale value of repossessed vehicles,

•	unpredictable rates of prepayments of the Receivables or prepayment of the Notes due to an event of default,

•	redemption of the Receivables pool by the Servicer, and

•	higher credit risk associated with obligors with lower FICO® scores.

Risks Relating to the Transaction Parties

The Notes are subject to certain risks related to the transaction parties involved in the transaction which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	a bankruptcy filing of World Omni Financial Corp. or the Depositor,

•	the termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC and Toyota Motor Sales, U.S.A., Inc.,

•	the ability of the Servicer to comingle collections with its own funds and use them at its own risk and for its own benefit for specified periods of time in accordance with the trust documents, and

•	a security breach or cyber-attack affecting World Omni Financial Corp.’s business and ability to perform its obligations under the trust documents.

Risks Relating to Economic Conditions and Other External Factors

The Notes are subject to certain risks related to general, macroeconomic conditions, and other external factors such as natural catastrophes, epidemics and other wide-spread adverse events which may lead to payment delays, shortfalls or losses on your Notes, adversely affect the resale value of your Notes and/or limit your ability to resell your Notes, including due to factors such as, but not limited to:

•	the impact of epidemics or other wide-spread public health events, including preventive and remedial actions taken by governmental and non-governmental actors in response to such events,

•	the geographic concentration of the obligors in certain states which may be more adversely affected by natural catastrophes, epidemics or other health event, or economic conditions than others,

•	downturns in general economic conditions, including high levels of unemployment, high interest rates, elevated levels of inflation, volatile fuel and energy prices (including due to geopolitical conflict, unrest or war) and low levels of consumer confidence in the economy, among other factors,

•	the absence of a secondary market for your Notes or an insufficiently liquid secondary market for your Notes, and

•	the impact of climate change and regulatory requirements on World Omni Financial Corp.’s business.

Risks Relating to Certain Regulatory and Other Material Legal Aspects of the Receivables

The Notes are subject to certain risks related to certain federal, state and local, legal and regulatory developments affecting the transaction parties and the collectability of the Receivables which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	while the Sponsor will retain a material net economic interest in the transaction, the transaction is not structured to comply with the investor due diligence requirements, the reporting requirements or any other aspect of either the EU Securitisation Regulation (as defined below) or the UK Securitisation Regulation (as defined below) and their related rules,

•	the Dodd-Frank Wall Street Reform and Consumer Protection Act, other similar legislation or future legislation,

•	federal and state laws that prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile retail installment sale contracts,

•	federal and state consumer protection laws that regulate the creation, collection and enforcement of retail installment sale contracts, or that may require the termination of the retail installment sale contract or refunded payments to be made to the obligor,

•	the impact of the Servicemembers Civil Relief Act and similar state legislation on the Servicer’s ability to collect from obligor’s engaged in active military duty or other covered action, and

•	the interests of other persons and competing claims in the Receivables and financed vehicles that could be superior to the Issuing Entity’s interests.

General Risks Relating to the Transaction

The Notes are subject to certain general risks applicable to transactions of this nature which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	prepayment, reinvestment, the complexity of the transaction structure, default and market risk, the tax consequences of an investment and the interaction of these factors,

•	a withdrawal or downgrade of the initial ratings on the Notes, or any adverse actions by a rating agency hired by the Sponsor to rate the Notes, any adverse changes to such rating agency and the issuance of unsolicited ratings on your Notes,

•	limitations on your ability to exercise your rights directly due to the lack of a physical Note, and

•	potential delays of your receipt of principal and interest payments from the Indenture Trustee due to payments on the Notes being made through DTC.

RISK FACTORS

You should carefully consider the following risks for the Notes before making an investment decision. In particular, distributions on your Notes will depend on payments received on and other recoveries with respect to the Receivables. Therefore, you should carefully consider the risk factors relating to the Receivables and the financed vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

Risks relating to the Notes and the structure of the transaction
Limited Assets of the Issuing Entity Could Result in Losses on the Notes	The Issuing Entity will not have any significant assets or sources of funds to make payments on the Notes other than the collections on the Receivables and the amounts available in the reserve account. You must rely upon payments on the Receivables and amounts available in the reserve account for repayment of your Notes. Although (1) funds in the reserve account may be available on any Payment Date to cover shortfalls in distributions of interest and certain distributions of principal on the Notes and (2) funds in the reserve account may be replenished with collections on the Receivables remaining after making required interest payments and certain principal payments on the Notes, the amounts available from the reserve account are limited. If the amounts on deposit in the reserve account become depleted, the Issuing Entity will depend solely on collections on the Receivables to make payments on the Notes. If the amounts on deposit in the reserve account are insufficient to cover shortfalls in payments of interest and principal, you may suffer losses.
You Must Rely for Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments on Your Notes	Your Notes are obligations of the Issuing Entity. Your Notes will not represent an interest in or obligation of World Omni Auto Receivables LLC, World Omni Financial Corp., the Indenture Trustee, the Owner Trustee or any other person. Distributions on each class of Notes will depend solely on the amount and timing of payments and other collections in respect of the Receivables and the credit enhancement for the Notes. World Omni Auto Receivables LLC cannot assure you that these amounts, together with other payments and collections in respect of the Receivables, will be sufficient to make full and timely distributions on the Notes. The Notes and the Receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any other person.
Class B Notes, Class C Notes, Class D Notes and Class E Notes Are Subject to Greater Risk Because of Subordination of those Classes

The Class B Notes, Class C Notes, Class D Notes and Class E Notes, respectively, bear greater risks than the classes of Notes with a prior alphabetical class designation because payments of interest, if any, on and principal of such classes of Notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus, to payments of interest, if any, on and principal of the classes of Notes with a prior alphabetical class designation.

The Class D Notes and the Class E Notes will not bear an interest rate, and therefore interest will not accrue or be paid with respect to the Class D Notes and the Class E Notes. Interest payments on the Class B Notes and the Class C Notes, respectively, on each Payment Date will be subordinated to servicing fees due to the Servicer, payments to the Asset

Representations Reviewer, if any, payments to the Indenture Trustee and Owner Trustee following an event of default and acceleration of the Notes, and interest payments on the classes of Notes with a prior alphabetical class designation due on such Payment Date. In addition, in the event the Notes are declared to be due and payable after the occurrence of an event of default, no interest will be paid to the Class B Notes or the Class C Notes, respectively, until all principal of and interest on the classes of Notes with a prior alphabetical class designation have been paid in full.

Principal payments on the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, respectively, will be subordinated in priority to principal payments on the classes of Notes with a prior alphabetical class designation, as described in “Description of the Notes—Payments of Principal” in this prospectus. In addition, in the event the Notes are declared to be due and payable after the occurrence of an event of default, principal payments on the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be subordinated to payments of interest on the classes of Notes with a prior alphabetical class designation, as described in “Description of the Notes—Payments of Principal” in this prospectus.

This subordination could result in reduced or delayed payments of principal of and interest, as applicable, on the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

Holders of the Class B Notes, Class C Notes, Class D Notes and Class E Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur

The Class A Notes will be the “Controlling Securities” under the indenture while any Class A Notes are outstanding. The Class B Notes will be the Controlling Securities only after the Class A Notes have been paid in full, the Class C Notes will be the Controlling Securities only after the Class A Notes and Class B Notes have been paid in full, the Class D Notes will be the Controlling Securities only after the Class A Notes, the Class B Notes and the Class C Notes have been paid in full, and the Class E Notes will be the Controlling Securities only after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full.

The rights of the Controlling Securities will include the following:

•       following an event of default, to direct the Indenture Trustee to exercise one or more of the remedies specified in the indenture relating to the property of the Issuing Entity, including a sale of the Receivables;

•       following a Servicer termination event, to waive the Servicer termination event or to terminate the Servicer;

•      to remove the Indenture Trustee and appoint a successor; and

•      to consent to certain other actions specified in the indenture.

In exercising any rights or remedies under the indenture, the Controlling Securities may act solely in its own interests. Therefore, holders of Class B Notes, Class C Notes, Class D Notes and Class E Notes, respectively, that are subordinated to the Controlling Securities will not be able to participate in the determination of any proposed actions that are within the purview of the Controlling Securities, and the Controlling Securities could take actions that would adversely affect the holders of the classes of Notes with a later alphabetical class designation.
Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Notes

Because the principal of each class of Notes generally will be paid sequentially, (i) classes of Class A Notes that have higher numerical class designations will be outstanding longer than classes of Class A Notes that have lower numerical class designations, and, therefore, will be exposed to greater risk of losses on the Receivables during the periods after Class A Notes with lower numerical designations have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished and (ii) classes of Notes that have a later alphabetical class designation will be outstanding longer than classes of Notes with an earlier alphabetical class designation and, therefore, will be exposed to greater risk of losses on the Receivables during periods after the classes of Notes with earlier alphabetical class designations have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even if there is an event of default and subsequent acceleration of the Notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes until they have been paid in full, then to the Class B Notes until they have been paid in full, then to the Class C Notes until they have been paid in full, then to the Class D Notes until they have been paid in full, and then to the Class E Notes until they have been paid in full. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, as compared to the yield on the classes of Notes with a lower numerical class designation or an earlier alphabetical class designation, will be relatively more sensitive to losses on the Receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your Notes may be lower than anticipated, and you could suffer a loss.

The Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default	The indenture provides that while a senior class or classes of Notes are outstanding, the failure to pay interest when due on the outstanding subordinated class or classes of Notes will not be an event of default under the indenture. Accordingly, the failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full. Under these circumstances, the holders of the subordinated classes of Notes which are not Controlling Securities will not have any right to declare an event of default, to cause the maturity of the Notes to be accelerated or to direct or consent to any action under the indenture.

Proceeds of the Sale of Receivables May Not Be Sufficient to Pay Your Notes in Full; Failure to Pay Principal on Your Notes Will Not Constitute an Event of Default Until Maturity	If so directed by the Noteholders of the Controlling Securities, following an acceleration of the Notes upon an event of default, the Indenture Trustee will sell the Receivables held by the Issuing Entity. We cannot assure you, however, that the market value of those Receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the Notes. Therefore, upon an event of default, there may not be sufficient funds available to repay you in full. In addition, the amount of principal required to be paid to you will be limited to amounts available in the collection account (and available amounts from the reserve account). Therefore, the failure to pay principal of your Notes where funds are not available for such payment will not result in the occurrence of an event of default until the Final Scheduled Payment Date for your Notes.
The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date, Which May Reduce the Liquidity of Your Class A Notes, Class B Notes or Class C Notes, as applicable, and Subsequent Sales of any Such Retained Notes May Adversely Affect Their Market Price and Your Voting Power	The Class D Notes and the Class E Notes will initially be retained by the Depositor or one or more affiliates thereof on the Closing Date and are not being offered by this prospectus. The amount of each other class of Notes sold to investors as contemplated by this prospectus, if any, and the amount of such class of Notes retained by the Depositor or one or more affiliates thereof, if any, may not be known until the day of pricing. Therefore, investors should not expect further disclosure of this matter prior to their entering into commitments to purchase Offered Notes of any class. A significant reduction in liquidity in the secondary market for your Class A Notes, Class B Notes or Class C Notes may result if the Depositor or one or more affiliates thereof retain a large principal amount of such Notes. In addition, if any Retained Notes are subsequently sold in the secondary market, the demand for and market price of Notes already in the market could be adversely affected and the voting power of the Noteholders of the outstanding Notes may be diluted.
Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing

The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes may not be determined until the day of pricing. Therefore, investors should not expect disclosure of this allocation prior to their entering into commitments to purchase these classes of Notes.

The higher the initial principal amount of the floating rate Class A-2b Notes, the greater the Issuing Entity’s exposure will be to increases in the floating rate payable on the Class A-2b Notes. See “Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter into any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise” in this prospectus. Moreover, a reduction in liquidity in the secondary market for any Class A-2a Notes or Class A-2b Notes may result if the Class A-2a Notes or Class A-2b Notes, if any, have a small principal amount as compared to the Class A-2b Notes or Class A-2a Notes, respectively.

The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise

The Receivables bear interest at a fixed rate while any floating rate Class A-2b Notes will bear interest at a floating rate based on the SOFR Rate (or the then-current Benchmark) plus the applicable spread. The Issuing Entity will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of any floating rate Class A-2b Notes.

If the floating rate payable by the Issuing Entity in respect of any Class A-2b Notes is substantially greater than the fixed rate received on the Receivables, the Issuing Entity may not have sufficient funds to make payments on the Notes. If the Issuing Entity does not have sufficient funds to make required payments on the Notes, you may experience delays or reductions in the interest and principal payments on your Notes.

If the SOFR Rate (or the then-current Benchmark) rises or other conditions change materially after the issuance of the Notes, you may experience delays or reductions in interest and principal payments on your Notes. The Issuing Entity will make payments on any Class A-2b Notes out of its generally Available Funds. Therefore, an increase in the SOFR Rate (or the then-current Benchmark) would reduce the amounts available for distribution to holders of all Notes, not just the holders of any Class A-2b Notes.

A Decrease in SOFR Rates Would Reduce the Rate of Interest on the Class A-2b Notes

The interest rates to be borne by the Class A-2b Notes are based on a spread over the secured overnight financing rate (“SOFR”) as published by the Federal Reserve Bank of New York (“FRBNY”).

Changes in the SOFR Rate (or the then-current Benchmark) will affect the rate at which the Class A-2b Notes accrue interest and the amount of interest payments on the Class A-2b Notes. If the SOFR Rate (or the then-current Benchmark) decreases for an interest accrual period compared to the prior period, the rate at which the Class A-2b Notes accrue interest for such interest accrual period will be reduced by the amount by which the SOFR Rate (or the then-current Benchmark) decreases, provided that the interest rate on the Class A-2b Notes for any interest accrual period will not be less than 0.00%. A negative SOFR Rate (or the then-current Benchmark) rate could result in the interest rate applied to the Class A-2b Notes decreasing to 0.00% for the related interest accrual period.

Uncertainty About SOFR May Adversely Affect the Offered Notes

SOFR is a relatively new benchmark rate that is still under development and may ultimately not be widely used as a benchmark rate.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the FRBNY since April 2018. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service. The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC. The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the Sponsor’s, the Issuing Entity’s and any other transaction party’s control or direction and none of the Sponsor, the Issuing Entity or any other transaction party has control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways the Sponsor, the Issuing Entity or any other transaction party is unable to predict. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders of the Class A-2b Notes. Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the Class A-2b Notes.

If SOFR is not widely used as a benchmark in securities that are similar or comparable to the Class A-2b Notes, the return on and value of the Class A-2b Notes and the trading price of the Class A-2b Notes may be lower than those of securities that are linked to benchmark rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to the return on and value of the Class A-2b Notes may evolve over time, and trading prices of the Class A-2b Notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in the Class A-2b Notes may not be able to sell the Class A-2b Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. Ultimately, the most widely used benchmark may be a rate other than the SOFR Rate, as there are competing benchmark developments and the SOFR Rate may prove not to be the predominant or widely used benchmark rate for floating rate notes.

Additionally, the composition and characteristics of SOFR are not the same as those of the London interbank offered rate (“LIBOR”), which has been discontinued, and other floating interest benchmark rates. SOFR is different from LIBOR in certain respects, including, without limitation, that SOFR is a secured rate, while LIBOR was an unsecured rate and SOFR is an overnight rate, while LIBOR was a forward-looking rate that represents interbank funding over different maturities (e.g., one month). Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Class A-2b Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Effects of the Administration of SOFR and a Benchmark Transition Event May Adversely Affect the Offered Notes

The FRBNY began to publish, in March 2020, compounded averages of SOFR, which are used to determine compounded SOFR. The interest rate on the Class A-2b Notes will initially be based on the SOFR Rate plus the applicable spread. The SOFR Rate will be based on Compounded SOFR.

Under certain circumstances, as described under “Description of the Notes — Payments of Interest” in this prospectus, if the Administrator (on behalf of the Issuing Entity) has determined prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark

Replacement Date have occurred, the interest rate of the Class A-2b Notes may cease to be based upon SOFR and instead be based upon the Benchmark Replacement.

The alternative rate of interest on the Class A-2b Notes will be determined in the following order: (a) based on the alternative rate of interest that has been selected or recommended by the relevant governmental body, (b) based on an ISDA fallback rate and (c) based on an alternative rate selected by the Administrator (on behalf of the Issuing Entity), in each case, together with any Benchmark Replacement Adjustment. If a particular Benchmark Replacement or related Benchmark Replacement Adjustment cannot, in the sole discretion of the Administrator (on behalf of the Issuing Entity), be determined (including because such Benchmark Replacement or related Benchmark Replacement Adjustment is deemed not to be administratively feasible), then the next-available Benchmark Replacement or related Benchmark Replacement Adjustment will apply.

Further, the Administrator (on behalf of the Issuing Entity) may, from time to time, in its sole discretion, make Benchmark Replacement Conforming Changes (i.e., technical, administrative or operational changes) without the consent of Noteholders or any other person, which could change the methodology used to determine the SOFR Rate. The Issuing Entity can provide no assurance that the methodology to calculate Compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the life of the Class A-2b Notes relative to the results that would have occurred had the interest rates been based on Compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. Holders of the Offered Notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

It is possible that there will be limited interest in securities products based on Compounded SOFR, or in the implementations of Compounded SOFR with respect to the Class A-2b Notes. As a result, you should consider whether any future reliance on Compounded SOFR may adversely affect the market values and yields of the Class A-2b Notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

Additionally, the Issuing Entity and the Administrator cannot anticipate how long it will take to develop the systems and processes necessary to adopt a specific Benchmark Replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

It is intended that the replacement of the then-current Benchmark will not be a taxable event for Noteholders of the Class A-2b Notes. However, we cannot provide any assurances that the IRS will not take a contrary view. There is no targeted IRS tax guidance regarding a possible change in the Benchmark as contemplated herein (as there is for transitions from LIBOR to non-LIBOR rates) and hence there is significant uncertainty regarding the U.S. federal income tax consequences of such a change. If the IRS treats a change in the then-current Benchmark of the Class A-2b

Notes as a taxable event, Noteholders of the Class A-2b Notes may be required to recognize taxable gain or loss at that time. Holders of the Class A-2b Notes should consult with their own tax advisors regarding the potential consequences of the setting of an alternative Benchmark.

Risks relating to the Receivables, the related financed vehicles and the Obligors

Market Factors May Reduce the Value of Used Vehicles, Which May Result in Losses	Obligors with lower FICO® scores generally are less capable of making payments on their loans than obligors with higher FICO® scores and are therefore more likely to experience repossession. Vehicles that are repossessed are typically sold at vehicle auctions. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, such as the introduction of new vehicle sales incentives and legislation relating to emissions and fuel efficiency. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Adverse conditions affecting one or more automotive manufacturers may negatively affect used vehicle prices for vehicles manufactured by that company. Certain actions that manufacturers take or have taken may adversely affect consumer demand for, and values of, used motor vehicles produced by these companies, which may depress the price at which repossessed motor vehicles may be sold or delay the timing of these sales. A decrease in demand for used vehicles or decline in the prices at which the related vehicles may be sold, are likely to result in increased losses on the related auto loans.

You May Experience Reduced Returns and Delays on Your Notes Resulting from Changes in Delinquency Levels and Losses	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its retail installment sale contract portfolio, or as reflected in the static pool and vintage origination information attached hereto as Appendices A and B, will be indicative of the performance of the Receivables included in the Issuing Entity or that the levels will continue in the future. Delinquencies or losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.

You May Experience Reduced Returns and Delays on Your Notes Resulting from a Vehicle Recall

The vehicles securing the Receivables in the pool may be the subject of existing or future vehicle recalls. Obligors that own motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their Receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the Receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your Notes. If any of these events materially affect collections on the Receivables, you may experience delays in payments or principal losses on your Notes.

We refer you to “The Receivables Pool—Distribution by Vehicle Model of the Receivables in the Pool as of the Cutoff Date” in this prospectus for concentrations of certain vehicle models securing the Receivables.

In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the Notes earlier than you expected. See “Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Prepayments on Receivables Will Cause Prepayments on Your Notes” in this prospectus.

The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Principal Balance of the Financing on Those Financed Vehicles, Which May Result in Losses	There can be no assurance that the value of any financed vehicle will be greater than the principal balance of the related Receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal balance of the related Receivable will exceed the value of the related vehicle during the early years of a Receivable’s term. Defaults during these early years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the Receivable. The frequency and amount of losses may be greater for Receivables with longer terms, because these Receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term Receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the Receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle. Additionally, although the frequency of delinquencies and defaults tends to be greater for Receivables secured by used vehicles, the amount of any loss tends to be greater for Receivables secured by new vehicles because of the higher rate of depreciation described above. See “The Receivables Pool—The Receivables” for more information regarding the percentage of the aggregate starting principal balance of the pool representing financings of new vehicles securing Receivables with original terms to maturity greater than 60 months.

Prepayments on Receivables Will Cause Prepayments on Your Notes

You may receive payment of principal on the Notes earlier than you expected for the reasons set forth herein. You may not be able to reinvest the principal paid to you at a rate of return that is equal to or greater than the rate of return on the Notes. Prepayments on the Receivables by the related obligors and purchases of the Receivables by World Omni Financial Corp. and the Servicer will shorten the life of the Notes to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by you.

Subject to certain exceptions, the Receivables are prepayable at any time without charge. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including:

•       an economic slowdown or recession;

•       other events which have the same effect as prepayments in full of Receivables, including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of Receivables;

•       repurchases of Receivables by World Omni Financial Corp. as a result of breaches of representations and warranties, and/or breaches of particular covenants; and

•       the purchase by the Servicer of the Receivables when the aggregate principal balance thereof is 10.00% or less of the aggregate starting principal balance.

The rate of prepayments of Receivables cannot be predicted and, therefore, no assurance can be given as to the level of prepayments that the Issuing Entity will experience.

Principal on each class of Notes must be fully paid by the Final Scheduled Payment Date for that class of Notes. However, because some prepayments of the Receivables are likely and some Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class’s Final Scheduled Payment Date, the actual payment of any class of Notes may occur earlier, and could occur significantly earlier, than that class’s Final Scheduled Payment Date. Nevertheless, we cannot assure you that the final distribution of principal of any or all classes of Notes will be earlier than that class’s Final Scheduled Payment Date. Prepayments of principal shall be paid in the same order of priority as the scheduled payments provided for in this prospectus.

Redemption Upon Optional Purchase

The Servicer may, at its option, purchase all of the remaining Receivables from the Issuing Entity on any Payment Date following the last day of any Collection Period during which the aggregate principal balance of the Receivables is 10.00% or less of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity.

If the Servicer were to exercise its option to purchase the Receivables, your Notes would be redeemed and paid in full. As a result, you may receive principal on your Notes earlier than you expected. An optional redemption will shorten the life of the Notes. Any reinvestment risks resulting from an optional redemption will be borne entirely by you. See “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and “Description of the Notes—Redemption Upon Optional Purchase.”

A Securitized Pool That Includes a Substantial Portion of Receivables With FICO® Scores Below 650 Will Have Higher Default Rates Than a Pool of Receivables of Obligors with FICO® Scores above 650

A substantial portion of the Receivables in the pool of Receivables described in this prospectus are Receivables of obligors with a FICO® score below 650, which may be the result of, among other things, a lack of or an adverse credit history, which may include a history of irregular unemployment, previous bankruptcy filings, repossessions of property, charged-off loans and/or garnishment of wages, low income levels and/or the inability to provide adequate down payments. While the Sponsor’s underwriting guidelines were designed to establish that, notwithstanding such factors, a lower FICO® score obligor would be a reasonable credit risk, the pool of Receivables described in this prospectus will nonetheless likely experience higher delinquencies, default rates and net losses than a pool of Receivables with higher FICO® score obligors. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the Receivables are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the Receivables in full.

In addition, in deciding whether to extend credit to customers, World Omni Financial Corp. relies heavily on the information furnished to it by or on behalf of its customers, including employment and personal financial information. If World Omni Financial Corp. was unable to detect misrepresentation in a significant amount of customer information with respect to the Receivables or its credit scoring did not properly quantify the credit risks associated with its obligors, the credit loss and delinquency rates on the Receivables could be higher than anticipated.

Credit Scores and Historical Loss Experience May Not Accurately Predict the Likelihood of Delinquencies, Defaults and Losses on the Pool of Receivables

Information regarding credit scores for the obligors under the Receivables in the pool as of the cut-off date obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. However, neither the Sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or actual performance of any Receivable or that a particular credit score should be relied upon as a basis for an expectation that a Receivable will be paid in accordance with its terms.

Historical loss and delinquency information set forth in this prospectus under “The Receivables Pool” is affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus with respect to the Sponsor’s portfolio of contracts or the static pool information presented in this prospectus with respect to the Sponsor’s pools of similar vintage Receivables will reflect actual experience with respect to the Receivables in the pool of Receivables described in this prospectus. There can be no assurance that the future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the Servicer with respect to the Receivables in the pool described in this prospectus will be better or worse than that set forth in the static vintage pool information and historical delinquency and loss information contained in this prospectus.

In addition, the Sponsor’s managed portfolio information presented in this prospectus includes a disproportionate amount of Receivables from obligors with a FICO® score above 650 and, as a result, such financial information demonstrates lower delinquencies and net losses than is expected for a portfolio of Receivables predominantly from obligors with a FICO® score below 650.

Risks relating to the transaction parties

A Bankruptcy of the Depositor or the Servicer Could Delay or Limit Payments to You

We have structured the transactions described in this prospectus in an effort to minimize the risk that:

•      World Omni Auto Receivables LLC and the Issuing Entity might be the subject of a bankruptcy or state insolvency proceeding;

•      the bankruptcy or insolvency of World Omni Financial Corp. might result in the consolidation of the assets and liabilities of World Omni Auto Receivables LLC or the Issuing Entity with those of World Omni Financial Corp.; and

•      the sale of the Receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC might not be viewed as a true sale, which could result in the Receivables being included in the estate of World Omni Financial Corp. should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your Notes or may suffer losses on your Notes.

Following a bankruptcy or insolvency of World Omni Financial Corp., a court could conclude that the Receivables are owned by World Omni Financial Corp. instead of the Issuing Entity. A court could reach this conclusion either because the transfer of the Receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC was not a true sale or because the court concluded that assets and liabilities of World Omni Financial Corp. and World Omni Auto Receivables LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

•      the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

•      the fact that neither the Issuing Entity nor the Indenture Trustee has a perfected security interest in the financed vehicles or any cash collections on the Receivables at the time a bankruptcy proceeding begins.

Consolidation or Disregard of Sale Following a Bankruptcy of World Omni Financial Corp. May Cause Delays in Payments or Losses on Your Investment

Any payments that are made by World Omni Financial Corp. to World Omni Auto Receivables LLC or the Issuing Entity may be recoverable as preferential transfers if made within one year before a World Omni Financial Corp. bankruptcy filing.

The insolvency of World Omni Financial Corp. also could result in its replacement as Servicer, which could temporarily interrupt payments on the Notes. A bankruptcy case or an insolvency case under federal or state law against World Omni Financial Corp. also would be a Servicer termination event under the sale and servicing agreement, which could result in the removal of World Omni Financial Corp. as Servicer. Either type of case could delay payment to you on the Notes. If payments previously made by World Omni Financial Corp. were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the Notes. See also “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions.”

Adverse Consequences of the Termination of the Toyota Distribution Agreement	Termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC, an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., and Toyota Motor Sales, U.S.A., Inc. could materially and adversely affect World Omni Financial Corp.’s business or financial condition, including its ability to meet its servicing and repurchase obligations, which could result in a Servicer termination event and removal of World Omni Financial Corp. as Servicer.
Commingling by the Servicer May Result in Delays and Reductions in Payments on Your Notes	So long as the monthly remittance condition is satisfied, World Omni Financial Corp., as the Servicer, may retain all collections on the Receivables received from the related obligors and all proceeds relating to the Receivables and the financed vehicles collected during a Collection Period until the business day preceding the related Payment Date. During this time, the Servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the day preceding each Payment Date, the Servicer must deposit into the collection account, all payments on the Receivables received from the obligors and all proceeds relating to the Receivables and the financed vehicles collected during the related Collection Period.
A Security Breach or a Cyber-Attack Affecting World Omni Financial Corp. Could Adversely Affect World Omni Financial Corp.’s Business, Results of Operations and Financial Condition, Which Could Have an Adverse Effect on Your Notes

World Omni Financial Corp. could be the subject of cyber-attacks that may result in slow performance, loss or temporary unavailability of World Omni Financial Corp.’s data or information systems, including its core systems used to service the Receivables. Security breaches or cyber-attacks involving World Omni Financial Corp.’s systems or facilities, or the systems or facilities of third-party providers, could expose World Omni Financial Corp. to a risk of loss of personal information of customers, employees and third parties or other confidential, proprietary or competitively sensitive information, business interruptions, regulatory scrutiny, actions and penalties, litigation, reputational harm, a loss of confidence, and other financial and non-financial costs, all of which could potentially have an adverse impact on World Omni Financial Corp.’s future business with current and potential customers, results of operations and financial condition.

If World Omni Financial Corp.’s security measures are circumvented by methods such as hacking, fraud, trickery or other forms of deception, that could result in the misappropriation of proprietary information, interruptions of World Omni Financial Corp.’s operations, damage of critical infrastructure, or ransomware demands.

World Omni Financial Corp. may be required to expend capital and other resources to protect against, or remediate problems caused by, such security breaches or cyber-attacks.  Even if a failure of, or interruption in, World Omni Financial Corp.’s systems or facilities is resolved timely or an attempted cyber incident or other security breach is successfully avoided or thwarted, it may nevertheless require World Omni Financial Corp. to expend substantial resources or to take actions that could adversely affect customer satisfaction or behavior and expose World Omni Financial Corp. to reputational harm.

World Omni Financial Corp. may have increased cyber-security risks and increased vulnerability to security breaches and other information technology disruptions as a result of increased remote work and other flexible work arrangements. World Omni Financial Corp. may not be able to anticipate or implement effective preventative measures against all security breaches, especially because in recent years perpetrators have been originating such attacks using increasingly sophisticated and frequently changing techniques.  The occurrence of any of these events could have a material adverse effect on World Omni Financial Corp.’s business, results of operations and financial condition, could adversely affect World Omni Financial Corp.’s ability to service the Receivables under the servicing agreement and perform its other obligations under the other transaction documents, and could have an adverse effect on your Notes.
Risks relating to economic conditions and other external factors
The Adverse Events Arising from Epidemics and Other Wide-Spread Public Health Events May Result in Losses or Delays in Payment on Your Notes

Epidemics and other wide-spread health events, have led, and may in the future lead, to disruptions and volatility in the financial markets and general economic activity, as businesses and federal, state, and local governments take broad actions intended to mitigate the public health crisis. The resultant increases in unemployment, decreases in consumer spending and reduced demand for certain products, including abrupt declines in new and used vehicle sales and downward pressure on used vehicle values, disruptions in global supply chains and shutdowns of manufacturing capacity in certain industries, including those of auto manufacturers, and decreases in liquidity of certain secondary markets, along with the various laws, regulations, executive orders, local ordinances and other guidance implemented to combat the effects of an epidemic or wide-spread public health event could have negative effects on the business of World Omni Financial Corp. and on its customers, dealers and competitors.

The economic uncertainty resulting from an epidemic or other wide-spread public health event could result in increased delinquencies and defaults by obligors due to financial hardship or otherwise. In addition, federal, state or local governments may enact laws, regulations, executive orders or other guidance related to financial obligations such as the Receivables, including allowing obligors to forgo making scheduled payments, requiring certain modifications or waiving certain fees, or curtailing the ability of creditors to exercise certain rights such as repossessions and liquidations of financed vehicles. Furthermore, the Servicer may implement a range of actions with respect to affected obligors and the related Receivables to extend or modify the payment schedule consistent with the Servicers’ customary servicing procedures. See “World Omni Financial Corp.’s Automobile Finance Business—Servicing” and “Description of the Trust Documents—Servicing Procedures.” The occurrence of any such events could have an adverse impact on World Omni Financial Corp.’s ability to operate its business or perform its obligations under the trust documents, or could cause a disruption in collection activities with respect to the Receivables owned by the Issuing Entity.

An epidemic or other wide-spread public health event may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the Receivables, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your Notes, and risks of geographic concentration of the obligors.

All of the foregoing could have a negative impact on the performance of the Receivables and, as a result, you may experience delays in payments or losses on your Notes.

The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment

Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the Receivables. Economic conditions that may affect payments on the Receivables include:

•      unemployment,

•      fuel and energy prices,

•      declines in home values,

•      interest rates,

•      inflation rates,

•      consumer perceptions of the economy,

•      effects of pandemics natural catastrophes, epidemics and other wide-spread public health events.

Adverse economic conditions in a state where a large number of obligors are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the Receivables. The consequences of a significant economic downturn, including high unemployment and continued lack of availability of credit, may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market value of the vehicles securing the Receivables, which could increase the amount of a loss if the Receivable defaults. These negative conditions could also have an effect on the timing and amount of principal and interest payments on your Notes and you may suffer a loss. As of the Cutoff Date, World Omni Financial Corp.’s records indicate that the billing addresses of the obligors of the Receivables in the pool were concentrated in the Five-State Area. Economic conditions as a result of an economic downturn in the Five-State Area, including a decline in home values, may affect payments on the Receivables from obligors residing in those states. The occurrence of hurricanes or tornados, geological disasters, epidemics or other wide-spread public health events in those states may adversely affect Receivables located in those states. In addition, we may be unable to accurately assess the effect of natural disasters, such as hurricanes and tornadoes, geological disasters, such as oil spills, epidemics or other wide-spread public health events or other similar events, on the economy or on the Receivables in those states. The effect of natural disasters, such as hurricanes and tornadoes, geological disasters, such as oil spills, epidemics or other wide-spread public health events or other similar events, on the performance of the Receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence in the economy and general market liquidity. No representation or warranty will be made by the Sponsor or any other entity under the transaction documents regarding the condition of any vehicle securing the Receivables as of the Cutoff Date or any other date. Under the terms of each Receivable, the related obligor is required to maintain physical damage insurance covering the related financed vehicle. However, there can be no assurance that such insurance has been maintained in all cases or would fully cover any damage to the related vehicle. Investors should consider the possible effects of delinquency, default and prepayment experience of the Receivables because any adverse impact as a result of an economic downturn, hurricane, tornado, epidemic, or human-caused event or any similar event may be borne by the Noteholders. We refer you to “The Receivables Pool—Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date” in this prospectus.

You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions

The Notes will not be listed on any securities exchange. Therefore, in order to sell your Notes, you will need to find a willing buyer. The underwriters may, but are not obligated to, provide a secondary market for the Offered Notes. Moreover, disruptions in the global financial markets due to recent pandemics and geopolitical unrest have caused uncertainty and volatility in the secondary market for asset-backed securities. The underwriters may also be unwilling or unable to make a market in the Offered Notes due to regulatory developments or otherwise. Accordingly, no assurance can be given that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your Notes.

Major disruptions in the global financial markets could result in significant reductions in liquidity in the secondary market for asset-backed securities. Periods of illiquidity could affect the secondary market, thereby adversely affecting the market value of your Notes and your ability to locate a willing purchaser. Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries, the ratings downgrade of the United States long term credit rating by certain rating agencies, and potential further ratings downgrades. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to disruption of the credit markets in the United States. Moreover, disruptions in the global financial markets due to recent pandemics and geopolitical unrest have caused uncertainty and volatility in the secondary market for asset-backed securities. Accordingly, you may not be able to sell your Notes when you want to do so or you may be unable to obtain the price that you wish to receive for your Notes and, as a result, you could suffer a loss on your investment.

The Return on Your Notes May Be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn

Deterioration in economic conditions and certain economic factors could adversely affect the ability and willingness of obligors to meet their payment obligations under the Receivables. Economic conditions could deteriorate in connection with an economic downturn, high interest rates, elevated levels of inflation, volatile fuel and energy prices, housing price declines, tariffs and other trade protection measures, economic sanctions which may constraint supply chains, work stoppages at auto manufacturers, terrorist events, geopolitical conflict, unrest or war, extreme weather conditions or other events. As a result of any deterioration of economic conditions, you may experience payment delays and losses on your Notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables. As a result, you may receive principal payments of your Notes earlier than anticipated.

In addition, a general economic downturn may adversely affect the performance of the Receivables. During periods of economic slowdown or recession (including due to elevated levels of inflation and high interest rates), delinquencies, defaults, repossessions and losses generally increase. High levels of unemployment, low levels of consumer confidence in the economy and a general reduction in the availability of credit (including due to high interest rates) may lead to increased delinquencies and defaults by obligors. Further, these periods may also be accompanied by decreased consumer demand for motor vehicles and declining values of motor vehicles securing outstanding motor vehicle retail installment sale contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used motor vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of these sales.

New tariffs and evolving trade policy between the United States and other countries could also adversely affect economic conditions and the performance of the Receivables.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the Receivables, however, because a substantial amount of Receivables are from obligors with a FICO® score below 650, the actual rates of delinquencies, defaults, repossessions and losses on the Receivables are expected to be higher than those experienced in the general automobile finance industry and may be affected to a greater extent during an economic downturn.

Climate Change Could Have an Adverse Effect on World Omni Financial Corp.’s Business and May, Directly or Indirectly, Cause Losses on Your Notes

The effects of climate change and the ongoing efforts to mitigate its impact may have a negative effect on World Omni Financial Corp., including through climate change-related legislation and regulation, adverse changes to the physical environment and public perception of greenhouse gas emissions from petroleum powered vehicles. The auto industry, in particular, is subject to regulations which attempt to address concerns regarding the environment, including global climate change and its impact. The precise implications of those actions, as well as future efforts, are uncertain, but could adversely impact the business operations and financial condition of manufacturers, suppliers and other interdependent market participants in the auto industry, including auto finance companies such as World Omni Financial Corp. World Omni Financial Corp.’s ability to acquire new retail installment sales contracts financing Toyota-branded motor vehicles which meet certain eligibility criteria for certain environmentally- or sustainability-related purposes, or comply with applicable rules and regulations, will depend on the availability of such motor vehicles and market conditions, including supply chain disruptions.

Significant physical effects of climate change, such as extreme weather and natural disasters, may affect manufacturers, suppliers and other interdependent market participants in the auto industry, including World Omni Financial Corp. and the obligors on the Receivables. For example, obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their Receivables. The auto dealerships in the Five-State Area and physical auctions that facilitate the origination of the Receivables and disposition of the financed vehicles are also subject to disruption as a result of extreme weather and natural disasters. In addition, extreme weather and natural disasters may have industry- or economy-wide effects due to the interdependence of market actors. For additional information, see “Risk Factors—Risks Relating to Economic Conditions and Other External Factors— The

Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment.”

The effects of climate change could adversely affect the performance of the Receivables, the market value of the financed vehicles, the credit rating of World Omni Financial Corp. or the ability of World Omni Financial Corp., as Sponsor, to honor its commitment to repurchase Receivables due to breaches of representations or warranties, and, as Servicer, to service the Receivables or purchase Receivables due to certain Servicer modifications, which could result in losses on your Notes. For information with respect to World Omni Financial Corp.’s efforts regarding climate change, see “World Omni Financial Corp.’s Automobile Finance Business—Corporate Responsibility” in this prospectus.

Risks relating to certain regulatory and material legal aspects of the Receivables
Requirements for Certain European Union and United Kingdom Regulated Investors

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other EU directives and regulations (as amended, the “EU Securitisation Regulation”) is directly applicable in member states of the EU and will be applicable in any non-EU states of the EEA in which it has been implemented. The EU Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and/or implementing technical standards in relation thereto and any relevant guidance and directions published in relation thereto by the European Banking Authority (the “EBA”), the European Securities and Markets Authority (the “ESMA”) and the European Insurance and Occupational Pensions Authority (or, in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time, are referred to in this prospectus as the “EU Securitisation Rules”.

Article 5 of the EU Securitisation Regulation places certain due diligence requirements (the “EU Investor Due Diligence Requirements”) on investments in ‘securitisations’ (as defined in the EU Securitisation Regulation) by an “institutional investor,” defined in the EU Securitisation Regulation to include: (a) an insurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II; (b) a reinsurance undertaking as defined in Solvency II; (c) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive; (d) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU; (e) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management; and (f) a credit institution or an investment firm, as defined in and for the purposes of Regulation

(EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”). The EU Investor Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities subject to the EU CRR (such affiliates, together with all such institutional investors, the “EU Affected Investors”).

The EU Investor Due Diligence Requirements provide that, prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the EU Securitisation Regulation), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitisation Regulation) must, among other things: (1) verify that: (a) where the originator or original lender is established in a third country (that is, not within the EU), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) if established in such a third country, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitisation Regulation, and discloses the risk retention to institutional investors; and (c) the originator, sponsor or securitisation special purpose entity (“SSPE”) (i.e., in the case of the transaction described in this prospectus, the Issuing Entity) has, where applicable, made available the information required by Article 7 of the EU Securitisation Regulation (which sets out transparency requirements for originators, sponsors and SSPEs, including, among other things, quarterly asset level reports and quarterly investor reports, each prepared on the basis of templates prescribed pursuant to the EU Securitisation Rules) in accordance with the frequency and modalities provided for in such Article 7 (the “EU Transparency Requirements”, as to which, see additional information below); and (2) carry out a due-diligence assessment which enables the EU Affected Investor to assess the risks involved, considering at least (a) the risk characteristics of the securitisation position and the underlying exposures, and (b) all the structural features of the securitisation that can materially impact the performance of the securitisation position.

The EU Investor Due Diligence Requirements also provide that, while holding a securitisation position, an EU Affected Investor must: (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures; (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures; (c) ensure internal reporting to its management body to enable adequate management of material risks; and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information.

It remains unclear what is and will be required for EU Affected Investors to demonstrate compliance with certain aspects of the EU Investor Due Diligence Requirements.

Article 6 of the EU Securitisation Regulation contains provisions relating to the obligation on the originator, sponsor or original lender of a securitisation to retain a material net economic interest in the securitisation of not less than 5% (the “EU Risk Retention Requirements”). Certain aspects of the EU Risk Retention Requirements are specified in regulatory technical standards set out in Commission Delegated Regulations (EU) 2023/2175 of 7 July 2023 (the “EU RTS”).

The EU Securitisation Regulation is silent as to the jurisdictional scope of the EU Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S. established entities, such as World Omni. However, the explanatory memorandum to the original European Commission proposal for a securitisation regulation implies that the direct obligation would not apply where none of the originator, sponsor or original lender is established in the EU, and this interpretation is supported by the EBA’s "Feedback on the public consultation" section of a paper it published on July 31, 2018, where it said: “The EBA agrees however that a "direct" obligation should apply only to originators, sponsors and original lenders established in the EU as suggested by the European Commission in the explanatory memorandum”. This interpretation (the “EBA Guidance Interpretation”) is, however, non-binding and not legally enforceable.

Notwithstanding the above, on the Closing Date, the Sponsor will, as “originator” within the meaning of the EU Securitisation Rules, i.e., the entity which itself or through related entities was involved in the original agreement which created the obligations or potential obligations of the debtor or potential debtor giving rise to the exposures being securitized, being the Receivables, agree to retain, on an ongoing basis while the Notes remain outstanding, a material net economic interest in the securitisation transaction described in this prospectus, and to take certain other actions, all in the manner, and on the terms, summarized in “EU and UK Risk Retention” in this prospectus.

The EU Securitisation Rules provide that an entity shall not be considered an “originator” within the meaning of such rules if it has been established or operates for the sole purpose of securitizing exposures. The EU RTS further provide that “[a]n entity shall not be considered to have been established or to operate for the sole purpose of securitising exposures… where all of the following applies: (a) the entity has a strategy and the capacity to meet payment obligations consistent with a broader business model that involves material support from capital, assets, fees or other sources of income, by virtue of which the entity does not rely on the exposures to be securitised, on any interests retained or proposed to be retained in accordance with Article 6 of [the EU Securitisation Regulation], or on any corresponding income from such exposures and interests, as its sole or predominant source of revenue; (b) the members of the management body have the necessary experience to enable the entity to pursue the established business strategy, as well as adequate corporate governance arrangements.” In this regard, see, in particular, “World Omni Financial Corp.”, “World Omni Financial Corp.’s Automobile Finance Business” and “Description of the Trust Documents – The Servicer” in this prospectus for information with regard to the Sponsor’s business and related operations.

With regard to World Omni’s credit-granting criteria and processes, see “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

The EU Transparency Requirements in Article 7 of the EU Securitisation Regulation require that the “originator”, “sponsor” and “SSPE” (as those terms are defined in the EU Securitisation Regulation), makes certain prescribed information relating to the relevant securitisation available to investors, competent authorities and, upon request, to potential investors. Such prescribed information includes quarterly asset-level reporting and quarterly investor reporting using a specified form of reporting template.

The EU Securitisation Rules make no express provision as to whether, and, if so, to what extent, an EU Affected Investor is required to verify compliance with the EU Transparency Requirements in cases where the originator, the sponsor or the SSPE is established outside the EU (as in the transaction described in this prospectus). However, in a report published on October 10, 2022 (the “Commission Report”), the European Commission provided guidance to the effect that EU Affected Investors subject to the EU Investor Due Diligence Requirements are required to verify that the EU Transparency Requirements have been fulfilled, including asset level reporting on the templates published by the ESMA, without “differentiating the scope of information to be provided, depending on whether the securitisation is issued by EU entities or by entities based in third-countries”. With reference to securitisations in which the requirements of the EU Transparency Requirements are not satisfied, the European Commission stated that it “is aware that the current text of Article 5(1)(e) [of the EU Securitisation Regulation], in conjunction with the rules laid down by Article 7 [of the EU Securitisation Regulation] (and, in turn, in conjunction with the respective technical standard) de facto excludes EU institutional investors from investing in certain third-country securitisations”.

EU Affected Investors should be aware that none of World Omni, the Depositor, the Issuing Entity, the underwriters, the Indenture Trustee, the Owner Trustee, the other parties to the transactions described in this prospectus, nor any of their respective affiliates, intends, or will undertake, to comply with or provide the information required under the EU Transparency Requirements.

With respect to the UK, relevant UK-established or UK-regulated persons (as described below) are subject to the restrictions and obligations of Regulation (EU) 2017/2402 as it forms part of the domestic law of the UK by virtue of the EUWA, and as amended by the Securitisation Amendment) (EU Exit) Regulations 2019 (and as further amended from time to time, the “UK Securitisation Regulation”). The UK Securitisation Regulation, together with (a) all applicable binding technical standards made under the UK Securitisation Regulation, (b) any EU regulatory technical standards and implementing technical standards relating to the EU Securitisation Regulation and any regulatory technical standards and implementing technical standards which are applicable pursuant to any transitional provisions of the UK Securitisation Regulation, in each case forming part of the domestic law of the UK by virtue of the EUWA, (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitisation Regulation published by the Financial Conduct Authority (the “FCA”) and/or the Prudential Regulation Authority (the “PRA”) (or their successors), (d) any guidelines relating to the application of the EU Securitisation Regulation which are applicable in the UK, (e) any other transitional, saving or other provision relevant to the UK Securitisation Regulation by virtue of the EUWA and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitisation Regulation, in each case as may be further amended, supplemented or replaced from time to time, are referred to in this prospectus as the “UK Securitisation Rules”).

Article 5 of the UK Securitisation Regulation places certain due diligence requirements (the “UK Investor Due Diligence Requirements”) on investments in “securitisations” (as defined in the UK Securitisation Regulation) by an “institutional investor”, defined in the UK Securitisation Regulation to include: (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM (as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013) which markets or manages AIFs (as defined in regulation 3 of those Regulations) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of the domestic law of the UK by virtue of the EUWA (as amended, the “UK CRR”); and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. The UK Investor Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities subject to the UK CRR (such affiliates, together with all such institutional investors, “UK Affected Investors”).

The UK Investor Due Diligence Requirements provide that, prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitisation Regulation), a UK Affected Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitisation Regulation) must, among other things: (1) verify that: (a) where the originator or original lender is established in a third country (i.e. not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) if established in such a third country, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitisation Regulation, and discloses the risk retention to institutional investors; and (c) if established in such a third country, the originator, sponsor or SSPE has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitisation Regulation (which sets out transparency requirements for originators, sponsors and SSPEs) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made such information available if it had been established in the UK (such prescribed information including, amongst other things, quarterly asset level reporting and quarterly investor reporting) (the “UK Transparency Requirements,” as to which, see additional information below); and (2) carry out a due-diligence assessment which enables the UK Affected Investor to assess the risks involved, considering at least (a) the risk characteristics of the securitisation position and the underlying exposures, and (b) all the structural features of the securitisation that can materially impact the performance of the securitisation position.

The UK Investor Due Diligence Requirements also provide that, while holding a securitisation position, a UK Affected Investor must: (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures; (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures; (c) ensure internal reporting to its management body to enable adequate management of material risks; and (d) be able to demonstrate to its regulatory authority that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Article 6 of the UK Securitisation Regulation contains provisions relating to the obligation on the originator, sponsor or original lender of a securitisation to retain a material net economic interest in the securitisation of not less than 5% (the “UK Risk Retention Requirements”). As at the date of this prospectus, certain provisions of Delegated Regulation (EU) No. 625/2014 (the “CRR RTS”), as it forms part of the domestic law of the UK by virtue of the EUWA, apply in respect of the UK Risk Retention Requirements.

Similarly to the position under the EU Securitisation Regulation as regards the EU Risk Retention Requirements (see above), the UK

Securitisation Regulation is silent as to the jurisdictional scope of the UK Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S.-established entities, such as World Omni. Although the wording of the UK Securitisation Regulation with regard to the UK Risk Retention Requirements is similar to that of the EU Securitisation Regulation with regard to the EU Risk Retention Requirements, such that the EBA Guidance Interpretation may be indicative of the position likely to be taken by the UK regulators in the future, the EBA Guidance Interpretation is non-binding and not legally enforceable.

Notwithstanding the above, on the Closing Date, the Sponsor will, as “originator” within the meaning of the UK Securitisation Rules, i.e., the entity which itself or through related entities was involved in the original agreement which created the obligations or potential obligations of the debtor or potential debtor giving rise to the exposures being securitized, being the Receivables, agree to retain, on an ongoing basis while the Notes remain outstanding, a material net economic interest in the securitisation transaction described in this prospectus, and to take certain other actions, all in the manner, and on the terms, summarized in “EU and UK Risk Retention” in this prospectus.

The UK Securitisation Regulation provides that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see, in particular, “World Omni Financial Corp.”, “World Omni Financial Corp.’s Automobile Finance Business” and “Description of the Trust Documents – The Servicer” in this prospectus for information with regard to the Sponsor’s business and related operations.

With regard to World Omni’s credit-granting criteria and processes, see “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

The UK Transparency Requirements in Article 7 of the UK Securitisation Regulation require that the “originator”, “sponsor” and “SSPE” (as those terms are defined in the UK Securitisation Regulation), makes certain prescribed information relating to the relevant securitisation available to investors, competent authorities and, upon request, to potential investors. Such prescribed information includes quarterly asset-level reporting and quarterly investor reporting using a specified form of reporting template.

Prospective investors that are UK Affected Investors should note the differences in the wording, as between the EU Investor Due Diligence Requirements and the UK Investor Due Diligence Requirements, with respect to the requirement to verify that certain information is provided by the originator, sponsor or SSPE. In this regard, the UK Investor Due Diligence Requirements restrict UK Affected Investors from investing in securitisations unless such investors have verified that, if established outside the UK, the originator, sponsor or SSPE has, where applicable, made available the information which is substantially the same as that which would have been required by Article 7 of the UK Securitisation Regulation if it had been established in UK and has done so in accordance with such frequency and modalities as are substantially the same as those provided for in that Article. There is no official guidance on what information, or what frequency and modalities, would be considered to be “substantially the same” as that required by Article 7 of the UK Securitisation Regulation. UK Affected Investors should independently assess and determine the sufficiency of the information described in this prospectus for the purposes of complying with the UK Investor Due Diligence Requirements.

UK Affected Investors should be aware that none of World Omni, the Depositor, the Issuing Entity, the underwriters, the Indenture Trustee, the Owner Trustee, the other parties to the transactions described in this prospectus, nor any of their respective affiliates, intends, or will undertake, to comply with or provide the information required under the UK Transparency Requirements. Furthermore, no such party makes any representation or gives any assurance that the information provided in this prospectus and on an ongoing basis is sufficient to enable UK Affected Investors to conclude that they have satisfied the requirements imposed on such investors by the UK Investor Due Diligence Requirements with respect to the provision of information and reporting on non-UK securitisations, nor undertakes to comply with any regulator’s determination of what the UK Investor Due Diligence Requirements require of UK Affected Investors in this regard.

UK investors should also note that on December 9, 2022, the UK Chancellor of the Exchequer announced a set of reforms to UK financial services regulation, known as the "Edinburgh Reforms", covering (among other things) the UK regimes for securitisations. The new UK securitization regime is initially expected to include the Securitisation Regulations 2024 (which were made on January 29, 2024 and amended on May 22, 2024), and amendments to the PRA rulebook and the FCA handbook (as published on 30 April 2024, along with policy statements issued by the PRA and FCA, respectively). It is expected that most of the new rules will come into effect on November 1, 2024 (although this could be delayed and there is no guarantee that the rules will not be further amended before they come into effect). Furthermore, the rules are expected to be further reformed after their initial implementation date. It is expected that, in most respects, the UK Securitisation Rules in force immediately prior to the date on which the new rules come into effect will continue to apply to securitizations issued on or after 1 January 2019 and prior to such implementation date (“Pre-Implementation Securitizations”), including with respect to the UK Investor Due Diligence Requirements. The new UK regime may nevertheless have implications for Pre-Implementation Securitizations. While the UK securitization regulation rules published to date will be aligned with the EU Securitisation Regulation regime in some respects, the wording differs as between those rules and the EU Securitization Rules and further divergence is possible between the UK Securitisation Rules and the EU Securitisation Rules in the longer term.

As mentioned above, the securitisation transaction described in this prospectus is not being structured to ensure compliance by any person with the EU Transparency Requirements or the UK Transparency Requirements (or any future variation thereof). Further, except as described herein, no party to the transaction described in this prospectus will undertake, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the EU Securitisation Rules or the UK Securitisation Rules, or to take any other action for the purposes of, or in connection with, facilitating or enabling compliance by any person with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements or any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

Each prospective investor in the Offered Notes that is an EU Affected Investor or a UK Affected Investor should independently assess and determine whether, and to what extent, the agreement by World Omni to retain the Retained Interest as described in this prospectus and the information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements and/or any corresponding national measures that may be relevant and/or with any other applicable legal, regulatory or other requirements.

Prospective investors that are EU Affected Investors or UK Affected Investors should be aware that the interpretation of the EU Investor Due Diligence Requirements and the UK Investor Due Diligence Requirements, respectively, remains uncertain and that supervisory authorities and national and other regulators may have different views as to how the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, should be interpreted, and those views are still evolving.

None of World Omni, the Depositor, the Issuing Entity, the underwriters, the Indenture Trustee, the Owner Trustee, the other parties to the transactions described in this prospectus, nor any of their respective affiliates: (a) makes any representation, warranty or guarantee as to the applicability (or otherwise) of the EU Securitisation Rules or the UK Securitisation Rules to an investment in the Notes; (b) makes any representation, warranty or guarantee that the agreement by World Omni to retain the Retained Interest as described in this prospectus or any information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient in all circumstances for the purposes of any Noteholder’s or prospective investor’s compliance with the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the Notes, World Omni (including its agreement to retain the Retained Interest) and the transactions described herein are otherwise compliant with the EU Securitisation Rules or the UK Securitisation Rules; (c) will have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any Noteholder’s or prospective investor’s failure or inability to comply with the EU Investor Due Diligence Requirements or the UK Investor Due Diligence

Requirements, as applicable, and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (d) will have any obligation with respect to the EU Securitisation Regulation or the UK Securitisation Regulation, other than the specific obligations undertaken with respect to the Retained Interest, as described in more detail under “EU and UK Risk Retention”.

Any failure by an EU Affected Investor to comply with the EU Investor Due Diligence Requirements or by a UK Affected Investor to comply with the UK Investor Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or taken by such investor’s competent authority. The EU Securitisation Rules, the UK Securitisation Rules and any changes to the regulation or regulatory treatment of the Notes for some or all investors may negatively impact the regulatory position of Noteholders or prospective investors and have an adverse impact on the value and liquidity of the Notes. Prospective investors are responsible for and should analyze their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the scope and application of, and compliance with, the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and any other applicable regulations, and the suitability of the Notes for investment.

Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni Financial Corp., the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on Your Notes

The Dodd-Frank Act took effect on July 22, 2010. The Dodd-Frank Act, among other things:

•      created the Consumer Financial Protection Bureau (“CFPB”), an agency responsible for administering and enforcing the federal laws and regulations for consumer financial products and services;

•      created a new framework for the regulation of over-the-counter derivatives activities;

•      strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (the “SEC”); and

•      created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which includes World Omni Financial Corp.

The CFPB has broad supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions. In this capacity, the CFPB can examine such covered entities for compliance with federal consumer financial protection laws and has authority to order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems. On August 31, 2015, World Omni Financial Corp. became subject to the CFPB’s supervisory authority when the CFPB’s final rule over “larger participants” in the auto finance industry took effect. Such supervisory authority allows the CFPB to conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to World Omni Financial Corp.’s business products, policies and procedures.

Two of the primary purposes of the CFPB are to ensure that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from discrimination and unfair, deceptive and abusive acts or practices (“UDAAP”). CFPB regulation, inquiries and related enforcement actions, including the CFPB’s application of UDAAP principles and supervision of World Omni Financial Corp. by the CFPB, may increase World Omni Financial Corp.’s compliance costs, require changes in World Omni Financial Corp.’s business practices, affect World Omni Financial Corp.’s competitiveness, impair World Omni Financial Corp.’s profitability, harm World Omni Financial Corp.’s reputation or otherwise adversely affect World Omni Financial Corp.’s business.

The CFPB and the Federal Trade Commission (the “FTC”) have broad authority to investigate the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities. The CFPB may review the actions of indirect auto finance companies with regard to pricing and other activities and the CFPB has previously taken action against, and entered into settlements with, several such companies under applicable federal or state consumer protection laws. See “Some Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus. The CFPB has investigated motor vehicle dealers, banks and finance companies over the sale and financing of service contracts (sometimes referred to as extended warranties or extended service agreements) and other add-on products such as guaranteed asset protection (GAP) waivers. States attorneys general have also increased their scrutiny of these products. Both the CFPB and the FTC have previously taken various enforcement actions against lenders and finance companies involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations World Omni Financial Corp. offers, may require World Omni Financial Corp. to cease or alter certain business practices, which could have a material adverse effect on World Omni Financial Corp.’s financial condition, liquidity and results of operations. If any of World Omni Financial Corp.’s practices were found to violate the Equal Credit Opportunity Act or other laws and if World Omni Financial Corp. had knowledge of such violation when it sold the Receivables under the sale and servicing agreement, World Omni Financial Corp. could be obligated to repurchase from the Issuing Entity any related Receivables that fail to comply with law as described under “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus. In addition, World Omni Financial Corp., the Depositor or the Issuing Entity could become subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.

On January 4, 2024, the FTC published a final rule, the Combating Auto Retail Scams Trade Regulation Rule (“CARS Rule”), that (i) prohibits motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) requires accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) requires dealers to obtain consumers’ express, informed consent for charges, (iv) prohibits the sale of any add-on product or service that confers no benefit to the consumer, and (v) requires dealers to keep records of advertisements and customer transactions. However, the National Automobile Dealers Association along with the Texas Automobile Dealers Association have commenced federal court proceedings in the Fifth U.S. Circuit Court of Appeals to challenge the rule. Further, there are also legislative proceedings in the U.S. Congress which may require the FTC to undo and revisit the process by which the CARS Rule was issued. The CARS Rule was originally scheduled to go into effect on July 30, 2024. The FTC has currently stayed the implementation of the CARS Rule pending the outcome of the federal court proceedings mentioned above. The rule is primarily applicable to dealers, as such World Omni Financial Corp., its affiliates and subsidiaries are not expected to have direct compliance obligations under the CARS Rule. However, it remains to be seen whether, in what form, and how agencies such as the CFPB may enforce the CARS Rule, if enacted, against non-dealers and finance companies such as World Omni Financial Corp. and what impact such obligations, if any, may have on World Omni Financial Corp.’s practices or business.

On October 11, 2023, the FTC announced a new proposed rule to address how fees are charged for goods or services, including motor vehicle sales and financing. The FTC is focusing on fees that it considers to be “deceptive or unfair” which it refers to as “junk fees.” The FTC believes that such fees harm consumers and undercut honest businesses. The proposed rule would primarily prohibit (i) offering, displaying, or advertising an amount a consumer may pay without “clearly and conspicuously” disclosing the “total price,” which must be displayed “more prominently than any other pricing information,” (ii) misrepresenting “the nature and purpose of any amount a consumer may pay,” and (iii) disclosing “any other pricing information” besides the total price “more prominently” than disclosures of the total price in an “offer, display, or advertisement.” In addition, the proposed rule would require businesses to include any mandatory costs for ancillary goods or services in their price disclosures. Under the proposed rule, the FTC would also obtain robust enforcement authority to seek refunds for harmed consumers and impose substantial penalties per violation. Other agencies such as the CFPB have also indicated an intent to potentially engage in similar rulemaking. At this stage, it is unknown whether a final rule will be issued, the applicability and requirements of any final rule if issued or if any final rule would have an impact on World Omni Financial Corp.’s practices or business.

In a recent and ongoing case, the CFPB successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles such as the Issuing Entity. On December 13,

2021, in CFPB vs. Nat’l Collegiate Master Student Loan Trust. No. 1:17-cv-1323-SB (D. Del.) (“Nat’l Collegiate”), an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by the securitization trusts holding that the trusts are “covered persons” within the meaning of the Dodd-Frank Act because they engage in the servicing of student loans, even if through third-party servicers and subservicers. On February 11, 2022, the case was stayed pending the defendant’s interlocutory appeal to the Third Circuit Court of Appeals and possible consideration of among other matters, whether the securitization trust is a “covered person” within the meaning of the Dodd-Frank Act. On April 29, 2022, the U.S. Court of Appeals for the Third Circuit granted the defendant’s petition for an interlocutory appeal, and on March 19, 2024 ruled in favor of the CFPB holding that the securitization trusts are “covered persons” within the meaning of the Dodd-Frank Act and that the CFPB did not need to ratify the action against the securitization trusts before the statute of limitations had run. The case is proceeding in the district court while the student loan trusts have requested an en banc hearing from the Third Circuit, which has not yet been granted, and it remains to be resolved whether the securitization trusts are liable for the conduct of the servicers and subservicers. A decision in favor of the CFPB in this matter could set precedent for the CFPB and state attorneys general, who have authority to enforce the Dodd-Frank Act, to investigate and bring future enforcement actions directly against other securitization trusts, such as the Issuing Entity, for third party UDAAP violations.

Further, the ongoing Nat’l Collegiate case and the decision in CFPB v. Manseth, No. 22-CV-29-LJV, 2023 WL 5400235, at *1 (W.D.N.Y. Aug. 22, 2023), a case which cited the district court ruling in Nat’l Collegiate, create the risk that the Issuing Entity may be held vicariously liable for UDAAP violations by World Omni Financial Corp., as servicer, or the third-party debt collectors. In Manseth, the court found that debt brokers who had contracted with third-party debt collectors and retained the right of recovery to some of the proceeds were “covered persons” who could be held vicariously liable for UDAAP violations committed by those debt collectors. The dicta of the case nonetheless suggested that “mere investors,” those who do not exercise actual control over the third party or those who do not have knowledge of the prohibited conduct may potentially be differently situated which suggests vicarious liability will be a facts and circumstances inquiry.

Currently, federal debt collection rules limit the ability of third-party debt collectors to make debt collection phone calls to consumers. These rules may impact the independent contractors retained by World Omni Financial Corp. to perform collection services. The CFPB previously indicated that it intends to address first-party debt collection activities in future rulemakings. World Omni Financial Corp. may be required to comply with such future requirements. It is unclear what effect, if any, the debt collection rules, or amendments thereto, will have on the Receivables or the Servicer’s practices, procedures and other servicing activities relating to the Receivables or if such impact could reduce the associated recoveries.

The Dodd-Frank Act increases the regulation of the securitization markets. For example, it requires securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gave broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations promulgated under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as World Omni Financial Corp. or its affiliates. No assurance can be given that these new requirements imposed by the Dodd-Frank Act, or any subsequent implementing regulations, bulletins or other guidance, will not have a significant impact on the servicing of the Receivables, on the regulation and supervision of World Omni Financial Corp., as an originator or Servicer, the Depositor, the Issuing Entity or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to World Omni Financial Corp. or its affiliates, including the Depositor and the Issuing Entity. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—Potential Applicability to World Omni Financial Corp., the Depositor and the Issuing Entity” in this prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of World Omni Financial Corp., the Depositor or the Issuing Entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. World Omni Financial Corp. has structured the transfers of the Receivables to the Depositor and the Issuing Entity as a valid and complete sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of World Omni Financial Corp. Any attempt by the FDIC to recharacterize the transfer of the Receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the Notes. In addition, if the Issuing Entity were to become subject to OLA, the FDIC may repudiate the debt of the Issuing Entity and the Noteholders would have a secured claim in the receivership of the Issuing Entity. Also, if the Issuing Entity were subject to OLA, Noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the Servicer without the FDIC’s consent for 90 days after the receiver is appointed. As a result of any of these events, delays in payments on the Notes would occur and possible reductions in the amount of those payments could occur. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under OLA” in this prospectus.

In addition, and also assuming that the FDIC were appointed receiver of World Omni Financial Corp., the Depositor or the Issuing Entity under OLA, the FDIC could avoid transfers of Receivables that are deemed “preferential.” Under one potential interpretation of OLA, the FDIC could avoid World Omni Financial Corp.’s transfer of Receivables to the Depositor perfected merely by the filing of a UCC financing statement.

If the transfer were voided as a preference under OLA, Noteholders would have only an unsecured claim in the receivership for the purchase price of the Receivables. Although the FDIC has issued a final rule to the effect that the preference provisions of OLA should be interpreted in a manner consistent with those of the Bankruptcy Code, the application of the provisions remains uncertain. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Avoidance Power Under OLA” in this prospectus.

Existing Legislation and Future Regulatory Reforms Could Have an Adverse Effect on World Omni Financial Corp.’s Business and Operating Results	World Omni Financial Corp. is subject to federal and state regulation and may see restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act, other similar legislation or future legislation. There can be no assurance that new requirements, or any subsequent implementing regulations, bulletins or other guidance, will not have an adverse impact on the servicing of the Receivables, on World Omni Financial Corp.’s securitization programs or on the regulation and supervision of World Omni Financial Corp., the Depositor or the Issuing Entity. The potential impact of such legislation and resulting regulations may include increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on our ability to expand product and service offerings due to stricter consumer protection laws and regulations.

Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to World Omni Financial Corp.’s reputation, brand and valued customer relationships.

Receivables That Fail to Comply with Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of retail installment sale contracts. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. These laws may also make an assignee of a retail installment sale contract, such as the Issuing Entity, liable to the obligor for any violation by the lender or the initial creditor and may also affect an assignee’s ability to enforce its rights related to a retail installment sale contract. World Omni Financial Corp. will make representations and warranties that, to the best of its knowledge, each Receivable complies with all requirements of applicable law in all material respects at the time it was originated. If any such representation or warranty proves incorrect, has certain material and adverse effects on the Receivable, and is not timely cured, World Omni Financial Corp. will be required to repurchase any affected Receivable. To the extent World Omni Financial Corp. fails to make such repurchase payment or the Issuing Entity suffers a loss as a result of a violation of consumer protection laws, you may suffer a loss on your investment in the Notes. Pursuant to the Receivables purchase agreement, World Omni Financial Corp. will also indemnify the Depositor, who will assign all its right, title and interests under the Receivables purchase agreement to the Issuing Entity, for any liability resulting from the failure of a Receivable to be originated in compliance in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder. For more information regarding consumer protection laws, we refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

The Return on Your Notes Could Be Reduced by Shortfalls Due to Military Action	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the Receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence in the economy and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the Receivables and the financed vehicles.

In some circumstances, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a Receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the Servicer to collect full amounts of interest on these Receivables as well as the ability to repossess the related vehicle during the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the Notes.

We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

Interests of Other Persons in the Receivables and Financed Vehicles Could Be Superior to the Issuing Entity’s Interest, Which May Result in Reduced Payments on Your Notes	Many federal and state laws, including the Uniform Commercial Code, govern the transfer of the Receivables by World Omni Financial Corp. to the Depositor and by the Depositor to the Issuing Entity, the perfection of the security interests in the Receivables and the enforcement of security interests in the financed vehicles.

Upon the origination or acquisition of a Receivable, the originating dealer will have commenced appropriate actions that would result in notation of World Omni Financial Corp.’s security interest in the financed vehicle on the related certificate of title. In connection with the sale of Receivables on the Closing Date, World Omni Financial Corp. will assign its security interests in the financed vehicles to the Depositor, and the Depositor will assign its security interests to the Issuing Entity. Due to the administrative burden and expense of retitling each of the financed vehicles, neither World Omni Financial Corp. nor the Depositor will amend or reissue the certificates of title to the financed vehicles to reflect the assignments. In the absence of an amendment or reissuance, the Issuing Entity may not have a perfected security interest in the financed vehicles securing the Receivables in some states. World Omni Financial Corp. will be obligated to repurchase any Receivable sold to the Issuing Entity which did not have a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle on the Closing Date. World Omni Financial Corp. will also be obligated to purchase any Receivable sold to the Issuing Entity as to which it failed to maintain a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle securing the Receivable. All repurchases by World Omni Financial Corp. are limited to breaches that materially and adversely affect the Receivable, subject to the expiration of the applicable cure period. If the security interest of World Omni Financial Corp. is perfected, the Issuing Entity generally will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests.

Due to factors including liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the Issuing Entity could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial Corp. nor the Servicer will have any obligation to purchase a Receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of Notes by the Issuing Entity. Generally, no action will be taken to perfect the rights of the Indenture Trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the Issuing Entity prior to the time the proceeds are deposited by the Servicer into an account controlled by the Indenture Trustee. We refer you to “Some Legal Aspects of the Receivables—Security Interests in the Financed Vehicles.”

The Servicer is required to maintain possession of the original tangible contracts for each of the Receivables (or, with respect to any contracts that are electronic chattel paper, the Servicer is required to maintain control of the contracts for each Receivable). If the Servicer sells or pledges and delivers the original contracts (or, with respect to any contracts that are electronic chattel paper, transfers control of the contracts) for the Receivables to another party, in violation of its obligations under the trust documents, this party could acquire an interest in the Receivable having a priority over the Issuing Entity’s interest. Furthermore, if the Servicer becomes insolvent, competing claims to ownership or security interests in the Receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the Notes. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the Notes.

If the Servicer Does Not Maintain Control of the Receivables Evidenced by Electronic Contracts, the Issuing Entity May Not Have A Perfected Security Interest in Those Receivables	As described in “World Omni Financial Corp.’s Automobile Finance Business—Electronic Contracts and Electronic Contracting” in this prospectus, World Omni Financial Corp. may originate Receivables electronically using a third-party custodian and using the third-party custodian’s technology system. Such electronic contracts are stored in an electronic vaulting system maintained by such third-party custodian on behalf of World Omni Financial Corp. The electronic vaulting system recognizes World Omni Financial Corp. as the party having control of the Receivables originated electronically by World Omni Financial Corp., and World Omni Financial Corp., as Servicer, is required to maintain control of those Receivables on behalf of World Omni Financial Corp. and its assigns. The electronic vaulting system is designed to enable World Omni Financial Corp. to perfect its security interest in the Receivables evidenced by electronic contracts by satisfying the applicable Uniform Commercial Code’s requirements for “control” of electronic chattel paper. For a description of these requirements, see “Some Legal Aspects of the Receivables—Interests in the Receivables” and “—Safekeeping of Chattel Paper” in this prospectus.

World Omni Financial Corp. will represent that World Omni Financial Corp., as Servicer, has “control” (within the meaning of the applicable

UCC) in each Receivable that is evidenced by electronic contracts. However, it is possible that another person could acquire an interest in an electronic contract that is superior to World Omni Financial Corp.’s interest (and accordingly the Issuing Entity’s interest). This could occur if World Omni Financial Corp. ceases to have “control” over an electronic contract that is maintained on behalf of World Omni Financial Corp. by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates World Omni Financial Corp.’s or its assigns’ rights, as applicable, in the electronic contract) and obtains “control” over the electronic contract. World Omni Financial Corp. also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the electronic vaulting system, a person other than World Omni Financial Corp. were able to modify or duplicate the authoritative copy of the contract.

Although World Omni Financial Corp. will perfect its assignment of its security interest in the electronic contracts to the Issuing Entity by filing financing statements, if the interests in the Receivables that World Omni Financial Corp. acquired from the originating dealer were not perfected by control, the priority of the Issuing Entity’s security interest in the Receivables could be affected. The Issuing Entity’s interest in the Receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the Receivables or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third-party software employed by World Omni Financial Corp. will perform as represented to World Omni Financial Corp. and maintain the systems and controls required to provide assurance that World Omni Financial Corp. maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

From time to time, the Receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the maturity date. An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract. To the extent any of those amendments is evidenced in tangible form, World Omni Financial Corp., as Servicer, will agree to maintain the perfected security interest in the Receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

There is a risk that the systems employed by World Omni Financial Corp. or the third-party custodian to maintain control of the electronic contracts may be insufficient under applicable law to give World Omni Financial Corp. (and accordingly, the Issuing Entity) a perfected security interest in the Receivables evidenced by electronic contracts.

As a result of the foregoing, World Omni Financial Corp. (and accordingly, the Issuing Entity) may not have a perfected security interest in certain Receivables or its interest, although perfected, could be junior to that of another party. Either circumstance could affect World Omni Financial Corp.’s ability on behalf of the Issuing Entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your Notes and you may incur losses on your investment in the Notes.

general risks relating to the transaction

The Offered Notes Are Not Suitable Investments for All Investors	The Offered Notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale	The Depositor expects that the Offered Notes will receive ratings from two nationally recognized statistical rating organizations (“NRSROs”) hired by the Sponsor to rate the Notes. A Note rating is not a recommendation by a rating agency that you buy, sell or hold Notes. Similar ratings on different types of Notes do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the Notes after the Notes are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the Offered Notes.

Ratings on the Notes will be monitored by the rating agencies hired by the Sponsor while the Notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the Notes will not lower or withdraw its rating if in its judgment circumstances in the future so warrants or that notice of a lowering, qualification or withdrawal will be provided to the Noteholders.

Ratings initially assigned to the Notes will be paid for by the Sponsor. The Sponsor is not aware that any other NRSRO, other than the NRSROs hired by the Sponsor to rate the Notes, has assigned ratings on the Notes. SEC rules state that the payment of fees by the Sponsor, the Issuing Entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies. Under SEC rules, information provided by the Sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the Notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the Notes. An unsolicited rating could be assigned at any time, including prior to the Closing Date, and none of the Depositor, the Sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the Notes even if such parties are aware of such unsolicited ratings. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the Notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes. In addition, if the Sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the Notes, a hired rating agency could withdraw its ratings on the Notes, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes.

Furthermore, Congress or the SEC may determine that any NRSRO that assigns ratings to the Notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the Offered Notes.

Potential investors in the Offered Notes are urged to make their own evaluation of the creditworthiness of the obligors on the related Receivables and the credit enhancement on the Notes, and not to rely solely on the ratings on the Offered Notes.

Because the Offered Notes are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly	Because the Offered Notes will be issued in book-entry form, you will be required to hold your interest in your Offered Notes through DTC in the United States, or Clearstream or Euroclear in Europe. Transfers of interests in the Offered Notes within DTC, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the Offered Notes are in book-entry form, you will not be entitled to receive a definitive Note representing your interest. The Offered Notes will remain in book-entry form except in the limited circumstances described under the caption “Registration of the Notes—Definitive Notes.”

Unless and until the Offered Notes cease to be held in book-entry form, the Indenture Trustee will not recognize you as a “Noteholder.” As a result, you will only be able to exercise the rights of Noteholders indirectly through DTC (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Your ability to pledge your Notes to persons or entities that do not participate in DTC, Clearstream or Euroclear, or to otherwise take actions relating to your Notes, may be limited due to lack of a physical Note.

You May Suffer Delays in Payments as a Result of the Manner in Which Principal and Interest of the Offered Notes is Paid	Payments on the Offered Notes will be made to DTC, rather than directly to you, and DTC will then credit payments received from the Indenture Trustee to the accounts of its participants, including Clearstream and Euroclear, which, in turn, will credit those amounts to Noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the Indenture Trustee.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase the Risk of Loss on the Offered Notes	Although the various risks discussed in this prospectus are generally described separately, prospective investors in the Offered Notes should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. In considering the potential effects of layered risks, you should carefully review the descriptions of the Receivables and the Offered Notes.

WORLD OMNI FINANCIAL CORP.

World Omni Financial Corp. is a Florida corporation and an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States. The principal executive offices of World Omni Financial Corp. are located at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

World Omni Financial Corp. was established in 1981 and provides financial services to Toyota dealers in the Five-State Area and has operated under the “Southeast Toyota Finance” name since 1996. World Omni Financial Corp. provides retail installment sale contract and lease contract financing to retail customers of these Toyota automobile dealers. World Omni Financial Corp. services automobile and light-duty truck retail installment sale contracts and leases for its own account and the account of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some Toyota dealers, and their affiliates, in the Five-State Area.

Southeast Toyota Distributors, LLC, which is an indirect wholly-owned subsidiary of JMFE and a World Omni Financial Corp. affiliate, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2024, with Toyota Motor Sales, U.S.A., Inc., a California corporation.

As of March 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021, December 31, 2020 and December 31, 2019, World Omni Financial Corp. and its affiliates’ originated portfolio, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., had 612,955, 610,440, 596,766, 602,402, 604,898 and 596,514 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., were approximately $13.7 billion, $13.5 billion, $12.7 billion, $12.4 billion, $12.0 billion and $11.4 billion, respectively. World Omni Financial Corp. services retail installment sale contracts for its own account and also services retail installment sale contracts, loans and other automobile related Receivables for the account of third parties.

In addition to its role as Servicer, World Omni Financial Corp. is the Sponsor of, and has participated in the structuring of, the securitization transactions contemplated by this prospectus. World Omni Financial Corp. is responsible for originating or acquiring the Receivables included in the transactions described in this prospectus and World Omni Financial Corp. is responsible for servicing those Receivables as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.’s first public securitization transaction in 1992 involved approximately $248 million of Receivables and World Omni Financial Corp.’s most recently completed retail public securitization transaction in May 2024 involved approximately $1.3 billion of retail installment sale contracts. From 1994 through May 2024, World Omni Financial Corp. securitized an aggregate of approximately $59.1 billion of retail installment sale contract receivables in term securitization transactions. World Omni Financial Corp. has also sponsored 35 term securitizations of leases and dealer floorplan receivables. World Omni Financial Corp.’s experience in and overall procedures for originating and underwriting Receivables are described further under “World Omni Financial Corp.’s Automobile Financing Business” and “Description of the Trust Documents—The Servicer.” No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

Substantially all of World Omni Financial Corp.’s retail installment sale contracts have historically been securitized in the World Omni Auto Receivables Trust (“WOART”) platform. In late 2017, World Omni began excluding from the WOART platform Receivables with FICO® scores of less than 650 at the time of origination. World Omni further refined the WOART platform in early 2018 to exclude Receivables with non-Toyota collateral with any or no FICO® score at the time of origination. Receivables with collateral with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination, have also not been included in the WOART platform. The collateral in the World Omni Select Auto Trust (“WOSAT”) platform includes Receivables with characteristics that are not currently being included in the WOART platform (Receivables secured by (i) Toyota-

branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, (ii) used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination and (iii) new Toyota-branded vehicles with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination). World Omni utilizes the same originations and servicing procedures and systems for the WOSAT platform as it does for the WOART platform.

WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS

World Omni Financial Corp. purchases retail installment sale contracts in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to “World Omni Financial Corp.” in this prospectus. The contracts purchased by World Omni Financial Corp. are entered into by participating dealers in accordance with World Omni Financial Corp.’s requirements and are purchased in accordance with World Omni Financial Corp.’s underwriting standards, which emphasize factors including the prospective purchaser’s ability to make timely payments and creditworthiness. Additionally, to a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. originates retail installment sales contracts directly with customers in connection with financing the purchase of vehicles off lease.

World Omni Financial Corp. primarily purchases retail installment sale contracts from a network of participating dealers pursuant to written agreements with World Omni Financial Corp. Each dealer offers automobile and light-duty truck retail installment financing to prospective purchasers. If the dealer desires to offer the resulting retail installment sale contract to World Omni Financial Corp., then such financing must be made pursuant to World Omni Financial Corp.’s approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining information about a prospective purchaser and for forwarding the information for evaluation to World Omni Financial Corp. All submitted information with respect to each application, along with any credit bureau information obtained by World Omni Financial Corp., is reviewed, evaluated and “scored” by World Omni Financial Corp. as described under “—Underwriting” below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. For applicants that are not automatically approved or declined, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. The dealer will prepare all necessary paperwork to consummate the sale of the vehicle to the customer, including entering into a retail installment sale contract with its customer. The dealer thereafter sells the contract to World Omni Financial Corp. World Omni Financial Corp. then verifies that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.’s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that World Omni Financial Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of retail installment sale contracts, see “—Underwriting” below.

Service centers located in Mobile, Alabama and Earth City, Missouri service World Omni Financial Corp.’s retail installment sale contracts following origination. Each of these centers is a multi-service facility and they collectively handle the following: collection activities (early stage, late stage, skip tracing, recovery and deficiency balances and bankruptcy), remarketing, administrative services, dealer services, operational accounting and customer and dealer inquiries.

Underwriting

World Omni Financial Corp.’s underwriting standards are intended to evaluate a prospective buyer’s credit standing and repayment ability. Generally, the dealer requests a prospective buyer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant’s financial condition, the applicant is required to provide current information including:

•	employment history;

•	residential status; and

•	annual income.

Upon receipt of a credit application, either electronically through an online source such as DealerTrack or RouteOne or via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer network owned and operated by a third-party vendor. The origination system obtains an independent credit bureau report and the computer network automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni Financial Corp. The decision software uses a number of factors in performing the credit evaluation, such as the amount of the monthly payment, the amount financed, the term of the loan, the applicant’s monthly income, the amount of monthly rent or mortgage payments and debt ratios, and credit bureau attributes, such as number of trade lines, utilization ratio and number of credit inquiries. As part of this process, the decision software calculates a risk score that is used in addition to World Omni Financial Corp. credit policy rules to determine a recommended credit decision. World Omni Financial Corp. has established minimum credit score and risk score requirements. Applicants are evaluated by the decision software using credit policy rules relating to certain characteristics, such as loan-to-value, payment-to-income and debt-to-income ratios and credit bureau information regarding other trade lines and the status of such trade lines. This information enables World Omni Financial Corp. to review an application and establish the likelihood that the proposed retail installment sale contract will be paid in accordance with its terms.  To the extent the decision software’s credit evaluation of both score and credit policy rules results in an automatic approval or automatic decline, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred with a recommended credit decision to a credit analyst for final review and credit evaluation.

If credit bureau data is not available on a consumer applicant or if the applicant is a business then the software cannot electronically evaluate the application. In other cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. A credit application finalized by the decision software may also be resubmitted or re-evaluated based on information from the dealer. In such cases, the application is re-evaluated by the decision software and may result in an automatic approval, automatic decline or a referral to a World Omni Financial Corp. credit analyst to evaluate the application based on the company’s underwriting guidelines.

The credit analyst considers information, some of which is evaluated in the decision software, such as the applicant’s income and the collateral, the applicant’s credit bureau report and the applicant’s internal risk score, and weighs other factors, such as the applicant’s prior experience with World Omni Financial Corp. To support consistent credit decisions, World Omni Financial Corp. establishes credit policy rules that are used by credit analysts that provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like payment-to-income and debt-to-income ratios, FICO® score and contract term. These credit policy rules are not strict limits or requirements and the credit analysts evaluating an application may determine whether there may be other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history and residency and employment stability. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by a World Omni Financial Corp. associate with higher approval authority. The credit analyst may work with the dealer to determine acceptable contract terms for applications that cannot be approved as originally submitted. The credit analyst may grant a conditional approval on the addition of a qualified co-obligor or on modifications to the financing terms, such as a higher cash down payment or a less expensive vehicle. If data entry or inconsistent information is the reason a credit application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established automobile credit histories for new installment sale contracts without the use of a custom applicant scorecard.

Failure to be automatically approved through the decision software does not mean that an application does not meet World Omni Financial Corp.’s underwriting guidelines. Any application included in a pool of Receivables was determined by World Omni Financial Corp. to have been appropriately approved within its underwriting guidelines.

To a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. originates retail installment sale contracts directly with customers under a lease termination program that provides obligors who lease vehicles through World Omni Financial Corp., and in certain cases assignees of those obligors, the option of financing the purchase of the leased vehicle on or prior to lease expiration. This “lease-to-retail” loan origination process relies, in large part, on the applicant’s past payment history and, in some cases, credit bureau score. All lease-to-retail applicants are required to go through the credit approval process, which is the same in all material respects as the one used in connection with the evaluation of applications submitted from dealers, although more weight may be given to the applicant’s payment history than credit bureau score, and the potential loss exposure, if any, with respect to the leased vehicle was considered. There are currently no such retail installment sale contracts in the current Receivables pool, however, prior securitized pools of World Omni Financial Corp. presented on Appendix B to this prospectus may contain such retail installment sale contracts.

Except as described above, World Omni Financial Corp. has not had any recurring categories or types of exceptions to its underwriting standards. From time to time, World Omni Financial Corp. may, in its sole discretion, adjust its underwriting standards in response to changes in external economic factors, net loss or repossession or delinquency experience, market conditions or other factors to achieve desired goals or objectives.

Risk-Based Pricing

World Omni Financial Corp. uses risk-based pricing. Pricing, and ultimately contract rate, is based either on the credit bureau scores of the applicant(s) or on a custom consumer risk score calculated by World Omni Financial Corp. during the loan application process. The ultimate contract rate offered to an applicant can be altered based on the requested loan to value ratio as well as other relevant factors.

Electronic Contracts and Electronic Contracting

World Omni Financial Corp. supports electronic contracting in the Five-State Area, under which the related contracts are evidenced by an electronic record and are electronically signed by the related obligors.  World Omni Financial Corp. has contracted with a third-party custodian to facilitate the process of creating and storing such electronic contracts in an electronic vault maintained by such third-party custodian on behalf of World Omni Financial Corp.  The third-party custodian’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology that enable electronic contracting in the automobile retail industry.  Through use of the third-party custodian’s system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to World Omni Financial Corp.

The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify World Omni Financial Corp. as the owner of record of the authoritative copy, and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing

World Omni Financial Corp. makes collection efforts in its capacity as Servicer with respect to delinquent accounts. World Omni Financial Corp. considers a retail installment sale contract to be delinquent for servicing and collection purposes when more than $40 of a scheduled payment on a cumulative basis (after giving effect to any past due payments) is not paid by the obligor by the related due date. Any portion of a scheduled payment not paid on the related due date automatically continues to be due with the next scheduled payment.

Generally, delinquent accounts are assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to those accounts. Risk groups are developed to establish when the first call will be made or the first letter will be sent to that obligor.

Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Servicemembers Civil Relief Act. Specialized manual account calling may be initiated at later stages of delinquency status.

Calls to obligors are placed by World Omni Financial Corp., or by independent contractors retained by World Omni Financial Corp. Involuntary repossessions and certain voluntary repossessions are handled by independent contractors that are engaged in the business of repossessing vehicles in localities across the United States. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, any remaining deficiency may be pursued by World Omni Financial Corp. or, in cases in which the deficiency remains uncollected, may be assigned to an independent collection service provider retained by World Omni Financial Corp. Deficiency balances may be pursued to the extent the obligor is deemed to have sufficient assets and there is reasonable expectation of repayment or is currently employed for garnishment purposes, where permitted by state law. We refer you to “Some Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.”

The sale and servicing agreement will permit World Omni Financial Corp. to reschedule or extend a Receivable and grant a rebate or other adjustment in accordance with its customary servicing procedures and otherwise in accordance with the sale and servicing agreement. Generally, extensions may be granted if the extension will bring the account current and the obligor has made 6 or more scheduled monthly payments. An extension moves one or more scheduled payments to the end of the Receivable’s term, and thereby extends the maturity date of the related retail installment sale contract. Consistent with its customary servicing procedures, the Servicer does not consider an extended Receivable to be delinquent in respect of any scheduled payments that would otherwise have been due during the related extension period. The customary servicing procedures of World Omni Financial Corp. will be subject to change from time to time, at its discretion, including to implement or modify hardship and disaster relief programs designed to provide relief to obligors due to social, economic, financial or other disruptions.

Additionally, the sale and servicing agreement will provide that all related extension fees that are received from obligors must be deposited into the collection account within two business days of receipt and identification (including receipt of proper instructions regarding where to allocate such payment) by the Servicer, unless the Servicer is making deposits on a monthly basis as permitted under the sale and servicing agreement. If the Servicer breaches any of the obligations in the sale and servicing agreement that are described above and the related Receivable is materially and adversely affected by the breach, then upon the discovery of such breach, unless the breach shall have been cured by the last day of the second Collection Period following discovery or notice of such breach (or, at the Servicer’s election, the last day of the first following Collection Period), the Servicer shall purchase any such Receivable. In addition, if the Servicer extends the date for final payment by the obligor of a Receivable beyond the month immediately preceding the month in which the Final Scheduled Payment Date of the Class E Notes occurs, the Servicer shall purchase such Receivable by the earlier of (i) the last day of the second Collection Period following the date of such extension (or, at the Servicer’s election, the last day of the first following Collection Period) and (ii) the last day of the month immediately preceding the month in which the Final Scheduled Payment Date of the Class E Notes occurs. In consideration of the purchase of any such Receivable, the Servicer shall remit the Purchase Amount. We refer you to “Description of the Trust Documents—Servicing Procedures.” For modifications or waivers that do not result in a purchase of the Receivable, World Omni Financial Corp. does not expect that these changes or waivers will materially affect the cash flows on the Notes.

Insurance

World Omni Financial Corp. requires each obligor under a Receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance (whether by obtaining a copy of a current insurance card or otherwise). World Omni Financial Corp. does not independently verify the existence of insurance in connection with its acquisition of a retail installment sale contract and performs no ongoing verification of insurance coverage.

World Omni Financial Corp. does not require obligors to maintain credit disability, credit life or credit health or other similar insurance coverage which provides for payments to be made on the automobile and light-duty truck retail installment sale contracts that it purchases or originates on behalf of the obligors in the event of disability or death. To the extent that any of these insurance coverages are obtained on behalf of an obligor, payments received in respect of coverage may, if permitted by applicable law, be applied to payments on the related Receivable to the extent the obligor’s beneficiary chooses to do so. If the obligor finances the purchase of such insurance coverage under the related retail installment sale contract, payments received in respect of such coverage will be remitted to the Servicer and applied to payments on the related Receivable.

Customer Service

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and obligors. Incoming calls are processed through interactive voice response technology (IVR), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, electronic pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and obligors that are unable to resolve their issues through the IVR. World Omni Financial Corp. also provides a customer website providing obligors with the ability to self-service accounts including making payments, obtaining extensions based on compliance with automated guidelines, reviewing payment histories and obtaining monthly statements.

Corporate Responsibility

JMFE together with World Omni Financial Corp. and their affiliates have various Environmental, Social and Governance (“ESG”) initiatives in place and periodically report on these efforts. These ESG initiatives are underpinned by JMFE’s and its affiliates’ long standing core principles of consideration, cooperation, communication, innovation and accountability, which have contributed to its standing as a leader in environmental stewardship and a trusted corporate partner in its communities, with strong corporate governance which regulates the decision-making processes and the approach used by JMFE, World Omni Financial Corp. and their affiliates.  For more information on JMFE’s ESG efforts, visit www.jmfamily.com/our-impact. The contents of JMFE’s and World Omni Financial Corp.’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

Further, JMFE, World Omni Financial Corp. and their affiliates periodically review sustainability policies and programs and may make adjustments as appropriate in their sole discretion. These adjustments may include, without limitation, ceasing to participate in a particular program that no longer aligns with or supports JMFE’s strategic direction and priorities. No representation is made regarding the applicability of any ESG or other investment criteria to the Notes.

THE DEPOSITOR

World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999. The principal executive offices of the Depositor are located at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. World Omni Financial Corp. holds all of the outstanding limited liability company interests of the Depositor and is the managing member of the Depositor (which is also managed in certain respects by a board of directors).

The Depositor was organized solely for the purpose of forming trusts, acquiring Receivables and associated rights and transferring such Receivables and associated rights to such trusts, issuing securities and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary, suitable or convenient for these purposes.

In connection with the offering of the Notes, the chief executive officer of the Depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the Receivables and the structure of this securitization transaction, the risks of owning the Notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the Notes when due. This certification will be filed by the Depositor with the SEC at the time of filing of this prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the Notes.

The Depositor has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated Depositors and issuing entities have filed within the prior 90 days:

•	the certification of the chief executive officer of the Depositor described above; and

•	the trust documents containing the provisions described in “Description of the Trust Documents—Asset Representations Review,” “—Dispute Resolution for Repurchase Requests” and “—Noteholder Communications.”

The Depositor will initially retain the certificates of the Issuing Entity. The certificates represent the ownership interest in the Issuing Entity and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuing Entity or make deposits in the reserve account. The certificates are subordinated to the Notes and represent the first-loss interest in the securitization transaction described in this prospectus. The certificates will not be transferred, financed, pledged or hedged by World Omni Financial Corp., the Depositor or any of their affiliates, except as permitted under Regulation RR. For more information about the required retention of credit risk in the transaction by the Sponsor, you should read “U.S. Credit Risk Retention” and “EU and UK Risk Retention.”

THE ISSUING ENTITY

The Issuing Entity is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between the Depositor and the Owner Trustee. Before the sale and assignment of the trust assets to the Issuing Entity, the Issuing Entity will have no assets, obligations or operating history. The Issuing Entity will not engage in any business other than:

•	acquiring, holding and entering into contracts with others to manage the Receivables, the other trust assets and any proceeds from the Receivables and other trust assets;

•	issuing and causing the Notes and the certificates to be authenticated and to transfer such Notes and certificates to the Depositor;

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee; and

•	executing, delivering and performing or causing to be performed its obligations under the trust documents to which it is a party and entering into contracts with others to accomplish the above.

The above is a concise summary of the powers and purposes of the Issuing Entity. Please see “Description of the Trust Documents” in this prospectus for further description of the Issuing Entity and its activities.

The requirements that apply to an amendment of the trust agreement are described in “Description of the Trust Documents—Amendments.”

The Issuing Entity’s initial equity capitalization is expected to be approximately $27,925,793.19, which is the aggregate starting principal balance of the Receivables, less the aggregate initial principal amount of the Notes as of the Closing Date, plus the expected amount on deposit in the reserve account. The certificates, evidencing an undivided beneficial interest in the Issuing Entity that is subordinate to the interest of the holders of the Notes, will be issued to and initially retained by the Depositor. The certificates represent the equity or residual interest in the Issuing Entity and are not being offered by this prospectus.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the Issuing Entity as of the Closing Date:

Aggregate Starting Principal Balance of the Receivables	$797,946,062.88
Reserve Account	$3,989,730.31

The following table illustrates the expected liabilities of the Issuing Entity as of the Closing Date(1):

Class A-1 Notes	$135,000,000
Class A-2 Notes	285,250,000
Class A-3 Notes	190,180,000
Class B Notes	36,710,000
Class C Notes	57,050,000
Class D Notes	39,900,000
Class E Notes	29,920,000
Total	$774,010,000

(1)	The Class D Notes and the Class E Notes will initially be retained by the Depositor or one or more affiliates thereof on the Closing Date and are not being offered by this prospectus. In addition, all or a portion of one or more other classes of Notes may also initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. On or after the Closing Date, the Depositor or any such affiliate may sell any such Retained Notes.

No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.

The Issuing Entity’s fiscal year ends on December 31.

The Owner Trustee

Wilmington Trust, National Association (“WTNA”) will act as the Owner Trustee under the trust agreement.

WTNA — also referred to herein as the “Owner Trustee”— is a national banking association with trust powers incorporated under the federal laws of the United States. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions involving automobile receivables.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Owner Trustee.

WTNA has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Owner Trustee will not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement. The Owner Trustee will not be under any duty to succeed to, assume or otherwise perform any of the duties of the Administrator, Depositor or Servicer, or to appoint a successor or replacement thereof in the event of their resignation or removal, or to remove and replace the Administrator, Depositor or Servicer in the event of a default, breach or failure of performance on the part of such persons with respect to any of their duties and obligations under the terms of the trust documents. The Owner Trustee will not be responsible or liable for the actions or omissions of the Issuing Entity or the Administrator or any other person, or any failure or delay in the performance of their duties or obligations, nor shall it be under any obligation to oversee or monitor their performance.

The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee described in the trust documents.

The Indenture Trustee

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as the Indenture Trustee, note registrar and note paying agent under the indenture for the benefit of the Noteholders and will also act as the certificate registrar and certificate paying agent under the trust agreement.

U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The Indenture Trustee will maintain the accounts of the Issuing Entity in the name of the Indenture Trustee at U.S. Bank N.A. in its capacity as Account Bank. U.S. Bank N.A. will therefore also serve as securities intermediary for the Trust Accounts.

U.S. Bancorp, with total assets exceeding $684 billion as of March 31, 2024, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of March 31, 2024, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 domestic and 3 international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2024, U.S. Bank was acting as trustee with respect to over 148,000 issuances of securities with an aggregate outstanding principal balance of over $6.0 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802. The contents of the Indenture Trustee’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

As of March 31, 2024, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 191 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $86,022,300,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The Indenture Trustee will not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement.

The Indenture Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Indenture Trustee described in the trust documents.

The Trust Property

The primary assets of the Issuing Entity will include the following:

•	a pool of Receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the Receivables after the Cutoff Date;

•	amounts that from time to time may be held in the Trust Accounts;

•	the rights of the Depositor under the purchase agreement pursuant to which the Depositor purchases the Receivables from World Omni Financial Corp. and all of the rights of the Issuing Entity under the sale and servicing agreement pursuant to which the Depositor sold the Receivables to the Issuing Entity and the Servicer services the Receivables on behalf of the Issuing Entity;

•	security interests in the financed vehicles;

•	the rights of the Depositor to receive any proceeds with respect to the Receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement; and

•	any and all proceeds of the foregoing.

The underwriting criteria applicable to the Receivables included in the Issuing Entity are described under “World Omni Financial Corp.’s Automobile Finance Business—Underwriting.”

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the “Asset Representations Reviewer” under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 650 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and have provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates and none of the Asset Representations Reviewer’s affiliates has been hired by the Sponsor or the underwriters to perform pre-closing due diligence work on the Receivables. For so long as the Notes remain outstanding, the Asset Representations Reviewer must satisfy these eligibility criteria.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each Review Receivable following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to the Issuing Entity, the Servicer and the Indenture Trustee.

For a description of the review to be performed by the Asset Representations Reviewer, you should read “Description of the Trust Documents — Asset Representations Review.”

To the extent any fees, expenses and indemnification amounts of the Asset Representations Reviewer are not paid by the Servicer, any such unpaid amounts will be paid by the Issuing Entity on each Payment Date from Available Funds up to the limit of $150,000 per calendar year. See “Fees and Expenses” in this prospectus. The Issuing Entity will pay any of these amounts in excess of the limit only after paying in full on that Payment Date all other fees and expenses of the Issuing Entity and all required interest and principal payments on the Notes and after any required deposits in the reserve account have been made. Following an event of default, however, these fees, expenses and indemnities will be paid prior to required interest and principal payments on the Notes. See “Description of the Trust Documents—Distributions” in this prospectus.

The Asset Representations Reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the Asset Representations Reviewer set forth in the asset representations review agreement. The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations under the trust documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the trust documents or if any Receivable is required to be repurchased.

The Asset Representations Reviewer will not be liable for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the asset representations review agreement. The Issuing Entity will, or will cause the Servicer to, indemnify the Asset Representations Reviewer for all liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under the asset representations review agreement, other than liabilities resulting from the Asset Representations Reviewer’s willful misconduct, bad faith or negligence, breach of any of its representations or warranties in the asset representations review agreement or breach of its obligations related to protecting confidential and personally identifiable information provided to it.

The Asset Representations Reviewer may not resign unless it becomes legally unable to act. The Issuing Entity may also remove the Asset Representations Reviewer if the Asset Representations Reviewer (1) ceases to be eligible to continue as an Asset Representations Reviewer, (2) breaches any of its representations, warranties, covenants or obligations contained in the asset representations review agreement or (3) becomes subject to an insolvency event. Following the resignation or removal of the Asset Representations Reviewer, the Issuing Entity will be obligated to appoint a successor Asset Representations Reviewer. Any resignation or removal of an Asset Representations Reviewer and appointment of a successor Asset Representations Reviewer will not become effective until acceptance of the appointment by the successor Asset Representations Reviewer. As described under “Description of the Trust Documents—Periodic Reports,” each Form 10-D will contain a description of the date and circumstances surrounding any resignation, removal, replacement or substitution of the Asset Representations Reviewer that occurred during the related Collection Period. Reasonable expenses associated with the termination of the Asset Representations Reviewer and the appointment of a successor will be borne by the outgoing Asset Representations Reviewer.

THE RECEIVABLES POOL

The primary assets of the Issuing Entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks, which we refer to as the pool of Receivables. The Receivables consist of Simple Interest Receivables. Simple Interest Receivables provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the principal balance of the Receivable multiplied by the stated annual percentage rate or contract rate, as applicable, and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the principal balance.

Pending sale to the Depositor, World Omni Financial Corp. may finance the Receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On the Closing Date, these affiliates and the related warehouse providers will transfer the Receivables to World Omni Financial Corp. for sale to the Depositor. World Omni Financial Corp. will make the representations and warranties with respect to the Receivables as described in “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

The Receivables

The characteristics set forth in this section are based on the pool of Receivables as of the Cutoff Date.

The Issuing Entity will acquire the Receivables in the pool from the Depositor on the Closing Date. The aggregate starting principal balance of Receivables included in the pool sold to the Issuing Entity on the Closing Date will be $797,946,062.88.

As of the Cutoff Date, each of the Receivables in the pool met certain eligibility criteria, which formed the basis for the selection of the Receivables. The eligibility criteria provide that each Receivable:

•	was secured by a new or used automobile or light-duty truck;

•	was originated in the United States;

•	was originated or acquired by World Omni Financial Corp. in the ordinary course of business;

•	was a Simple Interest Receivable;

•	was secured by a (i) Toyota-branded vehicle with an original term to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, (ii) used non-Toyota-branded vehicle with an original term to maturity of less than 76 months and any or no FICO® score at the time of origination or (iii) new Toyota-branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination;

•	provided for level monthly payments after the Cutoff Date that fully amortize the amount financed over its original term, except that the first and last months may vary from the level monthly payments;

•	had an original term to maturity of 24 to 78 months;

•	provided for the payment of a finance charge at a stated contract rate ranging from 0.00% to 20.00%;

•	did not have a scheduled payment for which more than $40.00 was more than 30 days past due;

•	was not due, to the best knowledge of World Omni Financial Corp., from any obligor who was the subject of a bankruptcy proceeding or was bankrupt or insolvent;

•	was not secured by a financed vehicle that had been repossessed without reinstatement of the related contract; and

•	had a scheduled maturity date not later than December 7, 2030.

The pool of Receivables was selected from World Omni Financial Corp.’s portfolio of Receivables that meet the criteria described above and other administrative criteria utilized by World Omni Financial Corp. from time to time.

The following table sets forth information regarding the composition of the Receivables in the pool as of the Cutoff Date. The “Weighted Average Contract Rate,” the “Weighted Average Original Term to Maturity,” the “Weighted Average Remaining Term to Maturity,” the “Weighted Average FICO® score” and the “Weighted Average Maximum FICO® score” in the table are weighted based on the aggregate starting principal balance of the Receivables.

Composition of the Receivables in the Pool as of the Cutoff Date

Aggregate Starting Principal Balance	$797,946,062.88
Number of Receivables	26,473
Average Starting Principal Balance	$30,141.88
Range of Starting Principal Balances	$530.61 to $89,666.33
Average Original Principal Balance	$35,904.73
Range of Original Principal Balances	$5,562.41 to $89,972.73
Weighted Average Contract Rate	10.80%
Weighted Average Contract Rate of Receivables with Original Term to Maturity of 76-78 Months	8.59%
Range of Contract Rates	0.00% to 20.00%
Weighted Average Original Term to Maturity	74.47 months
Range of Original Terms to Maturity	24 months to 78 months
Percent of Aggregate Starting Principal Balance with Original Terms to Maturity greater than 60 months	98.29%
Percent of Aggregate Starting Principal Balance with Original Terms to Maturity of 76-78 Months	25.20%
Weighted Average Remaining Term to Maturity	66.43 months
Range of Remaining Terms to Maturity	3 months to 78 months
Weighted Average FICO® score(1)(2)(3)	655
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(1)(2)(3)(4)	570 to 802
Weighted Average Maximum FICO® score(1)(3)(5)	680
Weighted Average Maximum FICO® score of Receivables with Original Term to Maturity of 76-78 Months(1)(3)(5)	760
Percent of Aggregate Starting Principal Balance that is Toyota	96.25%
Percent of Aggregate Starting Principal Balance that is non-Toyota	3.75%
Aggregate Starting Principal Balance that are new vehicles	$723,504,161.76
Percent of Aggregate Starting Principal Balance that are new vehicles	90.67%
Total number of Receivables that are new vehicles	22,650
Percent of total number of Receivables that are new vehicles	85.56%
Aggregate Starting Principal Balance that are used vehicles	$74,441,901.12
Percent of Aggregate Starting Principal Balance that are used vehicles	9.33%
Total number of Receivables that are used vehicles	3,823
Percent of total number of Receivables that are used vehicles	14.44%
Aggregate Starting Principal Balance that is evidenced by electronic contracts	$680,413,550.07
Percent of Aggregate Starting Principal Balance that is evidenced by electronic contracts	85.27%
Total number of Receivables that are evidenced by electronic contracts	20,726
Percent of total number of Receivables that are evidenced by electronic contracts	78.29%

(1)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system. Of the 26,473 Receivables in the pool of Receivables as of the Cutoff Date, 85 or 0.32% of the aggregate number of Receivables in the pool, are accounts for which FICO® scores are unavailable.

(4)	A 90% FICO® score range of 570 to 802 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO® scores between 570 and 802, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 802 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 570.

(5)	For Receivables with co-obligors, the FICO® score used to compute the weighted average maximum FICO® score is the greater of the two FICO® scores between the primary applicant and the co-applicant. The greater of the two FICO® scores is used by World Omni Financial Corp. to assign the pricing for each such contract.

The following table sets forth information regarding the composition of the Receivables relating to financings of Toyota-branded vehicles in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Product Segment of the Receivables Relating to Financing of Toyota-branded Vehicles in the Pool as of the Cutoff Date

Product Segment(1)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Passenger Car	14,653	59.43%	$391,105,678.59	50.93%
Large Truck / Large SUV(2)	955	3.87%	50,590,405.19	6.59%
Other Truck / Other SUV / Minivan	9,048	36.70%	326,288,599.08	42.49%
Total	24,656	100.00%	$767,984,682.86	100.00%

(1)	Includes only retail installment sale contracts representing financings of new and used Toyota-branded vehicles.

(2)	Consists of Toyota Land Cruiser, Toyota Sequoia and Toyota Tundra retail installment sale contracts.

The following table sets forth information regarding the geographic location of the Receivables in the pool as of the Cutoff Date for the states with the largest concentrations of Receivables. No other state accounts for more than 0.39% of the aggregate starting principal balance of the Receivables in the pool. The breakdown by state is based on the billing addresses of the obligors of the Receivables. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date

Geographic Location	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Florida	13,885	52.45%	$431,951,585.23	54.13%
Georgia	5,384	20.34%	158,425,434.92	19.85%
Alabama	2,768	10.46%	84,439,573.48	10.58%
North Carolina	2,370	8.95%	68,151,983.95	8.54%
South Carolina	1,390	5.25%	38,193,514.06	4.79%
All Others	676	2.55%	16,783,971.24	2.10%
Total	26,473	100.00%	$797,946,062.88	100.00%

The following table sets forth information regarding the distribution by contract rate of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Contract Rate of the Receivables in the Pool as
of the Cutoff Date

Range of Contract Rates	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000%	3	0.01%	$73,975.85	0.01%
0.001% - 1.000%	2	0.01%	15,022.88	0.00%*
1.001% - 2.000%	37	0.14%	180,347.06	0.02%
2.001% - 3.000%	187	0.71%	1,812,347.29	0.23%
3.001% - 4.000%	254	0.96%	3,069,399.79	0.38%
4.001% - 5.000%	823	3.11%	16,515,592.36	2.07%
5.001% - 6.000%	1,581	5.97%	36,258,560.18	4.54%
6.001% - 7.000%	1,406	5.31%	35,971,683.75	4.51%
7.001% - 8.000%	3,343	12.63%	118,251,708.66	14.82%
8.001% - 9.000%	3,412	12.89%	122,898,246.64	15.40%
9.001% - 10.000%	2,789	10.54%	98,367,320.45	12.33%
10.001% - 11.000%	1,847	6.98%	54,022,444.04	6.77%
11.001% - 12.000%	1,519	5.74%	42,189,374.07	5.29%
12.001% - 13.000%	1,641	6.20%	42,650,799.58	5.35%
13.001% - 14.000%	1,191	4.50%	31,592,025.48	3.96%
14.001% - 15.000%	1,386	5.24%	39,764,151.08	4.98%
15.001% - 16.000%	1,643	6.21%	49,484,444.88	6.20%
16.001% - 17.000%	1,801	6.80%	58,476,790.61	7.33%
17.001% - 18.000%	845	3.19%	23,725,000.93	2.97%
18.001% - 19.000%	301	1.14%	8,869,886.50	1.11%
19.001% - 20.000%	462	1.75%	13,756,940.80	1.72%
Total	26,473	100.00%	$797,946,062.88	100.00%

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

The following table sets forth information regarding the distribution by FICO® score of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by FICO® Score(1)(2) of the Receivables in the Pool as
of the Cutoff Date

FICO® Score(1)(2)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
No score available	85	0.32%	$2,430,818.82	0.30%
1 - 619	8,738	33.01%	224,794,344.87	28.17%
620 - 639	6,842	25.85%	197,821,587.33	24.79%
640 - 659	5,043	19.05%	156,632,446.16	19.63%
660 - 679	170	0.64%	4,707,951.13	0.59%
680 - 699	381	1.44%	12,802,022.25	1.60%
700 - 719	977	3.69%	36,672,292.40	4.60%
720 or higher	4,237	16.00%	162,084,599.92	20.31%
Total	26,473	100.00%	$797,946,062.88	100.00%

(1)  FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2)  FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

The following table sets forth information regarding the distribution by vehicle model of the Receivables in the pool as of the Cutoff Date. No other vehicle model accounts for more than 5.65% of the aggregate starting principal balance of the Receivables in the pool. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Model of the Receivables in the Pool as
of the Cutoff Date

Vehicle Model	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Corolla	7,784	29.40%	$189,240,709.01	23.72%
Camry	6,325	23.89%	184,271,340.12	23.09%
RAV 4	4,478	16.92%	140,934,485.50	17.66%
Tacoma	1,381	5.22%	48,583,881.69	6.09%
Highlander	1,133	4.28%	46,129,929.07	5.78%
Other	5,372	20.29%	188,785,717.49	23.66%
Total	26,473	100.00%	$797,946,062.88	100.00%

The following table sets forth information regarding the distribution by vehicle model year of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Model Year of the Receivables in the Pool as
of the Cutoff Date

Vehicle Model Year	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
2011	1	0.00%*	$1,819.36	0.00%*
2012	19	0.07%	45,264.05	0.01%
2013	49	0.19%	163,194.47	0.02%
2014	138	0.52%	479,573.51	0.06%
2015	285	1.08%	1,397,997.21	0.18%
2016	353	1.33%	2,228,733.67	0.28%
2017	372	1.41%	3,087,635.74	0.39%
2018	1,026	3.88%	7,900,124.61	0.99%
2019	2,532	9.56%	22,366,040.30	2.80%
2020	872	3.29%	15,377,721.48	1.93%
2021	852	3.22%	23,218,459.20	2.91%
2022	736	2.78%	21,729,272.30	2.72%
2023	6,990	26.40%	232,615,790.54	29.15%
2024	11,942	45.11%	455,047,514.94	57.03%
2025	306	1.16%	12,286,921.50	1.54%
Total	26,473	100.00%	$797,946,062.88	100.00%

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

The following table sets forth information regarding the distribution by vehicle make of the Receivables in the pool as of the Cutoff Date. No other vehicle make accounts for more than 0.46% of the aggregate starting principal balance of the Receivables in the pool. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Make of the Receivables in the Pool as
of the Cutoff Date

Vehicle Make	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Toyota	24,656	93.14%	$767,984,682.86	96.25%
General Motors	293	1.11%	5,977,537.66	0.75%
Nissan/Infiniti	341	1.29%	4,197,887.76	0.53%
Chrysler	236	0.89%	3,803,218.45	0.48%
Hyundai/Kia/Genesis	269	1.02%	3,664,995.09	0.46%
Other	678	2.56%	12,317,741.06	1.54%
Total	26,473	100.00%	$797,946,062.88	100.00%

The following table sets forth information regarding the distribution by original term of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Original Term of the Receivables in the Pool as
of the Cutoff Date

Original Term (Months)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
24 - 36	92	0.35%	$1,441,267.44	0.18%
37 - 48	127	0.48%	2,626,709.69	0.33%
49 - 60	457	1.73%	9,587,913.23	1.20%
61 - 66	136	0.51%	2,989,264.52	0.37%
67 - 72	8,972	33.89%	240,926,164.26	30.19%
73 - 75	12,090	45.67%	339,284,678.04	42.52%
76 - 78	4,599	17.37%	201,090,065.70	25.20%
Total	26,473	100.00%	$797,946,062.88	100.00%

The following table sets forth information regarding the distribution by remaining term of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Remaining Term of the Receivables in the Pool as
of the Cutoff Date

Remaining Term (Months)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
1 - 23	4,624	17.47%	$28,235,415.94	3.54%
24 - 36	201	0.76%	3,283,898.70	0.41%
37 - 48	550	2.08%	11,859,270.49	1.49%
49 - 60	3,087	11.66%	89,989,019.80	11.28%
61 - 66	4,434	16.75%	145,817,421.54	18.27%
67 - 72	7,174	27.10%	249,582,682.66	31.28%
73 - 75	5,103	19.28%	207,389,370.22	25.99%
76 - 78	1,300	4.91%	61,788,983.53	7.74%
Total	26,473	100.00%	$797,946,062.88	100.00%

The following table sets forth information regarding the distribution by original principal balance of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Original Principal Balance of the Receivables in the Pool as
of the Cutoff Date

Original Principal Balance	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
$5,000.01 - $7,500.00	15	0.06%	$77,702.34	0.01%
$7,500.01 - $10,000.00	93	0.35%	552,192.35	0.07%
$10,000.01 - $15,000.00	497	1.88%	3,288,849.52	0.41%
$15,000.01 - $20,000.00	1,240	4.68%	11,475,556.32	1.44%
$20,000.01 - $25,000.00	2,574	9.72%	37,352,707.55	4.68%
$25,000.01 - $30,000.00	4,679	17.67%	99,911,661.22	12.52%
$30,000.01 - $35,000.00	5,115	19.32%	136,546,906.62	17.11%
$35,000.01 - $40,000.00	4,306	16.27%	138,915,565.39	17.41%
$40,000.01 - $45,000.00	2,842	10.74%	106,624,384.35	13.36%
$45,000.01 - $50,000.00	1,749	6.61%	74,383,623.43	9.32%
$50,000.01 - $55,000.00	1,120	4.23%	53,344,031.32	6.69%
$55,000.01 - $60,000.00	812	3.07%	43,080,122.95	5.40%
$60,000.01 - $65,000.00	596	2.25%	34,840,002.88	4.37%
$65,000.01 - $70,000.00	349	1.32%	22,246,683.13	2.79%
$70,000.01 - $75,000.00	213	0.80%	14,742,120.58	1.85%
$75,000.01 - $80,000.00	151	0.57%	11,129,478.82	1.39%
$80,000.01 - $85,000.00	77	0.29%	5,745,553.99	0.72%
$85,000.01 - $90,000.00	45	0.17%	3,688,920.12	0.46%
Total	26,473	100.00%	$797,946,062.88	100.00%

The following table sets forth information regarding the distribution by the starting principal balance of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Starting Principal Balance of the Receivables in the Pool as
of the Cutoff Date

Starting Principal Balance	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
$0.01 - $2,500.00	497	1.88%	$879,089.31	0.11%
$2,500.01 - $5,000.00	1,400	5.29%	5,332,355.46	0.67%
$5,000.01 - $7,500.00	1,493	5.64%	9,260,609.17	1.16%
$7,500.01 - $10,000.00	932	3.52%	8,020,769.90	1.01%
$10,000.01 - $15,000.00	777	2.94%	9,498,445.25	1.19%
$15,000.01 - $20,000.00	946	3.57%	16,805,947.36	2.11%
$20,000.01 - $25,000.00	2,383	9.00%	54,554,221.05	6.84%
$25,000.01 - $30,000.00	4,400	16.62%	121,363,131.47	15.21%
$30,000.01 - $35,000.00	4,276	16.15%	138,680,686.53	17.38%
$35,000.01 - $40,000.00	3,249	12.27%	121,450,142.09	15.22%
$40,000.01 - $45,000.00	2,142	8.09%	90,585,347.29	11.35%
$45,000.01 - $50,000.00	1,334	5.04%	63,061,853.91	7.90%
$50,000.01 - $55,000.00	921	3.48%	48,151,981.45	6.03%
$55,000.01 - $60,000.00	646	2.44%	37,042,604.86	4.64%
$60,000.01 - $65,000.00	456	1.72%	28,394,351.91	3.56%
$65,000.01 - $70,000.00	267	1.01%	17,985,269.88	2.25%
$70,000.01 - $75,000.00	183	0.69%	13,226,618.86	1.66%
$75,000.01 - $80,000.00	102	0.39%	7,875,562.10	0.99%
$80,000.01 - $85,000.00	48	0.18%	3,955,869.21	0.50%
$85,000.01 - $90,000.00	21	0.08%	1,821,205.82	0.23%
Total	26,473	100.00%	$797,946,062.88	100.00%

The following table sets forth information regarding the distribution by vehicle powertrain of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Powertrain of the Receivables in the Pool as
of the Cutoff Date

Vehicle Powertrain	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Internal Combustion Vehicles	20,797	78.56%	$623,819,243.67	78.18%
Hybrid Vehicles(1)	3,334	12.59%	135,571,773.63	16.99%
Electric Vehicles	10	0.04%	470,871.36	0.06%
Other(2)	2,332	8.81%	38,084,174.22	4.77%
Total	26,473	100.00%	$797,946,062.88	100.00%

(1)	Includes vehicles with a plug-in hybrid electric power source.

(2)	Powertrain data is unavailable.

Asset-Level Data

The Depositor prepared an asset-level data file for the pool of Receivables disclosed in this prospectus for a hypothetical reporting period commencing on June 1, 2024 and ending on June 30, 2024 and filed this information with the SEC in a related Form ABS-EE. The asset-level data file contains detailed information for each Receivable about its identification, origination, contract terms, financed vehicle, obligor, contract activity, servicing and status during such hypothetical reporting period. As described in this prospectus, the Issuing Entity has the right to receive payments made on the Receivables after the Cutoff Date and will otherwise not receive any other payments described in such asset-level data file during the hypothetical reporting period. The information contained in the asset-level data file is not a prediction of the future performance of any Receivables in the pool, and may not have been calculated as of the Cutoff Date. Such information is also likely to be different than the information presented on the Receivables pool in this prospectus. The exhibits to such Form ABS-EE filed by the Issuing Entity, or by the Depositor on behalf of the Issuing Entity, by the date of the filing of this prospectus, are incorporated by reference into this prospectus. Investors should carefully review the asset-level data.

The Servicer will also prepare asset-level data about the Receivables for this securitization transaction for each Collection Period and file it with the SEC as an exhibit to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to each Form ABS-EE will be incorporated by reference into the related Form 10-D.

Pool Underwriting

As described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus, under World Omni Financial Corp.’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded and reviewed by a World Omni Financial Corp. credit analyst with appropriate approval authority. 8,815 Receivables, having an aggregate starting principal balance of $294,216,564.72 (approximately 36.87% of the aggregate starting principal balance) were automatically approved by World Omni Financial Corp.’s computer-based evaluation software, while 17,658 Receivables, having an aggregate starting principal balance of $503,729,498.16 (approximately 63.13% of the aggregate starting principal balance) were evaluated and approved by a World Omni Financial Corp. credit analyst in accordance with World Omni Financial Corp.’s written underwriting guidelines. World Omni Financial Corp. does not consider any of the Receivables in the pool to constitute exceptions to World Omni Financial Corp.’s written underwriting guidelines as described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

Review of Pool Assets

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and the disclosure regarding those Receivables, including information incorporated by reference from any Form ABS-EE filed in connection herewith, that is required to be included in this prospectus (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects. The Depositor consulted with, and was assisted by, responsible personnel of World Omni Financial Corp. in performing the review. In addition, World Omni Financial Corp. has engaged third parties to assist with portions of the review. World Omni Financial Corp. determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

As part of the review, World Omni Financial Corp. identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information, such as business practices and contract terms, were reviewed with responsible personnel of World Omni Financial Corp., who approved those descriptions as accurate in all material respects. World Omni Financial Corp., assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the trust documents and compared that Rule 193 Information to the related trust documents to provide reasonable assurance that the descriptions were accurate in all material respects. Members of World Omni Financial Corp.’s treasury group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

Through a random process, 135 Receivables (the “Sample”) were selected from the Receivables in World Omni Financial Corp.’s originated portfolio that were originated prior to May 31, 2024 and which satisfied (as of June 10, 2024) the eligibility criteria specified under “—The Receivables” above (the “Statistical Pool”). The pool of Receivables to be sold to the Issuing Entity on the Closing Date (the “Final Pool”) will depend on the aggregate initial principal amount of the Notes issued by the Issuing Entity, and will include additional Receivables that were not included in the Statistical Pool (the “Additional Receivables”), and will exclude certain Receivables that were included in the Statistical Pool. 24,596 of the Receivables in the Final Pool, having an aggregate starting principal balance of $733,129,459.85 (constituting approximately 91.88% of the aggregate starting principal balance of the Final Pool), are Receivables that were included in the Statistical Pool, and 1,877 of the Receivables in the Final Pool, having an aggregate starting principal balance of $64,816,603.03 (constituting approximately 8.12% of the aggregate starting principal balance of the Final Pool), are Additional Receivables. 130 of the Receivables in the Sample are Receivables included in the Final Pool and none of the Additional Receivables were included in the Sample. The Depositor believes that the Additional Receivables were originated under the same origination and underwriting policies and procedures, and using the same credit criteria, as those that were applicable to the Receivables in the Statistical Pool.

The Depositor used information from internal databases and other management information systems to assemble an electronic data tape containing relevant data on the Statistical Pool (the “Statistical Data Tape”). The categories of information contained in the Statistical Data Tape are the same as those used by the Depositor to construct the pool composition and stratification tables in “—The Receivables” above. The Depositor also used such databases and other management information systems to assemble the asset-level data file for the Receivables in the pool that was filed with the SEC on Form ABS-EE (the “Asset-Level Data File”).

The Depositor designed procedures to test the accuracy of the transmission of individual Receivable data from information databases maintained by World Omni Financial Corp. to the Statistical Data Tape and Asset-Level Data File. World Omni Financial Corp. made available to responsible personnel of World Omni Financial Corp. and third parties that assisted World Omni Financial Corp. with its review electronic copies of the pertinent underlying documentation, including data records, for each Receivable in the Sample. A variety of numerical values and data points for each Receivable in the Sample were either compared to the corresponding information in the Statistical Data Tape or Asset-Level Data File, as applicable, or evaluated for compliance with an eligibility criterion or representation and warranty, to determine whether any inaccuracies existed. The Depositor found no discrepancies in the review of the Sample.

The Depositor’s review of the Final Pool also evaluated the eligibility criteria that pertain to standard terms of Receivables and standard business practices, such as the criteria related to each Receivable providing for level monthly payments that fully amortize the amount financed over its original term. The Depositor confirmed with responsible personnel of World Omni Financial Corp. that its systems would not permit the selection of Receivables for inclusion in the pool that fail to meet these types of eligibility criteria. The Depositor found no discrepancies in this review.

Another aspect of the Depositor's review of the Final Pool consisted of a comparison of selected data contained in this prospectus describing the Receivables to data in, or derived from, an electronic data tape created by the Depositor using information from internal databases and other management information systems containing relevant data on the Final Pool (the “Final Data Tape”). The review consisted of a recalculation from the data in the Final Data Tape of the number of Receivables, monetary amounts, amounts and percentages displayed in this prospectus. Differences due to rounding or that were de minimis were not considered exceptions. This comparison found no exceptions within the specified parameters.

World Omni Financial Corp. monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of retail systems and operations. Internal control processes used by

World Omni Financial Corp. include reviews of retail documentation and other origination functions. Internal control audits are performed regularly on key business functions.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

The following tables set forth information concerning World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to its portfolio of fixed rate retail installment sale contracts originated in the ordinary course of business by World Omni Financial Corp. or its affiliates. This portfolio includes retail installment sale contracts that are outside of the selection criteria for the Receivables included in the Receivables pool described in this prospectus. Accordingly, the delinquency, repossession and net loss experience of the Receivables pool described in this prospectus may be different from those set forth in the following tables. Further, due to the COVID-19 pandemic, the historical delinquency, repossession and net loss information included in the tables below for fiscal years 2020 and onwards may not accurately predict the performance of World Omni Financial Corp.’s portfolio of retail installment sale contracts or particular pools of retail installment sale contracts in the near future.

The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankruptcy contracts. As of March 31, 2024, the number of bankrupt contracts greater than 60 days past due was 1,546. The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due.

The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of the Issuing Entity with respect to the Receivables, will be similar to that described below. Losses and delinquencies are affected by general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

Delinquency Experience
(Dollars in Thousands)

	At March 31,		At December 31,
	2024	2023	2023	2022	2021	2020	2019
Ending Net Receivables	$13,664,364	$12,690,713	$13,521,099	$12,739,696	$12,438,689	$11,961,792	$11,409,089
Ending Number of Contracts	612,955	593,394	610,440	596,766	602,402	604,898	596,514
Number of Delinquent Contracts(1)
31-60 Days	9,291	8,336	10,854	9,767	8,069	8,703	10,288
61-90 Days	2,577	1,937	3,107	2,890	2,137	2,423	2,911
91-120 Days	331	289	542	500	387	320	464
121 Days and Over	23	12	44	28	27	13	80
Total(2)	12,222	10,574	14,547	13,185	10,620	11,459	13,743
Percent of Delinquent Contracts
31-60 Days	1.52%	1.40%	1.78%	1.64%	1.34%	1.44%	1.72%
61-90 Days	0.42%	0.33%	0.51%	0.48%	0.35%	0.40%	0.49%
91-120 Days	0.05%	0.05%	0.09%	0.08%	0.06%	0.05%	0.08%
121 Days and Over	0.00%*	0.00%*	0.01%	0.00%*	0.00%*	0.00%*	0.01%
Total(2)	1.99%	1.78%	2.38%	2.21%	1.76%	1.89%	2.30%
Dollar Amount of Delinquent Contracts(1)
31-60 Days	$206,611	$177,117	$236,201	$204,164	$161,783	$170,525	$192,209
61-90 Days	$59,960	$43,446	$70,492	$61,506	$43,824	$49,442	$56,562
91-120 Days	$8,592	$7,443	$13,896	$11,615	$8,762	$7,098	$9,587
121 Days and Over	$513	$490	$1,492	$821	$746	$241	$2,352
Total(2)	$275,676	$228,495	$322,080	$278,106	$215,116	$227,307	$260,710
Percent of Dollar Amount of Delinquent Contracts
31-60 Days	1.51%	1.40%	1.75%	1.60%	1.30%	1.43%	1.68%
61-90 Days	0.44%	0.34%	0.52%	0.48%	0.35%	0.41%	0.50%
91-120 Days	0.06%	0.06%	0.10%	0.09%	0.07%	0.06%	0.08%
121 Days and Over	0.00%*	0.00%*	0.01%	0.01%	0.01%	0.00%*	0.02%
Total(2)	2.02%	1.80%	2.38%	2.18%	1.73%	1.90%	2.29%

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when an obligor owes more than $40 of the scheduled payment after the related due date. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	Numbers may not total due to rounding.

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

Net Loss and Repossession Experience
(Dollars in Thousands)

	Three Months Ending March 31,		As of and For the Twelve Months Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Ending Net Receivables	$13,664,364	$12,690,713	$13,521,099	$12,739,696	$12,438,689	$11,961,792	$11,409,089
Ending Number of Contracts	612,955	593,394	610,440	596,766	602,402	604,898	596,514
Average Portfolio Outstanding During the Period	$13,595,270	$12,723,855	$12,988,220	$12,466,833	$12,295,671	$11,585,335	$10,919,473
Average Number of Contracts Outstanding During the Period	611,778	595,323	599,056	594,540	607,305	598,081	580,291
Number of Repossessions	1,816	1,554	6,180	6,137	6,757	8,463	10,985
Repossessions as a Percentage of Average Number of Contracts Outstanding	1.19%	1.04%	1.03%	1.03%	1.11%	1.42%	1.89%
Gross Charge-Offs	$23,925	$16,637	$85,933	$84,940	$59,392	$133,142	$133,019
Recoveries	$(4,366)	$(8,228)	$(36,587)	$(48,298)	$(30,452)	$(35,003)	$(26,796)
Net Charge-Off Losses	$19,559	$8,408	$49,346	$36,641	$28,940	$98,140	$106,223
Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding	0.58%	0.26%	0.38%	0.29%	0.24%	0.85%	0.97%

“Repossessions as a Percentage of Average Number of Contracts Outstanding” and “Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding” for any period of less than one year have been annualized. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during the period, plus accrued but unpaid interest earned through the period of charge-off, minus the total amount recovered during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged-off and does not net any expenses incurred to dispose of or recover vehicles. Net Charge-Off Losses equal gross charge-offs minus recoveries of retail installment sale contracts previously charged-off.

STATIC POOL INFORMATION ABOUT CERTAIN PREVIOUS VINTAGE ORIGINATION YEARS
AND PRIOR SECURITIZED POOLS

The pool of retail installment sale contracts selected for this transaction is comprised of retail installment sale contracts secured by (i) Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, (ii) used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination and (iii) new Toyota-branded vehicles with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination. Appendix A to this prospectus sets forth in tabular and graphic format information regarding non-prime retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination. Additionally, Appendix A to this prospectus also sets forth in tabular and graphical format information regarding retail installment sale contracts originated by World Omni Financial Corp. since April 2019 by vintage origination year, secured by a new Toyota-branded vehicle with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination.

Appendix B to this prospectus sets forth in tabular and graphic format static pool information regarding specified pools of non-prime retail installment sale contracts securitized by the Sponsor during the five years preceding the date of this prospectus. With respect to the original portfolio characteristics and geographic information in Appendix B, the term “securitized pool” refers to the Receivables included in the applicable pool of Receivables. The original portfolio characteristics and geographic information of each securitized pool described in Appendix B are based on the securitized pool as of the related Cutoff Date. The other information regarding such securitized pools is presented as of May 31, 2024.

World Omni Financial Corp.’s underwriting standards and procedures have remained consistent over time. However, the characteristics of the Receivables included in the vintage origination and static pool information discussed above, as well as the social, economic and other conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables in the securitized pool described in this prospectus and the social, economic and other conditions existing at the time when such Receivables were originated and those that will exist in the future when such Receivables are required to be repaid. There is no assurance that World Omni Financial Corp.’s delinquency, cumulative net loss, and prepayment experience with respect to the Receivables included in the securitized pool described in this prospectus will be similar to that described in Appendix A or Appendix B to this prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES

Subject to certain exceptions, the Receivables are prepayable at any time without charge. For this purpose, “prepayments” include prepayments in full which may include, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and Receivables repurchased for administrative reasons.  A variety of economic, social, and other factors may influence the rate of prepayments on the Receivables. In addition, the Receivables may include contracts originated in conjunction with financing programs in which the obligor is given a cash rebate if the obligor enters into the contract. No assurance can be given as to the prepayment rates on contracts originated under those programs. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of Receivables. The exercise by the Servicer of its option to purchase the Receivables and cause a redemption of the Notes under the conditions described in “Description of the Notes—Redemption Upon Optional Purchase” in this prospectus will also accelerate the payment of the Notes.

The following information is provided solely to illustrate the effect of prepayments on the Receivables on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Receivables.

Prepayments on motor vehicle Receivables may be measured by a prepayment standard or model. The prepayment model used in this prospectus, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. The absolute prepayment model further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.00% absolute prepayment model rate means that 100 contracts prepay each month. The absolute prepayment model does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the Receivables. We cannot assure you that the Receivables will prepay at any assumed rate.

The tables beginning on page 92 have been prepared on the basis of the characteristics of the Receivables in the pool. Each absolute prepayment model table assumes that:

•	the Issuing Entity issues Class A-1 Notes with an initial principal amount of $135,000,000, Class A-2 Notes with an initial principal amount of $285,250,000 (consisting of Class A-2a Notes with an initial principal amount of $71,310,000 and Class A-2b Notes with an initial principal amount of $213,940,000), Class A-3 Notes with an initial principal amount of $190,180,000, Class B Notes with an initial principal amount of $36,710,000, Class C Notes with an initial principal amount of $57,050,000, Class D Notes with an initial principal amount of $39,900,000, and Class E Notes with an initial principal amount of $29,920,000;

•	the Issuing Entity will repay principal to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full;

•	the Receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the Receivables;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

•	interest accrues on the Notes at the assumed rate of 5.856% per annum for the Class A-1 Notes based on an actual/360 day count, 5.79% per annum for the Class A-2a Notes based on a 30/360 day count, 6.18844% per annum for the Class A-2b Notes based on an actual/360 day count, 5.51% per annum for the Class A-3 Notes based on a 30/360 day count, 5.50% per annum for the Class B Notes based on a 30/360 day count, and 5.66% per annum for the Class C Notes based on a 30/360 day count;

•	no Benchmark Transition Event has occurred;

•	interest does not accrue and is not paid with respect to the Class D Notes and the Class E Notes;

•	payments on the Notes are made on each Payment Date (and each Payment Date is assumed to be the 15th day of each applicable month, regardless of whether such 15th day is a business day) commencing on August 15, 2024;

•	the reserve account is funded with an amount equal to $3,989,730.31;

•	the aggregate starting principal balance of the Receivables is $797,946,062.88;

•	the Closing Date is July 24, 2024;

•	except for the calculation of the Weighted Average Life to Maturity, the Servicer exercises its option to purchase all of the Receivables and cause a redemption of the Notes on the first Payment Date on which the aggregate principal balance of the Receivables is equal to 10.00% or less of the aggregate starting principal balance of the Receivables;

•	the servicing fee for each month is equal to a rate of 1/12th of 1.25% of the aggregate principal balance of Receivables as of the first day of the related Collection Period, provided that, for the first Collection Period, the servicing fee will be pro-rated to compensate for the length of the initial Collection Period not equaling one month;

•	no event of default has occurred; and

•	no amounts will be owed by the Issuing Entity to the Asset Representations Reviewer.

For purposes of these absolute prepayment model tables, the Receivables have an assumed next Payment Date as set forth in the table below. Each absolute prepayment model table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates, shown at various constant absolute prepayment model percentages.

The absolute prepayment model tables also assume that (a) the Receivables have been aggregated into 16 hypothetical pools with all of the Receivables within each such pool having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool’s aggregate starting principal balance, weighted average contract rate, weighted average remaining term to maturity and seasoning as of the assumed Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

		Assumed Receivables Characteristics

Pool	Next Payment Date	Aggregate Starting Principal Balance	Weighted Average Contract Rate	Weighted Average Remaining Term to Maturity (Months)	Seasoning (Months)
1	August 2024	$616,658.52	8.929%	10	63
2	August 2024	1,277,842.92	9.394%	17	56
3	August 2024	191,672.67	6.397%	31	22
4	August 2024	747,534.90	9.249%	44	24
5	August 2024	6,006,998.34	10.197%	58	14
6	August 2024	27,037,056.57	11.599%	68	6
7	August 2024	16,666,643.65	10.121%	74	3
8	August 2024	3,732,561.72	8.699%	76	2
9	July 2024	8,306,761.30	8.764%	10	63
10	July 2024	18,122,787.00	9.829%	17	57
11	July 2024	3,003,592.23	6.722%	32	19
12	July 2024	11,111,735.59	9.208%	44	23
13	July 2024	83,982,021.46	9.855%	58	14
14	July 2024	368,363,047.63	11.646%	67	7
15	July 2024	190,722,726.57	10.569%	74	3
16	July 2024	58,056,421.81	8.729%	76	2
Total		$797,946,062.88

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level until maturity or that all of the Receivables will prepay at the same level. Moreover, the diverse terms of the Receivables could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the weighted average remaining term to maturity and the seasoning of the Receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of Notes.

Percentage of Original Class A-1 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	87.51%	84.28%	78.74%	59.89%	56.08%
September 2024	74.73%	68.15%	57.18%	37.33%	29.54%
October 2024	61.95%	52.16%	36.30%	16.44%	4.77%
November 2024	49.25%	36.38%	16.50%	0.00%	0.00%
December 2024	36.55%	20.74%	0.00%	0.00%	0.00%
January 2025	23.93%	5.35%	0.00%	0.00%	0.00%
February 2025	13.07%	0.00%	0.00%	0.00%	0.00%
March 2025	3.16%	0.00%	0.00%	0.00%	0.00%
April 2025	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	0.35	0.28	0.22	0.15	0.13
Weighted Average Life to Maturity (years)(1)	0.35	0.28	0.22	0.15	0.13

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class A-2a and Class A-2b Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	98.05%	90.74%
December 2024	100.00%	100.00%	99.00%	88.44%	79.73%
January 2025	100.00%	100.00%	91.07%	80.22%	70.07%
February 2025	100.00%	96.62%	84.00%	72.28%	60.58%
March 2025	100.00%	90.78%	77.08%	64.46%	51.24%
April 2025	96.82%	85.00%	70.31%	56.76%	42.08%
May 2025	92.15%	79.30%	63.79%	49.17%	33.07%
June 2025	87.75%	73.86%	57.56%	41.71%	24.24%
July 2025	83.38%	68.50%	51.41%	34.37%	15.58%
August 2025	79.02%	63.20%	45.36%	27.16%	7.10%
September 2025	74.67%	57.95%	39.38%	20.07%	0.00%
October 2025	70.33%	52.77%	33.50%	13.11%	0.00%
November 2025	66.00%	47.65%	27.70%	6.29%	0.00%
December 2025	61.67%	42.58%	21.98%	0.00%	0.00%
January 2026	57.69%	37.80%	16.35%	0.00%	0.00%
February 2026	53.74%	33.08%	10.81%	0.00%	0.00%
March 2026	49.79%	28.41%	5.37%	0.00%	0.00%
April 2026	45.86%	23.79%	0.01%	0.00%	0.00%
May 2026	41.93%	19.22%	0.00%	0.00%	0.00%
June 2026	38.01%	14.69%	0.00%	0.00%	0.00%
July 2026	34.09%	10.22%	0.00%	0.00%	0.00%
August 2026	30.19%	5.79%	0.00%	0.00%	0.00%
September 2026	26.29%	1.42%	0.00%	0.00%	0.00%
October 2026	22.41%	0.00%	0.00%	0.00%	0.00%
November 2026	18.53%	0.00%	0.00%	0.00%	0.00%
December 2026	14.66%	0.00%	0.00%	0.00%	0.00%
January 2027	10.80%	0.00%	0.00%	0.00%	0.00%
February 2027	6.96%	0.00%	0.00%	0.00%	0.00%
March 2027	3.12%	0.00%	0.00%	0.00%	0.00%
April 2027	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	1.70	1.34	1.05	0.85	0.70
Weighted Average Life to Maturity (years)(1)	1.70	1.34	1.05	0.85	0.70

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class A-3 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	98.18%
October 2025	100.00%	100.00%	100.00%	100.00%	86.90%
November 2025	100.00%	100.00%	100.00%	100.00%	74.91%
December 2025	100.00%	100.00%	100.00%	99.39%	63.21%
January 2026	100.00%	100.00%	100.00%	90.48%	52.00%
February 2026	100.00%	100.00%	100.00%	80.79%	41.06%
March 2026	100.00%	100.00%	100.00%	71.31%	30.40%
April 2026	100.00%	100.00%	100.00%	62.04%	20.01%
May 2026	100.00%	100.00%	92.12%	52.99%	9.93%
June 2026	100.00%	100.00%	85.27%	44.15%	0.13%
July 2026	100.00%	100.00%	77.62%	35.53%	0.00%
August 2026	100.00%	100.00%	70.11%	27.14%	0.00%
September 2026	100.00%	100.00%	62.76%	18.97%	0.00%
October 2026	100.00%	95.65%	55.55%	11.03%	0.00%
November 2026	100.00%	90.18%	48.50%	3.41%	0.00%
December 2026	100.00%	83.83%	41.60%	0.00%	0.00%
January 2027	100.00%	77.56%	34.86%	0.00%	0.00%
February 2027	100.00%	71.37%	28.27%	0.00%	0.00%
March 2027	100.00%	65.27%	21.85%	0.00%	0.00%
April 2027	98.98%	59.29%	15.61%	0.00%	0.00%
May 2027	94.26%	53.40%	9.53%	0.00%	0.00%
June 2027	88.56%	47.59%	3.62%	0.00%	0.00%
July 2027	82.88%	41.87%	0.00%	0.00%	0.00%
August 2027	77.23%	36.25%	0.00%	0.00%	0.00%
September 2027	71.58%	30.71%	0.00%	0.00%	0.00%
October 2027	65.96%	25.27%	0.00%	0.00%	0.00%
November 2027	60.35%	19.92%	0.00%	0.00%	0.00%
December 2027	54.77%	14.67%	0.00%	0.00%	0.00%
January 2028	49.20%	9.52%	0.00%	0.00%	0.00%
February 2028	43.65%	4.47%	0.00%	0.00%	0.00%
March 2028	38.13%	0.00%	0.00%	0.00%	0.00%
April 2028	32.73%	0.00%	0.00%	0.00%	0.00%
May 2028	27.36%	0.00%	0.00%	0.00%	0.00%
June 2028	22.02%	0.00%	0.00%	0.00%	0.00%
July 2028	16.69%	0.00%	0.00%	0.00%	0.00%
August 2028	11.39%	0.00%	0.00%	0.00%	0.00%
September 2028	6.10%	0.00%	0.00%	0.00%	0.00%
October 2028	0.84%	0.00%	0.00%	0.00%	0.00%
November 2028	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	3.51	2.91	2.35	1.89	1.54
Weighted Average Life to Maturity (years)(1)	3.51	2.91	2.35	1.89	1.54

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class B Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	100.00%
December 2025	100.00%	100.00%	100.00%	100.00%	100.00%
January 2026	100.00%	100.00%	100.00%	100.00%	100.00%
February 2026	100.00%	100.00%	100.00%	100.00%	100.00%
March 2026	100.00%	100.00%	100.00%	100.00%	100.00%
April 2026	100.00%	100.00%	100.00%	100.00%	100.00%
May 2026	100.00%	100.00%	100.00%	100.00%	100.00%
June 2026	100.00%	100.00%	100.00%	100.00%	100.00%
July 2026	100.00%	100.00%	100.00%	100.00%	51.39%
August 2026	100.00%	100.00%	100.00%	100.00%	2.16%
September 2026	100.00%	100.00%	100.00%	100.00%	0.00%
October 2026	100.00%	100.00%	100.00%	100.00%	0.00%
November 2026	100.00%	100.00%	100.00%	100.00%	0.00%
December 2026	100.00%	100.00%	100.00%	79.37%	0.00%
January 2027	100.00%	100.00%	100.00%	42.25%	0.00%
February 2027	100.00%	100.00%	100.00%	5.07%	0.00%
March 2027	100.00%	100.00%	100.00%	0.00%	0.00%
April 2027	100.00%	100.00%	100.00%	0.00%	0.00%
May 2027	100.00%	100.00%	100.00%	0.00%	0.00%
June 2027	100.00%	100.00%	100.00%	0.00%	0.00%
July 2027	100.00%	100.00%	89.01%	0.00%	0.00%
August 2027	100.00%	100.00%	60.14%	0.00%	0.00%
September 2027	100.00%	100.00%	32.17%	0.00%	0.00%
October 2027	100.00%	100.00%	3.79%	0.00%	0.00%
November 2027	100.00%	100.00%	0.00%	0.00%	0.00%
December 2027	100.00%	100.00%	0.00%	0.00%	0.00%
January 2028	100.00%	100.00%	0.00%	0.00%	0.00%
February 2028	100.00%	100.00%	0.00%	0.00%	0.00%
March 2028	100.00%	97.50%	0.00%	0.00%	0.00%
April 2028	100.00%	72.70%	0.00%	0.00%	0.00%
May 2028	100.00%	48.44%	0.00%	0.00%	0.00%
June 2028	100.00%	24.52%	0.00%	0.00%	0.00%
July 2028	100.00%	0.00%	0.00%	0.00%	0.00%
August 2028	100.00%	0.00%	0.00%	0.00%	0.00%
September 2028	100.00%	0.00%	0.00%	0.00%	0.00%
October 2028	100.00%	0.00%	0.00%	0.00%	0.00%
November 2028	77.25%	0.00%	0.00%	0.00%	0.00%
December 2028	50.24%	0.00%	0.00%	0.00%	0.00%
January 2029	23.10%	0.00%	0.00%	0.00%	0.00%
February 2029	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	4.43	3.84	3.13	2.50	2.02
Weighted Average Life to Maturity (years)(1)	4.43	3.84	3.13	2.50	2.02

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class C Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	100.00%
December 2025	100.00%	100.00%	100.00%	100.00%	100.00%
January 2026	100.00%	100.00%	100.00%	100.00%	100.00%
February 2026	100.00%	100.00%	100.00%	100.00%	100.00%
March 2026	100.00%	100.00%	100.00%	100.00%	100.00%
April 2026	100.00%	100.00%	100.00%	100.00%	100.00%
May 2026	100.00%	100.00%	100.00%	100.00%	100.00%
June 2026	100.00%	100.00%	100.00%	100.00%	100.00%
July 2026	100.00%	100.00%	100.00%	100.00%	100.00%
August 2026	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	69.86%
October 2026	100.00%	100.00%	100.00%	100.00%	42.74%
November 2026	100.00%	100.00%	100.00%	100.00%	16.72%
December 2026	100.00%	100.00%	100.00%	100.00%	0.00%
January 2027	100.00%	100.00%	100.00%	100.00%	0.00%
February 2027	100.00%	100.00%	100.00%	100.00%	0.00%
March 2027	100.00%	100.00%	100.00%	79.63%	0.00%
April 2027	100.00%	100.00%	100.00%	56.82%	0.00%
May 2027	100.00%	100.00%	100.00%	34.86%	0.00%
June 2027	100.00%	100.00%	100.00%	13.74%	0.00%
July 2027	100.00%	100.00%	100.00%	0.00%	0.00%
August 2027	100.00%	100.00%	100.00%	0.00%	0.00%
September 2027	100.00%	100.00%	100.00%	0.00%	0.00%
October 2027	100.00%	100.00%	100.00%	0.00%	0.00%
November 2027	100.00%	100.00%	84.64%	0.00%	0.00%
December 2027	100.00%	100.00%	67.48%	0.00%	0.00%
January 2028	100.00%	100.00%	50.97%	0.00%	0.00%
February 2028	100.00%	100.00%	35.11%	0.00%	0.00%
March 2028	100.00%	100.00%	19.92%	0.00%	0.00%
April 2028	100.00%	100.00%	5.38%	0.00%	0.00%
May 2028	100.00%	100.00%	0.00%	0.00%	0.00%
June 2028	100.00%	100.00%	0.00%	0.00%	0.00%
July 2028	100.00%	99.98%	0.00%	0.00%	0.00%
August 2028	100.00%	84.55%	0.00%	0.00%	0.00%
September 2028	100.00%	69.49%	0.00%	0.00%	0.00%
October 2028	100.00%	54.82%	0.00%	0.00%	0.00%
November 2028	100.00%	40.53%	0.00%	0.00%	0.00%
December 2028	100.00%	26.63%	0.00%	0.00%	0.00%
January 2029	100.00%	13.13%	0.00%	0.00%	0.00%
February 2029	96.65%	0.00%	0.00%	0.00%	0.00%
March 2029	78.53%	0.00%	0.00%	0.00%	0.00%
April 2029	60.49%	0.00%	0.00%	0.00%	0.00%
May 2029	42.55%	0.00%	0.00%	0.00%	0.00%
June 2029	26.89%	0.00%	0.00%	0.00%	0.00%
July 2029	11.47%	0.00%	0.00%	0.00%	0.00%
August 2029	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	4.82	4.30	3.53	2.80	2.25
Weighted Average Life to Maturity (years)(1)	4.82	4.30	3.53	2.80	2.25

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class D Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	100.00%
December 2025	100.00%	100.00%	100.00%	100.00%	100.00%
January 2026	100.00%	100.00%	100.00%	100.00%	100.00%
February 2026	100.00%	100.00%	100.00%	100.00%	100.00%
March 2026	100.00%	100.00%	100.00%	100.00%	100.00%
April 2026	100.00%	100.00%	100.00%	100.00%	100.00%
May 2026	100.00%	100.00%	100.00%	100.00%	100.00%
June 2026	100.00%	100.00%	100.00%	100.00%	100.00%
July 2026	100.00%	100.00%	100.00%	100.00%	100.00%
August 2026	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	0.00%
January 2027	100.00%	100.00%	100.00%	100.00%	0.00%
February 2027	100.00%	100.00%	100.00%	100.00%	0.00%
March 2027	100.00%	100.00%	100.00%	100.00%	0.00%
April 2027	100.00%	100.00%	100.00%	100.00%	0.00%
May 2027	100.00%	100.00%	100.00%	100.00%	0.00%
June 2027	100.00%	100.00%	100.00%	100.00%	0.00%
July 2027	100.00%	100.00%	100.00%	0.00%	0.00%
August 2027	100.00%	100.00%	100.00%	0.00%	0.00%
September 2027	100.00%	100.00%	100.00%	0.00%	0.00%
October 2027	100.00%	100.00%	100.00%	0.00%	0.00%
November 2027	100.00%	100.00%	100.00%	0.00%	0.00%
December 2027	100.00%	100.00%	100.00%	0.00%	0.00%
January 2028	100.00%	100.00%	100.00%	0.00%	0.00%
February 2028	100.00%	100.00%	100.00%	0.00%	0.00%
March 2028	100.00%	100.00%	100.00%	0.00%	0.00%
April 2028	100.00%	100.00%	100.00%	0.00%	0.00%
May 2028	100.00%	100.00%	0.00%	0.00%	0.00%
June 2028	100.00%	100.00%	0.00%	0.00%	0.00%
July 2028	100.00%	100.00%	0.00%	0.00%	0.00%
August 2028	100.00%	100.00%	0.00%	0.00%	0.00%
September 2028	100.00%	100.00%	0.00%	0.00%	0.00%
October 2028	100.00%	100.00%	0.00%	0.00%	0.00%
November 2028	100.00%	100.00%	0.00%	0.00%	0.00%
December 2028	100.00%	100.00%	0.00%	0.00%	0.00%
January 2029	100.00%	100.00%	0.00%	0.00%	0.00%
February 2029	100.00%	0.00%	0.00%	0.00%	0.00%
March 2029	100.00%	0.00%	0.00%	0.00%	0.00%
April 2029	100.00%	0.00%	0.00%	0.00%	0.00%
May 2029	100.00%	0.00%	0.00%	0.00%	0.00%
June 2029	100.00%	0.00%	0.00%	0.00%	0.00%
July 2029	100.00%	0.00%	0.00%	0.00%	0.00%
August 2029	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	5.06	4.56	3.81	2.98	2.39
Weighted Average Life to Maturity (years)(1)	5.27	4.85	4.03	3.15	2.53

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class E Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	100.00%
November 2024	100.00%	100.00%	100.00%	100.00%	100.00%
December 2024	100.00%	100.00%	100.00%	100.00%	100.00%
January 2025	100.00%	100.00%	100.00%	100.00%	100.00%
February 2025	100.00%	100.00%	100.00%	100.00%	100.00%
March 2025	100.00%	100.00%	100.00%	100.00%	100.00%
April 2025	100.00%	100.00%	100.00%	100.00%	100.00%
May 2025	100.00%	100.00%	100.00%	100.00%	100.00%
June 2025	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	100.00%
December 2025	100.00%	100.00%	100.00%	100.00%	100.00%
January 2026	100.00%	100.00%	100.00%	100.00%	100.00%
February 2026	100.00%	100.00%	100.00%	100.00%	100.00%
March 2026	100.00%	100.00%	100.00%	100.00%	100.00%
April 2026	100.00%	100.00%	100.00%	100.00%	100.00%
May 2026	100.00%	100.00%	100.00%	100.00%	100.00%
June 2026	100.00%	100.00%	100.00%	100.00%	100.00%
July 2026	100.00%	100.00%	100.00%	100.00%	100.00%
August 2026	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	0.00%
January 2027	100.00%	100.00%	100.00%	100.00%	0.00%
February 2027	100.00%	100.00%	100.00%	100.00%	0.00%
March 2027	100.00%	100.00%	100.00%	100.00%	0.00%
April 2027	100.00%	100.00%	100.00%	100.00%	0.00%
May 2027	100.00%	100.00%	100.00%	100.00%	0.00%
June 2027	100.00%	100.00%	100.00%	100.00%	0.00%
July 2027	100.00%	100.00%	100.00%	0.00%	0.00%
August 2027	100.00%	100.00%	100.00%	0.00%	0.00%
September 2027	100.00%	100.00%	100.00%	0.00%	0.00%
October 2027	100.00%	100.00%	100.00%	0.00%	0.00%
November 2027	100.00%	100.00%	100.00%	0.00%	0.00%
December 2027	100.00%	100.00%	100.00%	0.00%	0.00%
January 2028	100.00%	100.00%	100.00%	0.00%	0.00%
February 2028	100.00%	100.00%	100.00%	0.00%	0.00%
March 2028	100.00%	100.00%	100.00%	0.00%	0.00%
April 2028	100.00%	100.00%	100.00%	0.00%	0.00%
May 2028	100.00%	100.00%	0.00%	0.00%	0.00%
June 2028	100.00%	100.00%	0.00%	0.00%	0.00%
July 2028	100.00%	100.00%	0.00%	0.00%	0.00%
August 2028	100.00%	100.00%	0.00%	0.00%	0.00%
September 2028	100.00%	100.00%	0.00%	0.00%	0.00%
October 2028	100.00%	100.00%	0.00%	0.00%	0.00%
November 2028	100.00%	100.00%	0.00%	0.00%	0.00%
December 2028	100.00%	100.00%	0.00%	0.00%	0.00%
January 2029	100.00%	100.00%	0.00%	0.00%	0.00%
February 2029	100.00%	0.00%	0.00%	0.00%	0.00%
March 2029	100.00%	0.00%	0.00%	0.00%	0.00%
April 2029	100.00%	0.00%	0.00%	0.00%	0.00%
May 2029	100.00%	0.00%	0.00%	0.00%	0.00%
June 2029	100.00%	0.00%	0.00%	0.00%	0.00%
July 2029	100.00%	0.00%	0.00%	0.00%	0.00%
August 2029	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	5.06	4.56	3.81	2.98	2.39
Weighted Average Life to Maturity (years)(1)	5.67	5.39	4.55	3.50	2.77

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

NOTE POOL FACTORS AND OTHER INFORMATION

The note pool factor with respect to any class of Notes is a seven-digit decimal which the Servicer will compute each month indicating the outstanding principal amount of that class of Notes, as of the applicable Payment Date, as a fraction of the initial principal amount of that class of Notes. The note pool factor will be 1.0000000 as of the Closing Date; thereafter, the note pool factor will decline to reflect reductions in the principal amount of the applicable class of Notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes is the product of (1) the original denomination of your Note and (2) the note pool factor.

Under the indenture, the Indenture Trustee will receive monthly reports from the Servicer (each such monthly report, a “Servicer Certificate”) concerning the payments received on the Receivables, the note pool factors and various other items of information. The Indenture Trustee will post these Servicer Certificates to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus. The Indenture Trustee will furnish to the Noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Trust Documents—Reports to Noteholders” in this prospectus.

USE OF PROCEEDS

The Depositor will use the net proceeds of the sale of the Notes (1) to purchase the Receivables from World Omni Financial Corp. and (2) to deposit the Reserve Account Initial Deposit into the reserve account. World Omni Financial Corp. or its affiliates may use a portion of the net proceeds of the sale of the Notes to pay their respective debts, including debt secured by the Receivables prior to their transfer to the Issuing Entity and for general purposes. Any such debt may be owed to the Indenture Trustee, the Owner Trustee or one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator or provide liquidity lines.

THE SERVICER AND SPONSOR

Information regarding World Omni Financial Corp., the Servicer and Sponsor, is set forth under “World Omni Financial Corp.” and “World Omni Financial Corp.’s Automobile Finance Business” in this prospectus.

Repurchases of Receivables in Prior Securitized Pools

The trust documents for prior securitizations of retail installment sale contracts and financed vehicles sponsored by World Omni Financial Corp. contain covenants requiring the repurchase of an underlying Receivable from the related pool for the breach of a representation or warranty. World Omni Financial Corp., as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized Receivables that were the subject of a demand to repurchase. In the three-year period ended March 31, 2024, there was no activity to report with respect to any demand to repurchase Receivables under any such prior securitization sponsored by World Omni Financial Corp. World Omni Financial Corp. filed its most recent report on Form ABS-15G with the SEC on January 9, 2024. World Omni Financial Corp.’s CIK number is 0001004150. For additional information about obtaining a copy of the report, you should refer to “Incorporation of Certain Information By Reference” in this prospectus.

DESCRIPTION OF THE NOTES

The Notes will be issued under the terms of an indenture between the Issuing Entity and the Indenture Trustee. We have filed a form of the indenture and trust agreement as exhibits to the registration statement, but the form agreements do not describe the specific terms of the Notes. We will file a copy of the final form of the indenture with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the Notes; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

The Offered Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, and the Retained Notes will be issued in minimum denominations of $250,000 and integral multiples of $1,000. The Offered Notes will be issued in book-entry form only, through DTC, Clearstream or Euroclear. The Retained Notes will initially be issued in physical form only. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. Each class of Notes will evidence debt of the Issuing Entity secured by the trust assets. Neither the Notes nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of the class.

Payments of Interest

Interest on the principal amounts of the classes of the Notes will accrue at the Notes’ respective per annum interest rates and will be payable to the Noteholders monthly on each Payment Date, commencing August 15, 2024. Payments will be made to the Noteholders of record as of the business day immediately preceding such Payment Date or, if definitive Notes are issued, as of the 15th day of the preceding month. Interest will accrue on the outstanding principal amount of the Notes as of the previous Payment Date at the applicable interest rate during the related interest accrual period.

The Class D Notes and the Class E Notes will not bear an interest rate. The interest rate for the Class A-1 Notes, Class A-3 Notes, Class B Notes and the Class C Notes will be a fixed rate as set forth on the cover page of this prospectus.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described on the cover page of this prospectus. However, the benchmark and the applicable spread may change under certain circumstances (as described below). The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes. The Depositor expects that the principal amount of any Class A-2b Notes will not exceed $213,940,000.

If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

The “SOFR Rate” will be determined by the Administrator for each interest accrual period on the second U.S. Government Securities Business Day before the first day of such interest accrual period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not SOFR, the time determined by the Administrator (on behalf of the Issuing Entity) after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the Administrator (on behalf of the Issuing Entity) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR. However, the Administrator (on behalf of the Issuing Entity) will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the Notes the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1) the applicable compounded average of SOFR for the Corresponding Tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY’s website.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Notwithstanding the foregoing, if the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator (on behalf of the Issuing Entity) will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all such determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Administrator (on behalf of the Issuing Entity), in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

The Administrator will deliver written notice (including by email) to each rating agency hired by the Sponsor to rate the Notes, the Indenture Trustee and the Servicer on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator (on behalf of the Issuing Entity) has determined with respect to the related interest accrual period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator (on behalf of the Issuing Entity) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes will be given to the Indenture Trustee and the Servicer, and included in the Servicer Certificate. Notwithstanding anything in the trust documents to the contrary, upon the receipt of such notice by the rating agencies hired by the Sponsor to rate the Notes, the Indenture Trustee and the Servicer, and inclusion of such information in the Servicer Certificate, the relevant trust documents will be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant trust documents.

Any determination, decision or election that may be made by the Issuing Entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Issuing Entity’s sole discretion, and, notwithstanding anything to the contrary in the trust documents, will become effective without consent from any other party. None of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor, the Servicer or their respective affiliates will have any liability for any determination made by or on behalf of the Issuing Entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor, the Servicer or their respective affiliates relating to any such determinations.

With respect to a Benchmark Transition Event, the following terms will have the following respective meanings:

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator (on behalf of the Issuing Entity) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator (on behalf of the Issuing Entity) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Neither the Owner Trustee nor the Indenture Trustee shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of the SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. The foregoing obligations will be performed by the Administrator, on behalf of the Issuing Entity, pursuant to the Administration Agreement.

Neither the Owner Trustee nor the Indenture Trustee shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the indenture as a result of the unavailability of the SOFR Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other party, including without limitation the Administrator or the Issuing Entity, in providing any direction, instruction, notice or information required or contemplated by the terms of the indenture and reasonably required for the performance of such duties. The Owner Trustee and the Indenture Trustee shall be entitled to rely conclusively upon any determination made, and any instruction, notice, officer’s certificate or other instrument or information provided by the Administrator, Servicer or Depositor without independent verification, investigation or inquiry of any kind by the Owner Trustee or the Indenture Trustee.

Neither the Owner Trustee nor the Indenture Trustee shall have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Notes, including but not limited to the FRBNY’s Website (or any successor source), for any rates compiled by the FRBNY or any successor thereto, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous Payment Date to but excluding the related Payment Date, except for the initial interest accrual period, which period will be from and including the Closing Date to but excluding the initial Payment Date) and a 360-day year. This means that the interest due on the Class A-1 Notes and the Class A-2b Notes on each Payment Date will be the product of:

•	the outstanding principal amount of the Class A-1 Notes or the Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date divided by 360.

The Class D Notes and the Class E Notes will not bear an interest rate, and therefore interest will not accrue or be paid with respect to the Class D Notes or the Class E Notes. Interest for a related period on the Class A-2a, Class A-3, Class B and Class C Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of Notes on each Payment Date will be the product of:

•	the outstanding principal amount of the related class of Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial Payment Date, 21, assuming a Closing Date of July 24, 2024) divided by 360.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply the Available Funds and any withdrawals from the reserve account to make interest payments on the Notes. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus.

Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes, and interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. As described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes and the Class C Notes, and the Class A Notes and the Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the Notes are declared to be due and payable due to the occurrence of an event of default, unless such event of default has been waived or rescinded at the written request of Noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the Notes until interest on the Class A Notes has been paid in full, then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class B Notes until interest on the Class B Notes has been paid in full, and then each holder of Class C Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class C Notes until interest on the Class C Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full.

Payments of Principal

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, remit principal payments to the Noteholders in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal amount of the Notes as of the day immediately preceding that Payment Date over

•	the Pool Balance less the Overcollateralization Target Amount for that Payment Date.

The Indenture Trustee generally will remit principal payments on the Notes from Available Funds, if any, remaining after the payment of interest on the Notes. Amounts in the reserve account are also available to make payments of principal of a class of Notes on the Final Scheduled Payment Date for that class of Notes and other payments of principal in certain limited circumstances. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” and “—Reserve Account” in this prospectus.

We refer to the calendar month immediately preceding each Payment Date as a “Collection Period.” The Collection Period for the initial Payment Date shall be from, but excluding, the Cutoff Date to and including July 31, 2024. A business day is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware, the states in which the servicing offices of the Servicer are located or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law, regulation or executive order to be closed.

On the business day immediately preceding each Payment Date the Servicer shall determine the amount in the collection account for the Collection Period preceding such Payment Date.

On each Payment Date, from the amounts allocated to the holders of the Notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7), (8), (9) and (11) in “Description of the Trust Documents—Distributions—Allocations and Distributions,” the Issuing Entity will pay principal of the Notes in the following order of priority:

(1)	to the Class A-1 Notes until they are paid in full;

(2)	to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, until they are paid in full;

(3)	to the Class A-3 Notes until they are paid in full;

(4)	to the Class B Notes until they are paid in full;

(5)	to the Class C Notes until they are paid in full;

(6)	to the Class D Notes until they are paid in full; and

(7)	to the Class E Notes until they are paid in full.

If the Notes are declared to be due and payable following the occurrence of an event of default, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full;

(3)	to the holders of the Class B Notes until they are paid in full;

(4)	to the holders of the Class C Notes until they are paid in full;

(5)	to the holders of the Class D Notes until they are paid in full; and

(6)	to the holders of the Class E Notes until they are paid in full.

On the Final Scheduled Payment Date for a class of Notes, the principal amount of that class of Notes, to the extent not previously paid, will be due. The Final Scheduled Payment Dates for each class of Notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the Payment Date in August 2025;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Payment Date in February 2028;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Payment Date in February 2030;

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the Payment Date in June 2030;

•	the principal amount of the Class C Notes, to the extent not previously paid, will be due on the Payment Date in June 2030;

•	the principal amount of the Class D Notes, to the extent not previously paid, will be due on the Payment Date in July 2031; and

•	the principal amount of the Class E Notes, to the extent not previously paid, will be due on the Payment Date in August 2031.

The actual date on which the aggregate outstanding principal amount of any class of Notes is paid in full may be earlier than the Final Scheduled Payment Date for that class.

Redemption Upon Optional Purchase

The Servicer may, at its option, purchase all remaining Receivables from the Issuing Entity on any Payment Date following the last day of any Collection Period during which the aggregate principal balance of the Receivables is 10.00% or less of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity. The purchase price for the Receivables will at least equal the aggregate of the unpaid principal amount of the Notes plus accrued and unpaid interest as of such last day. Exercise of this right of redemption of the Receivables will result in the redemption of the Notes at a price equal to the aggregate outstanding principal amount of the Notes plus accrued and unpaid interest to but excluding the date of redemption. The Servicer or the Issuing Entity will notify the Indenture Trustee of an election to purchase the Receivables not later than the close of business on the first business day of the month in which the applicable redemption date occurs. Notice of redemption under the indenture must be given by the Indenture Trustee not later than 10 days prior to the redemption date to each holder of Notes. In addition, the Servicer or the Issuing Entity will notify each rating agency hired by the Sponsor to rate the Notes upon redemption of the Notes. The final distribution to any Noteholder will be made only upon surrender and cancellation of each Noteholder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination.

REGISTRATION OF THE NOTES

Book-Entry Registration

The Offered Notes will be available only in book-entry form except in the limited circumstances described below under “—Definitive Notes.” All book-entry Notes will be held by DTC, in the name of Cede & Co. as nominee of DTC. Noteholders’ interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their Notes through DTC, Clearstream or Euroclear, which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants.

The Offered Notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. Noteholders electing to hold interests in the Offered Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global Notes and no “lock-up” or restricted period. Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the Offered Notes.

Actions of Noteholders under the Indenture will be taken by DTC on instructions from its participants and payments, notices, reports and statements to be delivered to Noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry Notes for distribution to the Noteholders according to DTC’s rules and procedures. Noteholders may experience delays in receiving payments since distribution will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account. The ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the Offered Notes, may be limited due to the lack of a physical Note.

None of the Sponsor, the Depositor, the Issuing Entity, the Administrator, the Servicer, the Indenture Trustee, the note registrar or the Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the Offered Notes held by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests in the Offered Notes.

Definitive Notes

The Offered Notes will be issued in fully registered, certificated form as definitive Notes to the Noteholders of a given series or their nominees, only if:

•	the Administrator advises in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes, and the Administrator is unable to locate a qualified successor;

•	the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after an event of default under the indenture, Noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities advise DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the Noteholders’ best interest.

Distributions of principal of, and interest on, the Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in this prospectus, and as described in the indenture directly to holders of definitive Notes in whose names the definitive Notes were registered at the close of business on the applicable record date.

The distributions will be made by check or wire transfer to the address or designated account of the holder as it appears on the register maintained by the applicable trustee or by other means to the extent provided in the indenture. The final payment or distribution on any Note, however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a note registrar named in a notice delivered to holders of the definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Issuing Entity, Indenture Trustee or note registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the trust documents, which consist of:

(1)	the purchase agreement, between World Omni Financial Corp., as seller, and the Depositor, as purchaser;

(2)	the sale and servicing agreement, among the Issuing Entity, as the Issuing Entity, the Depositor, as Depositor, World Omni Financial Corp., as Servicer, and the Account Bank;

(3)	the indenture, among the Issuing Entity, the Indenture Trustee and the Account Bank;

(4)	the trust agreement, between the Depositor and the Owner Trustee;

(5)	the administration agreement, among the Issuing Entity, the Depositor, the Indenture Trustee and World Omni Financial Corp. as Administrator; and

(6)	the asset representations review agreement, among the Issuing Entity, as the Issuing Entity, World Omni Financial Corp., as Servicer and Administrator, and Clayton Fixed Income Services LLC, as Asset Representations Reviewer.

We have filed forms of the trust documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the Notes. We will file a copy of the final form of the trust documents with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the trust documents; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

Sale and Assignment of Receivables

On the Closing Date, the Depositor will purchase from World Omni Financial Corp., under the purchase agreement, without recourse, except for repurchases as a result of certain breaches of certain representations, warranties and covenants as provided in the purchase agreement, World Omni Financial Corp.’s entire interest in the Receivables, together with World Omni Financial Corp.’s security interests in the related financed vehicles. At the time of issuance of the Notes, the Depositor will sell and assign to the Issuing Entity, without recourse, except as provided in the sale and servicing agreement, its entire interest in the Receivables, together with its security interests in the financed vehicles. The Owner Trustee will, concurrently with such sale and assignment, execute on behalf of the Issuing Entity, and the Indenture Trustee, upon receipt of an order from the Issuing Entity, will authenticate and deliver to the Depositor, the Notes and the certificates in exchange for the Receivables. Upon delivery to the Depositor of the Notes and certificates, the Depositor will then sell the Offered Notes to the underwriters. We refer you to “Underwriting” in this prospectus.

Upon the execution of the trust documents, the issuance of the Notes as described in this paragraph and the filing of financing statements in the appropriate filing offices, the Indenture Trustee, on behalf of the Noteholders, will hold a first priority perfected security interest in the Receivables and all identifiable proceeds thereof. See “Some Legal Aspects of the Receivables—Security Interest in the Financed Vehicles” in this prospectus for more detail.

Representations and Warranties and Repurchases Upon Breach

The sale and servicing agreement will provide representations and warranties by World Omni Financial Corp. to the Depositor and the Issuing Entity, including, that:

•	the Servicer’s computer system does not reflect that any Receivable has been amended such that the amount of the obligor’s scheduled payments has been increased;

•	no provision of a Receivable has been waived, other than a discretionary waiver of a late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable or in connection with any extension which is reflected in the Servicer’s computer system;

•	the Servicer’s computer system does not reflect that any right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable;

•	the Servicer’s computer system does not reflect that any liens or claims have been filed for work, labor or materials relating to a financed vehicle that are liens prior or equal to the security interest in the financed vehicle granted by any Receivable;

•	no Receivable has a scheduled payment for which more than $40 is more than 30 days past due as of the Cutoff Date, and the Servicer’s computer system does not reflect that any default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing nor that a continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and World Omni Financial Corp. has not waived and, except as permitted by the sale and servicing agreement, shall not waive any of the foregoing;

•	under the terms of each Receivable, the related obligor is required to maintain physical damage insurance covering each financed vehicle;

•	as of the Cutoff Date each of the Receivables is secured by a first-priority perfected security interest in the financed vehicle in favor of World Omni Financial Corp. or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the financed vehicle in favor of World Omni Financial Corp.; and

•	to the best of World Omni Financial Corp.’s knowledge, each Receivable and the sale of the financed vehicle complied at origination, and comply in all material respects as of the Cutoff Date, with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the indenture, the Issuing Entity will assign its rights in the foregoing representations and warranties to the Indenture Trustee for the benefit of the Noteholders.

None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Issuing Entity, the Administrator or the Servicer has any obligation to investigate the accuracy of such representations and warranties of World Omni Financial Corp. or whether any Receivable may be an ineligible Receivable.

Upon discovery by or notice to World Omni Financial Corp. of a breach of any representation or warranty with respect to certain characteristics of the Receivables, including by receipt of a review report from the Asset Representations Reviewer indicating that a test was failed for a Receivable, World Omni Financial Corp. will investigate the Receivable or Receivables to confirm the breach and determine if it has materially and adversely affected the Receivable or Receivables. A Noteholder or beneficial owner of a Note may make a request or demand that a Receivable be repurchased due to a breach of a representation made about the Receivables by providing a repurchase request initially to the Indenture Trustee. Any request or demand that a Receivable be repurchased must be in writing and provide sufficient detail so as to allow World Omni Financial Corp. to reasonably investigate the alleged breach of the representations and warranties related to such Receivable. Unless the breach is cured by the last day of the second (or, if World Omni Financial Corp. elects, the first) month following notice to or discovery by World Omni Financial Corp. of such breach, if a repurchase is required, World Omni Financial Corp. will purchase the Receivable from the Issuing Entity for the Purchase Amount. World Omni Financial Corp. may at its option exercise its repurchase obligation on the last day of either the first or second month following discovery or notice of the breach. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Owner Trustee or the Indenture Trustee against World Omni Financial Corp. for any uncured breach.

The Depositor will report any requests or demands to repurchase Receivables and related activity and status on Form ABS-15G.

Asset Representations Review

If two triggers are met, the Asset Representations Reviewer will perform a review of Receivables to test for compliance with the representations made by World Omni Financial Corp. about the Receivables described in “—Sale and Assignment of Receivables” above. The first trigger is the Delinquency Percentage for any Payment Date exceeding the Delinquency Trigger for that Payment Date, as described in “— Delinquency Trigger” below. If the Delinquency Trigger occurs, it will be reported in the Form 10-D for the month in which such trigger occurs. The second trigger is a voting trigger that will be met if, following the occurrence of a Delinquency Trigger, the Noteholders (including beneficial owners of Notes) of at least 5% of the outstanding principal amount of the Notes demand a vote and, subject to a 5% voting quorum, the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote for a review. The review fees will be $200 for each Receivable tested in the review.

Delinquency Trigger

A delinquent Receivable is defined as a Receivable with more than $40 of a scheduled payment past due, including Receivables with bankrupt obligors but excluding Defaulted Receivables.

On or prior to each Payment Date, the Servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each Payment Date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all delinquent Receivables held by the Issuing Entity that are more than 60 days delinquent to (ii) the aggregate principal balance of the Receivables held by the Issuing Entity, in each case, as of the last day of the related Collection Period.

The “Delinquency Trigger” for any Payment Date and the related Collection Period is 13.35%. World Omni Financial Corp. developed the Delinquency Trigger by considering the monthly greater-than-60-day delinquency rate observed in its prior WOSAT securitizations of retail installment sale contracts since 2018. Such delinquency rate (rounded to the nearest 0.05%) is calculated as (i) the aggregate principal balance of all such delinquent Receivables held by the Issuing Entity that are more than 60 days delinquent as a percentage of (ii) the aggregate principal balance of the Receivables held by the Issuing Entity as of the last day of the Collection Period preceding the related Payment Date. The Delinquency Trigger was calculated as a multiple of 4 times the previous historical peak delinquency percentage observed during the period. This multiple corresponds generally to the multiple used for calculating expected cumulative net losses before the Notes would realize a loss. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak delinquency percentage to assure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

World Omni Financial Corp. believes that the Delinquency Trigger is appropriate based on:

•	its experience with delinquency in its prior WOSAT securitized pools of retail installment sale contracts, and in its portfolio of retail installment sale contracts; and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to Noteholders of the most junior Notes in its prior WOSAT securitized pools.

For more information regarding greater than 60-day delinquent Receivable statistics for World Omni Financial Corp.’s portfolio and its prior WOSAT securitized pools, see Appendix A and Appendix B to this prospectus.

Voting Trigger

If the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger, a Noteholder may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the Asset Representations Reviewer to perform a review. For purposes of this demand, if the demanding Noteholder is the record holder of any Notes, no verification procedures will be required. If the requesting party is not the record holder of any Notes and is instead a beneficial owner of Notes, the Indenture Trustee may require no more verification than a written certification from the Noteholder that it is a beneficial owner of a Note, together with at least one form of documentation, such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or other similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely.

If Noteholders of at least 5% of the outstanding principal amount of the Notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger, the Issuing Entity’s Form 10-D for the Collection Period in which the demand requirement was met will include a statement that sufficient Noteholders are requesting a full Noteholder vote to commence a review by the Asset Representations Reviewer. The Form 10-D will also specify the applicable voting procedures and will also specify the voting deadline that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Asset Representations Reviewer to commence a review. Any beneficial owner of Notes may act through their respective DTC participants. The vote will remain open until the 150th day after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger. Assuming a voting quorum of Noteholders holding at least 5% of the outstanding principal amount of the Notes is reached, if the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the Asset Representations Reviewer, the Issuing Entity and the Servicer to start the review. The Issuing Entity’s Form 10-D for the Collection Period in which the Asset Representations Reviewer received the notice to start the review will specify that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

For the purpose of the voting described above, Notes held by the Sponsor or Servicer, or any affiliates thereof, are not included in the calculation of determining whether the Noteholders have elected to initiate a vote.

Asset Representations Review Process

The review will be performed on each Receivable that is 60 days or more delinquent at the end of the prior month, which we refer to as the “Review Receivables.” Within 60 days of the receipt of a review notice, the Servicer will give the Asset Representations Reviewer access to the Receivable files and other information necessary for the review of all of the Review Receivables. Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of the Review Receivables and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each Review Receivable and determining whether each test was passed or failed. If the Servicer notifies the Asset Representations Reviewer that a Review Receivable was paid in full or repurchased from the pool before the review report is delivered, the Asset Representations Reviewer will terminate the tests of that Review Receivable and the review of that Review Receivable will be considered complete.

The tests were designed by World Omni Financial Corp. to determine whether a Review Receivable was not in compliance with the representations made about it in the trust documents at the relevant time, which is usually at origination of the Receivable or as of the Cutoff Date or Closing Date. There may be multiple tests for each representation. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination. The review is not designed to determine whether the Receivable was serviced in compliance with the sale and servicing agreement after the Cutoff Date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether World Omni Financial Corp.’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report

Within five days after completion of the review, the Asset Representations Reviewer will provide a report to the trust, the Servicer and the Indenture Trustee on the test results for each Review Receivable and each representation, including any Review Receivable for which the tests were considered complete and the related reason. The Asset Representations Reviewer is not responsible for determining whether noncompliance with any representation is a breach of the trust documents or if any Receivable is required to be repurchased. World Omni Financial Corp. will evaluate any report of the Asset Representations Reviewer and any repurchase request received from the Indenture Trustee, any Noteholder or any other party to any of the trust documents in order to determine whether paying the Purchase Amount or repurchasing any Receivable is required.  After reviewing the report, World Omni Financial Corp. will determine if there were breaches of its representations and warranties, and will then decide whether it is obligated to pay the Purchase Amount or repurchase the Receivable pursuant to the sale and servicing agreement.  The sale and servicing agreement requires that any breach of the representations and warranties must materially and adversely affect the Receivable before World Omni Financial Corp. would be required to pay the Purchase Amount or repurchase the Receivable.

On receipt of the report, the review fee will be paid to the Asset Representations Reviewer, to the extent not paid by the Servicer, according to the priority of payments as described under “Description of the Trust Documents—Distributions.” A summary of the report of the asset representations review, including a description of each test that failed, will be included in the Form 10-D for the Issuing Entity in the next month.

If a Review Receivable that was the subject of a review by the Asset Representations Reviewer becomes the subject of a dispute resolution proceeding as described under “—Dispute Resolution for Repurchase Requests” below, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and, for any mediation proceeding, will be paid by a party to the dispute resolution as determined by the mutual agreement of such parties and, for any binding arbitration, will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution. If not paid by a party to the dispute resolution, the expenses will be paid by the Servicer and, to the extent not paid by the Servicer, according to the priority of payments as described under “Description of the Trust Documents—Distributions.”

For more information about the Asset Representations Reviewer, you should read “The Asset Representations Reviewer.”

Periodic Reports

The Depositor will file a Form 10-D for the Issuing Entity with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the Review Receivables by the Asset Representations Reviewer during the prior month;

•	if the Asset Representations Reviewer delivered its review report during the prior month, a summary of the report; and

•	if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new Asset Representations Reviewer was appointed during the prior month, the identity and experience of the new Asset Representations Reviewer, the date the change occurred and the circumstances surrounding the change.

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a Receivable due to a breach of a representation made about the Receivables, and the repurchase request is not resolved within 180 days after receipt by World Omni Financial Corp. of notice of the repurchase request, the requesting party, including a Noteholder and any beneficial owner of Notes, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of a Receivable or other market conditions. World Omni Financial Corp. will not repurchase a Receivable with respect to which the related breach of a representation or warranty did not materially and adversely affect the Receivable. If a Receivable is paid off, satisfied or repurchased, no demands to repurchase are permitted, and there is no further right to mediation or arbitration regarding that Receivable. None of the representations and warranties related to the Receivables relate to the performance of the Receivables or to any credit losses that may occur as a result of a default by the related obligor on the Receivable. Furthermore, the dispute resolution procedures described below apply only to the specific Receivables that are related to the dispute. Dispute resolution to resolve repurchase requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the Delinquency Trigger occurred. However, if the Receivable subject to a repurchase request was part of an asset representations review and the findings and conclusions of the Asset Representations Reviewer state that no tests were failed for the Receivable, the repurchase request for the Receivable will be deemed to be resolved.

The requesting party must start the mediation (including non-binding arbitration) or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. The Administrator will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party at the end of the 180-day period if a repurchase demand is unresolved. World Omni Financial Corp. must agree to participate in the selected resolution method. Under no circumstances will the Indenture Trustee or the Owner Trustee be liable for any costs, expenses, or liabilities that could be allocated to the requesting party.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by World Omni Financial Corp., using its relevant rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the trust documents, the procedures in the trust documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the Sponsor. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or court adjudication.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of direct evidence and cross examination. The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the trust documents and may not modify or change the trust documents in any way or award remedies not consistent with the trust documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

The Sponsor will not be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, except as required by law, regulatory requirement or court order.

Trust Accounts

The Servicer, for the benefit of the Noteholders and the certificateholders, will cause to be established and maintained with the Account Bank and in the name of the Indenture Trustee, a collection account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and certificateholders. Within two business days of receipt and identification of funds, the Servicer will deposit collections into the collection account. Notwithstanding the foregoing requirement, for so long as the Monthly Remittance Condition is satisfied, World Omni Financial Corp. need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the business day before the related Payment Date (whether or not such funds will be distributed to Noteholders, retained in the collection account or deposited in another account on such Payment Date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

“Monthly Remittance Condition” means each of the following conditions has been satisfied: (i) World Omni Financial Corp. remains the Servicer under the sale and servicing agreement, (ii) no default by the Servicer has occurred and is continuing, and (iii) (a) World Omni Financial Corp.’s long-term unsecured debt obligations rating by S&P is “BBB” or better and (b) World Omni Financial Corp.’s unsecured debt obligations rating by any other rating agency hired by the Sponsor to rate the Notes is acceptable to such rating agency.

In the event that World Omni Financial Corp., as Servicer, is remitting collections on a monthly basis and the Monthly Remittance Condition shall no longer be satisfied, within 14 business days after such event (for the avoidance of doubt, the Servicer shall be permitted to continue monthly remittances during such 14-business day period), the Servicer shall resume remitting such collections to the collection account within two business days after receipt and identification of payment (including proper instructions regarding where to allocate such payment), unless after providing prior notice, World Omni Financial Corp. does not receive notice from the rating agencies hired by the Sponsor to rate the Notes, that the cessation of daily deposits will result in a reduction or withdrawal of the then current rating of the Notes.

The Servicer, for the benefit of the Noteholders, will also cause to be established and maintained with the Account Bank and in the name of the Indenture Trustee, a note distribution account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will, or will cause the Account Bank to, deposit amounts released from the collection account and the reserve account for distribution to the Noteholders into such note distribution account. The Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will, or will cause the Account Bank to, make distributions to the Noteholders from the note distribution account.

Funds in the Trust Accounts will be invested in eligible investments upon direction from the Issuing Entity (or the Servicer on its behalf). Absent such direction, such funds will be invested or remain uninvested in accordance with the indenture. Eligible investments are generally limited to investments acceptable to the rating agencies hired by the Sponsor to rate the securities as being consistent with the rating of the securities. Eligible investments must generally be high quality, highly liquid, short-term investments that mature before the related Payment Date. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the Noteholders could result. The average life of the securities could then increase. The Indenture Trustee will deposit investment earnings on funds in the Trust Accounts into the collection account and those amounts shall be deemed to constitute a portion of Available Funds for the related Payment Date. Eligible investments may be purchased by or through an affiliate of the Indenture Trustee.

The Trust Accounts may be maintained as either:

(1)	a segregated account with an Eligible Institution; or

(2)	a segregated trust account with an Eligible Trust Account Institution.

The Depositor expects that the Trust Accounts will be maintained with the Account Bank so long as it satisfies the requirements above.

The Servicer

World Omni Financial Corp. will be the Servicer of the Receivables under the sale and servicing agreement. The Servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

The Servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement and regarding its ability to service the Receivables and maintain the security interests of the Indenture Trustee, on behalf of the Noteholders, in the Receivables. If an uncured breach of one of those representations or warranties materially and adversely affects any Receivables, the Servicer will be required to purchase such Receivable. Following any purchase of a Receivable by the Servicer, the Receivable will be released from the Issuing Entity and conveyed to the Servicer.

To assure uniform quality in servicing as well as to reduce administrative costs, the Issuing Entity will appoint World Omni Financial Corp. as custodian of the Receivables and all documents related thereto. The Receivables may not be physically segregated from other retail installment sale contracts of the Servicer or those which the Servicer services for others. As part of each origination of a Receivable represented by a tangible contract, the original contract is scanned (typically by a third-party service provider) into World Omni Financial Corp.’s imaging system to facilitate access and record retention. World Omni Financial Corp. has implemented controls to identify any new financial transactions that do not have a scanned copy of an original contract in the imaged file.

Servicing Procedures

The Servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the Receivables. The Servicer will, in a manner consistent with the trust documents, service the Receivables generally in accordance with procedures used by the Servicer in respect of retail installment sale contracts secured by new and used automobiles and light-duty trucks serviced for its own account and for others. The Servicer may, in its sole discretion, grant extensions, rebates or adjustments on a Receivable in accordance with its customary servicing procedures. In the ordinary course of business, the Servicer may agree to the modification of an obligor’s monthly Payment Date. In connection with any such modification in which the Payment Date is moved to a later date in the month, the obligor is typically required to pay accrued interest relating to the extended payment period. Other than in connection with the Servicemembers Civil Relief Act, the Servicer generally may not change the method under which scheduled payments of interest on a Receivable are computed. If the Servicer breaches any of the restrictions in the sale and servicing agreement that are described above and the related Receivable is materially and adversely affected by the breach, the Servicer must purchase the Receivable unless the breach shall have been cured by the last day of the second Collection Period following discovery or notice of such breach (or, at the Servicer’s election, the last day of the first following Collection Period). In addition, if the Servicer extends the date for final payment by the obligor of a Receivable beyond the month immediately preceding the month in which the Final Scheduled Payment Date of the Class E Notes occurs, the Servicer shall purchase such Receivable by the earlier of (i) the last day of the second Collection Period following the date of such extension (or, at the Servicer’s election, the last day of the first following Collection Period) and (ii) the last day of the month immediately preceding the month in which the Final Scheduled Payment Date of the Class E Notes occurs. Following any purchase of a Receivable by the Servicer, the Receivable will be released from the Issuing Entity and conveyed to the Servicer. The Servicer may, consistent with its customary servicing procedures, repossess or otherwise convert the ownership of any financed vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer may sell the financed vehicle securing a Defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to “Some Legal Aspects of the Receivables.”

The Servicer has not modified its servicing policies and procedures in any material respect in the last three years with respect to the Receivables.

Payments on Receivables

Obligors will generally make payments on the Receivables by mail for deposit into a lock box account maintained by the Servicer or directly through electronic means. The Servicer will deposit all payments it receives on or in respect of the Receivables into the collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, for so long as the Monthly Remittance Condition is satisfied, less frequent deposits into the collection account may be made as described in “—Trust Accounts” above.

Servicing Compensation

The Issuing Entity will pay a servicing fee payable to the Servicer on each Payment Date with respect to a Collection Period which fee is equal to 1/12th of 1.25% of the aggregate principal balance of the Receivables as of the first day of such Collection Period. The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be based on the aggregate starting principal balance of the Receivables and will be pro-rated to compensate for the length of the initial Collection Period not equaling one month. The Servicer may also collect and retain supplemental servicing fees (“Supplemental Servicing Fees”) charged to obligors as additional servicing compensation. Supplemental Servicing Fees include late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law on the Receivables collected from obligors during the related Collection Period. Such amounts are in addition to collections of principal and interest on the Receivables and do not reduce the amount of Available Funds available to Noteholders. The amount of Supplemental Servicing Fees that the Servicer may charge obligors is not limited other than by applicable law.

The servicing fee in respect of a Collection Period, together with any portion of the servicing fee that remains unpaid from prior Payment Dates, will be paid to the Servicer on the Payment Date following the Collection Period out of collections for the Collection Period before any amounts are made available to make payments to the Noteholders; provided, that as long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future Payment Dates to pay the servicing fee, World Omni Financial Corp. may, as Servicer, elect to defer all or a portion of the servicing fee with respect to the related Collection Period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee due to be paid in the related Collection Period will be deemed to equal zero for all purposes of the trust documents.

The servicing fee and additional servicing compensation will compensate the Servicer for performing the functions of a third-party Servicer of automotive Receivables. Servicing duties include collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons or invoices to obligors by mail or electronically, reporting tax information to obligors and disposing of financed vehicles after default. The servicing fee also compensates the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions.

Servicing of Defaulted Receivables

The sale and servicing agreement provides that the Servicer has the right to exercise discretion, consistent with its customary servicing procedures and the terms of the sale and servicing agreement, to service Defaulted Receivables in a manner intended to maximize the Issuing Entity’s realization of Defaulted Receivables. The sale and servicing agreement provides the Servicer with complete discretion to choose to sell, or not to sell, any of the Issuing Entity’s Defaulted Receivables.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the Servicer nor any of its directors, officers, employees or agents will be liable to the Issuing Entity or the Noteholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement, or for errors in judgment. This provision will not protect the Servicer or any of these persons against any liability imposed by reason of negligence, willful misconduct or bad faith. The Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

The Servicer may not resign from its obligations and duties under the sale and servicing agreement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer’s obligations and duties under the sale and servicing agreement. The Servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the Servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the Servicer will succeed the Servicer under the sale and servicing agreement.

Upon a termination of the Servicer, the Indenture Trustee will select and appoint a successor Servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities. The appointed successor Servicer must be an established financial institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of contracts. The successor Servicer will hold all the rights of the outgoing Servicer under the trust documents and will receive compensation mutually agreed upon between the successor Servicer and the Indenture Trustee. The successor Servicer shall receive the same compensation as the outgoing Servicer, but in no case will the Indenture Trustee be liable for any difference in compensation between the outgoing Servicer and the successor Servicer. No successor Servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the Servicer, the outgoing Servicer shall transfer all cash amounts that are to be held by the Servicer to the successor Servicer and shall provide the successor Servicer with all information regarding the Receivables files that is required for the proper servicing of the Receivables. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of Receivables files to the successor Servicer under the provisions described in this paragraph will be paid by the outgoing Servicer. The Owner Trustee and the Indenture Trustee will provide prompt written notice of any resignation or termination of the Servicer to the certificateholders and Noteholders, respectively, upon either occurrence.

Servicer Termination Event

A Servicer termination event under the trust documents will include:

(1)	any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for more than five business days after written notice from the Owner Trustee or the Indenture Trustee is received by the Servicer or after discovery by the Servicer;

(2)	any failure by the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor duly to observe or perform in any material respect any other covenant or agreement of the Servicer or Depositor, as applicable, in the trust documents which materially and adversely affects the rights of the securityholders and which continues unremedied for more than ninety days after written notice of the failure:

•	to the Servicer or the Depositor (as the case may be) by the Owner Trustee or the Indenture Trustee, or

•	to the Servicer or the Depositor (as the case may be), and to the Owner Trustee and the Indenture Trustee by the holders of Notes evidencing at least a majority of the aggregate outstanding principal amount of the Controlling Securities and the holders of the certificates evidencing at least a majority of the percentage interest of the certificates; and

(3)	events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clauses (1) and (2) above will not constitute a Servicer termination event for a period of an additional 60 days after the applicable cure period under the sale and servicing agreement if such delay or failure was caused by force majeure or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the Servicer shall provide the Indenture Trustee and the holders of the securities prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Termination Event

As long as a Servicer termination event under the trust documents remains unremedied, the Indenture Trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may terminate all the rights and obligations of the Servicer, if any, under the sale and servicing agreement, whereupon a successor Servicer appointed by the Indenture Trustee or, if no successor Servicer has been appointed at the time the outgoing Servicer ceases to act, the Indenture Trustee, will become Servicer under the trust documents. If the Indenture Trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer. If the Servicer termination event is the result of the bankruptcy, or other similar event, of the Servicer or the appointment of a bankruptcy trustee, or similar official, the bankruptcy trustee or official may have the power to prevent the trustee or the Noteholders from effecting a transfer of servicing.

The successor Servicer will not be liable for any actions or inactions of the predecessor Servicer. Notwithstanding anything to the contrary in the trust documents, if the Indenture Trustee shall act as successor Servicer, it shall not, in any event have obligations (i) with respect to the repurchase of the Receivables, (ii) to pay any fees, expenses and other amounts owing to the Administrator, or (iii) to pay any indemnities owed by the Servicer to another party under the trust documents (other than those resulting from the actions or inactions of the Indenture Trustee as successor Servicer).

Waiver of Past Defaults

The holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations under the trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the Noteholders’ rights with respect to subsequent defaults.

Distributions

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, transfer collections on the Receivables from the collection account to the distribution accounts for distribution to Noteholders. The Servicer Certificate delivered to the Indenture Trustee and the Noteholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the Servicer Certificate.

Allocations and Distributions

On or prior to one business day immediately preceding each Payment Date, subject to the subordination provisions with respect to the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes described in this prospectus, the Servicer will instruct the Indenture Trustee (based on information contained in the related Servicer Certificate) to, or will cause the Account Bank to, make the following allocations and distributions on the related Payment Date, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1)	to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer and not previously paid by the Servicer, up to a maximum amount of $150,000 per calendar year;

(2)	to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount;

(3)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

(4)	to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;

(5)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(6)	to the holders of the Class C Notes for distribution in respect of interest on the Class C Notes as described under “—Payments to Noteholders,” the Class C Noteholders’ Interest Distributable Amount;

(7)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Third Priority Principal Distributable Amount;

(8)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Fourth Priority Principal Distributable Amount;

(9)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Fifth Priority Principal Distributable Amount;

(10)	to the reserve account, the excess, if any, of the Required Reserve Amount over the amount then on deposit in the reserve account;

(11)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Principal Distributable Amount minus any amounts allocated under clauses (3), (5), (7), (8) and (9);

(12)	to the Asset Representations Reviewer, all fees, expenses and indemnities due but not paid under clause (1) above; and

(13)	to the certificateholders, any remaining amounts.

In the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments required by clauses (1) through (9) above on that Payment Date, in accordance with such instructions from the Servicer, the Indenture Trustee will withdraw from the reserve account on that Payment Date an amount equal to that shortfall, to the extent of funds available therein, and pay that amount according to the priorities specified in clauses (1) through (9) above.

In the event that the Notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order of priority:

(1)	to the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the Servicer or the Administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2)	to the holders of the Class A Notes, pro rata, the aggregate accrued and unpaid interest on each class of the Class A Notes;

(3)	to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, and then to the holders of the Class A-2 Notes, and Class A-3 Notes, pro rata, the aggregate outstanding principal amount of each such class of the Notes;

(4)	to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(5)	to the holders of the Class B Notes, the aggregate outstanding principal amount of the Class B Notes;

(6)	to the holders of the Class C Notes, the accrued and unpaid interest on the Class C Notes;

(7)	to the holders of the Class C Notes, the aggregate outstanding principal amount of the Class C Notes;

(8)	to the holders of the Class D Notes, the aggregate outstanding principal amount of the Class D Notes;

(9)	to the holders of the Class E Notes, the aggregate outstanding principal amount of the Class E Notes; and

(10)	to the certificateholders, any remaining amounts.

Upon the distribution of any amounts to the certificateholders, the Noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from Available Funds are made on each Payment Date.(1)

(1) As described in the definition of “Available Funds,” such amounts available for each Payment Date are reduced by the servicing fee for that Payment Date and any previously unpaid servicing fees prior to the distributions shown in this chart.

Payments to Noteholders

On each Payment Date:

(1)	all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such Notes;

(2)	all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes;

(3)	all amounts allocated to the holders of the Class C Notes in respect of interest on the Class C Notes will be paid to the holders of the Class C Notes; and

(4)	all amounts allocated to the holders of the Notes in respect of principal of the Notes will be paid to the holders of the Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class B Notes until they are paid in full;

•	to the Class C Notes until they are paid in full;

•	to the Class D Notes until they are paid in full; and

•	to the Class E Notes until they are paid in full.

In addition, on and after the Final Scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, the Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will, or will cause the Account Bank to, apply funds from the reserve account to repay such class of Notes in full.

The Indenture Trustee will, or will cause the Account Bank to, remit payments to holders of record of the Notes as of the close of business on the record date applicable to the Payment Date. The record date for a particular Payment Date generally will be the business day immediately preceding that Payment Date.

If the Notes are declared to be due and payable following the occurrence of an event of default, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full;

(3)	to the holders of the Class B Notes until they are paid in full;

(4)	to the holders of the Class C Notes until they are paid in full;

(5)	to the holders of the Class D Notes until they are paid in full; and

(6)	to the holders of the Class E Notes until they are paid in full.

Reserve Account

On the Closing Date, the Servicer, for the benefit of the Noteholders and the certificateholders, will cause to be established and maintained with the Account Bank and in the name of the Indenture Trustee, a reserve account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and certificateholders. The reserve account will provide protection to the Noteholders by adding an additional potential source of funds available to make payments on the securities. On the Closing Date, the Depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $3,989,730.31 (the “Reserve Account Initial Deposit”), which is equal to approximately 0.50% of the aggregate starting principal balance of the Receivables. However, on or prior to the Closing Date, the Depositor may, in its sole discretion, increase the amount of the Reserve Account Initial Deposit. Any such increase in the Reserve Account Initial Deposit will result in a corresponding increase to the Required Reserve Amount. The Indenture Trustee will, or will cause the Account Bank to, deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the collection account.

The Account Bank on behalf of the Indenture Trustee will hold amounts allocated from time to time to the reserve account for the benefit of the Noteholders. On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to make the payments in the pre-acceleration priority of payment clauses (1) through (9) of the first paragraph under “—Distributions— Allocations and Distributions” above that are not covered by collections on the Receivables. In addition, on the Final Scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, or if the Notes are accelerated as a result of a payment default, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to repay such class of Notes in full.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, deposit into the reserve account up to the Required Reserve Amount, Available Funds remaining after payment of the items specified in the pre-acceleration priority of payment clauses (1) through (9) under “—Distributions—Allocations and Distributions” above. If the amount on deposit in the reserve account on any Payment Date (after giving effect to all deposits therein or other withdrawals therefrom on such Payment Date) is greater than the Required Reserve Amount for the related Payment Date, the excess amount will be added to the Available Funds for that Payment Date.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes and the outstanding principal amount of the Notes, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, distribute any remaining funds in the reserve account to the certificateholders.

The reserve account is intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the Receivables exceeds the amount then allocated to the reserve account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the Receivables held by the Issuing Entity exceeds the aggregate outstanding principal amount of the Notes. This excess creates credit enhancement by allowing for some amount of losses on the Receivables before a shortfall in funds available to make payments on the securities would occur. Overcollateralization as of the Closing Date is expected to be approximately 3.00% of the aggregate starting principal balance of the Receivables.

The application of funds according to clause (11) of the first paragraph under “—Distributions—Allocations and Distributions” is designed to increase the level of overcollateralization as of any Payment Date, (i) on or prior to the Payment Date on which the Class A-2 Notes are paid in full, to a target amount of 6.00% and (ii) with respect to any Payment Date after the Payment Date on which the Class A-2 Notes are paid in full, to a target amount of 5.50%, in each case, of the aggregate principal balance of the Receivables as of the end of the related Collection Period, but not less than 1.00% of the aggregate starting principal balance of the Receivables.

Indenture

Notwithstanding the description of events of default under the indenture and resulting rights of Noteholders in this prospectus under the caption “Description of the Trust Documents—Indenture—Events of Default; Rights upon Events of Default,” until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an event of default under the indenture, and until the Class A Notes and the Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an event of default under the indenture. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for any of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes, as the case may be, if a default occurs under the indenture. In these circumstances, the indenture will provide for one or more successor Indenture Trustees to be appointed for the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes in order that there be a separate Indenture Trustee for each class of Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the Indenture Trustee for the holders of the Class A Notes will have the right to exercise remedies under the indenture, but the holders of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus, subject to the subordination of the Class C Notes to the Class A Notes and the Class B Notes as described in this prospectus, subject to the subordination of the Class D Notes to the Class A Notes, the Class B Notes, and the Class C Notes, and subject to the subordination of the Class E Notes to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, and only the holders of the Class A Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the Indenture Trustee for the Class B Notes, and only the holders of the Class B Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class B Notes are paid in full. Upon repayment of the Class A Notes and the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the Indenture Trustee for the Class C Notes, and the holders of the Class C Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class C Notes are paid in full. Upon repayment of the Class A Notes, the Class B Notes, and the Class C Notes in full, all rights to exercise remedies under the indenture will transfer to the Indenture Trustee for the Class D Notes, and the holders of the Class D Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class D Notes are paid in full. Upon repayment of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes in full, all rights to exercise remedies under the indenture will transfer to the Indenture Trustee for the Class E Notes, and the holders of the Class E Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class E Notes are paid in full. Any resignation of the original Indenture Trustee as described below with respect to any class of Notes will become effective only upon the appointment of a successor Indenture Trustee for such class of Notes and the successor trustee’s acceptance of that appointment.

Each of the holders of the Class B Notes and the Class C Notes, by accepting its respective interest in a Class B Note or Class C Note, as applicable, will be deemed to have consented to any such delay in payment of interest on the Class B Notes and the Class C Notes, and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

Events of Default; Rights upon Event of Default

Events of default under the indenture will consist of:

•	a default for five business days or more in the payment of any interest, as applicable, on any Note of the Controlling Securities;

•	a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable, to the extent funds are available therefor, and on the related Final Scheduled Payment Date or redemption date;

•	a material default in the observance or performance of any covenant or agreement of the Issuing Entity, subject to notice and cure provisions;

•	any representation or warranty made by the Issuing Entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, both voluntary and involuntary.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullets above will not constitute an event of default for a period of 30 additional days after the applicable cure period under the indenture if such delay or failure was caused by force majeure or other similar occurrence. Upon the occurrence of any such event, each of the Issuing Entity and the Indenture Trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the indenture and the Issuing Entity or the Indenture Trustee, as applicable, shall provide the Indenture Trustee (if such delay or failure is a result of a delay or failure by the Issuing Entity), the Owner Trustee, the Noteholders and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

The indenture generally entitles Noteholders to principal only to the extent of amounts deposited in the note distribution account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an event of default until the Final Scheduled Payment Date for that class of Notes.

If an event of default should occur and be continuing and is actually known by a responsible officer of the Indenture Trustee, the Indenture Trustee will transmit to each Noteholder a notice of the event of default within 90 days after it obtains such actual knowledge. However, unless the event of default is caused by a default in the payment of principal of or interest on any Note, the Indenture Trustee may withhold this notice as long as a committee of its officers determines that such withholding is in the interest of the Noteholders.

If an event of default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may immediately declare the Notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

If the Notes are due and payable following an event of default, the Indenture Trustee may, or at the direction of holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities will, institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party or sell the Receivables. The Indenture Trustee is generally prohibited from selling the Receivables following an event of default (other than an event of default related to the payment of principal of or interest on any Note) unless:

•	the holders of all the outstanding Notes consent to such sale;

•	the proceeds of such sale are sufficient to fully pay the outstanding Notes; or

•	the Indenture Trustee determines that the future collections on the Receivables would be insufficient to make payments on the Notes and the Indenture Trustee obtains the consent of the holders of the Controlling Securities evidencing not less than 66 2/3% of the voting rights of the Controlling Securities.

If the Notes have been declared to be due and payable following an event of default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the trust estate. It is the desire of the Indenture Trustee, the trust and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the trust estate.

If an event of default occurs and is continuing with respect to the Notes, the Indenture Trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such Notes, unless the Indenture Trustee is provided with indemnity reasonably satisfactory to it. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee. Holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, generally, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default with respect to a covenant or provision which cannot be modified without the consent of each holder.

Except for directions by Noteholders with respect to dispute resolution, no Noteholder will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the Indenture Trustee written notice of a continuing event of default;

•	the holders of the Controlling Securities evidencing not less than 25% of the voting rights of the Controlling Securities have made a written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

•	the holder or holders have offered such Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee has for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

In connection with the above, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the voting rights of the Controlling Securities, the Indenture Trustee will act at the direction of the group of Noteholders representing the greater amount of the voting rights of the Controlling Securities. If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders representing an equal amount of the voting rights of the Controlling Securities, the Indenture Trustee will notify the applicable Noteholders and request a joint direction regarding what action, if any, will be taken, notwithstanding any other provision of the indenture. In addition, the Indenture Trustee and the Noteholders, by accepting such Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If an event of default shall occur, to the extent the Indenture Trustee has a conflicting interest including, without limitation, affiliation with any underwriter as described in the Trust Indenture Act of 1939, as amended, the Indenture Trustee shall resign as required thereby.

Material Covenants

The Issuing Entity may not consolidate with or merge into any other entity, unless the Issuing Entity meets specific conditions, including that the rating of the Notes then in effect would not be reduced or withdrawn by the rating agencies hired by the Sponsor to rate the Notes as a result of such merger or consolidation.

The Issuing Entity will make negative covenants. These covenants generally provide that the Issuing Entity will not:

•	sell, transfer, exchange or otherwise dispose of any of the trust assets, except as expressly permitted by the trust documents or some related documents with respect to the Issuing Entity;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the Notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Issuing Entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted by the indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets, except for certain permitted liens; or

•	permit the lien of the indenture not to constitute a valid first priority security interest, except for certain permitted liens.

The Issuing Entity will engage only in the activities specified in this prospectus. The Issuing Entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, the indenture or other related documents.

Annual Compliance Statement

The Issuing Entity will be required to file annually with the Indenture Trustee a written officer’s statement as to the fulfillment of its obligations under the indenture, which will include a statement that to the best of the officer’s knowledge, the Issuing Entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

The indenture requires the Indenture Trustee, if required by the Trust Indenture Act of 1939, to make available each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Modification of Indenture

The Issuing Entity and the Indenture Trustee may, with the consent of at least a majority of the outstanding principal amount of the Controlling Securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the Noteholders, except that the consent of each holder of outstanding Notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such Note, or reduce its principal amount, interest rate or the redemption price;

•	impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the Indenture Trustee on the trust assets;

•	reduce the percentage of the aggregate amount of the outstanding Notes required to consent to supplemental indentures or to waive compliance or defaults;

•	liquidate the Receivables when the proceeds of such sale would be insufficient to fully pay outstanding Notes; or

•	terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

The Issuing Entity and the Indenture Trustee may, without obtaining the consent of the Noteholders but with prior notice to the rating agencies hired by the Sponsor to rate the Notes, execute a supplemental indenture to correct or amplify descriptions of property, evidence succession of the Issuing Entity, add to the covenants of the Issuing Entity, convey or transfer property to the Indenture Trustee, cure any ambiguity or inconsistency in the indenture, evidence and provide for a successor trustee, modify provisions necessary under applicable law or correct any manifest error in the terms of the indenture as compared to the terms set forth in this prospectus.

The Issuing Entity and the Indenture Trustee may also, without obtaining the consent of the Noteholders, execute a supplemental indenture to add any provisions to or change in any manner or eliminate any of the provisions of the indenture or of modify in any manner the rights of such Noteholders. Such a supplemental indenture will not materially and adversely affect the interest of any Noteholder as evidenced by an officer’s certificate to that effect or, with five business days’ (or such shorter period as shall be acceptable to each rating agency hired by the Sponsor to rate the Notes) prior written notice to the rating agencies hired by the Sponsor to rate the Notes, no notice from any such agencies then rating the Notes shall have been received that the amendment will result in a reduction in or withdrawal of its rating.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the trust assets securing the Notes upon the delivery to the Indenture Trustee for cancellation of all such Notes or, with some limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of principal and accrued interest on such Notes; the payment of all other sums due under the indenture and the delivery to the Indenture Trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with.

The Indenture Trustee

The Indenture Trustee may resign at any time with thirty days’ prior written notice to the Issuing Entity, in which event the Issuing Entity will appoint a successor Indenture Trustee. The Issuing Entity must remove any Indenture Trustee if that Indenture Trustee ceases to be eligible to continue as an Indenture Trustee including due to a violation of applicable law, is adjudged bankrupt or insolvent, has a receiver or other public officer take charge over it or its property, or otherwise becomes incapable of acting under the trust documents or if acting would result in a violation of applicable law, including ERISA. In those circumstances, the Issuing Entity will appoint a successor Indenture Trustee for the Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee. If no successor Indenture Trustee is appointed within sixty days of resignation or removal, the Issuing Entity, retiring Indenture Trustee or the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may petition a court of competent jurisdiction for the appointment of a successor Indenture Trustee.

Reports to Noteholders

On or prior to each Payment Date, the Indenture Trustee will post to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus, the Servicer Certificate prepared by the Servicer setting forth the following:

(1)	the amount of the distribution allocable to principal of each class of Notes;

(2)	the amount of the distribution allocable to interest on each class of Notes;

(3)	the aggregate principal balance of the Receivables pool as of the last day of the related Collection Period;

(4)	the aggregate principal amount of, and the note pool factor for, each class of Notes as of the last day of the preceding Collection Period, before and after giving effect to payments of principal under (1) above;

(5)	the amount of the servicing fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid servicing fees and the change in the amount from that of the prior Payment Date;

(6)	the number and the aggregate Purchase Amount of Receivables repurchased by World Omni Financial Corp. or purchased by the Servicer;

(7)	the Noteholders’ First Priority Principal Distributable Amount, if any, for the related Payment Date;

(8)	the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related Payment Date;

(9)	the Noteholders’ Third Priority Principal Distributable Amount, if any, for the related Payment Date;

(10)	the Noteholders’ Fourth Priority Principal Distributable Amount, if any, for the related Payment Date;

(11)	the Noteholders’ Fifth Priority Principal Distributable Amount, if any, for the related Payment Date;

(12)	the Noteholders’ Principal Distributable Amount for the related Payment Date;

(13)	the interest rate (including the SOFR Rate or the then-current Benchmark, as applicable) for each class of Notes for the related Payment Date;

(14)	the amount of any interest carryover shortfall on the related Payment Date;

(15)	the balance of the reserve account before and after giving effect to deposits and withdrawals to be made on that Payment Date;

(16)	the Overcollateralization Target Amount for the related Payment Date;

(17)	the number and amount of Receivables at the beginning and end of the related Collection Period, the weighted average contract rate of the Receivables and the weighted average remaining term of the Receivables;

(18)	delinquency, repossession and loss information on the Receivables for the related Collection Period, and whether the Delinquency Trigger occurred;

(19)	a material change in the Depositor’s retained interest in the securitization transaction;

(20)	any amounts payable by the Issuing Entity to the Asset Representations Reviewer, Indenture Trustee or Owner Trustee; and

(21)	any SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes.

The first Servicer Certificate will also disclose the fair value of the certificates as a percentage of the sum of the fair value of the Notes and the certificates and the fair value of the certificates as a dollar amount as of the Closing Date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described in “U.S. Credit Risk Retention.”

The Servicer Certificate will indicate each amount described in clauses (7), (8), (9), (10), (11), (12) and (14) above in the aggregate and as a dollar amount per $1,000 of initial principal amount of a class of Notes. DTC will supply these Servicer Certificates to Noteholders in accordance with its procedures.

After the end of each calendar year, the Indenture Trustee will make available, to each person who was a Noteholder during the year, a statement (based on information prepared by the Servicer) containing certain information needed in the preparation of U.S. federal income tax returns.

Except for notices, reports and other documents expressly required to be furnished to the Noteholders by the Indenture Trustee pursuant to the trust documents, the Indenture Trustee will not have any duty or responsibility to provide any Noteholder with any other information concerning the Issuing Entity, the Servicer or any other parties to any related documents which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

Noteholder Communication

A beneficial owner of Notes may send a written request to the Issuing Entity or to the Servicer, on behalf of the Issuing Entity, stating that such beneficial owner is interested in communicating with other beneficial owners of Notes about the possible exercise of rights under the trust documents. A beneficial owner of Notes should send its request to World Omni Financial Corp., 250 Jim Moran Blvd., Deerfield Beach, Florida 33442, Attention: General Counsel. The requesting beneficial owner must include in the request a description of the method by which other beneficial owners of Notes may contact the requesting beneficial owner. The Issuing Entity will promptly deliver any such request to the Servicer. On receipt of a communication request, the Servicer will include in the Form 10-D related to the Collection Period in which the communication request is received the following information:

•	a statement that the Issuing Entity received a communication request;

•	the date the request was received;

•	the name of the requesting beneficial owner of Notes;

•	a statement that the requesting beneficial owner of Notes is interested in communication with other beneficial owners of Notes about the possible exercise of rights under the trust documents; and

•	a description of the method by which the other beneficial owners of Notes may contact the requesting beneficial owner of Notes.

The Servicer will bear any costs associated with including the above information in the Form 10-D. The beneficial owners of Notes will pay any costs associated with communicating with other beneficial owners, and no other transaction party, including the Issuing Entity, will be responsible for such costs. The beneficial owners of Notes will not be required to indemnify any transaction party, including the Issuing Entity, in connection with exercising the communication right described under this “—Noteholder Communication” heading.

In order to make a request or demand or to provide notice to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the trust documents, the requesting party must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely.

Evidence as to Compliance

Annually, the Servicer will make available to the Issuing Entity and the Indenture Trustee an officer’s certificate stating that to the best of such officer’s knowledge the Servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the Closing Date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The Servicer also will agree to give the Indenture Trustee notice of defaults by the Servicer under the sale and servicing agreement.

The Servicer will also furnish to the Issuing Entity and Indenture Trustee a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the Servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of Receivables.

Noteholders may obtain copies of the statements and certificates by written request addressed to the Indenture Trustee.

Administration Agreement

World Omni Financial Corp. will serve as the Administrator under the administration agreement among the Issuing Entity, the Depositor, the Indenture Trustee and World Omni Financial Corp. World Omni Financial Corp., as Administrator, will perform certain of the administrative duties and additional services of the Owner Trustee and the Issuing Entity that are assigned to it under the administration agreement and the other trust documents, as applicable. Significant duties of the Administrator will be to monitor the performance of the Issuing Entity and to advise the Owner Trustee when action is necessary to comply with the respective duties and obligations of the Issuing Entity and the Owner Trustee under the trust documents. Further, on behalf of the Issuing Entity, the Administrator will perform the duties and obligations related to a transition from the then-current Benchmark, including but not limited to the determination of a Benchmark Transition Event and its related Benchmark Replacement Date and any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes pursuant to the terms of the indenture. In furtherance of the foregoing, the Administrator will take any appropriate action that is required to be taken by the Issuing Entity and/or the Owner Trustee pursuant to the trust documents. However, the Administrator will not take any action with regard to any “non-ministerial matter,” as defined in the administration agreement, unless the trust documents authorize such action and the Administrator has notified the Owner Trustee of the proposed action within a reasonable time. Except as otherwise noted in the trust documents, the Administrator will not be obligated to make any payments to Noteholders under any of the trust documents.

Description of the Certificates

The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the Issuing Entity, will initially be held by the Depositor, which may thereafter sell the certificates. The certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

In addition to receiving compensation for its services, as separately agreed to between the Owner Trustee and the Administrator, the Owner Trustee will be indemnified by the Administrator for any costs, expenses and disbursements that are imposed on the Owner Trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the Owner Trustee. However, the Owner Trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to discharge liens on the trust estate that result from actions by or claims against it that are unrelated to the ownership or administration of the trust estate, any inaccuracy in its express representations and warranties or its own federal and state taxes. Such compensation and indemnity amounts will be payable by the Administrator and, following an event of default and acceleration of the Notes, will be payable from Available Funds to the extent not paid by the Administrator.

The Owner Trustee may resign at any time by giving notice to the Administrator and the Administrator may remove the Owner Trustee at any time if the Owner Trustee is not able to legally act under the trust documents, ceases to be eligible in accordance with the terms of the trust agreement and has failed to resign after request of the Administrator, or if the Owner Trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the Owner Trustee, the Administrator will appoint a successor Owner Trustee and will provide notice of the resignation or removal of the Owner Trustee and the acceptance of appointment by the successor Owner Trustee to the certificateholders, the Noteholders, the Indenture Trustee and the rating agencies hired by the Sponsor. Any successor Owner Trustee must at all times: (1) be a corporation that satisfies the provisions of Section 12-3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000 and (3) have (or have a parent which has) a long-term rating in any generic rating category which signifies investment grade by each rating agency hired by the Sponsor or a rating otherwise acceptable to each such rating agency. Any costs associated with the resignation or removal of the Owner Trustee will be paid by the Administrator.

Indenture Trustee

In addition to receiving reasonable compensation, as agreed in writing, the Issuing Entity will, or will cause the Indenture Trustee to be reimbursed by the Administrator for the reasonable and documented out-of-pocket costs and expenses it incurs in connection with the administration of the indenture and the performance of its duties thereunder, including costs of collection. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts, provided, that, reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee, in connection with the closing of the transactions described in this prospectus, shall be subject to any limitations separately agreed upon before the Closing Date between the Administrator and the Indenture Trustee. The Indenture Trustee will be indemnified by the Issuing Entity or the Administrator for any loss, liability, claim, damage or expense (including reasonable and documented legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee of any indemnification or other obligation of the Issuing Entity or the Administrator) it incurs in connection with the administration of the indenture and the performance of its duties thereunder. However, the Indenture Trustee will not be indemnified for any loss, liability, expense or cost determined to have been caused by its own willful misconduct, negligence or bad faith. Such compensation and indemnity amounts will be payable by the Administrator and, following an event of default and acceleration of the Notes, will be payable from Available Funds to the extent not paid by the Administrator.

The Indenture Trustee may resign at any time by giving thirty days’ prior written notice to the Issuing Entity. The Indenture Trustee must resign after an event of default if resignation of the Indenture Trustee is required under the Trust Indenture Act of 1939. The Indenture Trustee must be removed by the Issuing Entity if the Indenture Trustee fails to comply with section 6.11 of the indenture, is adjudged bankrupt or insolvent, has a receiver or other public officer take charge over it or its property, or is otherwise incapable of acting under the trust documents or if acting would result in a violation of applicable law, including ERISA. The Indenture Trustee may also be removed by the Noteholders if (1) it fails to comply with section 6.11 of the indenture and any Noteholder petitions a court of proper jurisdiction to remove the Indenture Trustee and appoint a successor or (2) upon thirty days’ prior written notice to the Indenture Trustee, the holders of at least a majority of the outstanding principal amount of the Controlling Securities desire to remove the Indenture Trustee and appoint a new Indenture Trustee by notifying the Indenture Trustee and the Depositor in writing of their decision and action.

The Administrator, on behalf of the Issuing Entity, will appoint any successor Indenture Trustee except in the case of the outgoing Indenture Trustee’s removal by at least a majority of the holders of the outstanding Controlling Securities pursuant to item (2) in the preceding paragraph. Any successor Indenture Trustee must at all times (1) satisfy the requirements of Section 310(a) of the

Trust Indenture Act of 1939, as amended, (2) have a combined capital and surplus of at least $50,000,000 and (3) if the Indenture Trustee shall have time deposits, then such time deposits shall be rated at least A-2 by S&P, and, if rated by Fitch, F-1 by Fitch, or, in each case, such other rating acceptable to each such rating agency. Additionally, any Indenture Trustee will be disqualified if at any time acting as such would result in a violation of applicable law. Any successor Indenture Trustee will deliver a written acceptance of its appointment to the outgoing Indenture Trustee and the Issuing Entity and will deliver a notice of its succession to the Noteholders. Any costs associated with the resignation or removal of the Indenture Trustee will be paid by the Administrator.

Amendments

The requirements of amending the indenture may be found in “Description of the Trust Documents—Indenture—Modification of Indenture.” Generally each of the other trust documents may be amended by the parties to that agreement without the consent of the Indenture Trustee or the holders of the Notes for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

•	after providing prior written notice, no rating agency hired by the Sponsor then rating the related securities shall have notified the Sponsor that the amendment will result in a reduction in or withdrawal of its rating on the securities of that class; or

•	the delivery by the Servicer of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, the Depositor, the Servicer, the Issuing Entity and the applicable trustee, with the consent of the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities, unless the interests of the Noteholders are not materially and adversely affected thereby, and the consent of the certificateholders evidencing at least a majority of the percentage interest in the certificates, unless the interests of the certificateholders are not materially and adversely affected thereby, may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the Notes is required, however, for any amendment that:

•	increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related Receivables or distributions to holders of the Notes; or

•	reduces the required percentage of the Notes which are required to consent to these amendments.

Bankruptcy of the Issuing Entity

Each of the Owner Trustee, the Indenture Trustee, the Depositor, every certificateholder and every Noteholder will covenant on its own behalf that it will not at any time institute against the Issuing Entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

To the fullest extent permitted by law, the Owner Trustee will not institute, or consent to the institution of, any proceedings to have the Issuing Entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary Bankruptcy Action against the Issuing Entity. In addition, while the indenture is in effect, the certificateholders will not take any voluntary Bankruptcy Action against the Issuing Entity.

Termination

The obligations of the Servicer, World Omni Financial Corp., the Indenture Trustee and the Owner Trustee pursuant to the trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the Noteholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the Issuing Entity have been distributed in accordance with the trust documents.

Any outstanding Notes will be redeemed concurrently with the events specified above. The resulting distribution to the Noteholders of proceeds may affect the prepayment rate of the Notes.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the Controlling Securities. Holders of senior securities may be the Controlling Securities until they are repaid in full. Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any affiliate of any of the foregoing persons will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any trust document.

U.S. CREDIT RISK RETENTION

Regulation RR requires the Sponsor to retain, either directly or through a majority-owned affiliate, an economic interest in the credit risk of the Receivables. The Depositor is a wholly-owned affiliate of World Omni Financial Corp. and will retain the required economic interest in the credit risk of the Receivables to satisfy the Sponsor’s requirements under Regulation RR. The Depositor may transfer the required retained interest to another majority-owned affiliate of World Omni Financial Corp. on or after the Closing Date in accordance with Regulation RR.

Retained Eligible Horizontal Residual Interest

World Omni Financial Corp. intends to satisfy its obligation to retain credit risk by causing the Depositor, its wholly-owned subsidiary, to retain an eligible horizontal residual interest (“EHRI”) in the form of the certificates so long as the Notes are outstanding and held by parties that are not majority-owned affiliates of World Omni Financial Corp. However, World Omni Financial Corp. or its majority-owned affiliate will no longer be required to hold the EHRI upon the latest to occur of:

•	the date on which the aggregate principal balance of the Receivables is less than or equal to 33% of the aggregate principal balance of the Receivables as of the Cutoff Date,

•	the date on which the aggregate principal amount of the Notes is less than or equal to 33% of the initial aggregate principal amount of the Notes on the Closing Date, and

•	two years after the Closing Date.

World Omni Financial Corp., the Depositor and any of their affiliates may not transfer, finance, hedge or pledge the retained interest during this period, except as permitted under Regulation RR.

The certificates are structured to be an EHRI. The fair value of the certificates, as of the Closing Date, is expected to represent at least 5% of the sum of the fair value of the Notes and the certificates on the Closing Date.

The certificates will evidence the residual interest in the Issuing Entity and generally represent the right to receive any excess amounts not needed on any Payment Date to pay the servicing fee, amounts owing the Asset Representations Reviewer, make required payments on the Notes and make deposits into the reserve account. Because the certificates are subordinated to each class of Notes and are only entitled to amounts not needed on a Payment Date to make payments on more senior interests issued by the Issuing Entity or to make other required payments or deposits according to the priority of payments described in “Description of the Trust Documents—Distributions,” the certificates absorb all losses on the Receivables before any losses are incurred by the more senior interests issued by the Issuing Entity. The payments available to the certificates will be primarily dependent on the cash flows of the pool of Receivables. For a description of certain material terms of the certificates, including with respect to their payment priority and rights upon an event of default, see “Description of the Trust Documents—Distributions” and “Description of the Trust Documents—Description of the Certificates” in this prospectus. For a description of the credit enhancement available for the Notes, including the excess spread and overcollateralization, you should read “Description of the Trust Document—Reserve Account” and “—Overcollateralization.”

The fair value of the Notes and the certificates is summarized below. The totals in the table may not sum due to rounding:

Class of Securities	Range of Fair Values (in millions)	Range of Fair Values (as a percentage of the fair values of the Notes and the certificates)
Class A Notes	$610.43	76.2% - 76.4%
Class B Notes	$36.71	4.6%
Class C Notes	$57.05	7.1%
Class D Notes	$31.51 - $32.05	3.9% - 4.0%
Class E Notes	$22.25 - $22.63	2.8%
Certificates	$40.71 - $42.00	5.1% - 5.2%
Total	$798.65 - $800.87	100.0%

The Sponsor determined the fair value of the Notes and the certificates using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs because

Level 1 is the most objective whereas Level 3 is the most subjective.

• Level 1 — inputs include quoted prices for identical instruments and are the most observable,

• Level 2 — inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

• Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Class A, Class B and Class C Notes are categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of each class of such Notes is assumed to be equal to the initial principal amount of such class of Notes. This reflects the expectation that the final interest rates of the Notes will be consistent with the interest rate assumptions below:

Class of Notes	Range of Interest Rates
Class A-1 Notes	5.756% - 5.856%
Class A-2a Notes	5.64% - 5.79%
Class A-2b Notes	SOFR Rate + 0.70% - SOFR Rate + 0.85%
Class A-3 Notes	5.36% - 5.51%
Class B Notes	5.35% - 5.50%
Class C Notes	5.51% - 5.66%

These interest rates are estimated based on recent pricing of similar transactions and market-based expectations for interest rates and credit risk applicable to the Notes.

The fair value of the Class D Notes is calculated at a discount to par by discounting the Class D Notes’ expected cash flow at a yield of 6.250% - 6.750%. The fair value of the Class E Notes is calculated at a discount to par by discounting the Class E Notes’ expected cash flow at a yield of 8.000% - 8.500%. The fair value of the Class D Notes and the Class E Notes and the fair value of the certificates is categorized within Level 3 of the hierarchy as inputs to such fair value calculation are generally not observable. To calculate the fair value of the Class D Notes, the Class E Notes and the certificates, World Omni Financial Corp. utilized a valuation model. This model forecasts future cash flows from the pool of Receivables, the interest and principal payments on each class of Notes and the servicing fee. The resulting cash flows to the Class D Notes, the Class E Notes and the certificates are discounted to present value based on a discount rate that reflects the total loss exposure to these cash flows and current market interest rates. In completing these calculations, World Omni Financial Corp. made the following assumptions:

•	Except as otherwise described in the following bullets, cash flows for the Receivables are calculated using the hypothetical pools and related assumptions as described in “Prepayment and Yield Considerations—Weighted Average Life of the Securities.”

•	The Issuing Entity issues Class A-1 Notes with an initial principal amount of $135,000,000, Class A-2 Notes with an initial principal amount of $285,250,000, Class A-3 Notes with an initial principal amount of $190,180,000, Class B Notes with an initial principal amount of $36,710,000, Class C Notes with an initial principal amount of $57,050,000, Class D Notes with an initial principal amount of $39,900,000, and Class E Notes with an initial principal amount of $29,920,000.

•	When the allocation of the initial principal amount of the Class A-2 Notes is determined on or before the day of pricing, the amount of Class A-2a Notes that would be issued is $71,310,000 (in which case, $213,940,000 of Class A-2b Notes would be issued).

•	Interest accrues on the Notes at either end of the range of the rates described above. Interest does not accrue and is not paid with respect to the Class D Notes and the Class E Notes. In determining the interest payments on the floating rate Class A-2b Notes, the SOFR Rate is assumed to reset consistent with the applicable forward rate curve as of July 3, 2024, and no Benchmark Transition Event has occurred.

•	Receivables prepay at a 1.50% ABS rate as described in one of the various prepayment scenarios set forth in “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and proceeds related to prepayments equal the outstanding principal balance of the related Receivable.

•	A projected net loss rate as a percentage of the aggregate principal balance of the Receivables as of the Cutoff Date of 5.63%, which will assume that 35% of losses occur in the first year after the Cutoff Date, 35% of losses occur in the second year after the Cutoff Date, 20% of losses occur in the third year after the Cutoff Date and 10% of losses occur in the fourth year after the Cutoff Date.

•	The recovery rate on charged-off Receivables is 50% of the outstanding principal balance of such charged-off Receivables, and the time to recovery is 90 days.

•	Cash flows distributable to the holders of the certificates are discounted at 14%.

•	The Servicer exercises its clean up call option to purchase the Receivables at par on the first Payment Date on which the aggregate principal balance of the Receivables is equal to 10.00% or less of the aggregate starting principal balance of the Receivables.

•	The Overcollateralization Target Amount is, with respect to any Payment Date, (i) on or prior to the Payment Date on which the Class A-2 Notes are paid in full, to a target amount of 6.00% and (ii) with respect to any Payment Date after the payment date on which the Class A-2 Notes are paid in full, to a target amount of 5.50%, in each case, of the aggregate outstanding principal balance of the Receivables as of the end of the related Collection Period, but not less than 1.00% of the aggregate starting principal balance of the Receivables.

World Omni Financial Corp. developed these inputs and assumptions by considering the following factors:

•	Interest rates of the Notes — based on current market credit spreads and interest rates and credit spreads for recent prior World Omni Financial Corp. securitization transactions.

•	ABS rate — estimated considering the composition of the Receivables and the performance of its prior securitized pools.

•	Cumulative net loss rate, timing curve and recovery rate — reflects a determination by World Omni Financial Corp. and the Depositor considering, among other items, the composition of the Receivables and financed vehicles, the performance of its prior World Omni Financial Corp. securitized pools and the expected cumulative net loss rate and assumptions as determined by the NRSROs hired by World Omni Financial Corp. to rate the Notes.

•	Discount rate applicable to the certificates — reflects a determination by World Omni Financial Corp. and the Depositor considering, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests, qualitative factors that consider the subordinate nature of the first-loss exposure, and the rate of return that third-party investors would require to purchase residual interests similar to the certificates.

The Sponsor will recalculate the fair value of the certificates following the Closing Date to reflect any changes in the methodology or inputs and assumptions described above. The Sponsor or the Depositor will disclose in the first investor report filed on Form 10-D following the Closing Date any material differences or changes in the variables used, as well as updated information regarding the fair value of the certificates.

In no event shall the Indenture Trustee or Owner Trustee have any responsibility to monitor compliance with or enforce compliance with Regulation RR or other rules or regulations relating to risk retention. The Indenture Trustee or Owner Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereinafter in effect.

EU AND UK RISK RETENTION

For further information on the matters referred to below and the corresponding risks, see “Risk Factors—Risks Relating to Certain Regulatory and Material Legal Aspects of the Receivables—Requirements for Certain European Union and United Kingdom Regulated Investors” in this prospectus.

On the Closing Date, the Sponsor will covenant and agree, with reference to the EU Securitisation Rules and the UK Securitisation Rules as in effect and applicable on the Closing Date, that:

(a)    the Sponsor, as “originator” (as such term is defined for the purposes of each of the EU Securitisation Regulation and the UK Securitisation Regulation) with respect to each Receivable, will retain, upon issuance of the Notes and on an ongoing basis, for as long as any Notes remain outstanding, the Retained Interest in the securitisation transaction described in this prospectus, in the form specified in paragraph (d) of Article 6(3) of each of the EU Securitisation Regulation and the UK Securitisation Regulation, by holding and continuing to hold all the limited liability company interests in the Depositor (being a special purpose entity and not an operating company), either directly or indirectly through one or more wholly-owned subsidiaries of the Sponsor (each being a special purpose entity and not an operating company), the Depositor in turn retaining the certificates to be issued by the Issuing Entity, such certificates constituting the first loss tranche and representing at least 5% of the aggregate nominal value of the Receivables transferred to the Issuing Entity;

(b)    the Sponsor will not (and will not permit the Depositor or any of its other affiliates to) subject the Retained Interest to any credit risk mitigation or hedging, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except, in each case, to the extent permitted in accordance with both the EU Securitisation Rules and the UK Securitisation Rules;

(c)    the Sponsor will not change the retention option or the method of calculating the Retained Interest while any of the Offered Notes are outstanding, except under exceptional circumstances in accordance with both the EU Securitisation Rules and the UK Securitisation Rules; and

(d)    the Sponsor will provide ongoing confirmation of its continued compliance with its obligations in the foregoing clauses (a), (b) and (c), (i) in or concurrently with the delivery of each monthly servicing report to Noteholders, (ii) upon the occurrence of any event of default and (iii) from time to time upon request by any Noteholder in connection with (x) any change in the structural features of the securitisation transaction described in this prospectus that could materially impact the performance of the Notes, (y) any change in the performance of the securitisation transaction described in this prospectus, in the risk characteristics of the securitisation transaction described in this prospectus or of the Receivables which, in any case, could materially impact the performance of the Notes, or (z) any material breach of the trust documents.

Both the EU Securitisation Rules and the UK Securitisation Rules provide that an entity shall not be considered an “originator” within the meaning of such rules if it has been established or operates for the sole purpose of securitizing exposures. The EU RTS further provide that “[a]n entity shall not be considered to have been established or to operate for the sole purpose of securitising exposures… where all of the following applies: (a) the entity has a strategy and the capacity to meet payment obligations consistent with a broader business model that involves material support from capital, assets, fees or other sources of income, by virtue of which the entity does not rely on the exposures to be securitised, on any interests retained or proposed to be retained in accordance with Article 6 of [the EU Securitisation Regulation], or on any corresponding income from such exposures and interests, as its sole or predominant source of revenue; (b) the members of the management body have the necessary experience to enable the entity to pursue the established business strategy, as well as adequate corporate governance arrangements.” In this regard, see, in particular, “World Omni Financial Corp.,” “World Omni Financial Corp.’s Automobile Financing Business” and “Description of the Trust Documents—The Servicer” in this prospectus for information with regard to the Sponsor’s business and related operations.

However, the securitisation transaction described in this prospectus is not being structured to ensure compliance by any person with the EU Transparency Requirements or the UK Transparency Requirements (or any future variation thereof). Further, except as described herein, no party to the transaction described in this prospectus will undertake, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the EU Securitisation Rules or the UK Securitisation Rules, or to take any other action for the purposes of, or in connection with, facilitating or enabling compliance by any person with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements or any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

Each prospective investor in the Offered Notes that is an EU Affected Investor or a UK Affected Investor should independently assess and determine whether, and to what extent, the agreement by World Omni to retain the Retained Interest as described in this prospectus and the information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Investor Due Diligence Requirements, the UK Investor Due Diligence Requirements and/or any corresponding national measures that may be relevant and/or with any other applicable legal, regulatory or other requirements.

Prospective investors that are EU Affected Investors or UK Affected Investors should be aware that the interpretation of the EU Investor Due Diligence Requirements and the UK Investor Due Diligence Requirements, respectively, remains uncertain and that supervisory authorities and national and other regulators may have different views as to how the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, should be interpreted, and those views are still evolving.

None of World Omni, the Depositor, the Issuing Entity, the underwriters, the Indenture Trustee, the Owner Trustee, the other parties to the transactions described in this prospectus, nor any of their respective affiliates: (a) makes any representation, warranty or guarantee as to the applicability (or otherwise) of the EU Securitisation Rules or the UK Securitisation Rules to an investment in the Notes; (b) makes any representation, warranty or guarantee that the agreement by World Omni to retain the Retained Interest as described in this prospectus or any information provided in this prospectus, in the monthly reports to Noteholders or otherwise available to or to be provided to Noteholders, are or will be sufficient in all circumstances for the purposes of any Noteholder’s or prospective investor’s compliance with the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the Notes, World Omni (including its agreement to retain the Retained Interest) and the transactions described herein are otherwise compliant with the EU Securitisation Rules or the UK Securitisation Rules; (c) will have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any Noteholder’s or prospective investor’s failure or inability to comply with the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and/or any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (d) will have any obligation with respect to the EU Securitisation Regulation or the UK Securitisation Regulation, other than the specific obligations undertaken with respect to the Retained Interest, as described above.

Any failure by an EU Affected Investor to comply with the EU Investor Due Diligence Requirements or by a UK Affected Investor to comply with the UK Investor Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or taken by such investor’s competent authority. The EU Securitisation Rules, the UK Securitisation Rules and any changes to the regulation or regulatory treatment of the Notes for some or all investors may negatively impact the regulatory position of Noteholders or prospective investors and have an adverse impact on the value and liquidity of the Notes. Prospective investors are responsible for and should analyze their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the scope and application of, and compliance with, the EU Investor Due Diligence Requirements or the UK Investor Due Diligence Requirements, as applicable, and any other applicable regulations, and the suitability of the Notes for investment.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The Owner Trustee is not an affiliate of any of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the Asset Representations Reviewer or the Indenture Trustee. However, the Owner Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Indenture Trustee, or affiliates of any of them, that are distinct from its role as Owner Trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The Indenture Trustee is not an affiliate of any of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the Asset Representations Reviewer or the Owner Trustee. However, the Indenture Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Owner Trustee, or affiliates of any of them, that are distinct from its role as Indenture Trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The Asset Representations Reviewer is not an affiliate of any of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the Indenture Trustee or the Owner Trustee. However, the Asset Representations Reviewer and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Indenture Trustee, the Owner Trustee, or affiliates of any of them, that are distinct from its role as Asset Representations Reviewer, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The Sponsor and the Depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of retail installment sale contracts and loans.

Each of the Asset Representations Reviewer, the Servicer and the Administrator will be an independent contractor and will not be subject to the supervision of the Issuing Entity or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under the trust documents. Unless expressly authorized by the trust documents or the Issuing Entity, each of the Asset Representations Reviewer, the Servicer and the Administrator will have no authority to act for or represent the Issuing Entity or the Owner Trustee in any way (other than as permitted under the trust documents) and will not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee. Nothing in the trust documents will (i) make any of the Asset Representations Reviewer, the Servicer or the Administrator, on the one hand, and the Issuing Entity or the Owner Trustee, on the other hand, members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Funds.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Asset Representations Reviewer annual fee(1) plus expenses and indemnity amounts	$5,000 each year	Asset Representations Reviewer	First priority, to the extent not paid by the Servicer
Asset Representations Reviewer review fee(1)	$200 for each Review Receivable on completion of a review	Asset Representations Reviewer	First priority, to the extent not paid by the Servicer
Servicing Fee(2)(3)	One-twelfth of 1.25% of the aggregate principal balance of the Receivables as of the first day of the related Collection Period.(4)	Servicer	The Servicing Fee for the related Payment Date and any previously unpaid Servicing Fee will reduce the Available Funds available for distribution.
Indenture Trustee fee(5) plus expenses and indemnity amounts	$6,000 each year	Indenture Trustee	Following an event of default and acceleration of the Notes, first priority to the extent not paid by the Administrator
Owner Trustee fee(6) plus expenses and indemnity amounts	$4,000 each year	Owner Trustee	Following an event of default and acceleration of the Notes, first priority to the extent not paid by the Administrator

(1)	Prior to the occurrence of an event of default, the amount of such fees payable prior to required interest and principal payments on the Notes will be limited to a maximum amount of $150,000 per calendar year. Following an event of default, however, these fees will be paid prior to required interest and principal payments on the Notes without regard to such cap. The annual fee and the review fee payable to the Asset Representations Reviewer may not be changed without the consent of the Issuing Entity, the Asset Representations Reviewer and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates.

(2)	The formula for calculating the servicing fee may not be changed without the consent of the Depositor, the Servicer, the Issuing Entity, the Indenture Trustee and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates. Prior to an event of default and acceleration of Notes, the fees, expenses and indemnities of the Indenture Trustee and the Owner Trustee will not be paid out of Available Funds on each Payment Date. Instead, such fees, expenses and indemnities will be paid by World Omni Financial Corp., as Administrator, pursuant to the administration agreement.

(3)	The Servicer may also receive Supplemental Servicing Fees which fees do not reduce the amount of Available Funds available to Noteholders. See “Description of the Trust Documents—Servicing Compensation” in this prospectus.

(4)	The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period not equaling one month.

(5)	The fee payable to the Indenture Trustee may not be changed without the consent of the Issuing Entity, the Indenture Trustee and each Noteholder or satisfaction of the rating agency condition.

(6)	The fee payable to the Owner Trustee may not be changed without the consent of the Depositor, the Indenture Trustee and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates or satisfaction of the rating agency condition.

SOME LEGAL ASPECTS OF THE RECEIVABLES

The transfer of Receivables by World Omni Financial Corp. to the Depositor, and by the Depositor to the Issuing Entity, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the financed vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

Interests in the Receivables

The Issuing Entity will appoint the Servicer as custodian of the Receivables and all related documents. The Servicer will not physically segregate the Receivables from the Servicer’s other Receivables or other Receivables that the Servicer services for others. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables by World Omni Financial Corp. to the Depositor and by the Depositor to the Issuing Entity will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the Depositor will reflect the sale and assignment. The Receivables will remain in the possession of the Servicer (or, with respect to Receivables represented by an electronic contract, the control of the Servicer) and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee. If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a Receivable for new value in the ordinary course of its business, without actual knowledge of the Issuing Entity’s interest, and takes possession of a Receivable in tangible form (or obtains “control” of the authoritative copy of the contract in electronic form), this purchaser would acquire an interest in the Receivable superior to the interest of the Issuing Entity.

World Omni Financial Corp., on behalf of itself, and its assigns, will have “control” of an electronic contract under the applicable UCC in effect in each state if the electronic contract comprising the electronic chattel paper is created, stored and assigned in such a manner that (a) there is a “single authoritative copy” of the electronic contract which is unique, identifiable and, except as otherwise provided in clauses (d), (e) and (f), unalterable, (b) the authoritative copy identifies the secured party as the assignee of the electronic contract, (c) the authoritative copy is communicated to and maintained by World Omni Financial Corp. or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can be made only with the participation of World Omni Financial Corp., (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy,  and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

The Depositor will take no action to perfect the rights of the Indenture Trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the Issuing Entity prior to the time the proceeds are deposited by the Servicer into a Trust Account.

Safekeeping of Chattel Paper

As described in “Description of the Trust Documents—The Servicer” and “—Interests in the Receivables” above, as part of each origination of a Receivable represented by a tangible contract, World Omni Financial Corp. is required to maintain possession of each tangible contract and act as custodian for the trust and the Indenture Trustee with respect thereto.

As described in “World Omni Financial Corp.’s Automobile Finance Business—Electronic Contracts and Electronic Contracting”, as part of each origination of a Receivable represented by an electronic contract, World Omni Financial Corp. is required to maintain “control” (as such term is used in Section 9-105 of the applicable UCC) over the “authoritative copy” (as such term is used in Section 9-105 of the applicable UCC) of such contract in a computer system.

World Omni Financial Corp. maintains a process to ensure that World Omni Financial Corp. has possession of a negotiable title for each vehicle. If a Receivable has been booked for more than 180 days and World Omni Financial Corp. has not received a negotiable title, that Receivable enters a title tracking process. World Omni Financial Corp. associates work with the dealers and state departments of motor vehicles to obtain a negotiable title with the correct owner and lienholder for each contract. Except in those states in which the state maintains electronic titles and World Omni Financial Corp. has elected to use electronic filing, and except in those states in which the title is held by the obligor, paper titles are maintained in account number order in fire resistant cabinets in World Omni Financial Corp.’s fileroom or storage facility. Only authorized World Omni Financial Corp. associates, auditors and other representatives are permitted to access the title files.

When a contract closes, the lien on the title is released and, except in those states in which the title is held by the obligor, the title is mailed to the appropriate party. In states that require the return of the contract, the contract is returned to the obligor.

Security Interests in the Financed Vehicles

In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the financed vehicles have been titled, a security interest in such financed vehicles is perfected by obtaining the certificate of title to the financed vehicle and notation of the secured party’s lien on the vehicle’s certificate of title.

Each Receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.’s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title. The obligors on the Receivables will not be notified of the sale from World Omni Financial Corp. to the Depositor, or the sale from the Depositor to the Issuing Entity, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the Depositor or from the Depositor to the Issuing Entity by amendment of the certificates of title for the financed vehicles or otherwise.

Perfection

World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the Depositor, and the Depositor will transfer and assign its security interest in the financed vehicles to the Issuing Entity. Because of the administrative burden and expense, however, neither World Omni Financial Corp. nor the Depositor will amend the certificates of title of the financed vehicles to identify the Issuing Entity as the new secured party.

In most states, these assignments are an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Because the Issuing Entity is not identified as the secured party on the certificate of title, however, the security interest of the Issuing Entity in the vehicle could be defeated through fraud or negligence.

Continuation of Perfection

Under Article 9 of the Uniform Commercial Code, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle is initially titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was initially titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, in any such state an obligor may re-register a vehicle only if the secured party surrenders possession of the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession of the title by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under the sale and servicing agreement, the Servicer will be obligated to take appropriate steps, at the Servicer’s expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related Receivable if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. For example, federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.

Repossession

In the event of default by an obligor, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace or would otherwise violate judicially created limitations on the remedy of self-help repossession. Unless the financed vehicle is voluntarily surrendered, self-help is the most likely method to be used by the Servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In cases where legal recovery of a vehicle becomes necessary, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption and Reinstatement Rights

Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice generally must:

•	describe the collateral, the debtor and the secured party;

•	state the method of disposition;

•	describe the debtor’s right to an accounting of the unpaid debt;

•	state the time and place of a disposition or the time after which a disposition is to be made;

•	describe how the debtor may be liable for a deficiency; and

•	provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to reinstate the account prior to actual sale of the collateral by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of the post-repossession sale of the financed vehicles generally will be applied as follows: first, to the payment of the outstanding principal balance on the applicable retail installment sale contract; second, to the payment of unpaid finance charges that accrued through the date on which the Receivable was charged-off; third, to collection, repossession and vehicle sale expenses; fourth, to the payment of unpaid finance charges that accrued after the date on which the Receivable was charged-off; and fifth, to the payment of applicable late charges and fees. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from the post-repossession sale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, an obligor may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the post-repossession sale were not commercially reasonable. In any event, a deficiency judgment would be a personal unsecured judgment against the obligor for the shortfall, and a defaulting obligor would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after the post-repossession sale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exists. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder with respect to the vehicle. If no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of these often unclear laws. These laws include the Dodd-Frank Act and its implementing regulations, Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Gramm Leach Bliley Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Act, the CFPB’s Regulations B, V and Z, the Servicemembers Civil Relief Act, the Telephone Consumer Protection Act, states’ adoption of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws.   Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  Also, state laws impose finance charge ceilings and other restrictions on credit consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the Receivables. If the Issuing Entity were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the Noteholders.

The “holder-in-due-course rule” of the FTC subjects an assignee of a seller of goods in a consumer credit transaction and some related creditors to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the holder-in-due-course rule. The holder-in-due-course rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

The holder-in-due-course rule applies to most of the Receivables. Accordingly, the purchaser of the applicable financed vehicle may assert the same claims or defenses against the Issuing Entity as holder of the Receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the Receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.’s warranties under the sale and servicing agreement and would create an obligation of World Omni Financial Corp. to repurchase the Receivable if World Omni Financial Corp. had knowledge of the underlying violation of law at the time of its sale under the sale and servicing agreement unless the breach is cured. We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the FTC requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” which explains the warranty coverage, if any, for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed or a seller failed to provide a buyer’s guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a Receivable were successful in asserting any claim or defense, the Servicer could pursue on behalf of the Issuing Entity any reasonable remedies against the seller or the manufacturer of the vehicle.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile financings and leases.  World Omni Financial Corp. is subject to the CFPB’s supervisory and enforcement authority.  In this capacity, the CFPB can conduct comprehensive and rigorous examinations to assess compliance with federal consumer financial protection laws and has authority to impose regulatory fines and mandate changes to World Omni Financial Corp.’s business products, policies and procedures and order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  World Omni Financial Corp. and the Issuing Entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.

The CFPB also has enforcement authority to conduct investigations (which may include a joint investigation with other agencies and regulators) and initiate enforcement actions for violations of federal consumer financial protection laws.  The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief), or other forms of remediation, and/or impose monetary penalties.

The CFPB and the FTC have become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities. The CFPB has investigated motor vehicle dealers, banks and finance companies over the sale and financing of service contracts (sometimes referred to as extended warranties or extended service agreements) and other add-on products such as guaranteed asset protection (GAP) waivers. States attorneys general have also increased their scrutiny of these products. Both the CFPB and the FTC have previously taken various enforcement actions against lenders and finance companies involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations World Omni Financial Corp. offers, may require World Omni Financial Corp. to cease or alter certain business practices, which could have a material adverse effect on World Omni Financial Corp.’s financial condition, liquidity and results of operations.  World Omni Financial Corp. expects the CFPB’s investigation of, and initiation of enforcement actions against, credit providers, whether on its own initiative or jointly with other agencies and regulators, will continue for the foreseeable future.

CFPB supervision and enforcement actions, if any, may result in monetary penalties, increase World Omni Financial Corp.’s compliance costs, require changes in World Omni Financial Corp.’s business practices, affect World Omni Financial Corp.’s competitiveness, impair World Omni Financial Corp.’s profitability, harm World Omni Financial Corp.’s reputation or otherwise adversely affect World Omni Financial Corp.’s business or result in the Issuing Entity, as an assignee of Receivable, being liable to the related obligor for any violation by the lender or the initial creditor or adversely affect the Issuing Entity’s ability to enforce its rights related to a Receivable.

Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.

Under the sale and servicing agreement, World Omni Financial Corp. will have represented and warranted that, to its knowledge, each Receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the Issuing Entity for violation of any law and the claim materially and adversely affects a Receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. if World Omni Financial Corp. had knowledge of such failure to comply, and such breach would create an obligation of World Omni Financial Corp. to repurchase the Receivable unless the breach is cured. See “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General

On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under OLA provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including World Omni Financial Corp., the Depositor, the Issuing Entity or any of their respective creditors.

Potential Applicability to World Omni Financial Corp., the Depositor and Issuing Entities

There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

Under certain circumstances, the Issuing Entity or the Depositor could also be subject to the provisions of OLA as a “covered subsidiary” of World Omni Financial Corp. For the Issuing Entity or the Depositor to be subject to receivership under OLA as a “covered subsidiary” of World Omni Financial Corp. (1) the FDIC would have to be appointed as receiver for World Omni Financial Corp. under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the

Issuing Entity or Depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of World Omni Financial Corp. If the FDIC is appointed as receiver under OLA, the Issuing Entity or the Depositor will be considered a covered financial company under OLA and the FDIC will have all the powers and rights with regards to the Issuing Entity or the Depositor that it has with regard to a covered financial company under OLA. Because of the novelty of the Dodd-Frank Act and OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the Secretary of the Treasury would not determine that the failure of World Omni Financial Corp. would have serious adverse effects on the financial stability in the United States. In addition, no assurance can be given that OLA provisions would not apply to World Omni Financial Corp., the Issuing Entity or the Depositor or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA

If the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the Issuing Entity or the Depositor, under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which World Omni Financial Corp. or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of World Omni Financial Corp.’s or such covered subsidiary’s affairs, as applicable. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the Depositor or the Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the Depositor or the Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving World Omni Financial Corp. or its subsidiaries (including the Depositor or the Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the Issuing Entity would be delayed and could be reduced.

We will structure the transfers of Receivables under the purchase agreement and the sale and servicing agreement with the intent that they would be characterized as legal true sales under applicable state law and that the Receivables would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power. However, if the FDIC were to successfully assert that the transfers of Receivables were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Receivables or the Noteholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the Noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance. In addition, even if the FDIC were to challenge that the transfers were not legal true sales and such challenges were unsuccessful, or that the FDIC would not repudiate a legal true sale, Noteholders could suffer delays in the payments on their Notes.

Also assuming that the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the Issuing Entity or the Depositor, under OLA, the FDIC’s repudiation power would extend to continuing obligations of World Omni Financial Corp. or that covered subsidiary, as applicable, including its obligations to repurchase Receivables for breach of representation or warranty as well as its obligation to service the Receivables. If the FDIC were to exercise this repudiation power, Noteholders would not be able to compel World Omni Financial Corp. or any applicable covered subsidiary to repurchase Receivables for breach of representation and warranty and instead would have a claim for damages against World Omni Financial Corp.’s or that covered subsidiary’s receivership estate, as applicable, and thus would suffer delays and may suffer losses of payments on their Notes. Noteholders would also be prevented from replacing the Servicer during the stay. In addition, if the FDIC were to repudiate World Omni Financial Corp.’s obligations as Servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and Noteholders may suffer delays or losses of payments on their Notes. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the Notes issued by the Issuing Entity would be delayed and may be reduced.

In addition, under OLA, none of the parties to the purchase agreement, sale and servicing agreement, the administration agreement and the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect World Omni Financial Corp.’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of World Omni Financial Corp. or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Issuing Entity were to become subject to OLA, the FDIC may repudiate the debt of the Issuing Entity. In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above, but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, Noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

FDIC’s Avoidance Power Under OLA

Under statutory provisions of OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.” Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of Receivables evidenced by certain written contracts and perfected by the filing of a UCC financing statement against World Omni Financial Corp., the Depositor and the Issuing Entity, as applicable, unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the Indenture Trustee. If a transfer of Receivables were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of the Receivables.

However, in December 2010, the FDIC Counsel issued an advisory opinion to the effect that the preference provisions of OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA, a transfer of the Receivables perfected by the filing of a UCC financing statement against World Omni Financial Corp., the Depositor and the Issuing Entity as provided in the purchase agreement, sale and servicing agreement and indenture would not be avoidable by the FDIC as a preference under OLA. Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. On July 6, 2011, the Board of Directors of the FDIC adopted a final rule to further clarify the application of OLA, including a clarification that the preferential transfer provisions of the Dodd-Frank Act are to be implemented consistently with the corresponding provisions of the Bankruptcy Code. The final rule conforms to the interpretation provided by the advisory opinion of the FDIC Counsel, except that the FDIC did not address repudiation issues. To the extent that regulations adopted by the FDIC or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion or the final rule, payments or distributions of principal of and interest on the securities issued by the Issuing Entity could be delayed or reduced.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a Receivable during an obligor’s active duty in the military. We refer you to “Risk Factors—Risks Relating to Certain Regulatory and Material Legal Aspects of the Receivables—Receivables That Fail to Comply With Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment” in this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The discussion under this section applies only to Offered Notes. Set forth below is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the Offered Notes relevant to the beneficial owner of a Note that holds the Note as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”) and, unless otherwise indicated below, is a U.S. Person (as defined in the Glossary of Terms). However, this summary does not cover all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership or disposition of the Notes by particular investors, and does not address the application of any U.S. federal non-income, state, local, foreign or other tax laws. Moreover, the summary does not purport to deal with U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, REITs, tax-exempt organizations, investors that will hold the Notes as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, corporations subject to the corporate alternative minimum tax on financial statement income, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements pursuant to Section 451(b) of the Code, investors whose functional currency is not the U.S. dollar, dealers in securities, partnerships (including any entities or arrangements treated as partnerships for U.S. federal income tax purposes) or partners in a partnership. The U.S. federal income tax treatment of a partner in a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds a Note will depend, among other things, upon whether or not the partner is a U.S. Person. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them with respect to an investment in the Offered Notes. Except as described below, this discussion is directed to prospective purchasers who purchase Offered Notes in the initial distribution thereof.

The following summary is based upon current provisions of the Internal Revenue Code, the U.S. Department of the Treasury regulations promulgated thereunder, judicial authority, and applicable releases and ruling authority, all of which are subject to change or differing interpretations, and any such change or differing interpretation could apply retroactively. The Issuing Entity will be provided with an opinion of Kirkland & Ellis LLP, special U.S. federal tax counsel to the Depositor, regarding certain U.S. federal income tax matters discussed below. Such opinion may be subject to qualifications and assumptions as set forth therein. An opinion of federal tax counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt and equity interests issued by an entity similar to the Issuing Entity. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Notes. For purposes of the following summary, references to the Issuing Entity, the Notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to the Issuing Entity and the Notes and related terms, parties and documents applicable to the Issuing Entity. The discussion under this section may not address all U.S. federal income tax considerations that may be significant to you. You are encouraged to consult your own tax advisors in determining the U.S. federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the Offered Notes.

Characterization of the Notes

The Depositor will agree, and the Noteholders will agree by their purchase of the Offered Notes, to treat the Notes as debt for U.S. federal, state and local income and franchise tax purposes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. A basic premise of U.S. federal income tax law is that the economic substance of a transaction generally will determine the U.S. federal income tax consequences of such transaction. In the opinion of Kirkland & Ellis LLP, special U.S. federal tax counsel to the Depositor, the Offered Notes will be characterized as indebtedness for U.S. federal income tax purposes, in each case, to the extent such Offered Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes. The remainder of this discussion assumes that the Offered Notes are considered debt for U.S. federal income tax purposes. For a discussion of the treatment if the Offered Notes were not considered debt for U.S. federal income tax purposes, see “—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below.

Classification of the Issuing Entity

Kirkland & Ellis LLP will deliver its opinion that the Issuing Entity will not be treated as an association (or publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement and indenture and related documents will be complied with, including that the Issuing Entity will not make an affirmative election to be treated as a corporation for U.S. federal income tax purposes. Such opinion may also be subject to qualifications and other assumptions as set forth therein.

If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes (to the extent such interest was deductible). Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the Notes.

If the Issuing Entity were to be classified as a partnership for U.S. federal income tax purposes, then unless the partnership elected otherwise, taxes arising from audit adjustments would be required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, the exceptions available under the law (including Treasury regulations promulgated under the relevant provisions of the Code) so that the persons treated as the Issuing Entity’s partners, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership. Prospective purchasers are urged to consult with their tax advisors regarding the possible effect of these rules. To the extent that the Issuing Entity is liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership, the persons treated as the Issuing Entity’s partners are contractually obligated to reimburse the Issuing Entity in full for the amount paid by the Issuing Entity in respect of such tax liability.

U.S. Persons

Except as otherwise noted, the following discussion applies to a holder of Notes (other than a partnership) that is a U.S. Person, and, except as set forth below, this discussion does not address the tax consequences of holding a Note to any holder who is not a U.S. Person.

Interest Income on the Notes

Stated interest on a Note generally will be taxable to a Noteholder as ordinary interest income for U.S. federal income tax purposes when received or accrued in accordance with the Noteholder’s usual method of tax accounting for such purposes.

Original Issue Discount

The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not “interest only” or “principal only” Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under U.S. Department of the Treasury regulations relating to debt instruments issued with original issue discount (“OID”) (such regulations, the “OID Regulations”). Interest that is not considered qualified stated interest must be accrued under the OID rules. For interest to be qualified stated interest, it must be payable at least annually in cash or other property (other than debt instruments of the issuer) at a single fixed rate or qualifying variable rate and there must be legal remedies available to compel timely payment or the terms of the instrument must make the possibility of nonpayment or late payment sufficiently remote. Although the interest payments on the Class B Notes and the Class C Notes may be deferred under certain circumstances, the Issuing Entity intends to treat the possibility of such potential deferral as sufficiently remote for purposes of the OID rules such that all stated interest on the Class B Notes and the Class C Notes constitutes qualified stated interest.

Finally, the discussion assumes that any OID on the Notes, that is, any excess of the stated redemption price at maturity of the Notes over their issue price, is de minimis, or less than 0.25% of their stated redemption price at maturity multiplied by the number of years to maturity of the Notes, as determined under the OID Regulations. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income for U.S. federal income tax purposes, on a pro rata basis, as principal payments are made on the Note. Any such amount of de minimis OID includible in income is generally treated as gain recognized on the retirement of the Notes. If these conditions are not satisfied with respect to any given class of Notes and as a result the Notes are treated as having been issued with OID, a Noteholder would be required to include such OID in income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution in respect of such OID would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. The prepayment assumption that will be used in determining the rate of accrual of OID and of market discount and premium, if any, for U.S. federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Receivables will prepay at a 1.50% absolute prepayment model rate, and there will be no extensions of maturity for any Receivables. No representation is made that the Receivables or the Notes will prepay at the absolute prepayment model rate described above or at any other rate or that the interest payments on the Class B Notes and the Class C Notes will not be deferred.

Short-Term Notes

A holder of a Note that has a fixed maturity date of no more than one year from the issue date of that Note (a “Short-Term Note”) may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders generally would be required to report interest income as it accrues on a straight-line basis over the term of each interest accrual period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the Notes are issued with OID, a subsequent purchaser, that is, a purchaser who acquires a Note at a sufficient discount to its issue price, will be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income,

will be taxed as ordinary income.

In the absence of regulations on this point, the Issuing Entity intends to take the position that the accrued market discount for each interest accrual period should be the total market discount on the Note not previously included in income, multiplied by a fraction, the numerator of which is the interest or OID, if the Note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the Note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than the de minimis threshold, which is 0.25% of the remaining principal amount of the Note multiplied by the number of complete years in its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when the distribution is received, capital gain will be recognized equal to the amount of discount allocated to the distribution.

Amortizable Bond Premium and Acquisition Premium

In general, if a subsequent purchaser acquires a Note at a premium, that is for an amount in excess of the amount payable upon the maturity of the Note, the Noteholder will be considered to have purchased the Note with “amortizable bond premium” equal to the amount of such excess. A Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

A holder that purchases a Note issued with OID for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “Election to Treat All Interest as Original Issue Discount” to treat all interest as OID, is required to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the holder’s adjusted tax basis in the Note immediately after its purchase over the Note’s adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a Note using a constant yield method. For purposes of this election, “interest” includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holder’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Net Investment Income

A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Prospective purchasers of Notes who are U.S. Persons should consult their own tax advisors regarding the implications of this tax in their particular circumstances.

Sale or Other Disposition

If a Noteholder sells a Note, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount, OID and gain previously included by the Noteholder in income with respect to the Note and decreased by the amount of premium, if any, previously amortized and by the amount of payments in respect of principal or OID previously received by the Noteholder with respect to the Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income, which will be taxable as set forth above. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Persons

Subject to the discussion of backup withholding and FATCA below, interest paid or accrued to a Non-U.S. Person (as defined in the Glossary of Terms) in respect of a Note generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person, and if the Non-U.S. Person:

•	is not actually or constructively a “10 percent shareholder” of the Sponsor, the Issuing Entity or the Depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the Sponsor, the Issuing Entity or the Depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code; and

•	provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement on IRS Form W-8BEN (for an individual), IRS Form W-8BEN-E (for an entity), or a similar form or the applicable successor form signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person’s name and address.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Non-U.S. Person will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. The holder in this circumstance should provide an IRS Form W-8ECI or similar form or successor form indicating the income is effectively connected with a United States trade or business of the holder. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding and Information Reporting

Each holder of a Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuing Entity will be required to withhold the required amount (currently at a rate of 24%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s U.S. federal income tax liability.

Backup withholding is not an additional tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your U.S. federal income tax and may entitle the recipient to a refund, so long as the required information is properly furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The Issuing Entity will report to Noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the Notes.

Foreign Account Tax Compliance

In general, under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), a 30% withholding tax could be imposed on payments made to any Non-U.S. Person (including certain foreign financial institutions and investment funds) unless such Non-U.S. Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Non-U.S. Person in its capacity as a holder of a Note or in a capacity of holding a Note for the account of another. The FATCA withholding tax applies regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The withholding tax under FATCA currently applies with respect to interest payments, and initially was also to be applicable to gross proceeds from a disposition of debt instruments. However, proposed Treasury regulations have been issued that, when finalized, will provide for the elimination of the 30% withholding tax that otherwise would have applied to all payments of gross proceeds from the sale, retirement, exchange or other disposition of debt instruments. In the preamble to the proposed regulations, the government provided that taxpayers may generally, currently rely upon these proposed regulations until the issuance of final regulations. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the Notes.

Each holder of a Note or an interest therein, by acceptance of such Note or such interest therein, will be deemed to have agreed to provide to the person from whom it receives payments on the Notes (i) properly completed and signed tax certifications, for a U.S. Person, on IRS Form W-9 and, for a Non-U.S. Person, on the appropriate IRS Form W-8 (or in either case, an applicable successor form) and (ii) upon request, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a Note or an interest therein that fails to comply with the requirements of the preceding sentence.

Possible Alternative Treatment of the Notes

In the opinion of special U.S. federal tax counsel, in the event that any class of Notes was not treated as debt for U.S. federal income tax purposes, the class of Notes would be characterized for U.S. federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on such class of Notes would be treated either as guaranteed payments under Section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the Issuing Entity, with all other items of the Issuing Entity’s income, gain, loss, deduction and credit being allocated to the holders of the certificates. Although the U.S. federal income tax treatment of the Notes for most accrual basis taxpayers should not differ materially under this alternative characterization than if the Notes were treated as debt, the characterization could result in adverse effects for some holders of Notes. For example, holders of Notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the Notes, plus possibly some other items, even though the Issuing Entity might not have sufficient cash to make current cash distributions of the full amount thereof. Thus, cash basis holders would in effect be required to report income in respect of the Notes on the accrual basis and holders of the Notes could become liable for taxes on the Issuing Entity’s income even if they have not received cash from the Issuing Entity to pay the taxes. Moreover, income allocable to a holder of a Note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code. In addition, Non-U.S. Persons holding such class of Notes could be subject to withholding or be required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and income of the Issuing Entity or upon a sale or exchange of their Note and individuals holding the Notes might be subject to some limitations on their ability to deduct their share of trust expenses.

In addition, if the IRS were to successfully contend that any class of Notes was not treated as debt for U.S. federal income tax purposes, the Issuing Entity would be treated as a partnership for U.S. federal income tax purposes and could be treated as a publicly traded partnership for such purposes. A partnership may be classified as a publicly traded partnership if equity interests in the partnership are traded on an “established securities market” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” For U.S. federal income tax purposes, a publicly traded partnership is generally taxable as a corporation. If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes (to the extent such interest was deductible). Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the Notes in the manner described above. But even if the Issuing Entity were classified as a publicly traded partnership, it would avoid taxation as a corporation if 90% or more of its annual income constituted “qualifying income” not derived in the conduct of a “financial business.” It is unclear, however, whether the Issuing Entity’s income would be so classified.

Treasury regulations under Section 385 of the Internal Revenue Code address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the Issuing Entity.  Under these regulations, in certain circumstances, a Note that otherwise would be treated as debt is treated as equity for U.S. federal income tax purposes during periods in which the Note is held by a related party of the Issuing Entity (generally based on a group of corporations, disregarded entities, grantor trusts or controlled partnerships connected through 80% direct or indirect ownership).  Under these regulations, although it is not entirely clear, it is expected that any Notes treated as equity under these rules would be deemed to be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such deemed conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the Issuing Entity for U.S. federal income tax purposes.  In this regard, you should consider the discussion in the above paragraph regarding the consequences of such treatment. Although there is no present intent to sell the certificates, the trust agreement addresses the Treasury regulations under Section 385 of the Internal Revenue Code in order to prevent their application to the Notes.  Moreover, the Issuing Entity will be able to amend the trust agreement and the other trust documents in the future without the consent of Noteholders as required to prevent the application of such Treasury regulations to the Notes.

Rate of Interest Amendment

The Administrator (on behalf of the Issuing Entity) may modify a Class A-2b Note in the event published SOFR is unavailable to calculate the rate of interest on the Class A-2b Notes using an alternative method. It is intended that the replacement of the rate of interest on the Class A-2b Notes will not be a taxable event for Noteholders of the Class A-2b Notes.  However, we cannot provide any assurances that the IRS will not take a contrary view.  There is no targeted IRS tax guidance regarding a possible change in the Benchmark as contemplated herein (as there is for transitions from LIBOR to non-LIBOR rates) and hence there is significant uncertainty regarding the U.S. federal income tax consequences of such a change. A U.S. Person that owns a Class A-2b Note may be deemed to have exchanged such Note immediately prior to such change in rate for a “new” Note.  This deemed exchange could be treated as either a recapitalization, provided that the equity of the Issuing Entity is owned by a single corporate owner at the time of the deemed exchange, in which case no gain or loss would be recognized by the U.S. Person that continues to own such Note following such deemed exchange, or as a taxable exchange. If the deemed exchange was treated as taxable, any gain or loss would be equal to the difference between the issue price of the “new” Note (which, depending on whether such Note were then treated as being traded on an established market, may be the fair market value rather than the principal amount of such Note), and the U.S. Person’s tax basis in the “old” Note.  If U.S. Persons are deemed to have exchanged their Class A-2b Notes in a taxable exchange, such U.S. Persons would begin a new holding period in their Class A-2b Notes for purposes of determining whether gain or loss on a further exchange would be long-term or short-term capital gain or loss.  Holders of the Class A-2b Notes should consult their own tax advisors with respect to the consequences of a change in the rate of interest due to the unavailability of a published SOFR.

Tax Shelter Disclosure and Investor List Requirements

U.S. Department of the Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such U.S. Department of the Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the Notes, then a financial organization investing in the Notes would be subject to Florida corporate income tax on a portion of its income at a current maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the Offered Notes or the receipt of interest on the Offered Notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the Offered Notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the Issuing Entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the Issuing Entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

CERTAIN ERISA CONSIDERATIONS

The discussion under the heading “Certain ERISA Considerations” only applies to Offered Notes. Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, as well as an individual retirement account, any other plan subject to Section 4975 of the Internal Revenue Code and entities deemed to hold assets of the foregoing (each a “Benefit Plan”), from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to requirements under Title I of ERISA or Section 4975 of the Internal Revenue Code; however, such plans may be subject to other laws that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”).

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code with respect to a Benefit Plan that purchased Offered Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan. Under the United States Department of Labor regulation codified at C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Internal Revenue Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the Offered Notes should be treated as indebtedness of the Issuing Entity without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of Offered Notes that the Offered Notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants and other typical equity features.

However, without regard to whether the Offered Notes are treated as an equity interest for purposes of the Regulation, Benefit Plan fiduciaries must determine whether the acquisition and holding of the Offered Notes would result in a prohibited transaction under ERISA or Section 4975 the Internal Revenue Code for which no statutory, administrative, or individual prohibited transaction exemption is available. The acquisition or holding of Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the underwriters, the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transactions rules could be applicable to the acquisition and holding of Offered Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire and hold such Notes and the relationship of the party in interest or disqualified person to the Benefit Plan. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house” asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code is available for certain transactions between a Benefit Plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the Benefit Plan or being affiliated with such provider. There may also be certain individual prohibited transaction exemptions that are available.  However, there can be no assurance that these or any other exemption will be available with respect to any particular transaction involving the Offered Notes and any such exemption may not cover all transactions relating to the acquisition and holding of the Offered Notes.

By acquiring an Offered Note, each purchaser and transferee thereof will be deemed to represent and warrant that either (i) it is not and will not be acquiring such Offered Note (or a beneficial interest therein) on behalf of, or with the assets of any Benefit Plan or any plan or arrangement that is subject to Similar Law; or (ii) its acquisition and holding of such Offered Note (or a beneficial interest therein) will not constitute or give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law.

A plan fiduciary considering the purchase of Offered Notes is encouraged to consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated July ●, 2024 among World Omni Financial Corp., the Depositor, and Wells Fargo Securities, LLC, Mizuho Securities USA LLC and MUFG Securities Americas Inc., as representatives of the underwriters, the Depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the Notes described opposite its name below:

Underwriter	Class A-1 Notes		Class A-2 Notes		Class A-3 Notes		Class B Notes		Class C Notes
Wells Fargo Securities, LLC	$	●	$	●	$	●	$	●	$	●
Mizuho Securities USA LLC	$	●	$	●	$	●	$	●	$	●
MUFG Securities Americas Inc.	$	●	$	●	$	●	$	●	$	●
Truist Securities, Inc.	$	●	$	●	$	●		-		-
Total		$135,000,000		$285,250,000		$190,180,000		$36,710,000		$57,050,000

The Retained Notes will initially be retained by the Depositor or one or more affiliates thereof on the Closing Date and will not be offered for sale under the underwriting agreement. Such Retained Notes may be sold, subject to certain limitations, from time to time to purchasers, directly by the Depositor or its affiliates or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or from the purchasers of such Retained Notes. If any such Retained Notes are sold through underwriters, broker-dealers or agents, the Depositor or such affiliate will be responsible for underwriting discounts or commissions or agent’s commissions. Any such Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Depositor has been advised by the underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of Offered Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Offered Notes. After the initial public offering, the public offering price and such concessions may be changed. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concession		Reallowance
Class A-1 Notes	●	%	●	%
Class A-2 Notes	●	%	●	%
Class A-3 Notes	●	%	●	%
Class B Notes	●	%	●	%
Class C Notes	●	%	●	%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the Offered Notes if any of such Notes are purchased.

The Notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the Depositor do not intend to apply for listing of the Notes on a national securities exchange. Certain of the underwriters have advised World Omni Financial Corp. and the Depositor that they intend to act as market makers for the Offered Notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Moreover, disruptions in the global financial markets due to recent pandemics and geopolitical unrest have caused uncertainty and volatility in the secondary market for asset-backed securities. The underwriters may also be unwilling or unable to make a market in the Offered Notes due to regulatory developments or otherwise. Accordingly, no assurance can be given as to the liquidity of any trading market for the Offered Notes.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the Offered Notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the Offered Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

Due to the diverse nature of the business activities of the underwriters and their respective affiliates, the underwriters or their respective affiliates may from time to time have different economic interests in, and different views regarding, the future performance of Receivables similar to those in the Receivables pool or securities that are backed by similar Receivables. The underwriters and their respective affiliates may be holding, buying, or selling interests in similar Receivables or related derivatives (e.g., credit default swaps), not originating or limiting origination of similar Receivables or taking long or short positions with respect to the securities backed by similar Receivables. The interests of the underwriters and their respective affiliates may not be aligned with the interests of Noteholders, and such activities may cause or lead to potential conflicts of interests.

World Omni Financial Corp. and the Depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to “Use of Proceeds” in this prospectus.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within two business days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Notes more than two business days prior to the expected delivery date will be required to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

The following chart sets forth information on the aggregate proceeds to the Depositor from the sale of the Offered Notes.

As a Percent of Aggregate Principal Amount of the Offered Notes
Aggregate Price to Public of the Offered Notes	$	●	●	%
Aggregate Underwriting Discount	$	●	●	%
Aggregate Proceeds to Depositor	$	●	●	%
Additional Offering Expenses	$	●	●	%

In addition to the methods described above, the offering of the Offered Notes may be made concurrently through more than one of the following methods:

•	by placements by the Depositor with investors through dealers; and

•	by direct placements by the Depositor with investors.

Each Noteholder, by its acceptance of a Note, represents that it has, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Noteholder also represents that it will, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the indenture or any other document and in connection with the Notes.

European Economic Area

Each underwriter has (severally, and not jointly) represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any EU retail investor in the European Economic Area (the “EEA”). For these purposes:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

United Kingdom

Each underwriter has (severally, and not jointly) represented, warranted and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated, in the United Kingdom (the “UK”), an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of any Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Offered Notes in, from or otherwise involving the UK.

Each underwriter has also (severally, and not jointly) represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any UK retail investor in the UK. For these purposes:

(a)	the expression “UK retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), and as amended; or

(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (such rules and regulations, as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the EUWA, and as amended; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of the domestic law of the UK by virtue of the EUWA (as amended the “UK Prospectus Regulation”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the Issuing Entity or the Depositor in press releases and in oral and written statements made by or with the Issuing Entity’s or the Depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the Servicer, the Issuing Entity or the Depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates” or similar expressions. The Issuing Entity and the Depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in “Risk Factors” in this prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the Issuing Entity or the Depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover page of this prospectus. Other than as required by applicable law, the Issuing Entity and the Depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against World Omni Financial Corp., the Depositor, the Issuing Entity or the Servicer, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be material to holders of the Notes.

Other than as described in “The Trustees” in this prospectus, each of the Indenture Trustee and the Owner Trustee has represented to the trust and the Depositor that as of the date of this prospectus, there are no pending legal proceedings, or any other such proceedings known to be contemplated by governmental authorities, involving the Indenture Trustee and the Owner Trustee, respectively, that, individually or in the aggregate, would have a material adverse impact on investors in the Notes being offered under this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Issuing Entity “incorporates by reference” some information it files with the SEC, which means that the Issuing Entity can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Issuing Entity files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The Issuing Entity incorporates by reference the asset-level data and information included as exhibits to the Form ABS-EE filed or caused to be filed with the SEC by the Depositor with respect to the Issuing Entity by the date of the filing of this prospectus. The Issuing Entity also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the Issuing Entity before the termination of the offering of the Notes (including any market-making transactions for the Notes unless exempt from the registration requirements of the Securities Act). Any Form ABS-15G furnished by the Depositor pursuant to Rule 15Ga-2 of the Exchange Act is not and will not be incorporated by reference into this prospectus or the registration statement.

For the time period that the Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the aforementioned periodic reports with respect to that Issuing Entity will be available to you through our website at http://www.worldomni.com/asset_securities.html as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The Servicer Certificates to Noteholders referenced throughout this prospectus will also be made available through such website. The contents of our website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus is part of our registration statement. This prospectus does not contain all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents related to an Issuing Entity will be provided to each person to whom a prospectus is delivered, upon written or oral request directed to our offices at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200. The contents of the SEC’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

LEGAL MATTERS

Some legal matters relating to the securities, including the legality opinion for the Notes and certain U.S. federal income tax matters with respect to the Offered Notes, will be passed upon for the Depositor and the Servicer by Kirkland & Ellis LLP, Chicago, Illinois. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the Offered Notes will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP.

GLOSSARY OF TERMS TO THE PROSPECTUS

The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

“Additional Receivables” is defined on page 83.

“Asset-Level Data File” is defined on page 83.

“Available Funds” means, generally, with respect to any Payment Date, the sum of the following amounts with respect to the related Collection Period:

•	all collections on the Receivables;

•	all proceeds of Defaulted Receivables, net of expenses incurred by the Servicer in connection with the liquidation of the related financed vehicles and any amounts required by law to be remitted to the obligor on the Defaulted Receivables and all recoveries in respect of Defaulted Receivables;

•	the Purchase Amount of each Receivable that was repurchased by the Depositor or purchased by the Servicer under an obligation that arose during the related Collection Period;

•	partial prepayments relating to refunds of any warranty or insurance financed by the respective obligor as part of the original contract;

•	amounts in the reserve account in excess of the Required Reserve Amount;

•	investment earnings on funds on deposit in the collection account and the reserve account;

•	any funds received by the Indenture Trustee (net of any amounts paid to the Indenture Trustee pursuant to the indenture and to the Owner Trustee pursuant to the trust agreement) and deposited into the collection account upon an exercise of remedies; and

•	re-deposits into the collection account of amounts available for distribution to certificateholders from the previous Payment Date, if any.

Available Funds for each Payment Date will be reduced by the servicing fee for the Payment Date and any previously unpaid servicing fees. Available Funds for each Payment Date will not include, and the amount of Available Funds will not be reduced by, the amount of any Supplemental Servicing Fees.

“Bankruptcy Action” means (1) the institution of or the consenting to the institution of any proceeding to have the Issuing Entity declared or adjudicated bankrupt or insolvent, (2) the filing of a petition or consent to a petition seeking reorganization or relief on behalf of the Issuing Entity under any applicable federal or state law relating to bankruptcy, (3) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Issuing Entity or a substantial portion of the assets of the Issuing Entity, (4) any assignment for the benefit of the Issuing Entity’s creditors, (5) causing the Issuing Entity to admit in writing its inability to pay its debts generally as they become due, and (6) the taking of any other action (or causing the Issuing Entity to take any action) that would further items (1) through (6).

“Benchmark” is defined on page 102.

“Benchmark Replacement” is defined on page 102.

“Benchmark Replacement Adjustment” is defined on page 102.

“Benchmark Replacement Conforming Changes” is defined on page 102.

“Benchmark Replacement Date” is defined on page 102.

“Benchmark Transition Event” is defined on page 102.

“Benefit Plan” is defined on page 155.

“CFPB” is defined on page 41.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class A Notes on the preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by each class of the Class A Notes for the related interest accrual period.

“Class A Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for the Payment Date and the Class A Noteholders’ Interest Carryover Shortfall, if any, for such Payment Date.

“Class A Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related interest accrual period on each class of Class A Notes at the respective interest rate for the class on the aggregate outstanding principal amount of the Notes of the class on the immediately preceding Payment Date or, in the case of the initial Payment Date, on the Closing Date, after giving effect to all payments of principal to the Noteholders of the class on or prior to the preceding Payment Date.

“Class A Notes” is defined on page 2.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class B Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by such class of the Notes for the related interest accrual period.

“Class B Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Interest Distributable Amount for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall, if any, for such Payment Date.

“Class B Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related interest accrual period on the Class B Notes at the interest rate for such class on the aggregate outstanding principal amount of the Notes of such class on the immediately preceding Payment Date or, in the case of the initial Payment Date, on the Closing Date, after giving effect to all payments of principal to the Noteholders of such class on or prior to such preceding Payment Date.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class C Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class C Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by such class of the Notes for the related interest accrual period.

“Class C Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Interest Distributable Amount for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall, if any, for such Payment Date.

“Class C Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related interest accrual period on the Class C Notes at the interest rate for such class on the aggregate outstanding principal amount of the Notes of such class on the immediately preceding Payment Date or, in the case of the initial Payment Date, on the Closing Date, after giving effect to all payments of principal to the Noteholders of such class on or prior to such preceding Payment Date.

“Clearstream” is defined on page 2.

“Code” is defined on page 147.

“Collection Period” is defined on page 105.

“Compounded SOFR” is defined on page 100.

“Commission Report” is defined on page 35.

“Controlling Securities” means (i) the Class A Notes so long as the Class A Notes are outstanding, (ii) after the Class A Notes are no longer outstanding, the Class B Notes so long as the Class B Notes are outstanding, (iii) after the Class A Notes and the Class B Notes are no longer outstanding, the Class C Notes so long as the Class C Notes are outstanding, (iv) after the Class A Notes, the Class B Notes, and the Class C Notes are no longer outstanding, the Class D Notes so long as the Class D Notes are outstanding, and (v) after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer outstanding, the Class E Notes so long as the Class E Notes are outstanding.

“Corresponding Tenor” is defined on page 103.

“CRR RTS” is defined on page 37.

“Defaulted Receivable” means a Receivable as to which (a) more than $40 of a scheduled payment is 120 or more days past due in accordance with its terms, (b) the Servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 45 days, whichever occurs first, or (c) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has charged off the remaining principal balance. The principal balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

“Delinquency Percentage” is defined on page 110.

“Delinquency Trigger” is defined on page 110.

“Dodd-Frank Act” is defined on page iv.

“DTC” is defined on page 2.

“EBA” is defined on page 32.

“EBA Guidance Interpretation” is defined on page 34.

“EEA” is defined on page iii.

“EHRI” is defined on page 133.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating of “A” or better by Fitch and an issuer credit rating of “BBB” or better by S&P, (B) a short-term unsecured debt rating or certificate of deposit rating of “F1” or better by Fitch and “A-2” or better by S&P or (C) such other rating that is acceptable to each rating agency hired by the Sponsor to rate the Notes and (ii) whose deposits are insured by the FDIC.

“Eligible Trust Account Institution” means the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers, so long as such depository institution has either (A) a long-term unsecured debt rating of “A” or better by Fitch and an issuer credit rating of “BBB” or better by S&P, (B) a short-term unsecured debt rating or certificate of deposit rating of “F1” or better by Fitch and “A-2” or better by S&P or (C) such other rating that is acceptable to each rating agency hired by the Sponsor to rate the Notes. So long as such institution qualifies, the Eligible Trust Account Institution may be the Owner trustee, the Indenture trustee, the Account Bank or any of their respective affiliates.

“ERISA” is defined on page 155.

“ESG” is defined on page 58.

“EU” means the European Union.

“EU Affected Investors” is defined on page 33.

“EU CRR” is defined on page 33.

“EU Investor Due Diligence Requirements” is defined on page 32.

“EU Retail Investor” is defined on page iii.

“EU Risk Retention Requirements” is defined on page 34.

“EU RTS” is defined on page 34.

“EU Securitisation Regulation” is defined on page 32.

“EU Securitisation Rules” is defined on page 32.

“EU Transparency Requirements” is defined on page 33.

“Euroclear” is defined on page 2.

“EUWA” is defined on page ii.

“events of default” has the meaning set forth in “Description of the Trust Documents—Indenture— Events of Default; Rights upon Events of Default.”

“FCA” is defined on page 36.

“FDIC” is defined on page 45.

“FDIC Counsel” is defined on page 145.

“Fitch” means Fitch Ratings, Inc.

“Final Data Tape” is defined on page 83.

“Final Pool” is defined on page 83.

“Financial Promotion Order” is defined on page ii.

“Five-State Area” is defined on page 1.

“FSMA” is defined on page 158.

“FTC” is defined on page 42.

“Investment Company Act” is defined on page iv.

“Investment Professionals” is defined on page ii.

“Internal Revenue Code” is defined on page 147.

“IRS” is defined on page 147.

“ISDA Definitions” is defined on page 103.

“ISDA Fallback Adjustment” is defined on page 103.

“ISDA Fallback Rate” is defined on page 103.

“JMFE” is defined on page 52.

“Loan Rule” is defined on page 154.

“MiFID II” is defined on page iii.

“Monthly Remittance Condition” is defined on page 113.

“Non-U.S. Person” means any person other than a U.S. Person or entity treated as a partnership for U.S. federal income tax purposes.

“Noteholders’ Fifth Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the sum of the Noteholders’ First Priority Principal Distributable Amount, the Noteholders’ Second Priority Principal Distributable Amount, the Noteholders’ Third Priority Principal Distributable Amount and the Noteholders’ Fourth Priority Principal Distributable Amount.

“Noteholders’ First Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date.

“Noteholders’ Fourth Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the sum of the Noteholders’ First Priority Principal Distributable Amount, the Noteholders’ Second Priority Principal Distributable Amount and the Noteholders’ Third Priority Principal Distributable Amount.

“Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Interest Distributable Amount for such Payment Date, the Class B Noteholders’ Interest Distributable Amount and the Class C Noteholders’ Interest Distributable Amount for such Payment Date.

“Noteholders’ Principal Distributable Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the Notes as of the day immediately preceding that Payment Date over (b) the Pool Balance for that Payment Date minus the Overcollateralization Target Amount for that Payment Date, provided that on the Final Scheduled Payment Date of any class of Notes, the Noteholders’ Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate outstanding principal amount of such class of Notes to zero.

“Noteholders’ Second Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the Noteholders’ First Priority Principal Distributable Amount.

“Noteholders’ Third Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the sum of the Noteholders’ First Priority Principal Distributable Amount and the Noteholders’ Second Priority Principal Distributable Amount.

“Notes” is defined on page 2.

“NRSRO” is defined on page 50.

“Offered Notes” is defined on page 2.

“OLA” is defined on page 45.

“Overcollateralization Target Amount” means, with respect to any Payment Date, (i) on or prior to the Payment Date on which the Class A-2 Notes are paid in full, to a target amount of 6.00% and (ii) with respect to any Payment Date after the payment date on which the Class A-2 Notes are paid in full, to a target amount of 5.50%, in each case, of the aggregate outstanding principal balance of the Receivables as of the end of the related Collection Period, but not less than 1.00% of the aggregate starting principal balance of the Receivables.

“Pool Balance” means, as of any Payment Date, the aggregate principal balance of the Receivables held by the Issuing Entity as of the last day of the related Collection Period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be for such Collection Period, and after reduction to zero of the aggregate principal balance of any Receivable that became a Defaulted Receivable during the related Collection Period.

“PRA” is defined on page 36.

“PRIIPs Regulation” is defined on page iii.

“Prospectus Regulation” is defined on page iii.

“PTCE” is defined on page 155.

“Purchase Amount” means, with respect to a Receivable, the amount, as of the close of business on the last day of the Collection Period as of which that Receivable is purchased, required to prepay in full that Receivable under the terms thereof including all accrued and unpaid interest to that last day.

“Reference Time” is defined on page 100.

“Regulation” is defined on page 155.

“Regulation RR” is defined on page 10.

“Relevant Governmental Body” is defined on page 103.

“Relevant Persons” is defined on page ii.

“Required Reserve Amount” means, with respect to any Payment Date, the lesser of (a) 0.50% (or such other higher percentage as may be determined by the Depositor, in its sole discretion, on or prior to the Closing Date) of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity and (b) the aggregate outstanding principal amount of the Notes on such Payment Date after giving effect to all payments of principal thereof.

“Reserve Account Initial Deposit” is defined on page 122.

“Retained Interest” is defined on page 11.

“Retained Notes” is defined on page 2.

“Review Receivables” is defined on page 111.

“Rule 193 Information” is defined on page 82.

“S&P” means S&P Global Ratings, a division of S&P Global.

“Sample” is defined on page 83.

“SEC” is defined on page 41.

“Securities Act” is defined on page 157.

“Servicer Certificate” is defined on page 99.

“Short-Term Note” means a Note which has a fixed maturity date not more than one year from the issue date of that Note.

“Similar Law” is defined on page 155.

“Simple Interest Receivable” means a Receivable that provides for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

“SOFR” is defined on page 19.

“SOFR Adjustment Conforming Changes” is defined on page 101.

“SOFR Adjustment Date” is defined on page 100.

“SOFR Determination Time” is defined on page 100.

“SOFR Rate” is defined on page 100.

“Statistical Data Tape” is defined on page 83.

“Statistical Pool” is defined on page 83.

“SSPE” is defined on page 33.

“Supplemental Servicing Fees” is defined on page 115.

“Transaction Parties” is defined on page 155.

“Trust Accounts” means the collection account, the note distribution account and the reserve account.

“UCITS” is defined on page 32.

“UDAAP” is defined on page 42.

“UK” is defined on page ii.

“UK Affected Investors” is defined on page 36.

“UK Investor Due Diligence Requirements” is defined on page 36.

“UK PRIIPS Regulation” is defined on page ii.

“UK Prospectus Regulation” is defined on page ii.

“UK Retail Investor” is defined on page ii.

“UK Risk Retention Requirements” is defined on page 37.

“UK Securitisation Regulation” is defined on page 36.

“UK Securitisation Rules” is defined on page 36.

“UK Transparency Requirements” is defined on page 37.

“Unadjusted Benchmark Replacement” is defined on page 103.

“U.S. Bank” is defined on page 62.

“U.S. Bank N.A.” is defined on page 62.

“U.S. Bank Trust Co.” is defined on page 62.

“U.S. Government Securities Business Day” is defined on page 101.

“U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes, except to the extent provided in applicable U.S. Department of the Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•	an entity treated as a trust for U.S. federal income tax purposes if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable U.S. Department of the Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect, and have so elected, to be treated as U.S. Persons.

“WOART” is defined on page 52.

“WOSAT” is defined on page 52.

Appendix A

VINTAGE ORIGINATION INFORMATION ABOUT CERTAIN COMPARABLE RECEIVABLES IN WORLD OMNI FINANCIAL CORP.’S ORIGINATED PORTFOLIO

This Appendix A sets forth in tabular and graphic format annual vintage information regarding retail installment sale contracts originated by World Omni Financial Corp. during the last five years secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination. Additionally, this Appendix A also sets forth in tabular and graphical format annual vintage information regarding retail installment sale contracts originated by World Omni Financial Corp. since April 2019, secured by new Toyota-branded vehicles with original terms to maturity of 76-78 months with any or no FICO® score at the time of origination. Performance data relating to delinquencies, cumulative net losses and prepayments are presented monthly by vintage origination year. There can be no assurance that the performance of the retail installment sale contracts described in this Appendix will correspond to or be an accurate predictor of the performance of the securitized pool described in this prospectus.

WORLD OMNI FINANCIAL CORP.
COMPARABLE VINTAGE POOL CHARACTERISTICS

The following tables set forth information regarding the composition of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination.

	2019	2020	2021	2022
Aggregate Original Principal Balance	$1,020,988,868.20	$926,575,759.57	$935,987,204.62	$584,551,813.73
Avg. Amount Financed	$27,342.30	$28,524.94	$30,814.39	$34,076.71
Wtd. Original Term to Maturity(1)	73.10	73.44	73.61	73.47
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	36 to 75
Original Terms to Maturity >60 months(2)	95.79%	96.61%	96.57%	97.37%
Toyota(2)	86%	89%	88%	92%
Non-Toyota(2)	14%	11%	12%	8%
Wtd. Contract Rate(1)	9.45%	9.23%	9.43%	9.96%
Contract Rate Range	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%
Wtd. Avg. FICO® score(1)(3)(4)(5)	622	621	623	626
Range of Non-Zero FICO® scores(3)(4)(5)	405 and 893	405 and 885	378 and 880	390 and 881
New(2)	77%	80%	78%	83%
Used(2)	23%	20%	22%	17%

	2023	As of March 31, 2024
Aggregate Original Principal Balance	$465,411,305.60	$128,298,520.56
Avg. Amount Financed	$35,435.61	$35,169.55
Wtd. Original Term to Maturity(1)	73.24	73.29
Range of Original Terms to Maturity (In Months)	24 to 75	36 to 75
Original Terms to Maturity >60 months(2)	97.16%	97.68%
Toyota(2)	95%	95%
Non-Toyota(2)	5%	5%
Wtd. Contract Rate(1)	11.70%	12.35%
Contract Rate Range	0.00%–20.00%	2.75%–20.00%
Wtd. Avg. FICO® score(1)(3)(4)(5)	625	622
Range of Non-Zero FICO® scores(3)(4)(5)	392 and 879	389 and 868
New(2)	87%	88%
Used(2)	13%	12%

(1)	Weighted by Aggregate Original Principal Balance

(2)	Percent of Aggregate Original Principal Balance

(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.

(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

The following table sets forth information regarding the composition of the retail installment sale contracts originated by World Omni Financial Corp. since April 2019 by vintage origination year secured by a new Toyota-branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.

	2019	2020	2021	2022
Aggregate Original Principal Balance	$303,091,506.30	$298,876,478.29	$829,766,563.73	$944,260,208.55
Avg. Amount Financed	$38,644.84	$40,619.26	$39,012.96	$40,075.55
Wtd. Original Term to Maturity(1)	78.00	78.00	78.00	78.00
Range of Original Terms to Maturity (In Months)	78 to 78	77 to 78	76 to 78	77 to 78
Original Terms to Maturity >60 months(2)	100.00%	100.00%	100.00%	100.00%
Toyota(2)	100%	100%	100%	100%
Non-Toyota(2)	0%	0%	0%	0%
Wtd. Contract Rate(1)	4.91%	4.74%	4.33%	5.63%
Contract Rate Range	0.00%–6.29%	0.00%–8.39%	0.00%–5.84%	0.00%–10.74%
Wtd. Avg. FICO® score(1)(3)(4)(5)	761	761	758	759
Range of Non-Zero FICO® scores(3)(4)(5)	482 and 887	482 and 887	454 and 893	438 and 889
New(2)	100%	100%	100%	100%
Used(2)	0%	0%	0%	0%

	2023	As of March 31, 2024
Aggregate Original Principal Balance	$1,134,403,870.90	$319,148,140.62
Avg. Amount Financed	$43,497.08	$44,636.10
Wtd. Original Term to Maturity(1)	78.00	78.00
Range of Original Terms to Maturity (In Months)	78 to 78	77 to 78
Original Terms to Maturity >60 months(2)	100.00%	100.00%
Toyota(2)	100%	100%
Non-Toyota(2)	0%	0%
Wtd. Contract Rate(1)	8.18%	8.66%
Contract Rate Range	0.00%–11.59%	4.49%–11.59%
Wtd. Avg. FICO® score(1)(3)(4)(5)	754	755
Range of Non-Zero FICO® scores(3)(4)(5)	452 and 893	477 and 893
New(2)	100%	100%
Used(2)	0%	0%

(1)	Weighted by Aggregate Original Principal Balance

(2)	Percent of Aggregate Original Principal Balance

(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.

(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

Geographical InfoRMATION(1)(2)

The following table sets forth information regarding the geographic location of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination.

	2019		2020
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	548,345,780.35	53.7%	485,632,699.56	52.4%
Georgia	208,256,683.98	20.4%	196,545,463.69	21.2%
North Carolina	96,135,460.75	9.4%	91,143,632.45	9.8%
Alabama	88,754,590.93	8.7%	83,864,083.74	9.1%
South Carolina	63,877,867.52	6.3%	55,083,909.08	5.9%
All Others	15,618,484.67	1.5%	14,305,971.05	1.5%
Total	1,020,988,868.20	100.0%	926,575,759.57	100.0%

	2021		2022		2023
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	474,922,716.73	50.7%	299,956,135.20	51.3%	232,273,490.09	49.9%
Georgia	210,624,662.49	22.5%	123,202,978.57	21.1%	105,681,489.15	22.7%
Alabama	100,395,571.31	10.7%	64,749,152.62	11.1%	50,350,958.81	10.8%
North Carolina	80,159,711.03	8.6%	51,915,966.07	8.9%	43,236,710.99	9.3%
South Carolina	51,132,633.89	5.5%	33,463,759.30	5.7%	25,140,675.64	5.4%
All Others	18,751,909.17	2.0%	11,263,821.97	1.9%	8,727,980.92	1.9%
Total	935,987,204.62	100.0%	584,551,813.73	100.0%	465,411,305.60	100.0%

	As of March 31, 2024
	Original Principal Balance ($)	% of Original Principal Balance
Florida	66,591,824.75	51.9%
Georgia	27,318,338.59	21.3%
Alabama	14,552,347.80	11.3%
North Carolina	11,246,514.54	8.8%
South Carolina	6,886,095.93	5.4%
All Others	1,703,398.95	1.3%
Total	128,298,520.56	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

The following table sets forth information regarding the geographic location of the retail installment sale contracts originated by World Omni Financial Corp. since April 2019 by vintage origination year secured by a new Toyota-branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.(1)(2)

	2019		2020		2021
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	171,347,875.99	56.5%	172,960,751.55	57.9%	524,190,834.27	63.2%
Georgia	47,047,884.12	15.5%	44,356,939.27	14.8%	116,822,255.43	14.1%
North Carolina	37,062,092.72	12.2%	36,724,684.58	12.3%	73,968,993.06	8.9%
Alabama	22,247,576.66	7.3%	22,861,352.51	7.7%	62,554,645.88	7.5%
South Carolina	20,197,004.79	6.7%	16,192,459.88	5.4%	37,261,629.07	4.5%
All Others	5,189,072.02	1.7%	5,780,290.50	1.9%	14,968,206.02	1.8%
Total	303,091,506.30	100.0%	298,876,478.29	100.0%	829,766,563.73	100.0%

	2022		2023		As of March 31, 2024
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	613,658,198.22	65.0%	686,831,928.77	60.6%	196,309,563.43	61.5%
Georgia	111,028,181.24	11.8%	157,114,086.05	13.9%	44,611,777.64	14.0%
Alabama	78,665,753.75	8.3%	98,483,644.54	8.7%	28,733,644.63	9.0%
North Carolina	76,332,741.66	8.1%	106,742,303.97	9.4%	28,466,975.58	8.9%
South Carolina	45,116,914.80	4.8%	63,411,355.71	5.6%	16,008,379.43	5.0%
All Others	19,458,418.88	2.1%	21,820,551.86	1.9%	5,017,799.91	1.6%
Total	944,260,208.55	100.0%	1,134,403,870.90	100.0%	319,148,140.62	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

DELINQUENCIES(1)(2)

The following tables set forth information regarding delinquencies of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination.

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than $40 of a scheduled payment is past due. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	“Past Due 61+ Days (%)” in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of Receivables 61+ days delinquent, and the denominator of which is the applicable aggregate principal balance of the pool of Receivables. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the sum, for each Receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) with respect to the Receivables in the securitized pools, any payment of the Purchase Amount with respect to the Receivable allocable to principal.

2019 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	901,455,618	993	26,365,291	311	7,970,520	66	1,664,564	24	821,313	1.16%
1	876,401,916	1,016	27,191,742	354	9,220,334	50	1,263,201	17	585,450	1.26%
2	853,214,093	978	26,089,750	327	8,814,866	49	1,280,169	15	481,803	1.24%
3	827,967,175	831	22,090,542	327	8,667,580	81	2,266,765	11	307,553	1.36%
4	808,728,118	454	11,718,044	220	5,609,182	157	4,193,821	23	623,330	1.29%
5	790,120,815	434	11,150,155	162	4,199,613	134	3,421,976	77	2,022,520	1.22%
6	765,192,770	570	15,126,617	135	3,539,031	96	2,487,238	6	125,555	0.80%
7	740,763,974	741	19,551,673	211	5,527,397	69	1,803,617	2	39,331	0.99%
8	714,866,873	896	23,051,521	323	8,325,735	59	1,581,450	2	56,605	1.39%
9	686,027,705	995	25,350,292	315	8,055,131	57	1,486,451	2	35,808	1.40%
10	656,371,500	1,149	29,557,373	268	6,716,982	51	1,222,423	1	25,398	1.21%
11	629,532,312	1,245	31,365,470	347	8,711,390	39	980,376	6	133,289	1.56%
12	600,470,326	1,236	30,997,827	356	8,794,994	63	1,535,393	2	60,879	1.73%
13	573,677,095	1,025	25,721,942	315	7,687,650	49	1,362,827	1	28,841	1.58%
14	550,557,821	1,095	27,197,963	289	7,348,918	45	1,129,495	1	21,437	1.54%
15	522,627,235	701	17,632,482	178	4,397,725	19	517,700	1	29,486	0.95%
16	497,134,911	622	15,210,316	157	3,897,664	18	448,944	1	19,265	0.88%
17	472,633,703	785	18,917,283	160	3,824,614	20	568,559	1	27,978	0.94%
18	447,627,453	841	19,614,168	189	4,525,930	15	420,831	1	27,978	1.11%
19	424,036,702	921	21,621,144	217	5,046,470	18	409,891	2	62,118	1.30%
20	402,248,362	927	21,075,059	246	5,476,981	34	766,069	2	38,282	1.56%
21	383,315,666	977	21,975,919	259	5,770,673	35	664,961	0	0	1.68%
22	364,490,886	1,015	22,836,731	292	6,409,647	45	948,551	5	88,222	2.04%
23	345,856,651	984	21,872,869	289	6,441,660	32	692,580	1	0	2.06%
24	328,409,821	1,022	22,093,250	280	6,320,262	55	1,235,889	2	25,487	2.31%
25	311,989,727	968	20,701,402	332	7,093,110	32	754,608	6	111,609	2.55%
26	297,390,909	871	18,336,870	255	5,587,656	39	849,010	3	37,983	2.18%
27	281,944,556	828	17,118,134	203	4,312,635	26	682,741	1	0	1.77%
28	267,907,520	847	17,546,847	233	4,874,771	16	335,075	1	0	1.94%
29	255,191,987	915	18,313,399	247	5,146,972	35	745,225	5	120,221	2.36%
30	242,111,116	948	18,568,627	300	6,107,525	24	543,928	3	50,693	2.77%
31	231,004,207	1,013	19,504,103	338	6,677,370	39	795,545	5	85,841	3.27%
32	219,442,345	931	17,616,045	331	6,529,210	60	1,126,378	3	54,212	3.51%
33	208,634,437	944	17,674,072	304	5,764,460	40	805,722	2	28,064	3.16%
34	198,707,550	915	16,785,275	314	5,946,122	53	961,701	2	49,974	3.50%
35	189,120,591	908	16,494,006	303	5,491,488	58	1,178,055	2	49,733	3.55%
36	181,002,202	974	17,185,875	283	5,282,188	51	907,563	2	37,458	3.44%
37	172,357,938	864	15,119,731	290	5,184,554	42	890,712	5	110,111	3.59%
38	164,590,341	813	13,910,002	225	4,025,209	27	486,799	2	47,418	2.77%
39	156,276,594	791	13,207,899	177	3,103,048	12	232,151	0	0	2.13%
40	149,099,756	855	13,757,738	209	3,590,984	22	396,243	0	0	2.67%
41	141,279,431	854	13,627,871	198	3,346,817	24	456,713	0	0	2.69%
42	134,565,503	867	13,505,209	213	3,339,452	23	408,266	5	80,486	2.84%
43	127,946,013	887	13,578,204	227	3,391,114	41	677,974	3	45,061	3.22%
44	121,346,408	851	12,584,551	226	3,410,816	24	429,671	1	10,004	3.17%
45	115,535,665	845	12,215,187	232	3,428,760	17	248,681	2	54,246	3.23%
46	109,350,057	842	11,822,736	209	3,088,890	20	306,293	2	57,476	3.16%
47	103,563,484	838	11,329,028	219	3,043,385	27	453,247	2	51,487	3.43%
48	98,247,585	881	11,522,202	224	2,945,795	44	633,597	0	0	3.64%
49	92,283,140	798	10,479,821	229	2,975,171	27	310,939	2	41,202	3.61%
50	86,789,870	688	8,699,755	199	2,510,661	22	320,134	0	0	3.26%
51	81,410,825	693	8,545,199	187	2,314,742	12	136,484	1	11,345	3.02%
52	76,262,020	697	8,218,513	193	2,400,244	14	176,691	1	11,345	3.39%
53	71,243,596	713	8,025,077	179	2,122,735	23	265,195	2	38,245	3.41%

2020 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	820,327,826	670	18,581,529	198	5,353,894	43	1,107,159	3	94,262	0.80%
1	799,701,143	641	18,074,112	201	5,318,350	37	1,048,110	0	0	0.80%
2	779,425,634	685	18,810,478	186	5,146,341	33	782,347	0	0	0.76%
3	752,507,235	474	13,119,681	139	3,769,934	22	619,097	0	0	0.58%
4	723,967,913	470	12,501,202	114	3,110,319	25	686,818	0	0	0.52%
5	694,531,441	605	16,027,616	132	3,524,289	21	573,825	2	56,659	0.60%
6	663,590,583	687	18,278,432	165	4,170,781	17	465,753	1	23,863	0.70%
7	634,241,161	767	20,382,979	178	4,528,440	25	711,025	2	44,271	0.83%
8	605,429,944	750	19,508,756	241	6,206,117	24	585,879	2	51,029	1.13%
9	579,396,147	839	21,416,214	227	5,711,445	47	1,222,629	1	20,550	1.20%
10	553,144,415	921	23,383,231	239	5,867,579	35	800,511	1	63,692	1.22%
11	527,594,615	976	24,507,824	288	7,020,395	37	957,376	4	115,824	1.53%
12	499,549,514	1,009	25,265,761	263	6,569,937	48	1,214,951	2	60,531	1.57%
13	474,546,713	988	24,751,608	319	7,679,654	38	941,875	2	68,225	1.83%
14	453,021,763	862	20,895,204	297	7,259,247	46	1,135,769	2	52,570	1.86%
15	427,831,769	849	20,623,510	241	5,931,299	35	779,779	1	20,739	1.57%
16	406,743,784	839	19,963,382	286	6,825,913	29	702,859	2	56,594	1.86%
17	386,902,156	893	20,672,011	275	6,510,001	41	995,454	0	0	1.94%
18	368,112,277	922	21,216,033	316	7,306,388	39	901,637	5	148,661	2.27%
19	351,926,613	1,035	24,004,888	348	7,751,220	56	1,231,611	1	60,530	2.57%
20	334,650,681	982	22,152,823	347	7,781,831	48	1,034,790	1	60,530	2.65%
21	320,489,077	1,076	24,228,927	310	6,742,076	55	1,211,568	2	39,090	2.49%
22	306,420,281	1,014	22,576,092	343	7,528,593	61	1,385,689	1	31,824	2.92%
23	294,042,273	1,018	22,356,604	355	7,959,269	51	1,095,867	2	66,102	3.10%
24	281,311,629	1,025	22,144,603	359	7,862,231	52	1,172,680	1	28,242	3.22%
25	269,998,370	969	20,603,851	333	7,362,493	46	988,005	2	48,581	3.11%
26	259,450,130	898	18,872,258	267	5,794,661	43	924,286	1	48,329	2.61%
27	248,067,546	865	17,770,415	212	4,520,775	25	573,474	0	0	2.05%
28	238,501,103	926	18,773,537	265	5,407,630	30	613,173	0	0	2.52%
29	228,466,729	961	19,202,736	273	5,562,298	44	929,367	3	59,936	2.87%
30	218,695,960	938	18,636,052	293	5,842,916	32	644,062	1	28,033	2.98%
31	209,076,220	947	18,455,516	318	6,245,393	40	771,337	0	0	3.36%
32	199,606,478	892	17,048,504	304	5,985,743	47	869,399	1	16,269	3.44%
33	191,466,330	961	17,957,107	319	6,095,312	45	829,374	1	18,659	3.63%
34	183,235,395	924	17,065,580	286	5,393,217	45	781,147	2	54,732	3.40%
35	175,723,231	905	16,439,409	316	5,860,729	41	738,353	3	67,359	3.79%
36	168,081,189	996	17,616,567	293	5,475,587	43	748,575	5	85,472	3.75%
37	160,511,623	907	15,644,840	286	5,194,235	50	978,137	2	30,503	3.86%
38	152,910,524	818	14,093,723	253	4,410,347	28	519,583	3	49,045	3.26%
39	145,606,848	806	13,444,811	225	3,982,726	24	383,193	3	52,633	3.03%
40	138,879,205	811	13,169,299	230	3,950,126	32	563,216	3	49,641	3.29%
41	131,866,427	797	12,694,305	226	3,828,923	30	504,487	1	8,346	3.29%

2021 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	800,889,093	788	22,822,984	214	5,949,029	58	1,630,229	6	224,038	0.97%
1	775,729,371	850	24,581,425	277	7,705,863	48	1,400,044	4	121,685	1.19%
2	751,063,156	825	23,911,027	268	7,806,080	44	1,198,925	4	110,510	1.21%
3	720,624,269	808	23,753,995	216	6,323,991	47	1,385,447	3	97,576	1.08%
4	693,311,085	950	27,241,814	273	7,891,740	35	1,026,535	2	67,083	1.30%
5	664,140,151	1,017	29,050,869	270	7,655,609	50	1,498,053	5	154,054	1.40%
6	637,358,716	1,087	30,923,149	363	10,249,592	59	1,628,381	1	35,773	1.87%
7	611,270,207	1,290	36,498,405	379	10,747,284	73	2,179,681	4	135,002	2.14%
8	583,533,996	1,253	34,904,715	417	11,739,245	67	1,800,145	4	189,027	2.35%
9	559,486,660	1,306	35,960,673	384	10,885,342	69	1,905,738	2	39,495	2.29%
10	536,931,983	1,371	37,834,383	397	10,838,864	89	2,516,983	2	55,949	2.50%
11	515,486,764	1,340	36,322,444	492	13,410,930	76	2,152,789	3	69,241	3.03%
12	496,249,869	1,430	38,342,337	468	12,854,045	80	2,167,277	7	233,303	3.07%
13	476,911,595	1,373	36,927,754	457	11,974,160	65	1,627,195	3	72,447	2.87%
14	460,525,426	1,263	33,741,646	410	10,925,974	51	1,393,114	1	23,575	2.68%
15	441,248,892	1,200	31,570,841	342	9,132,333	50	1,294,307	2	66,904	2.38%
16	424,337,365	1,248	32,533,091	411	10,804,960	58	1,565,740	3	99,942	2.94%
17	405,762,552	1,309	33,488,801	390	10,056,878	60	1,597,405	2	57,214	2.89%
18	389,473,140	1,340	33,777,989	416	10,429,927	65	1,827,889	3	77,217	3.17%
19	373,934,598	1,331	32,925,426	500	12,237,935	85	2,221,079	3	64,205	3.88%
20	358,973,985	1,308	32,152,894	475	11,708,753	94	2,152,650	4	111,871	3.89%
21	344,875,920	1,358	32,980,160	460	11,211,664	86	2,095,611	2	53,472	3.87%
22	331,091,794	1,307	31,358,653	439	10,675,077	85	1,876,760	2	45,120	3.80%
23	318,522,663	1,309	30,986,396	456	10,960,347	71	1,646,518	5	129,092	4.00%
24	307,354,023	1,370	31,745,007	459	11,008,642	106	2,570,594	4	138,788	4.46%
25	294,798,251	1,314	30,231,480	422	9,968,318	70	1,633,858	4	103,030	3.97%
26	283,400,812	1,208	27,343,516	380	8,936,441	54	1,230,061	4	87,419	3.62%
27	271,418,990	1,173	26,296,227	347	8,072,107	41	984,320	0	0	3.34%
28	260,294,152	1,172	25,694,974	353	8,051,964	53	1,209,770	0	0	3.56%
29	248,710,668	1,165	25,003,982	323	7,267,992	53	1,180,590	1	33,598	3.41%

2022 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	501,569,243	465	15,254,675	113	3,701,019	33	1,017,786	2	89,772	0.96%
1	488,323,112	480	15,723,964	146	4,751,319	26	817,864	2	68,365	1.15%
2	475,564,281	467	15,188,379	132	4,212,459	41	1,346,759	1	26,855	1.17%
3	460,153,106	510	17,053,821	113	3,710,701	30	934,274	3	128,189	1.04%
4	446,141,929	545	17,954,634	180	5,890,735	24	807,644	1	38,402	1.51%
5	429,241,656	551	17,758,832	176	5,716,322	43	1,494,479	1	48,278	1.69%
6	412,279,344	625	19,820,468	187	5,951,515	38	1,262,102	5	190,186	1.80%
7	398,094,860	652	20,633,508	198	6,356,991	50	1,585,993	5	242,553	2.06%
8	382,879,500	650	20,632,922	233	7,229,672	37	1,273,037	1	33,007	2.23%
9	368,799,282	685	21,695,084	224	6,866,335	43	1,313,572	0	0	2.22%
10	355,150,531	716	22,291,187	220	6,953,719	45	1,382,296	2	53,828	2.36%
11	342,050,020	721	22,456,537	231	7,183,830	32	965,722	3	124,529	2.42%
12	331,094,018	728	22,326,690	248	7,648,736	59	1,835,485	3	110,708	2.90%
13	317,313,825	714	21,788,092	240	7,354,710	40	1,308,329	2	52,157	2.75%
14	305,590,379	688	20,288,312	183	5,565,157	40	1,304,641	0	0	2.25%
15	293,515,980	644	18,982,726	189	5,715,611	23	695,078	1	42,663	2.20%
16	282,173,830	693	19,938,886	183	5,565,935	22	624,473	2	93,089	2.23%
17	270,692,133	687	19,535,846	178	5,348,862	30	940,460	1	27,975	2.33%

2023 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	406,362,806	375	13,104,300	105	3,793,534	28	1,132,181	4	188,392	1.26%
1	394,928,707	413	14,371,045	123	4,405,872	22	854,337	3	151,090	1.37%
2	384,390,891	410	14,273,537	122	4,257,084	25	925,305	2	89,985	1.37%
3	372,603,344	444	15,401,826	127	4,736,028	25	852,981	0	0	1.50%
4	359,352,781	439	15,259,352	128	4,528,016	28	962,040	1	12,125	1.53%
5	347,116,652	492	16,882,600	124	4,262,372	24	848,376	2	42,576	1.48%

Delinquency Information. The graph below shows delinquency information for retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination.

61+ Days Delinquencies as % of End of Month Principal Balance
5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
%
0
5
10
15
20
25
30
35
40
45
50
55
60
Collection Period
2019
2020
2021
2022
2023

The following table sets forth information regarding delinquencies of the retail installment sale contracts originated by World Omni Financial Corp. since April 2019 by vintage origination year, secured by a new Toyota-branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.(1)(2)

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than $40 of a scheduled payment is past due. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	“Past Due 61+ Days (%)” in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of Receivables 61+ days delinquent, and the denominator of which is the applicable aggregate principal balance of the pool of Receivables. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the sum, for each Receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) with respect to the Receivables in the securitized pools, any payment of the Purchase Amount with respect to the Receivable allocable to principal.

2019 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	267,245,416	14	597,017	6	237,931	0	0	0	0	0.09%
1	260,083,095	21	926,278	4	188,051	2	95,638	0	0	0.11%
2	254,552,189	25	1,100,186	5	256,314	2	95,887	0	0	0.14%
3	247,622,745	17	772,101	10	424,957	1	27,041	0	0	0.18%
4	241,654,540	6	270,702	4	178,959	1	34,537	0	0	0.09%
5	235,638,167	14	533,824	3	123,385	1	42,621	0	0	0.07%
6	229,554,991	11	422,653	3	108,059	0	0	0	0	0.05%
7	222,870,133	10	367,112	4	153,507	0	0	0	0	0.07%
8	216,447,998	14	526,527	4	168,701	3	125,679	0	0	0.14%
9	208,786,369	18	674,356	3	122,763	2	88,065	0	0	0.10%
10	201,772,035	18	654,777	10	352,722	0	0	0	0	0.17%
11	194,997,841	32	1,195,368	7	264,520	3	108,132	0	0	0.19%
12	188,109,057	29	1,085,697	8	297,315	3	109,870	0	0	0.22%
13	181,517,811	15	518,754	4	158,551	0	0	0	0	0.09%
14	175,609,456	19	659,683	4	163,794	1	38,984	0	0	0.12%
15	167,996,114	15	524,616	2	79,590	1	44,694	0	0	0.07%
16	160,636,919	18	716,541	5	163,583	1	36,543	0	0	0.12%
17	153,829,045	16	580,657	4	158,725	2	70,243	0	0	0.15%
18	145,797,201	21	714,981	5	167,235	1	46,481	0	0	0.15%
19	139,263,920	20	658,798	3	110,166	1	38,421	0	0	0.11%
20	132,853,612	20	616,756	5	187,842	0	0	0	0	0.14%
21	126,859,937	20	583,931	5	158,566	0	0	0	0	0.12%
22	121,576,332	15	454,073	7	193,702	0	0	0	0	0.16%
23	115,308,202	12	379,393	4	119,415	2	46,396	0	0	0.14%
24	110,088,975	12	364,746	7	200,645	0	0	0	0	0.18%
25	105,218,179	16	513,121	5	155,298	0	0	0	0	0.15%
26	101,046,710	23	699,729	6	181,975	1	35,170	0	0	0.21%
27	96,075,658	25	736,714	4	120,073	0	0	0	0	0.12%
28	92,257,347	23	654,256	4	85,859	0	0	0	0	0.09%
29	88,503,176	26	744,856	4	101,396	2	41,581	0	0	0.16%
30	84,724,712	19	578,587	8	233,040	0	0	0	0	0.28%
31	81,083,038	20	520,773	8	230,227	1	32,262	0	0	0.32%
32	77,374,784	15	409,887	4	112,383	2	53,235	0	0	0.21%
33	73,942,664	29	742,203	2	61,082	1	27,369	0	0	0.12%
34	70,643,204	30	809,204	6	159,522	0	0	0	0	0.23%
35	67,296,123	22	570,845	8	206,746	1	23,942	0	0	0.34%
36	64,646,073	19	437,004	8	202,043	4	115,505	0	0	0.49%
37	62,106,214	20	489,588	7	166,919	2	48,199	0	0	0.35%
38	59,693,808	31	747,071	1	16,046	2	53,011	0	0	0.12%
39	56,977,527	21	460,372	2	49,422	0	0	0	0	0.09%
40	54,540,293	26	551,453	4	66,200	0	0	0	0	0.12%
41	52,011,810	23	508,952	4	72,390	0	0	0	0	0.14%
42	49,277,835	22	494,980	5	104,286	0	0	0	0	0.21%
43	47,200,017	22	472,202	3	63,192	0	0	0	0	0.13%
44	45,145,981	22	468,730	3	45,887	1	22,943	0	0	0.15%
45	43,101,781	22	469,255	4	78,164	1	9,705	0	0	0.20%
46	40,816,538	18	366,582	4	71,204	0	0	0	0	0.17%
47	38,991,727	22	419,901	2	44,735	0	0	0	0	0.11%
48	37,097,236	23	467,168	3	49,057	0	0	0	0	0.13%
49	35,006,665	28	487,025	3	71,148	0	0	0	0	0.20%
50	33,126,954	23	400,036	3	52,754	1	26,691	0	0	0.24%
51	31,266,991	22	373,545	4	80,495	1	16,685	0	0	0.31%
52	29,385,348	21	331,100	4	71,184	1	19,764	0	0	0.31%
53	27,541,133	19	279,687	5	87,538	0	0	0	0	0.32%

2020 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	255,907,116	13	540,787	5	233,473	0	0	0	0	0.09%
1	248,951,796	12	491,996	4	184,219	1	53,920	0	0	0.10%
2	242,628,297	12	527,016	3	96,898	0	0	0	0	0.04%
3	234,580,981	11	461,818	3	143,515	0	0	0	0	0.06%
4	226,744,553	10	412,338	3	99,296	0	0	0	0	0.04%
5	219,291,202	12	473,226	2	102,142	2	70,955	0	0	0.08%
6	210,499,229	14	545,669	1	39,091	0	0	0	0	0.02%
7	202,562,873	8	324,335	5	205,473	0	0	0	0	0.10%
8	195,113,689	12	468,103	3	126,372	0	0	0	0	0.06%
9	187,985,681	18	689,161	1	37,318	1	54,570	0	0	0.05%
10	180,708,688	23	885,103	3	120,669	0	0	1	54,570	0.10%
11	173,389,002	18	702,771	2	80,905	0	0	0	0	0.05%
12	165,565,350	18	681,519	2	80,353	1	38,463	0	0	0.07%
13	158,323,710	12	461,344	3	110,130	1	40,179	1	38,463	0.12%
14	152,003,701	18	688,471	2	72,857	2	68,224	0	0	0.09%
15	144,569,306	21	764,052	4	165,481	0	0	0	0	0.11%
16	138,415,465	15	564,796	7	253,671	1	39,781	0	0	0.21%
17	132,714,431	12	415,465	6	213,496	3	133,484	0	0	0.26%
18	127,593,027	22	844,487	3	111,428	2	70,401	0	0	0.14%
19	122,458,319	28	964,420	11	415,492	0	0	0	0	0.34%
20	117,796,567	27	904,874	8	300,518	1	34,677	0	0	0.28%
21	113,827,628	29	943,280	7	236,586	1	43,218	0	0	0.25%
22	109,630,786	26	837,502	8	255,968	3	108,705	0	0	0.33%
23	105,881,205	35	1,102,937	8	280,655	2	80,515	0	0	0.34%
24	102,057,748	28	945,102	9	279,918	1	32,687	0	0	0.31%
25	98,648,291	27	815,821	8	272,644	1	24,741	0	0	0.30%
26	95,385,409	19	532,094	12	406,761	0	0	0	0	0.43%
27	91,652,764	24	735,693	3	85,373	2	70,285	0	0	0.17%
28	88,557,363	25	736,403	6	198,071	0	0	0	0	0.22%
29	84,972,487	21	607,179	10	314,393	1	37,061	0	0	0.41%
30	81,151,412	24	676,799	11	350,184	0	0	0	0	0.43%
31	78,132,802	19	523,761	10	311,956	2	52,263	0	0	0.47%
32	74,782,691	26	706,326	9	287,846	0	0	0	0	0.38%
33	72,037,259	21	554,513	12	363,178	1	23,860	0	0	0.54%
34	69,008,079	9	227,990	11	333,645	2	55,013	0	0	0.56%
35	66,317,433	22	594,065	10	272,509	1	41,426	0	0	0.47%
36	63,801,009	29	719,373	8	220,092	4	117,687	0	0	0.53%
37	61,023,071	21	512,518	6	165,614	5	120,754	0	0	0.47%
38	58,342,076	24	583,783	4	97,705	3	73,075	0	0	0.29%
39	55,810,333	28	669,586	5	128,059	1	20,256	0	0	0.27%
40	53,183,404	28	637,457	4	111,815	1	20,811	0	0	0.25%
41	50,890,432	17	399,351	9	212,157	0	0	0	0	0.42%

2021 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	717,991,546	38	1,441,406	12	554,661	2	77,235	0	0	0.09%
1	697,199,061	38	1,340,938	16	627,488	1	49,512	0	0	0.10%
2	677,918,432	50	1,902,078	10	385,402	2	79,869	0	0	0.07%
3	654,404,397	53	2,079,862	7	239,845	3	102,125	0	0	0.05%
4	634,563,970	51	2,067,514	10	410,417	2	68,957	0	0	0.08%
5	614,349,589	56	2,426,665	12	485,702	1	51,722	0	0	0.09%
6	594,883,269	60	2,391,987	15	667,857	2	77,524	0	0	0.13%
7	576,844,748	89	3,338,461	12	493,415	3	115,921	0	0	0.11%
8	559,077,892	73	2,891,193	18	696,525	6	221,074	0	0	0.16%
9	542,135,195	72	2,702,608	24	995,783	3	122,450	2	66,264	0.22%
10	525,580,034	91	3,327,382	27	1,031,059	7	285,529	0	0	0.25%
11	510,741,299	78	2,876,742	33	1,256,122	4	142,433	0	0	0.27%
12	497,249,672	97	3,462,100	18	754,204	7	305,032	0	0	0.21%
13	482,690,474	105	3,816,136	19	683,114	4	156,241	1	46,541	0.18%
14	469,492,606	115	4,096,834	19	690,690	2	63,437	1	46,541	0.17%
15	454,551,914	95	3,320,041	30	1,061,620	3	71,983	1	46,541	0.26%
16	441,194,885	105	3,743,523	39	1,360,760	8	279,986	1	19,288	0.38%
17	425,768,881	108	3,788,084	25	838,708	8	320,117	0	0	0.27%
18	411,738,967	115	3,950,236	27	915,655	4	132,033	1	38,946	0.26%
19	398,455,592	116	3,833,865	26	871,498	7	245,943	0	0	0.28%
20	384,891,927	106	3,595,046	31	1,004,435	8	301,748	0	0	0.34%
21	372,495,245	133	4,267,683	37	1,257,820	8	254,236	0	0	0.41%
22	359,896,664	139	4,454,460	32	1,081,456	4	129,248	0	0	0.34%
23	348,450,967	140	4,391,619	30	967,090	8	282,115	0	0	0.36%
24	337,611,486	166	5,052,577	27	868,801	3	115,668	1	50,331	0.31%
25	325,492,728	152	4,722,745	34	1,027,393	6	161,173	0	0	0.37%
26	314,417,503	135	3,995,502	29	929,887	7	199,595	0	0	0.36%
27	303,294,018	136	4,044,499	33	977,109	3	114,639	1	23,953	0.37%
28	291,506,999	125	3,628,471	32	875,404	4	135,623	0	0	0.35%
29	280,203,312	136	3,867,712	35	953,882	6	181,975	0	0	0.41%

2022 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	795,582,168	77	3,099,845	16	649,934	3	143,677	1	27,819	0.10%
1	775,391,595	72	2,881,326	17	777,343	5	205,156	0	0	0.13%
2	757,002,358	86	3,523,083	16	631,785	7	315,458	0	0	0.13%
3	735,588,400	68	2,760,482	18	678,562	4	171,860	1	57,609	0.12%
4	716,167,276	75	3,048,926	22	848,625	1	36,728	0	0	0.12%
5	693,379,405	87	3,398,551	23	1,018,074	5	179,597	0	0	0.17%
6	672,306,087	101	4,059,984	29	1,156,844	3	123,310	1	39,120	0.20%
7	654,448,425	124	4,729,718	33	1,328,356	4	174,889	1	53,446	0.24%
8	635,770,030	103	4,141,614	41	1,597,853	4	152,972	2	92,231	0.29%
9	618,761,189	119	4,625,137	33	1,253,108	7	275,548	0	0	0.25%
10	601,284,183	135	5,184,617	33	1,284,314	7	278,299	0	0	0.26%
11	584,909,779	125	4,561,524	38	1,535,220	8	323,894	0	0	0.32%
12	569,297,657	148	5,355,253	43	1,595,025	9	318,864	1	53,698	0.35%
13	552,519,742	140	5,084,515	50	1,990,707	8	301,430	1	34,290	0.42%
14	536,653,077	130	4,822,926	35	1,235,005	7	239,499	0	0	0.27%
15	519,366,820	124	4,401,690	40	1,487,265	9	321,179	0	0	0.35%
16	501,719,752	129	4,364,514	36	1,178,069	9	398,951	0	0	0.31%
17	484,006,198	137	4,762,982	32	1,072,729	9	331,893	0	0	0.29%

2023 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	972,400,762	84	4,013,615	27	1,236,946	10	439,454	2	154,376	0.19%
1	942,280,411	86	3,911,801	28	1,378,933	7	304,214	0	0	0.18%
2	916,767,261	103	4,614,015	20	1,056,710	9	388,092	0	0	0.16%
3	890,839,197	117	5,321,198	30	1,319,885	5	248,281	1	35,420	0.18%
4	863,469,235	138	6,380,268	26	1,243,535	9	464,552	0	0	0.20%
5	836,475,790	155	6,878,984	30	1,378,125	8	339,533	0	0	0.21%

Delinquency Information. The graph below shows delinquency information for retail installment sale contracts originated by World Omni Financial Corp. since April 2019 by vintage origination year, secured by a new Toyota-branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.

CUMULATIVE NET LOSSES(1)

The following table sets forth information regarding cumulative net losses of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination.

Collection Period	2019 Originations	2020 Originations	2021 Originations	2022 Originations	2023 Originations
0	0.40%	0.32%	0.18%	0.29%	0.38%
1	0.56%	0.42%	0.28%	0.45%	0.53%
2	0.71%	0.57%	0.34%	0.53%	0.67%
3	0.91%	0.69%	0.45%	0.62%	0.84%
4	1.06%	0.73%	0.51%	0.68%	0.98%
5	1.27%	0.77%	0.57%	0.79%	1.20%
6	1.69%	0.81%	0.61%	0.91%
7	1.86%	0.86%	0.67%	1.05%
8	1.88%	0.90%	0.78%	1.21%
9	1.93%	0.94%	0.87%	1.35%
10	1.98%	0.99%	0.96%	1.47%
11	2.08%	1.02%	1.06%	1.58%
12	2.21%	1.12%	1.14%	1.69%
13	2.36%	1.17%	1.25%	1.85%
14	2.55%	1.22%	1.32%	1.95%
15	2.70%	1.27%	1.35%	2.04%
16	2.75%	1.28%	1.40%	2.15%
17	2.80%	1.30%	1.46%	2.18%
18	2.80%	1.35%	1.52%
19	2.83%	1.39%	1.62%
20	2.85%	1.44%	1.71%
21	2.89%	1.46%	1.82%
22	2.91%	1.52%	1.86%
23	2.95%	1.57%	1.95%
24	3.00%	1.61%	2.04%
25	3.04%	1.63%	2.18%
26	3.07%	1.66%	2.20%
27	3.08%	1.66%	2.25%
28	3.10%	1.67%	2.30%
29	3.10%	1.66%	2.33%
30	3.12%	1.68%
31	3.14%	1.71%
32	3.15%	1.73%
33	3.20%	1.76%
34	3.24%	1.78%
35	3.27%	1.79%
36	3.31%	1.83%
37	3.33%	1.84%
38	3.37%	1.87%
39	3.37%	1.89%
40	3.37%	1.90%
41	3.36%	1.92%
42	3.36%

Collection Period	2019 Originations	2020 Originations	2021 Originations	2022 Originations	2023 Originations
43	3.38%
44	3.40%
45	3.41%
46	3.43%
47	3.43%
48	3.45%
49	3.47%
50	3.47%
51	3.50%
52	3.49%
53	3.48%

(1)	Cumulative Net Losses are equal to the aggregate principal balance of charged-off accounts, net of sale proceeds (when applicable) and recoveries, as a percentage of the aggregate original principal balance. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) with respect to the Receivables in the securitized pools, any payment of the Purchase Amount with respect to the Receivable allocable to principal.

Cumulative Net Loss Information. The graph below shows cumulative net loss information for retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination.

The following table sets forth information regarding cumulative net losses of the retail installment sale contracts originated by World Omni Financial Corp. since April 2019 by vintage origination year, secured by a new Toyota-branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.(1)

Collection Period	2019 Originations	2020 Originations	2021 Originations	2022 Originations	2023 Originations
0	0.05%	0.08%	0.01%	0.06%	0.07%
1	0.06%	0.10%	0.02%	0.07%	0.12%
2	0.08%	0.11%	0.02%	0.08%	0.15%
3	0.12%	0.13%	0.05%	0.09%	0.18%
4	0.14%	0.12%	0.06%	0.12%	0.22%
5	0.20%	0.13%	0.07%	0.13%	0.24%
6	0.28%	0.14%	0.07%	0.14%
7	0.32%	0.15%	0.08%	0.16%
8	0.34%	0.14%	0.09%	0.17%
9	0.39%	0.15%	0.10%	0.18%
10	0.41%	0.15%	0.11%	0.21%
11	0.44%	0.16%	0.13%	0.24%
12	0.47%	0.16%	0.14%	0.26%
13	0.52%	0.16%	0.17%	0.29%
14	0.54%	0.19%	0.18%	0.31%
15	0.55%	0.20%	0.17%	0.32%
16	0.56%	0.20%	0.17%	0.34%
17	0.58%	0.21%	0.17%	0.38%
18	0.60%	0.23%	0.18%
19	0.61%	0.23%	0.19%
20	0.60%	0.23%	0.20%
21	0.61%	0.23%	0.21%
22	0.60%	0.23%	0.22%
23	0.60%	0.23%	0.24%
24	0.61%	0.26%	0.26%
25	0.60%	0.27%	0.28%
26	0.60%	0.24%	0.29%
27	0.61%	0.24%	0.30%
28	0.61%	0.24%	0.31%
29	0.60%	0.24%	0.30%
30	0.61%	0.26%
31	0.61%	0.26%
32	0.61%	0.26%
33	0.61%	0.27%
34	0.61%	0.26%
35	0.61%	0.25%
36	0.61%	0.26%
37	0.61%	0.28%
38	0.62%	0.29%
39	0.63%	0.29%
40	0.63%	0.26%
41	0.61%	0.27%
42	0.61%
43	0.60%
44	0.60%
45	0.61%
46	0.61%
47	0.61%
48	0.61%
49	0.61%
50	0.61%
51	0.61%
52	0.62%
53	0.62%

(1)	Cumulative Net Losses are equal to the aggregate principal balance of charged-off accounts, net of sale proceeds (when applicable) and recoveries, as a percentage of the aggregate original principal balance. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) with respect to the Receivables in the securitized pools, any payment of the Purchase Amount with respect to the Receivable allocable to principal.

Cumulative Net Loss Information. The graph below shows cumulative net loss information for retail installment sale contracts originated by World Omni Financial Corp. since April 2019 by vintage origination year, secured by a new Toyota-branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.

ABS SPEED (1)

The following table sets forth information regarding prepayments of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination.

Collection Period	2019 Originations	2020 Originations	2021 Originations	2022 Originations	2023 Originations
1	1.59%	1.33%	1.86%	1.46%	1.66%
2	1.43%	1.31%	1.84%	1.40%	1.49%
3	1.65%	2.01%	2.44%	1.86%	1.77%
4	1.08%	2.19%	2.19%	1.66%	2.08%
5	1.04%	2.30%	2.39%	2.14%	1.92%
6	1.68%	2.47%	2.22%	2.18%
7	1.67%	2.38%	2.19%	1.80%
8	1.83%	2.38%	2.37%	1.99%
9	2.10%	2.18%	2.09%	1.85%
10	2.20%	2.24%	1.99%	1.82%
11	2.02%	2.22%	1.92%	1.77%
12	2.22%	2.44%	1.73%	1.45%
13	2.09%	2.26%	1.77%	1.91%
14	1.84%	2.01%	1.49%	1.64%
15	2.22%	2.33%	1.82%	1.72%
16	2.09%	2.06%	1.61%	1.64%
17	2.06%	1.99%	1.80%	1.69%
18	2.12%	1.93%	1.61%
19	2.06%	1.72%	1.56%
20	1.97%	1.85%	1.53%
21	1.79%	1.58%	1.46%
22	1.81%	1.60%	1.46%
23	1.82%	1.43%	1.34%
24	1.76%	1.50%	1.18%
25	1.71%	1.36%	1.38%
26	1.58%	1.28%	1.27%
27	1.68%	1.42%	1.36%
28	1.58%	1.19%	1.29%
29	1.48%	1.29%	1.37%
30	1.55%	1.28%
31	1.37%	1.28%
32	1.45%	1.29%
33	1.39%	1.11%
34	1.31%	1.15%
35	1.30%	1.05%
36	1.11%	1.10%
37	1.22%	1.11%
38	1.10%	1.14%
39	1.22%	1.12%
40	1.06%	1.04%
41	1.19%	1.12%
42	1.03%
43	1.04%
44	1.06%
45	0.91%
46	1.03%
47	0.97%
48	0.88%
49	1.07%
50	1.00%
51	1.01%
52	0.99%
53	0.99%
Average	1.50%	1.66%	1.74%	1.76%	1.78%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for retail installment sale contracts originated by World Omni Financial Corp. during the last five years by vintage origination year, secured by Toyota-branded vehicles with original terms to maturity of less than 76 months and FICO® score at the time of origination between and including 1 and 649, and used non-Toyota-branded vehicles with original terms to maturity of less than 76 months and any or no FICO® score at the time of origination.

(1)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series issued during the last five years by the total number of series outstanding in such month.

The following table sets forth information regarding prepayments of the retail installment sale contracts originated by World Omni Financial Corp. since April 2019 by vintage origination year, secured by a new Toyota-branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.(1)

Collection Period	2019 Originations	2020 Originations	2021 Originations	2022 Originations	2023 Originations
1	1.45%	1.44%	1.61%	1.31%	1.92%
2	0.92%	1.26%	1.46%	1.13%	1.53%
3	1.42%	1.85%	2.00%	1.48%	1.60%
4	1.12%	1.82%	1.60%	1.29%	1.75%
5	1.16%	1.74%	1.68%	1.68%	1.75%
6	1.20%	2.17%	1.63%	1.53%
7	1.43%	1.96%	1.49%	1.21%
8	1.37%	1.86%	1.48%	1.33%
9	1.78%	1.80%	1.41%	1.16%
10	1.62%	1.87%	1.39%	1.24%
11	1.58%	1.92%	1.20%	1.14%
12	1.65%	2.09%	1.04%	1.07%
13	1.59%	1.98%	1.21%	1.23%
14	1.41%	1.75%	1.05%	1.15%
15	1.92%	2.08%	1.31%	1.33%
16	1.89%	1.79%	1.12%	1.39%
17	1.78%	1.68%	1.41%	1.42%
18	2.09%	1.53%	1.27%
19	1.79%	1.57%	1.20%
20	1.79%	1.44%	1.26%
21	1.72%	1.20%	1.14%
22	1.55%	1.32%	1.19%
23	1.84%	1.17%	1.05%
24	1.61%	1.22%	0.99%
25	1.53%	1.07%	1.19%
26	1.34%	1.02%	1.07%
27	1.61%	1.25%	1.11%
28	1.28%	0.99%	1.22%
29	1.28%	1.24%	1.19%
30	1.31%	1.35%
31	1.29%	1.05%
32	1.34%	1.22%
33	1.27%	0.96%
34	1.25%	1.13%
35	1.29%	0.99%
36	1.01%	0.92%
37	0.97%	1.08%
38	0.92%	1.06%
39	1.11%	1.01%
40	0.99%	1.09%
41	1.07%	0.93%
42	1.19%
43	0.86%
44	0.87%
45	0.89%
46	1.07%
47	0.77%
48	0.86%
49	1.03%
50	0.92%
51	0.94%
52	0.99%
53	1.00%
Average	1.32%	1.44%	1.31%	1.30%	1.71%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for retail installment sale contracts originated by World Omni Financial Corp. since April 2019 by vintage origination year, secured by a new Toyota-branded vehicle with an original term to maturity of 76-78 months with any or no FICO® score at the time of origination.

(1)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series issued since April 2019 by the total number of series outstanding in such month.

Appendix B

STATIC POOL INFORMATION ABOUT RECEIVABLES IN CERTAIN PREVIOUS SECURITIZED POOLS

This Appendix B sets forth in tabular and graphic format static pool information regarding specified pools of non-prime retail installment sale contracts securitized by the Sponsor during the five years preceding the date of this prospectus. With respect to the original portfolio characteristics and geographic information described below, the term “securitized pool” refers to the Receivables included in the applicable pool of Receivables. The original portfolio characteristics and geographic information of each securitized pool described above are based on the securitized pool as of the related Cutoff Date. The characteristics of the final pool of Receivables for that transaction may vary somewhat from the characteristics of the Receivables in the applicable securitized pool. The delinquency, cumulative net loss and prepayment speed tables below are based on the final pool of Receivables for that transaction. The static pool information in this Appendix B is presented for illustrative purposes only.

WORLD OMNI AUTO RECEIVABLES TRUSTS
ORIGINAL PORTFOLIO CHARACTERISTICS

The following table sets forth information regarding the composition of the Receivables in specified pools of non-prime retail installment sale contracts securitized by the Sponsor during the five years preceding the date of this prospectus and, for comparison purposes, the characteristics of the pool of Receivables described in this prospectus, each as of the related Cutoff Date.

	WOSAT 2019-A	WOSAT 2020-A
Closing Date	October 9, 2019	September 16, 2020
Aggregate Starting Principal Balance	$744,382,102.38	$865,949,696.84
Avg. Amount Financed	$27,410.05	$28,990.41
Wtd. Original Term to Maturity(1)	73.45	74.07
Range of Original Terms to Maturity (In Months)	24 to 78	24 to 78
Wtd. Remaining Term to Maturity (In Months) (1)	67.83	66.82
Original Terms to Maturity >60 months(2)	96.02%	97.26%
Toyota(2)	87.47%	89.64%
Non-Toyota(2)	12.53%	10.36%
Wtd. Contract Rate(1)	9.05%	8.56%
Contract Rate Range	0.00%–20.00%	0.00%–20.00%
Wtd. Avg. FICO® score(1)(3)(4)(5)	634	641
>90% of FICO® scores Fall Between(3)(4)(5)(6)	552 and 778	557 and 788
New(2)	79.60%	81.53%
Used(2)	20.40%	18.47%

	WOSAT 2021-A	WOSAT 2023-A	WOSAT 2024-A
Closing Date	September 22, 2021	March 15, 2023	July 24, 2024
Aggregate Starting Principal Balance	$1,061,120,455.52	$931,757,001.63	$797,946,062.88
Avg. Amount Financed	$30,887.25	$32,208.52	$30,141.88
Wtd. Original Term to Maturity(1)	74.49	74.45	74.47
Range of Original Terms to Maturity (In Months)	24 to 78	24 to 78	24 to 78
Wtd. Remaining Term to Maturity (In Months) (1)	66.02	63.57	66.43
Original Terms to Maturity >60 months(2)	97.64%	98.03%	98.29%
Toyota(2)	92.47%	92.41%	96.25%
Non-Toyota(2)	7.53%	7.59%	3.75%
Wtd. Contract Rate(1)	8.26%	9.19%	10.80%
Contract Rate Range	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%
Wtd. Avg. FICO® score(1)(3)(4)(5)	648	651	655
>90% of FICO® scores Fall Between(3)(4)(5)(6)	563 and 797	566 and 799	570 and 802
New(2)	86.13%	84.38%	90.67%
Used(2)	13.87%	15.62%	9.33%

(1)	Weighted by Aggregate Starting Principal Balance.

(2)	Percent of Aggregate Starting Principal Balance.

(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.

(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(6)	For Example: With respect to WOSAT 2024-A, a 90% FICO® score range of 570-802 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO® scores between 570 and 802, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 802 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 570.

Geographical InfoRMATION(1)(2)

The following table sets forth information regarding the geographic location of the Receivables in specified pools of non-prime retail installment sale contracts securitized by the Sponsor during the five years preceding the date of this prospectus and, for comparison purposes, the characteristics of the pool of Receivables described in this prospectus, for states with the largest concentrations of Receivables.

	WOSAT 2019-A
	Starting Principal Balance ($)	% of Aggregate Starting Principal Balance
Florida	405,233,200.06	54.4%
Georgia	146,035,156.54	19.6%
North Carolina	69,846,321.77	9.4%
Alabama	65,085,688.58	8.7%
South Carolina	47,383,234.68	6.4%
All Others	10,798,500.75	1.5%
Total	744,382,102.38	100.0%

	WOSAT 2020-A		WOSAT 2021-A		WOSAT 2023-A
	Starting Principal Balance ($)	% of Aggregate Starting Principal Balance	Starting Principal Balance ($)	% of Aggregate Starting Principal Balance	Starting Principal Balance ($)	% of Aggregate Starting Principal Balance
Florida	461,327,896.24	53.3%	564,597,580.56	53.2%	500,490,385.91	53.7%
Georgia	173,026,599.74	20.0%	218,961,449.36	20.6%	180,247,653.50	19.3%
North Carolina	90,798,912.65	10.5%	102,880,179.15	9.7%	80,803,313.52	8.7%
Alabama	73,422,221.32	8.5%	97,751,925.47	9.2%	96,336,557.96	10.3%
South Carolina	54,085,479.70	6.2%	57,316,747.11	5.4%	52,709,093.01	5.7%
All Others	13,288,587.19	1.5%	19,612,573.87	1.8%	21,169,997.73	2.3%
Total	865,949,696.84	100.0%	1,061,120,455.52	100.0%	931,757,001.63	100.0%

	WOSAT 2024-A
	Starting Principal Balance ($)	% of Aggregate Starting Principal Balance
Florida	431,951,585.23	54.1%
Georgia	158,425,434.92	19.9%
Alabama	84,439,573.48	10.6%
North Carolina	68,151,983.95	8.5%
South Carolina	38,193,514.06	4.8%
All Others	16,783,971.24	2.1%
Total	797,946,062.88	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

DELINQUENCIES(1)(2)

The following tables set forth information regarding delinquencies of World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than $40 of a scheduled payment is past due, including Receivables with bankrupt obligors but excluding Defaulted Receivables. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	“Past Due 61+ Days (%)” in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of Receivables 61+ days delinquent, and the denominator of which is, the applicable aggregate principal balance of the pool of Receivables. The pool balance means, as of the last day of the related Collection Period, the aggregate principal balance of the Receivables held by the related Issuing Entity as of the last day of the related Collection Period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be for such Collection Period, and after reduction to zero of the aggregate principal balance of any Receivable that became a Defaulted Receivable during the related Collection Period. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the sum, for each Receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

WOSAT 2019-A

	End-of-Month
Collection	Aggregate	31-60 days		61-90 days		91-120 days		Past Due 121 days		Past Due 61+
Period	Principal Balance ($)	Delinquent (#; $)		Delinquent (#; $)		Delinquent (#; $)		and over (#; $)		Days (%)
1	713,955,588	788	17,981,552	142	3,400,021	3	72,762	0	0	0.49%
2	697,906,916	939	21,821,090	234	5,190,428	46	1,078,809	0	0	0.90%
3	677,491,481	1,119	25,478,044	292	6,946,001	72	1,360,285	0	0	1.23%
4	655,807,255	1,030	24,011,562	348	7,806,746	62	1,214,704	0	0	1.38%
5	634,799,101	1,003	22,574,816	292	6,328,946	83	1,453,036	0	0	1.23%
6	610,106,887	833	18,485,958	300	6,432,912	86	1,615,167	0	0	1.32%
7	588,989,837	459	10,169,637	209	4,282,395	133	2,774,920	0	0	1.20%
8	569,379,825	414	9,263,193	156	3,430,327	102	2,047,143	0	0	0.96%
9	549,273,665	480	11,110,642	138	3,194,102	70	1,498,186	0	0	0.85%
10	527,704,673	607	13,728,713	180	3,941,190	59	1,361,074	0	0	1.00%
11	506,446,443	705	16,062,201	243	5,382,145	58	1,149,238	0	0	1.29%
12	485,299,276	804	18,096,882	234	5,282,515	63	1,207,103	0	0	1.34%
13	463,078,075	918	20,968,042	227	4,780,138	55	1,115,638	0	0	1.27%
14	443,151,563	976	21,840,321	250	5,359,275	60	1,121,803	0	0	1.46%
15	423,561,956	994	21,684,409	284	6,390,808	51	833,731	0	0	1.71%
16	404,974,036	806	17,636,189	261	5,440,699	40	846,952	0	0	1.55%
17	387,849,898	838	18,443,710	259	5,207,855	55	989,086	0	0	1.60%
18	366,360,495	566	12,524,953	135	2,709,354	39	564,011	0	0	0.89%
19	347,038,843	503	10,839,467	125	2,466,794	28	382,500	0	0	0.82%
20	329,268,924	573	12,500,703	130	2,638,147	36	615,809	0	0	0.99%
21	310,991,884	613	12,745,941	143	2,791,412	17	241,171	0	0	0.98%
22	294,744,279	632	13,292,825	167	3,374,745	28	375,158	0	0	1.27%
23	279,602,338	658	13,798,853	156	3,103,975	37	457,415	0	0	1.27%
24	266,025,987	687	14,233,069	195	3,816,302	34	507,152	0	0	1.63%
25	253,012,146	692	14,284,073	218	4,367,304	38	636,197	0	0	1.98%
26	239,905,582	656	13,310,660	209	4,173,818	25	467,606	0	0	1.93%
27	227,991,711	699	14,089,308	199	3,863,999	45	844,897	0	0	2.07%
28	216,550,221	687	13,672,197	221	4,292,552	27	464,803	0	0	2.20%
29	206,348,297	613	11,679,486	177	3,479,378	34	632,877	0	0	1.99%
30	195,182,398	555	10,552,782	141	2,769,102	30	552,642	0	0	1.70%
31	185,571,492	592	11,164,939	150	2,890,897	21	360,685	0	0	1.75%
32	176,453,707	619	11,409,882	174	3,276,897	27	539,513	0	0	2.16%
33	167,473,102	630	11,314,052	199	3,637,030	27	522,633	0	0	2.48%
34	159,534,381	705	12,362,631	223	3,981,905	30	479,181	0	0	2.80%
35	151,515,990	657	11,319,515	226	4,013,199	49	825,152	0	0	3.19%
36	143,663,840	655	11,127,860	207	3,491,459	33	550,064	0	0	2.81%
37	135,914,343	612	10,209,803	218	3,698,925	32	541,685	0	0	3.12%
38	129,523,206	595	9,494,626	205	3,429,631	41	709,359	0	0	3.20%
39	123,317,603	635	9,990,310	181	2,997,416	31	480,845	0	0	2.82%
40	117,295,046	573	8,876,063	183	2,914,782	28	450,208	0	0	2.87%
41	111,403,187	535	8,030,433	139	2,247,490	23	348,157	0	0	2.33%
42	105,038,838	500	7,436,121	106	1,572,374	12	137,489	0	0	1.63%
43	99,702,230	544	7,644,674	131	2,000,465	15	197,558	0	0	2.20%
44	94,140,126	529	7,262,874	138	2,059,791	17	252,852	0	0	2.46%
45	88,690,037	545	7,302,031	143	1,955,034	19	232,384	0	0	2.47%
46	83,984,026	567	7,352,802	141	1,878,445	22	283,786	0	0	2.57%
47	79,366,838	526	6,727,787	150	1,902,957	14	199,830	0	0	2.65%
48	74,965,815	526	6,583,209	134	1,704,090	12	118,116	0	0	2.43%
49	70,487,617	548	6,620,850	127	1,553,883	10	145,800	0	0	2.41%

WOSAT 2020-A

	End-of-Month
Collection	Aggregate Principal	31-60 days		61-90 days		91-120 days		Past Due 121 days		Past Due 61+
Period	Balance ($)	Delinquent (#; $)		Delinquent (#; $)		Delinquent (#; $)		and over (#; $)		Days (%)
1	827,888,741	625	15,188,924	120	3,032,249	1	22,875	0	0	0.37%
2	804,029,454	776	18,700,608	188	4,353,089	31	701,376	0	0	0.63%
3	778,992,647	924	21,587,945	244	5,877,373	41	654,940	0	0	0.84%
4	751,251,981	946	22,133,215	274	6,544,146	57	1,179,240	0	0	1.03%
5	723,877,195	816	19,436,436	262	5,820,821	67	1,338,413	0	0	0.99%
6	697,678,308	832	19,732,868	231	4,963,321	63	909,390	0	0	0.84%
7	663,559,433	550	12,678,564	156	3,693,231	44	509,883	0	0	0.63%
8	630,785,095	520	11,827,446	140	3,002,958	39	747,720	0	0	0.59%
9	598,778,244	648	14,534,538	148	3,318,268	45	739,427	0	0	0.68%
10	565,902,849	698	15,791,743	172	3,715,644	29	537,129	0	0	0.75%
11	536,561,474	758	17,413,175	190	4,134,050	35	623,956	0	0	0.89%
12	510,053,895	748	16,482,949	230	5,106,375	43	813,144	0	0	1.16%
13	486,341,021	815	17,646,542	223	4,932,583	35	560,492	0	0	1.13%
14	464,275,289	890	20,009,643	235	4,950,107	45	707,196	0	0	1.22%
15	440,629,562	915	19,992,396	255	5,665,649	45	847,652	0	0	1.48%
16	417,940,668	885	19,487,840	253	5,702,916	54	995,030	0	0	1.60%
17	398,265,812	852	18,550,040	292	6,270,912	28	545,713	0	0	1.71%
18	380,612,091	767	16,313,943	262	5,706,508	54	1,015,683	0	0	1.77%
19	359,890,839	765	16,224,519	199	4,318,526	34	628,548	0	0	1.37%
20	342,047,110	756	15,843,126	236	5,015,282	30	513,494	0	0	1.62%
21	325,769,327	819	16,722,630	226	4,925,701	29	628,197	0	0	1.70%
22	310,344,831	815	16,583,649	268	5,549,735	30	565,724	0	0	1.97%
23	296,555,949	860	17,458,234	299	6,024,180	47	936,488	0	0	2.35%
24	283,076,396	827	16,537,207	285	5,793,124	50	964,905	0	0	2.39%
25	269,353,875	864	17,264,021	251	4,930,330	51	986,314	0	0	2.20%
26	257,868,085	839	16,608,494	275	5,370,937	49	932,673	0	0	2.44%
27	246,047,051	860	16,790,296	270	5,324,384	56	1,088,881	0	0	2.61%
28	235,916,859	864	16,272,276	293	5,662,383	44	840,854	0	0	2.76%
29	225,839,357	788	14,733,935	261	5,032,067	48	983,310	0	0	2.66%
30	216,642,777	761	14,056,150	200	3,803,443	39	751,056	0	0	2.10%
31	206,578,736	734	13,015,900	184	3,487,539	25	418,661	0	0	1.89%
32	197,868,602	777	13,469,339	214	3,781,808	30	501,264	0	0	2.16%
33	188,369,118	813	14,175,222	184	3,215,208	39	638,663	0	0	2.05%
34	179,733,442	787	13,255,292	212	3,607,103	25	429,934	0	0	2.25%
35	171,831,691	787	13,201,165	231	3,786,306	37	575,082	0	0	2.54%
36	163,963,005	751	12,215,276	228	3,812,656	37	545,956	0	0	2.66%
37	156,724,340	784	12,434,162	244	3,997,076	32	525,520	0	0	2.89%
38	149,051,922	762	11,981,001	218	3,427,737	37	574,332	0	0	2.69%
39	142,172,724	756	11,309,049	230	3,563,270	43	627,025	0	0	2.95%
40	135,298,940	808	11,996,450	224	3,311,980	46	648,149	0	0	2.93%
41	128,387,541	752	10,766,465	225	3,331,022	39	600,418	0	0	3.06%
42	121,482,076	611	8,568,658	203	2,868,225	30	437,679	0	0	2.72%
43	114,758,106	658	9,035,779	183	2,512,821	24	309,484	0	0	2.46%
44	108,499,526	657	8,627,043	187	2,631,484	24	337,467	0	0	2.74%
45	102,536,979	664	8,443,852	187	2,571,391	23	256,810	0	0	2.76%

WOSAT 2021-A

	End-of-Month
Collection	Aggregate Principal	31-60 days		61-90 days		91-120 days		Past Due 121 days		Past Due 61+
Period	Balance ($)	Delinquent (#; $)		Delinquent (#; $)		Delinquent (#; $)		and over (#; $)		Days (%)
1	1,006,492,212	827	20,055,889	114	2,886,595	1	66,456	0	0	0.29%
2	972,401,698	988	23,867,605	225	5,189,820	22	557,515	0	0	0.59%
3	935,175,239	1,020	24,643,989	287	6,744,518	50	950,245	0	0	0.82%
4	893,808,786	1,117	26,696,584	265	6,082,967	80	1,716,553	0	0	0.87%
5	855,928,581	1,145	28,074,404	343	8,023,295	59	1,291,017	0	0	1.09%
6	821,395,038	1,048	25,231,315	311	7,644,917	66	1,511,006	0	0	1.11%
7	779,572,144	1,021	24,067,750	253	6,028,854	60	1,303,144	0	0	0.94%
8	743,560,784	1,053	25,041,715	304	7,249,751	44	977,789	0	0	1.11%
9	708,223,532	1,115	26,100,839	282	6,537,219	64	1,514,093	0	0	1.14%
10	675,265,054	1,249	29,396,460	361	8,337,386	64	1,351,161	0	0	1.43%
11	645,755,792	1,430	33,291,067	413	10,068,828	71	1,458,207	0	0	1.79%
12	615,885,743	1,339	31,309,743	423	10,190,713	73	1,670,317	0	0	1.93%
13	590,130,694	1,447	33,514,686	383	8,968,968	62	1,347,010	0	0	1.75%
14	566,670,731	1,404	32,101,807	459	10,441,875	78	1,932,981	0	0	2.18%
15	544,054,818	1,399	31,887,795	508	11,644,767	77	1,773,390	0	0	2.47%
16	522,924,090	1,442	32,568,673	463	10,406,736	83	1,905,417	0	0	2.35%
17	503,040,037	1,383	31,206,509	466	10,308,478	62	1,327,136	0	0	2.31%
18	484,577,562	1,249	28,375,080	410	9,010,765	55	1,124,145	0	0	2.09%
19	464,184,332	1,207	27,245,195	317	6,981,125	52	947,328	0	0	1.71%
20	446,991,189	1,277	27,988,093	385	8,703,632	51	1,037,396	0	0	2.18%
21	428,042,046	1,258	27,486,260	390	8,706,587	76	1,638,037	0	0	2.42%
22	410,100,682	1,316	28,524,151	404	8,638,171	71	1,533,169	0	0	2.48%
23	393,303,485	1,302	27,673,366	480	10,067,430	88	1,790,651	0	0	3.01%
24	377,128,406	1,246	26,507,840	451	9,695,701	87	1,684,067	0	0	3.02%
25	361,861,855	1,324	27,666,204	436	9,312,165	83	1,614,540	0	0	3.02%
26	346,652,985	1,256	26,023,678	406	8,505,040	90	1,748,632	0	0	2.96%
27	333,220,543	1,277	26,377,678	435	8,969,281	63	1,138,962	0	0	3.03%
28	320,654,064	1,325	26,663,039	434	8,890,700	90	1,727,099	0	0	3.31%
29	306,963,358	1,234	24,571,031	399	8,047,962	74	1,465,818	0	0	3.10%
30	293,675,599	1,153	22,613,420	336	6,793,144	50	938,741	0	0	2.63%
31	280,710,222	1,112	21,542,175	316	6,288,581	48	862,047	0	0	2.55%
32	268,022,597	1,120	21,070,254	322	6,320,802	53	909,288	0	0	2.70%
33	255,384,423	1,096	20,089,426	300	5,770,844	53	1,010,256	0	0	2.66%

WOSAT 2023-A

	End-of-Month
Collection	Aggregate Principal	31-60 days		61-90 days		91-120 days		Past Due 121 days		Past Due 61+
Period	Balance ($)	Delinquent (#; $)		Delinquent (#; $)		Delinquent (#; $)		and over (#; $)		Days (%)
1	882,207,224	1,046	23,290,692	116	2,906,899	0	0	0	0	0.33%
2	854,202,436	1,249	27,159,876	224	5,529,041	29	835,525	0	0	0.75%
3	820,604,768	1,309	28,478,909	280	6,419,416	53	1,388,412	0	0	0.95%
4	788,504,424	1,388	30,093,974	332	7,695,359	68	1,724,541	0	0	1.19%
5	760,181,139	1,496	32,040,431	386	9,110,464	93	1,917,579	0	0	1.45%
6	729,947,232	1,490	32,448,146	411	9,583,807	71	1,561,378	0	0	1.53%
7	703,091,686	1,521	33,613,285	409	9,464,574	86	1,752,290	0	0	1.60%
8	676,004,827	1,501	33,737,971	417	9,549,032	80	1,784,394	0	0	1.68%
9	651,202,474	1,537	33,213,076	448	10,391,824	76	1,702,653	0	0	1.86%
10	628,837,951	1,631	34,947,783	478	11,443,326	101	2,361,861	0	0	2.20%
11	603,722,599	1,536	33,441,072	454	10,473,527	87	1,992,182	0	0	2.06%
12	580,478,552	1,424	30,916,253	384	8,345,069	88	1,969,060	0	0	1.78%
13	556,838,255	1,330	29,010,052	394	8,535,677	60	1,143,863	0	0	1.74%
14	533,123,631	1,300	28,932,754	376	8,251,137	73	1,461,567	0	0	1.82%
15	510,805,205	1,325	29,018,374	338	7,702,523	73	1,516,193	0	0	1.80%

Delinquency Information. The graph below shows delinquency information for World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

WOSAT 61+ Days Delinquencies as % of End of Month Pool Balance
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
0
10
20
30
40
50
60
Collection Period
WOSAT 2019-A
WOSAT 2020-A
WOSAT 2021-A
WOSAT 2023-A

CUMULATIVE NET LOSSES(1)

The following table sets forth information regarding cumulative net losses of World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

Collection Period	WOSAT 2019-A	WOSAT 2020-A	WOSAT 2021-A	WOSAT 2023-A
1	0.02%	0.01%	0.00%	0.01%
2	0.06%	0.05%	0.02%	0.02%
3	0.24%	0.20%	0.05%	0.11%
4	0.51%	0.39%	0.15%	0.22%
5	0.80%	0.62%	0.30%	0.39%
6	1.08%	0.76%	0.34%	0.56%
7	1.47%	0.77%	0.40%	0.73%
8	1.74%	0.78%	0.47%	0.86%
9	1.79%	0.84%	0.51%	0.98%
10	1.84%	0.89%	0.56%	1.17%
11	1.83%	0.94%	0.65%	1.32%
12	1.87%	0.96%	0.72%	1.41%
13	2.04%	1.01%	0.76%	1.52%
14	2.31%	1.02%	0.80%	1.59%
15	2.46%	1.07%	0.91%	1.64%
16	2.64%	1.15%	1.00%
17	2.66%	1.20%	1.09%
18	2.64%	1.19%	1.13%
19	2.66%	1.21%	1.14%
20	2.65%	1.22%	1.17%
21	2.68%	1.24%	1.19%
22	2.72%	1.28%	1.24%
23	2.72%	1.32%	1.29%
24	2.73%	1.33%	1.36%
25	2.73%	1.39%	1.43%
26	2.79%	1.45%	1.45%
27	2.87%	1.49%	1.52%
28	2.90%	1.53%	1.59%
29	2.90%	1.55%	1.68%
30	2.89%	1.60%	1.72%
31	2.92%	1.58%	1.71%
32	2.90%	1.58%	1.71%
33	2.91%	1.56%	1.72%
34	2.92%	1.59%
35	2.91%	1.60%
36	2.94%	1.62%
37	2.99%	1.63%
38	3.01%	1.66%
39	3.05%	1.68%
40	3.06%	1.71%
41	3.07%	1.71%

Collection Period	WOSAT 2019-A	WOSAT 2020-A	WOSAT 2021-A	WOSAT 2023-A
42	3.07%	1.73%
43	3.05%	1.74%
44	3.04%	1.73%
45	3.04%	1.73%
46	3.04%
47	3.05%
48	3.05%
49	3.04%

(1)	Cumulative Net Losses are equal to the aggregate principal balance of Defaulted Receivables, net of recoveries, from the initial Collection Period through and including the last day of the related Collection Period, as a percentage of the applicable original aggregate principal balance of the pool Receivables as of the related Cutoff Date. The recoveries for any period equal the total amount recovered during that period on Defaulted Receivables, net of any expenses of the Servicer in connection with such Receivable for which the Servicer has not been previously reimbursed and any amounts required by law to be remitted to the obligor. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the sum, for each Receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

Cumulative Net Loss Information. The graph below shows cumulative net loss information for World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

Cumulative Net Losses as % of Initial Pool Balance
Cummulative Net Losses
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
0
10
20
30
40
50
60
Collection Period
WOSAT 2019-A
WOSAT 2020-A
WOSAT 2021-A
WOSAT 2023-A

ABS SPEED(1)

The following table sets forth information regarding prepayments of World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

Collection Period	WOSAT 2019-A	WOSAT 2020-A	WOSAT 2021-A	WOSAT 2023-A
1	0.88%	0.98%	1.26%	1.26%
2	1.00%	1.47%	1.79%	1.55%
3	1.52%	1.60%	2.02%	1.96%
4	1.68%	1.86%	2.30%	1.90%
5	1.64%	1.86%	2.15%	1.69%
6	2.02%	1.80%	1.98%	1.84%
7	1.72%	2.40%	2.42%	1.65%
8	1.60%	2.36%	2.15%	1.70%
9	1.68%	2.34%	2.15%	1.58%
10	1.85%	2.43%	2.06%	1.43%
11	1.85%	2.26%	1.89%	1.65%
12	1.88%	2.11%	1.95%	1.55%
13	2.00%	1.95%	1.73%	1.61%
14	1.84%	1.86%	1.60%	1.64%
15	1.84%	2.01%	1.57%	1.58%
16	1.78%	1.98%	1.49%
17	1.68%	1.79%	1.42%
18	2.05%	1.66%	1.33%
19	1.93%	1.92%	1.51%
20	1.84%	1.74%	1.27%
21	1.91%	1.64%	1.45%
22	1.79%	1.60%	1.39%
23	1.72%	1.47%	1.33%
24	1.61%	1.47%	1.30%
25	1.58%	1.52%	1.25%
26	1.62%	1.31%	1.27%
27	1.53%	1.37%	1.12%
28	1.51%	1.19%	1.05%
29	1.40%	1.21%	1.19%
30	1.53%	1.11%	1.18%
31	1.38%	1.26%	1.17%
32	1.35%	1.09%	1.17%
33	1.36%	1.23%	1.19%
34	1.24%	1.14%
35	1.28%	1.05%
36	1.28%	1.07%
37	1.29%	0.98%
38	1.10%	1.08%
39	1.09%	0.96%
40	1.08%	0.99%
41	1.08%	1.03%
42	1.19%	1.06%

Collection Period	WOSAT 2019-A	WOSAT 2020-A	WOSAT 2021-A	WOSAT 2023-A
43	1.02%	1.05%
44	1.10%	0.99%
45	1.10%	0.96%
46	0.96%
47	0.96%
48	0.93%
49	0.98%
Average(2)	1.47%	1.52%	1.58%	1.64%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

(2)	Numbers may not average due to rounding.

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for World Omni Financial Corp.’s prior securitized pools of non-prime retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

WOSAT ABS Speed
3.5000%
3.0000%
2.5000%
2.0000%
1.5000%
1.0000%
0.5000%
0.0000%
ABS Speed
0
5
10
15
20
25
30
35
40
45
50
55
Collection Period
Period Average (1)
Deal list
WOSAT 2019-A
WOSAT 2020-A
WOSAT 2021-A
WOSAT 2023-A

(1)  Period average for each month is based on the sum of the actual ABS prepayment speeds for all series issued during the five years preceding the date of this prospectus by the total number of series outstanding in such month.

$774,010,000

World Omni Select Auto Trust 2024-A
Issuing Entity

World Omni Auto Receivables LLC
Depositor

World Omni Financial Corp.
Servicer and Sponsor

Asset-Backed Notes
Series 2024-A

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Until ninety days after the date of this prospectus, all dealers effecting transactions in the Offered Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the Class A Notes

Wells Fargo Securities	Mizuho	MUFG

Co-Manager of the Class A Notes

Truist Securities

Underwriters of the Class B Notes and the Class C Notes

Wells Fargo Securities	Mizuho	MUFG

The date of this Prospectus is July ●, 2024